As filed with the Securities and Exchange Commission on February 23, 1997

                                                 Registration No. 333-__________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     --------------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                     --------------------------------------

                       KINDER MORGAN ENERGY PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)

          Delaware                        4619, 1321               76-0380342
(State or other jurisdiction    (Primary Standard Industrial    (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
         organization)                                                Number)

                       Kinder Morgan Energy Partners, L.P.
                        1301 McKinney Street, Suite 3450
                              Houston, Texas 77010
                                 (713) 844-9500

               (Address, including zip code, and telephone number,
             including area code of registrant's principal executive
                                    offices)

                                 Thomas B. King
                       Kinder Morgan Energy Partners, L.P.
                        1301 McKinney Street, Suite 3450
                              Houston, Texas 77010
                                 (713) 844-9500

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   Copies to:

                                 George E. Rider
                              Patrick J. Respeliers
                            Morrison & Hecker L.L.P.
                           Kansas City, Missouri 64108

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective

     If the only securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with the General Instruction G, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
================================================================================
 Title of each                      Proposed maximum
   class of       Amount to be     offering price per         Amount of
 securities to     Registered        unit/aggregate        Registration fee (1)
--------------------------------------------------------------------------------
Common
Units............  11,325,900        Not applicable            $119,508.88
================================================================================
(1) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and Rules 457(c) and (f) thereunder.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. 1Prospectus Subject to Completion, Dated February 20, 1998

                             11,325,925 COMMON UNITS

                       KINDER MORGAN ENERGY PARTNERS, L.P.


     OFFER TO EXCHANGE VARIABLE RATE EXCHANGEABLE VREDS DUE 2010 OF SFP PIPELINE HOLDINGS, INC. FOR COMMON UNITS OF KINDER MORGAN ENERGY PARTNERS, L.P.

    THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________, 1998.

Kinder Morgan Operating L.P. "D," a Delaware limited partnership ("OLP-D"), hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying letter of transmittal (the "Letter of Transmittal"), to exchange up to 11,325,900 Common Units ("Common Units") of Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), for up to $218,981,000 principal amount of the Variable Rate Exchangeable Debentures due 2010 (the "VREDs") issued by SFP Pipeline Holdings, Inc. ("SF Holdings") pursuant to the Indenture dated as of September 13, 1990 between SF Holdings and First Trust Company of California (successor trustee to Security Pacific National Bank), as trustee (the "Trustee'), as amended by that First Supplemental Indenture dated as of March __, 1998 (collectively, the "Indenture"). Each $1,000 principal amount of VREDs validly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on _______________, 1998 (the "Expiration Date"), will be entitled to receive
51.720927 Common Units (the "Exchange Ratio"). Because the Exchange Ratio will not change for fluctuations in the market price of the Common Units, such fluctuation may adversely affect the extent to which the Common Units to be received by tendering VRED Holders represent a premium for the VREDs on the date the Exchange Offer is consummated. If as a result of tendering VREDs, a VRED Holder would be entitled to receive a fractional Common Unit, the Partnership shall pay such former VRED Holder an amount of cash equal to the market value of such fractional Common Unit based on the average closing price of the Common Units during the 15 consecutive trading days ending two business days prior to ___________, 1998.

      On March 6, 1998, pursuant to the Purchase Agreement dated October 18, 1997 (the "Purchase Agreement") among the Partnership, Kinder Morgan G.P., Inc. (the "General Partner"), Santa Fe Pacific Pipeline Partners, L.P ("Santa Fe"), Santa Fe Pacific Pipelines, Inc. (the "SF General Partner") and SF Holdings, the Partnership acquired substantially all of the assets of Santa Fe, Santa Fe was dissolved and liquidated and each former Santa Fe Common Unit was converted into
1.39 Common Units (the "Transaction"). The Transaction constituted an "Exchange Event" under the Indenture. The Partnership agreed in the Purchase Agreement to cause OLP-D to perform all of SF Holdings' obligations related to the VREDs. The Exchange Offer is being made to satisfy SF Holdings' obligations under the Indenture and the Partnership's and OLP-D's obligations under the Purchase Agreement. The 11,325,925 Common Units owned by the SF General Partner have been placed in escrow and will be delivered in exchange for any VREDs tendered in the Exchange Offer.

     The Exchange Offer is not conditioned upon any minimum principal amount of VREDs being tendered or accepted for exchange. VREDs that are tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any VREDs that are not validly tendered for exchange pursuant to this Exchange Offer will become due and payable in full in cash at par, plus accrued and unpaid interest, on ___________, 1998 (the "Exchange Date") and the Common Units into which such VREDs were exchangeable will be cancelled.

     The Partnership anticipates conducting an underwritten public offering, subject to market conditions, of newly issued Common Units for its own account following the expiration of the Exchange Offer. By tendering VREDs pursuant to this Exchange Offer, a VRED Holder may participate as a selling unit holder in this offering, subject to such holder's execution of the appropriate documents required by the managing underwriter and sharing of the fees and expenses of such offering on a pro rata basis.

     The Common Units and the VREDs are traded on the New York Stock Exchange ("NYSE"). On ______, 1998, the last full trading day before the date of this Prospectus, the last reported sale price per Common Unit was $___ and the last reported sale price per $1,000 principal amount of VREDs was $_____.

     FOR A DISCUSSION OF THE MATERIAL RISKS REGARDING THE EXCHANGE OFFER AND THE BUSINESSES AND OPERATIONS OF THE PARTNERSHIP THAT SHOULD BE EVALUATED BEFORE EXCHANGING VREDS FOR COMMON UNITS, SEE "RISK FACTORS" COMMENCING ON
PAGE [10].

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus is _____________________, 1998

                              AVAILABLE INFORMATION

     The  Partnership  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, information statements and other information are available for inspection and copying at the Commission's public reference facilities located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may be obtained from the Commission's Public Reference Section at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Common Units are traded on the NYSE under the symbol "ENP," and such reports, proxy statements, information statements and other information may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10002. The Commission maintains an Internet Web Site that contains such reports, proxy statements, information statements and other information regarding registrants that file electronically with the Commission. The address of such Internet Web Site is http://www.sec.gov.

     The Partnership has filed with the Commission in Washington, D.C., a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended
(the "Securities Act") and a Schedule 13E-4 (together with any amendments thereto) under the Exchange Act, with respect to the securities to be issued pursuant to this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission and reference is made to the Registration Statement and exhibits and schedules relating thereto for further information with respect to the Partnership and the securities to be issued pursuant to this Prospectus. Statements contained in this Prospectus and in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference. The Registration Statement, including exhibits and schedules filed as a part thereof, are available for inspection and copying at the Commission's offices as described above.

                       INCORPORATION OF CERTAIN DOCUMENTS

THE PARTNERSHIP

     The following documents filed with the Commission by the Partnership (File No. 1-11234) pursuant to the Exchange Act are hereby incorporated herein by reference:

     1. The Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     2. The Partnership's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997; and

     3. The Partnership's Current Reports on Form 8-K dated February 14, 1997, April 2, 1997, April 17, 1997, August 7, 1997, September 2, 1997 and October 18, 1997.

     The description of the Common Units which is contained in the Partnership's registration statement on Form S-1 (File No. 33-48142) under the Securities Act filed on June 1, 1992, including any amendment or reports filed for the purpose of updating such description, is incorporated herein by reference.


     All documents filed by the Partnership pursuant to Section 13(e), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the Expiration Date shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

SANTA FE

   The following documents filed with the Commission by Santa Fe (File No. 1-10066) pursuant to the Exchange Act are hereby incorporated herein by reference:

     1. Santa Fe's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     2. Santa Fe's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997; and

     3.   Santa Fe's Current Report on Form 8-K dated October 18, 1997.

     All documents filed by Santa Fe pursuant to Section 13(c), 13(e), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the Expiration Date shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

GENERAL

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, DIRECTED TO FIRST CHICAGO TRUST COMPANY OF NEW YORK (THE "EXCHANGE AGENT") TENDERS AND EXCHANGES, P.O. BOX 2565, SUITE 4660-SFPP, JERSEY CITY, NEW JERSEY 07303-2565; 201-938-7899.

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE PARTNERSHIP OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL OR TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT ITS DATE.

                 DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

     Certain of the statements contained in this Prospectus and in documents incorporated herein by reference may be considered forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward looking statements are made based upon current expectations and beliefs of the management of the Partnership concerning future developments and their potential effects upon the Partnership. Although the Partnership believes that the expectations reflected in such forward looking statements are based upon reasonable assumptions, the Partnership can give no assurance that its expectations will be achieved. Actual results may differ materially from those included in the forward looking statements. Important factors that could cause actual results to differ materially from the Partnership's expectations are disclosed in conjunction with the forward looking statements included herein, including the statements set forth under "Risk
Factors" herein ("Cautionary Disclosures"). Given these uncertainties, VRED Holders are cautioned not to rely on such forward looking statements. Subsequent written and oral forward looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Disclosures. The Partnership disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward looking statements included or incorporated by reference herein to reflect future events or developments.

     The information referred to above should be considered by VRED Holders when reviewing any forward looking statements contained in this Prospectus, in any documents incorporated herein by reference, in any of the Partnership's public filings or press releases or in any oral statements made by the Partnership or any of its respective officers or other persons acting on its behalf.

                                TABLE OF CONTENTS

AVAILABLE INFORMATION........................................................iii
INCORPORATION OF CERTAIN DOCUMENTS...........................................iii
  The Partnership............................................................iii
  Santa Fe....................................................................iv
  General.....................................................................iv
DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS...............................iv
SUMMARY........................................................................1
  The Partnership..............................................................1
  Exchange Offer...............................................................2
  Market Price Data............................................................4
  Risk Factors.................................................................4
  Certain Federal Income Tax Considerations....................................4
  Summary Historical and Pro Forma Financial and Operating Data................8
RISK FACTORS...................................................................9
  Consequences of Failure to Exchange VRED.....................................9
  Issuance of Common Units to Holders of VREDs Might
    Adversely Affect Market Price..............................................9
  Fixed Exchange Ratio.........................................................9
  FERC Proceedings; Possible Effect on Rates...................................9
  Effect of Failure to Achieve Business Strategy..............................10
  Risks Associated with Unit Holder Litigation Related to
    the Pending Transaction...................................................10
  Combination of Pipeline Operations; Realization of Synergies................10
  Changes in Management of Santa Fe Assets....................................10
  Risks Associated with Legal Proceedings Related to Operations of SFPP.......10
  No Assurance that Tariff Rates can be Maintained or Increased...............11
  Possible Insufficiency of Cash Flow to Pay Announced Distributions..........11
  Cash Distributions will Fluctuate with Performance; No
    Minimum Distribution......................................................11
  Risks Associated with Leverage..............................................12
  Risks Associated with Pipeline Easements....................................13
  Risks Associated with Shell CO 2 Company....................................13
  Costs of Environmental Regulation...........................................14
  Competition.................................................................14
  Risks Associated with Partnership Agreement and State Partnership Law.......14
  Potential Conflicts of Interest Related to Operation of the Partnership.....16
  Tax Risks...................................................................17
THE EXCHANGE OFFER............................................................20
  Purpose and Effect of the Exchange Offer....................................20
  Terms of Exchange...........................................................20
  Acceptance for Exchange and Issuance of Common Units........................22
  Procedures for Tendering VREDs..............................................22
  Terms and Conditions of Letter of Transmittal...............................24
  Exchange Agent..............................................................25
  Fees  and  Expenses:........................................................25
  Eligibility to Participate in Public Offering for Resale of Common Units....26
THE PARTNERSHIP...............................................................26
  General.....................................................................26
  Business Strategy...........................................................26
  Acquisition of Santa Fe.....................................................27
  The North System............................................................28
  Cypress Pipeline............................................................28
  The South Pipeline..........................................................28
  The North Pipeline..........................................................29
  The Oregon Pipeline.........................................................29
  The San Diego Pipeline......................................................29
  Coal Operations.............................................................30
  Truck Loading Terminals.....................................................30
  Central Basin Pipeline......................................................30
  Fractionator................................................................31
  Legal Proceedings...........................................................31
  Organizational Structure....................................................34
MARKET PRICE DATA.............................................................36
SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION........................37
  The Partnership.............................................................37
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS.............................39
PRO FORMA COMBINED BALANCE SHEET..............................................40
PRO FORMA COMBINED STATEMENT OF INCOME - NINE MONTHS ENDED SEPTEMBER 30, 1997.41
PRO FORMA COMBINED STATEMENT OF INCOME YEAR ENDED DECEMBER 31, 1997...........42
DESCRIPTION OF  PARTNERSHIP AGREEMENT.........................................45
  Organization and Duration...................................................45
  Purpose.....................................................................45
  Power of Attorney...........................................................45
  Restrictions on Authority of the General Partner............................45
  Withdrawal or Removal of the General Partner................................46
  Anti-takeover and Restricted Voting Right Provisions........................47
  Transfer Agent and Registrar................................................47
  Transfer of  Common Units; Status as Limited Partner or Assignee............47
  Non-citizen Assignees; Redemption...........................................48
  Issuance of Additional Securities...........................................49
  Limited Call Right..........................................................49
  Amendment of KMEP Partnership Agreement and Other Agreements................49
  Management..................................................................50
  Meetings; Voting............................................................51
  Limited Liability...........................................................52
  Books and Reports...........................................................53
  Right to Inspect Partnership Books and Records..............................53
  Termination and Dissolution.................................................54
  Registration Rights.........................................................54
  Cash Distribution Policy....................................................54

  Liquidation and Distribution of Proceeds....................................56
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS....................................57
  General.....................................................................57
EXCHANGE OFFER................................................................58
  Treatment of VREDs as Debt..................................................58
  Potential Characterization of VREDs as Contingent Payment Debt
  Instruments or Variable Rate Debt Instruments...............................58
  Retirement of VREDs for Cash................................................58
  Exchange of VREDs for Common Units..........................................58
  Unrelated Business Taxable Income - Tax Exempt Holders......................60
  Foreign Investors...........................................................60
  Tax Consequences of the KMEP-Santa Fe Transaction to a
    VRED Holder Exchanging for Common Units...................................61
OWNERSHIP  AND  DISPOSITION  OF COMMON UNITS..................................65
  Surviving Partnership for Tax Purposes......................................66
  General Features of Partnership Taxation....................................66
  Tax Consequences of Common Unit Ownership...................................69
  Allocation of Income, Gain, Loss and Deduction..............................71
  Tax Treatment of Operations.................................................73
  Disposition of Common Units.................................................76
  Uniformity of Common Units..................................................78
  Tax-Exempt Organizations and Certain Other Investors........................79
  Administrative Matters......................................................80
  Other Taxes.................................................................82
LEGAL MATTERS.................................................................82
EXPERTS.......................................................................82
ANNEX A........................................................................1

                                     SUMMARY

     THE FOLLOWING IS ONLY A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND DOES NOT PURPORT TO BE COMPLETE. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE. AS USED IN THIS PROSPECTUS, THE TERM THE "PARTNERSHIP" REFERS TO KINDER MORGAN ENERGY PARTNERS, L.P., A DELAWARE LIMITED PARTNERSHIP, AND, EXCEPT WHERE THE CONTEXT OTHERWISE REQUIRES, ITS OPERATING PARTNERSHIPS AND SUBSIDIARIES. UNLESS SPECIFICALLY STATED OTHERWISE, ALL INFORMATION PROVIDED ON A PER COMMON UNIT BASIS HAS BEEN RESTATED TO GIVE EFFECT TO THE PARTNERSHIP'S 2 FOR 1 COMMON UNIT SPLIT, WHICH WAS EFFECTIVE OCTOBER 1, 1997. VRED HOLDERS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

                                 THE PARTNERSHIP

     The Partnership, a Delaware limited partnership, was organized in August 1992 to acquire and operate the natural gas liquids pipelines of Enron Corp. On March 6, 1998, the Partnership completed its acquisition of substantially all of the assets of Santa Fe. The Partnership is one of the largest common carrier pipeline systems in terms of volume of deliveries, barrel miles and pipeline mileage in the United States, with over 5,000 miles of trunk pipeline serving 15 states. Through its four operating limited partnerships, the Partnership manages a diversified portfolio of midstream energy assets. It is the sole owner and operator of six pipeline systems (the "Liquids Pipelines"), which transport Natural Gas Liquids ("NGLs") and refined petroleum products; two modern, high-speed coal terminaling facilities (the "Coal Terminals"); and 13 truck loading terminals. In addition, the Partnership owns a CO2 pipeline and indirect 25% interest in a Y-grade fractionation facility. The Partnership transports refined petroleum products, including gasoline, diesel fuel and commercial and military jet fuel, primarily for major petroleum companies, independent refiners, the United States military and marketers and distributors of such products.

     The Liquids Pipelines consist of (i) the North System, which transports petroleum products from South Central Kansas to the Chicago area and various intermediate points, (ii) the Cypress Pipeline, which transports purity ethane from the NGL hub in Mont Belvieu, Texas to a major petrochemical producer in Lake Charles, Louisiana, (iii) the South Pipeline which is composed of two segments, the West Line, which transports refined petroleum products from Los Angeles to Phoenix and Tucson, Arizona and various intermediate points, and the East Line, which transports products from El Paso, Texas to Tucson, Phoenix and various intermediate points; (iv) the North Pipeline, which transports refined petroleum products primarily from the San Francisco Bay area to various cities in northern California and western Nevada; (v) the Oregon Pipeline, which transports refined petroleum products between Portland and Eugene, Oregon; and
(vi) the San Diego Pipeline, which transports refined petroleum products from Los Angeles to San Diego, California and various intermediate points.

     On February 14, 1997, the current management of the Partnership acquired the stock of the General Partner from Enron Corp., a Delaware corporation. The current management's business strategy is to operate the Partnership as a growth oriented publicly traded limited partnership by reducing operating costs, better utilizing and expanding its asset base, and making selective, strategic acquisitions that are accretive to Common Unit holders. See "The Partnership-Business Strategy."

     On October 27, 1997, the Partnership entered into a letter of intent with Shell Western E&P Inc. ("Shell Western") to form Shell CO2 Company, Ltd., as a Delaware limited partnership ("Shell CO2 Company"), which will explore, produce, market and transport CO2 for enhanced oil recovery throughout the continental United States. The Partnership expects to receive a 20% interest in Shell CO2 Company by contributing its Central Basin Pipeline and approximately $25 million in cash. The Shell CO2 transaction is subject to certain conditions, including the execution of a definitive partnership agreement and regulatory approvals, and is anticipated to close in the first quarter of 1998. See "The Partnership--Central Basin Pipeline."

     The General Partner serves as the sole general partner of the Partnership. In addition to its general partner interest in the Partnership, the General Partner owns, as of _____________, 1998, approximately __% of the outstanding Common Units. The Partnership is the approximate 99% limited partner of each of its operating partnerships and the General Partner is the approximate 1% general partner of each such Operating Partnership. These operating partnerships consist of: (i) Kinder Morgan Operating L.P. "A," a Delaware limited partnership ("OLP-A"), which owns the North System, the Cypress Pipeline, the Central Basin Pipeline and the interest in the NGL fractionation facility; (ii) Kinder Morgan Operating L.P. "B," a Delaware limited partnership ("OLP-B"), which owns the Illinois coal terminaling and storage facility; (iii) Kinder Morgan Operating L.P. "C," a Delaware limited partnership ("OLP-C"), which owns the southwest Kentucky coal terminaling and storage facility; and (iv)

Kinder Morgan Operating L.P. "D," a Delaware limited partnership ("OLP-D"), which is the 99.5% general partner of SFPP, L.P., a Delaware limited partnership ("SFPP"), which owns the North Pipeline, the South Pipeline, the Oregon Pipeline and the San Diego Pipeline. OLP-A, OLP-B, OLP-C and OLP-D are collectively referred to herein as the "KM Operating Partnerships."

     As a result of its 1% general partner interest in the Partnership and its approximate 1% general partner interest in each of the KM Operating Partnerships, the General Partner has an approximate 2% economic interest in the assets of the Partnership. In addition, the General Partner is entitled to receive quarterly cash incentive distributions from the Partnership, which increase based on the amount of quarterly cash distributions paid to holders of the Common Units. See "Description of the Partnership Agreement-Cash Distribution Policy."

     The Partnership's headquarters and executive offices are located at 1301 McKinney Street, Suite 3450, Houston, Texas 77010 and its telephone number is
(713) 844-9500.


                                 EXCHANGE OFFER

     Exchange Offer. In September 1990, SF Holdings issued $218,981,000 principal amount of VREDs. Originally, the VRED Holders were entitled to received 37.2093 Santa Fe Common Units for each $1,000 principal amount of VREDs upon the happening of certain triggering events, such as a change of control, merger or sale of substantially all of the assets (each an "Exchange Event").

   The closing of the Transaction constituted an Exchange Event. As a result of the closing of the Transaction, SF Holdings and the Trustee entered into a supplemental indenture dated as of March __, 1998, pursuant to which each $1,000 principal amount of VREDs became exchangeable for 51.720927 Common Units (the
37.2093 Santa Fe Common Units for which such VREDs were previously exchangeable multiplied by 1.39, the exchange ratio for the Transaction). Accordingly, up to 11,325,900 Common Units are being offered in exchange for the VREDs.

   The Partnership agreed in the Purchase Agreement that it would cause OLP-D to perform all of SF Holdings' obligations related to the VREDs. The Exchange Offer is being made to satisfy SF Holdings' obligations under the Indenture and the Partnership's and OLP-D's obligations under the Purchase Agreement.

     Prior to the  closing  of the  Transaction,  the SF General  Partner  owned
8,148,148 Santa Fe Common Units, which was approximately equal to the total number of Santa Fe Common Units into which the VREDs were exchangeable. As a result of the Transaction, those Santa Fe Common Units were converted into 11,325,925 Common Units. The SF General Partner has placed the certificate representing the 11,325,925 Common Units into escrow to satisfy SF Holdings' obligations under the Indenture and these Common Units will be delivered in exchange for any VREDs tendered in the Exchange Offer.

     For a description of the procedures for tendering the VREDs, see "The Exchange Offer--Procedures for Tendering VREDs".

     Expiration Date. The Exchange Offer will expire at 5:00 p.m., New York City time, on __________, 1998.

     No Minimum Amount of Tenders. The Exchange Offer is not conditioned upon any minimum principal amount of VREDs being tendered or accepted for exchange. See "The Exchange Offer-Terms of the Exchange." On __________________, 1998, the market value of 51.720927 Common Units was $_____________________ based on the closing price reported on the NYSE composite transaction tape for such date.

     Withdrawal Rights. Tenders of VREDs may be withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer-- Withdrawal Rights."

     Procedures for Tendering VREDs. Holders tendering VREDs must complete and sign a Letter of Transmittal in accordance with instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any documents required thereby, to the Exchange Agent, either with the VREDs to be tendered or in compliance with specified procedures for guaranteed delivery of VREDs. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders of VREDs by book-entry transfer. Holders of VREDs registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such persons if they wish to tender VREDs pursuant to the Exchange Offer. See "The Exchange Offer-Procedures for Tendering VREDs."

     LETTERS OF TRANSMITTAL AND CERTIFICATES REPRESENTING VREDS SHOULD NOT BE SENT TO SF HOLDINGS, OLP-D OR THE PARTNERSHIP. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer-Exchange Agent."

     Effect of Failure to Tender. VREDs that are not properly tendered in the Exchange Offer will become due and payable on ____________, 1998 (the "Exchange Date") at par, plus accrued and unpaid interest thereon (the "Par Payment"). The Partnership estimates that the Par Payment will be approximately $______ per $1,000 principal amount of VREDs. VRED Holders who wish to receive the Par Payment in lieu of exchanging their VREDs should so indicate on the Letter of Transmittal and surrender their VREDs to the Exchange Agent on or before the Exchange Date. Failure to do so will result in a delay in such VRED Holder's receipt of the Par Payment.

     Ability to Resell Common Units in Proposed Public Offering. Following completion of the Exchange Offer and subject to market conditions, the Partnership intends to commence an underwritten public offering of newly issued Common Units of approximately $___ million (the "Unit Offering"). VRED Holders who elect to exchange their VREDs for Common Units in the Exchange Offer may elect to participate in the Unit Offering as selling unit holders. VRED Holders wishing to participate in the Unit Offering should so indicate on the Letter of Transmittal. See "Exchange Offer--Eligibility to Participate in Public Offering for Resale of Common Units" for additional information regarding conditions to a VRED Holder's participation in the Unit Offering.

     Exchange Agent. The Exchange Agent with respect to the Exchange Offer is [FIRST CHICAGO TRUST COMPANY OF NEW YORK] (the "Exchange Agent"). The addresses and telephone and facsimile numbers of the Exchange Agent are set forth under "The Exchange Offer -Exchange Agent" and in the Letter of Transmittal.

     Federal Income Tax  Considerations.  The exchange of VREDs for Common Units
will  be  taxable  to  VRED   Holders.   See   "Material   Federal   Income  Tax
Considerations"

                                MARKET PRICE DATA

     The following table sets forth certain information as to the sale prices per Common Unit as quoted on the NYSE for each calendar year since the end of 1995, adjusted to give effect to the 2 for 1 split of Common Units effective October 1, 1997.

         Calendar Year              High          Low
         -------------              ----          ---
         1998

         First Quarter through
         ___________, 1998...........$          $

         1997
         First Quarter...............$21.3750   $13.6875
         Second Quarter...............24.0625    19.2500
         Third Quarter................36.8750    23.9375
         Fourth Quarter...............39.8125    33.0000

         1996
         First Quarter...............$13.8750   $12.1875
         Second Quarter...............13.0000    12.4375
         Third Quarter................14.0625    12.6875
         Fourth Quarter...............14.5625    12.8125

         1995
         First Quarter...............$13.0000   $12.1250
         Second Quarter...............13.2500    12.0625
         Third Quarter................13.3750    12.5625
         Fourth Quarter...............13.4375    11.9375

     On _____________, 1998, the last full trading day for which quotations were available prior to the date of this Prospectus, the closing price for a Common Unit as reported on the NYSE Composite Transaction Tape was $----------.


                                  RISK FACTORS

     For a discussion of the risk factors with respect to the Exchange Offer and the business and operations of the Partnership that should be evaluated by a VRED Holder before exchanging VREDs for Common Units, see "Risk Factors."

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     THE TAX CONSIDERATIONS ASSOCIATED WITH THE EXCHANGE OF THE VREDS FOR COMMON UNITS IN THE PARTNERSHIP OR THE RECEIPT OF A PAR PAYMENT IN RETIREMENT OF VREDS TO A PARTICULAR VRED HOLDER WILL DEPEND IN PART ON SUCH HOLDER'S OWN TAX CIRCUMSTANCES. MANY OF THE TAX CONSIDERATIONS APPLICABLE TO A VRED HOLDER ARE SUBJECT TO UNCERTAINTY AND MAY DEPEND ON SUCH VRED HOLDER'S INDIVIDUAL TAX STATUS AND CIRCUMSTANCES. ACCORDINGLY, EACH SUCH HOLDER IS STRONGLY URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSIDERATIONS OF THE EXCHANGE OFFER AND AN INVESTMENT IN COMMON UNITS.

     The following is a summary of certain federal income tax considerations of the Exchange Offer and of acquiring, owning and disposing of Common Units. The following discussion is based on the opinions of Morrison & Hecker L.L.P., counsel to the General Partner and the Partnership ("Morrison & Hecker") described in "Material Federal Income Tax Considerations." This summary, and particularly the opinions of counsel with respect thereto, are qualified by the discussion in "Material Federal Income Tax Considerations." For purposes of this discussion, the term "KMEP" refers to Kinder Morgan Energy Partners, L.P. immediately before the Transaction. The VREDs have been treated as debt by SF Holdings since 1990 when the VREDs were issued. The opinions expressed herein assume that such characterization of the VREDs as debt will be respected.

     Tax Consequences of the Disposition or Exchange of VREDs. A disposition of the VREDs for cash or the exchange of VREDs for Common Units will constitute a taxable exchange to VRED Holders. The Common Units received by a VRED Holder will have a value which significantly exceeds the stated principal amount of the VREDs (the "Exchange Premiums"). The correct tax treatment of this Exchange Premium as gain on exchange of a debt instrument taxable either as capital gain or ordinary income or as additional interest income is not clear. Under Section 1271 of the Code, amounts received by a holder on retirement of a debt instrument are treated as amounts received in exchange for such debt instrument. If Section 1271 were deemed applicable to the exclusion of any other Code provision, any premium on the VREDs attributable to the exchange for Common Units would be deemed a gain from a sale or exchange of the debt instrument. For most taxpayers such a gain would generally be capital gain. Under this characterization, a VRED Holder would recognize gain or loss equal to the difference between: (a) the fair market value of Common Units plus the amount of cash received (excluding any amount received as accrued interest) and (b) the VRED Holder's adjusted tax basis in the VREDs exchanged. A VRED Holder's adjusted tax basis would be adjusted for original issue discount or market premium, if any, amortized to the date of the Exchange Offer. Any market discount would be treated as ordinary income upon the consummation of the Exchange Offer. However, if, at the time the VREDs were issued, SF Holdings and the original VRED holders intended that the VREDs would be called before maturity, any gain would be treated as ordinary income. See "Material Federal Income Tax Considerations-Exchange of VREDs for Common Units-Treatment of Receipt of Common Units as Contingent Payment" and "-Character and Amount of Gain Recognized."

     A different characterization of the Exchange Premium is suggested by proposed regulations under Section 1275 of the Code which were issued in 1986 (the "1986 Proposed Regulations"). These proposed regulations suggest that any premium received over the stated principal amount of the VREDs pursuant to the Exchange Offer, whether received in cash or in Common Units, will be treated as interest income taxable as ordinary income to a VRED Holder. The 1986 Proposed Regulations were withdrawn and superseded on December 16, 1994 and additional proposed regulations under Section 1275 were issued which became final and effective, with certain modifications, on August 13, 1996 (the "Final
Regulations"). Generally, under the Final Regulations any gain realized on a contingent payment debt instrument is also treated as interest income. However, the Final Regulations apply to debt instruments issued on or after August 13, 1996. The VREDs were issued in 1990. As a result neither the 1986 Proposed Regulations nor the Final Regulations are directly applicable to the VREDs. However, such regulations do set forth a characterization of the VRED Exchange Premium which could be asserted by the IRS. Given the uncertainty regarding the law applicable to debt instruments exchangeable for property and the lack of binding regulatory authority, Morrison & Hecker is unable to opine as to the tax treatment of the exchange premium. See "Material Federal Income Tax Considerations-Exchange of VREDs for Common Units-Character and Amount of Gain Recognized" and "-Exchange of VREDs for Cash" and "-Characterization of VREDs as Contingent Payment Debt Instruments."

     A VRED Holder exchanging VREDs for Common Units will become a limited partner in the Partnership with all the tax consequences associated with the ownership of Common Units, as subsequently discussed. Generally, the Common Units will have a tax basis equal to their value on the Exchange Date, i.e., the sum of the tax basis of the VREDs and any interest income (gain) realized on the conversion (excluding any cash payment received for accrued interest or Fractional Units).

     Tax Consequences of the Ownership of Common Units. A VRED Holder exchanging VREDs for Common Units will become a limited partner in the Partnership with the following tax consequences.

     Partnership Status. In the opinion of Morrison & Hecker, under current law, and based on certain representations of the General Partner, the Partnership is and will continue to be classified for federal income tax purposes as a partnership, and the beneficial owners of Common Units will be considered limited partners in the Partnership. Accordingly, the Partnership will pay no federal income taxes, and Common Unit holders will be required to report on their respective federal income tax returns their respective shares of the Partnership's income, gains, losses, deductions and credits, even if cash is not distributed by the Partnership. In general, cash distributions to a holder of Common Units will not be taxable unless, and to the extent that, they exceed such holder's tax basis in the Common Units. See "Material Federal Income Tax Considerations-General Features of Partnership Taxation-Partnership Status."

     The Partnership's assets will include its interest in OLP-A, which owns all of the capital stock of a corporation that owns an indirect interest in the Mont Belvieu Fractionator. As a corporation, it will be subject to entity-level taxation for federal and state income tax purposes. The General Partner estimates that such corporation will not generate a material amount of taxable income; however, cash distributions by the Partnership to Common Unit holders attributable to such income will generally be treated as taxable dividends. The Partnership intends to liquidate the corporation during 1998.

     Basis of Common Units. A VRED Holder which exchanges VREDs for Common Units will have a tax basis for the Common Units equal to the value of the Common
Units received pursuant to the exchange rights of the VRED Holder on the Exchange Date together with such Common Units' share, if any, of the nonrecourse liabilities of the Partnership.

     Treatment of Partnership Distributions. In general, except for certain gross income allocations to the General Partner necessary to support incentive distributions of Available Cash (see "Description of the Partnership Agreement-Cash Distribution Policy"), annual income and loss of the Partnership will be allocated to the General Partner and the holders of Common Units for each taxable year in accordance with their respective percentage interests in the Partnership, as determined annually and prorated on a monthly basis and subsequently apportioned among the holders of Common Units of record as of the opening of the first business day of the month to which they relate, even though holders of Common Units may dispose of their Common Units during the month in question. In addition, a holder of Common Units will be required to take into account, in determining federal income tax liability, such holder's share of income generated by the Partnership for each taxable year whether or not cash distributions are made to such holder. As a consequence, the share of taxable income of such holder (and possibly the income tax payable by such holder with respect to such income) may exceed the cash, if any, actually distributed to such holder. See "Material Federal Income Tax Considerations-General Features of Partnership Taxation."

     Increase in Taxable Income. The amount of taxable income realized by a Common Unit holder will be dependent upon a number of factors including: (a) the taxable income realized by the Partnership, which may vary significantly based on the operations of the KM Operating Partnerships; (b) any gain realized by a sale of assets which represents unrealized gain in assets as of the time of the Transaction and the resulting allocation of such gain to either the pre-Transaction Common Unit holders or the former Santa Fe Common Unit holders, (including VRED Holders who exchange for Common Units) depending upon the asset being sold; (c) the amount and timing of Curative Allocations (as defined herein) available to pre-Transaction Common Unit holders and former Santa Fe Common Unit holders (including VRED Holders who exchange VREDs for Common Units) attributable to the allocation of unrealized gain inherent in SFPP assets and KMEP assets as of the date of the Transaction between and among asset classes, including intangibles, if any, which may not be amortizable; and (d) the amount of the basis adjustment available to a Common Unit holder based on the purchase price for such unit holder's Santa Fe or Common Units. See "Material Federal Income Tax Considerations-Tax Consequences of Common Unit Ownership-Factors Affecting Taxable Income." The ratio of taxable income to cash distributions will be dependent on the previously mentioned factors as well as other factors such as: (i) the General Partner's policy for funding capital improvements; (ii) the cash flow generated by operations; and (iii) other needs for cash flow which may diminish the amount available for distribution. The amounts of depreciation deductions and net Curative Allocations available to a Common Unit holder may be major contributing factors in determining the differences in the ratio of taxable income to cash distributions which will be realized by any Common Unit holder following the Transaction. A VRED Holder exchanging VREDs for Common Units will receive the benefit of a Section 743(b) basis adjustment to the extent that the value of such Units on the Exchange Date exceeds such Unit Holder's proportionate share of the inside basis of Partnership assets. The
Section 743(b) basis adjustment acts in concert with Section 704(c) allocations (and Curative Allocations, if respected) to provide an exchanging VRED Holder with the equivalent of a fair market value Common Basis. The depreciation and amortization deductions attributable to this basis adjustment will shelter a significant portion of the taxable income allocated from the Partnership to a VRED Holder exchanging for Common Units. See "Material Federal Income Tax Considerations-Tax Consequences of Common Unit Ownership-Factors Affecting Taxable Income."

     Limitations on Deductibility of Partnership Losses. Under the passive loss limitations, losses generated by the Partnership, if any, will only be available to offset future income generated by the Partnership and cannot be used to offset income from other activities including passive activities or investments. The passive loss limitations are not applicable to a widely held corporation. Net passive income from the Partnership may be offset by any unused losses related to the Partnership that a holder of Common Units has carried over from prior years, but not by losses from other passive activities including losses from other publicly traded partnerships. See "Material Federal Income Tax Considerations-Tax Consequences of Common Unit Ownership-Limitations on Deductibility of Partnership Losses."

     Section 754 Election. Each of the Partnership, the KM Operating Partnerships and SFPP has made and will make, as necessary, and maintain the election provided for by Section 754 of the Internal Revenue Code of 1986, as amended (the "Code"). This election generally permits a holder of Common Units to calculate cost recovery and depreciation deductions with respect to each asset of the Partnership and the KM Operating Partnerships by reference to the portion of such Common Unit holder's purchase price attributable to each such asset of the Partnership, rather than by reference to the Partnership's tax basis in its assets. See "Material Federal Income Tax Considerations-Tax Treatment of Operations-Section 754."

     Disposition of Common Units Received in Exchange Offer. A Common Unit holder who sells Common Units will recognize gain or loss equal to the difference between the amount realized (including the reduction in such Common Unit holder's share of nonrecourse liabilities, if any, included in basis) and such holder's adjusted basis in such Common Units. A portion of the consideration realized (whether or not representing gain) may be ordinary income. See "Material Federal Income Tax Considerations-Disposition of Common Units."

     Ownership of Common Units by Tax-Exempt Organizations and Certain Other Investors. An investment in Common Units by tax-exempt organizations (including individual retirement accounts ("IRAs") and other retirement plans), regulated investment companies and foreign persons raises issues unique to such persons. Virtually all of the income related to the Partnership derived by a tax-exempt organization holding Common Units will be unrelated business taxable income, and thus will be taxable to such organization; no significant amount of the Partnership's gross income will be qualifying income for purposes of determining whether a Common Unit holder will qualify as a regulated investment company; and a Common Unit holder who is a nonresident alien, foreign corporation or other foreign person will be regarded as being engaged in a trade or business in the United States as a result of ownership of a Common Unit and thus will be required to file federal income tax returns and to pay tax on such Common Unit holder's share of the Partnership's taxable income. See "Material Federal Income Tax Considerations-Tax Exempt Organizations and Certain Other Investors."

     TAX SHELTER REGISTRATION. THE CODE GENERALLY REQUIRES THAT "TAX SHELTERS" BE REGISTERED WITH THE SECRETARY OF THE TREASURY. THE INVESTMENT OBJECTIVES OF THE PARTNERSHIP ARE TO OPERATE AT A PROFIT AND TO MAKE CASH DISTRIBUTIONS TO HOLDERS OF COMMON UNITS. NEVERTHELESS, THE PARTNERSHIP HAS REGISTERED AS A TAX SHELTER WITH THE IRS. ISSUANCE OF THE REGISTRATION NUMBER DOES NOT INDICATE THAT AN INVESTMENT IN THE PARTNERSHIP OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE IRS. SEE "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS-ADMINISTRATIVE MATTERS-REGISTRATION AS A TAX SHELTER."

     State and Local Tax Considerations. A holder of Common Units may be subject to income, estate or inheritance taxes in states and localities in which the Partnership owns property or does business, as well as in such holder's own state or locality. The Partnership currently conducts business in 15 states:
Arizona, California, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Missouri, Nebraska, Nevada, New Mexico, Oregon, Texas and Wyoming. See "Material Federal Income Tax Considerations-Other Taxes."

          SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING DATA

     The following table sets forth, for the periods and at the dates indicated, summary historical financial and operating data for the Partnership and pro forma financial data for the Partnership after giving effect to the Transaction. The data in the table is derived from and should be read in conjunction with the historical financial statements, including the notes thereto, of the Partnership and Santa Fe incorporated by reference, and the selected historical financial and operating information included elsewhere, in this Prospectus. The pro forma financial data give effect to the Transaction and the Shell CO2 Company transaction as if they had taken place at September 30, 1997, for balance sheet purposes and as of January 1, 1996 for the nine month and twelve month income statement periods ended September 30, 1997 and December 31, 1996, respectively, and should be read in conjunction with the unaudited pro forma financial statements of the Partnership included elsewhere in this Prospectus.
            (in thousands, except per common unit and operating data)

                                                                   Historical                                   Pro Forma
                                      ----------------------------------------------------------------------------------------------
                                                                                                                        Nine Months
                                                                                 Nine Months Ended       Year Ended        Ended
                                           Year Ended December 31,                  September 30,        December 31,  September 30,
                                           -----------------------               -----------------       ------------  -------------
                                        1994         1995          1996          1996           1997         1996           1997
                                        ----         ----          ----          ----           ----         ----           ----

Income and Cash Flow Data:
 Revenues.............................$ 54,904     $ 64,304      $ 71,250      $ 47,521      $ 52,553      $311,392      $  235,174
 Cost of product sold................      940        8,020         7,874         4,181         5,307         7,874           5,307
 Operating expense....................  13,644       15,928        22,347        16,127        13,087        76,341          58,827
 Environmental and litigation costs...                                                                       23,000           6,000
 Fuel and Power.......................   5,481        3,934         4,916         3,134         3,756        25,978          19,145
 Depreciation.........................   8,539        9,548         9,908         7,344         7,797        46,073          34,921
 General and administrative...........   8,196        8,739         9,132         6,803         6,564        31,517          19,873
                                      --------      -------      --------      --------      --------      --------      ----------
 Operating income.....................  18,104       18,135        17,073         9,932        16,042       100,609          91,101
 Equity in earnings of Partnerships      5,867        5,755         5,675         3,784         4,184         5,675           4,184
 Interest expense..................... (11,989)     (12,455)      (12,634)       (9,404)       (9,566)      (54,561)        (40,545)
 Other income and minority interest...     509        1,311         3,129         3,044           297         4,832           1,765
 Income tax (provision) benefit.......  (1,389)      (1,432)       (1,343)         (847)         (909)       (1,343)           (909)
                                      ---------     --------     ---------     ---------     ---------     ---------     -----------
 Net income...........................$ 11,102     $ 11,314      $ 11,900      $  6,509      $ 10,048      $ 55,212      $   55,596
                                      =========    =========     =========     =========     =========     =========     ===========
 Net income per Common Unit(1)........$    .93     $    .86      $    .90      $    .49      $    .60      $   1.20      $     1.22
                                      =========    =========     =========     =========     =========     =========     ===========
 Per Common Unit data
  cash distributions paid.............    1.26         1.26          1.26           .95          1.13          1.45            1.88
 Additions to property, plant and
  Equipment(2)........................$  5,195     $  7,826      $  8,575      $  8,022      $  4,378

Balance Sheet Data (at period end):
 Net property, plant and equipment....$238,850     $236,854      $235,994      $237,950      $255,059                    $1,701,694
 Total assets......................... 299,271      303,664       303,603       298,818       315,256                     1,931,180
 Long-term debt....................... 150,219      156,938       160,211       155,642       130,896                       589,504
 Partners' capital.................... 128,474      123,116       118,344       117,121       150,948                     1,172,963
Operating Data:
 Liquids pipelines transportation
  volumes (MBbls).....................  46,078       41,613        46,601        31,132        32,132
 NGL fractionation volumes (MBbls)(3).  57,703       59,546        59,912        44,764        53,357
 Gas processing volumes (MMcf/d)(4)...      34           34            14          18.3             -
 NGL revenue volumes (MBbls)(5).......      -           477         1,638         1,220           395
 CO2 transportation Volumes (Bcf).....      32           44            63          44.7          53.6
 Coal transport volumes (Mtons)(6)....   4,539        6,486         6,090         4,437         6,177

-------------------------------

(1)Represents net income per Common Unit adjusted for the 2-for-1 split of Common Units effective on October 1, 1997. Allocation of net income per Common Unit was computed by dividing the interest of the holders of Common Units in net income by the weighted average number of Common Units outstanding during the period.
(2)Additions to property, plant and equipment for 1994 and 1997 exclude the $12,825 and $22,184 of assets acquired in the June 1994 Painter Gas Processing Plant ("Painter Plant") and September 1997 Grand River Terminal
   (GRT) acquisitions, respectively.
(3)Represents total volumes for the Mont Belvieu Fractionator and the Painter Plant.
(4)Represents the volumes of the gas processing portion of the Painter Plant, which has been operationally idle since June 1996.
(5) Represents the volumes of the Bushton facility (beginning in October, 1995).
(6)Represents the volumes of the Cora Terminal, excluding ship or pay volumes of 252 Mtons for 1996.

                                  RISK FACTORS

     HOLDERS OF VREDS SHOULD CAREFULLY REVIEW THE INFORMATION SET FORTH BELOW, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, IN EVALUATING THE EXCHANGE OFFER.

CONSEQUENCES OF FAILURE TO EXCHANGE VREDS

     VREDs that are not properly tendered in the Exchange Offer will become due and payable on ____________, 1998 (the Exchange Date") at par, plus accrued and unpaid interest thereon (the "Par Payment"). The Partnership estimates that the Par Payment will be approximately $______ per $1,000 principal amount of VREDs. On _______, 1998, the market value of the 51.720927 Common Units into which $1,000 principal amount of VREDs are exchangeable was $_____, based on the closing price of the Common Units on the NYSE Composite Transaction Tape for such date. VRED Holders who wish to receive the Par Payment in lieu of exchanging their VREDs should so indicate on the Letter of Transmittal and surrender their VREDs to the Exchange Agent on or before the Exchange Date. Failure to do so will result in a delay in such VRED Holder's receipt of the Par Payment.

ISSUANCE OF COMMON UNITS TO HOLDERS OF VREDS MIGHT ADVERSELY AFFECT MARKET PRICE

     As of __________, 1998, the 11.3 million Common Units to be delivered in the Exchange Offer represent approximately 27.8% of the total outstanding Common Units. A VRED Holder who has exchanged VREDs pursuant to the Exchange Offer may determine, for tax and other reasons, not to hold the Common Units on a long-term basis. The Partnership can make no predictions as to the effect, if any, that sales of such Common Units or the availability of such Common Units for sale might have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Units received in exchange for the VREDs could adversely affect prevailing market prices of the Common Units. To provide for an orderly distribution of such Common Units and to raise additional capital, the Partnership intends, subject to market conditions, to commence an underwritten public offering of newly issued Common Units following the Exchange Date (the "Unit Offering"). See "The Exchange Offer--Ability to Participate in Unit Offering." However, there can be no assurance that the Unit Offering will in fact occur or, if it does occur, that it will achieve its objective of providing for an orderly distribution of the Common Units to be received in the Exchange Offer.

FIXED EXCHANGE RATIO

     Under the terms of the Indenture, each $1,000 principal amount of VREDs is exchangeable for 51.720927 Common Units. The Indenture does not contain any provision for adjustment of the Exchange Ratio based solely on fluctuations in the market prices of Common Units. There can be no assurance that the market price of the Common Units on the Expiration Date will not be lower than the current market price.

FERC PROCEEDINGS; POSSIBLE EFFECT ON RATES

     Various shippers have filed complaints before the Federal Energy Regulatory Commission ("FERC") challenging certain of the pipeline tariff rates of the South, North and East Lines, alleging that such rates are not entitled to "grandfathered" status under the Energy Policy Act of 1992 ("EPACT") due to the development of factors constituting "changed circumstances" within the meaning of EPACT. Certain of these complaints have alleged that the Transaction and its contemplated cost savings from the combination of the businesses of Santa Fe and the Partnership provide additional factors constituting "changed circumstances." The Partnership has taken the position that such rates are "grandfathered" and that "changed circumstances" do not exist. However, these proceedings involve complex rules and regulations and numerous factual issues, all of which must be considered and analyzed with the benefit of a limited number of legal precedents. It is possible that the factors cited by the complaining parties in support of "changed circumstances," including consummation of the Transaction and realization of cost savings contemplated thereby, could, when considered individually or cumulatively, be found to constitute "changed circumstances." Such a finding could result in very substantial rate refunds and prospective rate reductions, thereby offsetting or perhaps exceeding any cost savings that may be realized from the Transaction. A finding of "changed circumstances" could thus have a material adverse effect on SFPP's results of operations, financial condition, liquidity and funds available for distributions to holders of Common Units. See "--Risks Associated with Legal Proceedings Related to SFPP" and "The Partnership--Legal Proceedings".

EFFECT OF FAILURE TO ACHIEVE BUSINESS STRATEGY

     On February 14, 1997, the current management of the Partnership acquired the General Partner. Current management has sought to reposition the Partnership as a growth-oriented limited partnership. See "The Partnership--Business Strategy". Between January 1, 1997 and October 17, 1997 (the last trading day before the Transaction was announced), the price of a Common Unit increased 182.3%, from $13.813 to $39.00 (adjusted for the 2 for 1 common unit split effective October 1, 1997). Although quarterly cash distributions increased from $.3150 to $.50 per Common Unit, the yield on the Common Units decreased from 9.12% to 5.13%. There can be no assurance that the Partnership will be able to continue to increase earnings and cash distributions. The failure to continue to increase earnings and cash distributions could adversely affect prevailing market prices of the Common Units.

RISKS ASSOCIATED WITH UNIT HOLDER LITIGATION RELATED TO THE TRANSACTION

     Shortly after the announcement of the Transaction, three purported Santa Fe Common Unit holder class action lawsuits objecting to the Transaction were filed in Delaware and one was filed in California. The three actions filed in Delaware were consolidated into one action. Generally, the actions alleged that certain defendants suffered from a conflict of interest in the negotiation of the
Transaction, that despite this conflict they did not appoint or retain independent representation for the Santa Fe Common Unit holders, and that this conflict resulted in an excessive payment to the SF General Partner. The actions further alleged that certain defendants breached their duties of loyalty and due care to the Santa Fe Common Unit holders and that such defendants failed to fully inform themselves about the value of the Santa Fe Common Units. The actions sought certification of a class action on behalf of the Santa Fe Common Unit holders, preliminary and permanent injunctions of the Transaction, rescission of the Transaction if it is consummated, an award of damages including attorneys' fees, an accounting by defendants of any special benefits obtained from the Transaction, imposition of a constructive trust for any consideration received by the defendants, and any other relief the court finds appropriate. The Parties have reached a settlement with regard to this litigation. As of the date of this Prospectus, this settlement has not been approved by the courts. If not approved and if plaintiffs successfully assert their claims, the Transaction may be subject to rescission or the defendants may be required to pay damages which may have a materially adverse impact on the Partnership. Defendants believe that all of these lawsuits are without merit and intend to oppose them vigorously. For more information regarding the specific allegations made in each action and the names of the actions, see "The Partnership--Legal Proceedings."

COMBINATION OF PIPELINE OPERATIONS; REALIZATION OF SYNERGIES

     The management of the Partnership believes that the Partnership will be able to integrate the geographically and operationally diverse businesses of the Partnership and Santa Fe in a beneficial and profitable manner. However, the operations and management of the Partnership and Santa Fe are different, and the Partnership may incur costs or encounter other challenges not currently anticipated which may negatively affect its prospects. In addition, there can be no assurance that the Partnership will realize in whole or in part the anticipated synergies reflected in the pro forma financial statements or the "Disclosure Regarding Forward Looking Information" or "The Partnership--Business Strategy" sections. The integration of operations following the Transaction will require the dedication of management and other personnel which may temporarily distract their attention from the day-to-day business of the combined partnership, the development or acquisition of new properties and the pursuit of other business acquisition opportunities.

CHANGES IN MANAGEMENT OF SANTA FE ASSETS

     The assets of Santa Fe previously managed by the SF General Partner are now under the ultimate control and management of different persons. While many of the individuals responsible for the day-to-day management of the Santa Fe assets have continued with the Partnership following the Transaction, most members of senior management of Santa Fe will not remain with the Partnership.

RISKS ASSOCIATED WITH LEGAL PROCEEDINGS RELATED TO OPERATIONS OF SFPP

     SFPP is currently a party to several legal proceedings, including, without limitation: (i) three proceedings before the FERC, which generally challenge certain of the existing tariff rates of SFPP and seek both reparations and prospective rate reductions, (ii) a proceeding before the California Public Utilities Commission ("CPUC"), which generally challenges rates charged by SFPP for intrastate transportation of refined petroleum products through its pipeline system in the State of California and requests prospective rate reductions,
(iii) a judicial reference proceeding between SFPP and Southern Pacific Transportation Company ("SPTC") to determine the extent, if any, to which the rent payable by SFPP for the use of pipeline easements on rights-of-way held by SPTC should be adjusted pursuant to existing contractual arrangements and (iv) environmental proceedings related to ground water and soil contamination in Elmira, California. In addition, SFPP has liabilities under settlements related to ground water and soil contamination in the vicinity of SFPP's storage facilities and truck loading terminal at Sparks, Nevada and 18 other sites.

     Each of the actions pending before the FERC and the CPUC seeks to reduce SFPP's rates. The complainants in FERC Docket Nos. OR92-8-000 et al. are seeking reparations aggregating approximately $35 million for shipments between 1990 and 1994 as well as rate reductions of between 30% and 40% for shipments in 1995 and thereafter. If the complainants were to prevail on all claims, it is estimated that reparations resulting from such rate reductions for shipments in 1995, 1996, and 1997 would aggregate approximately an additional $80 million, resulting in total reparations for the period 1990-1997 of approximately $115 million, plus interest of approximately $30 million. The complainants in FERC Docket Nos. OR98-1-000 and OR98-2-000 also seek both prospective reductions in the rates charged by SFPP and reparations. In FERC Docket No. IS98-1-000, various parties have protested the tariff filed by SFPP in response to a decision of the FERC which required SFPP to file a tariff for use of its lines between Sepulveda junction and Watson Station in California. FERC has reserved decision in Docket Nos. OR98-2-000 et al. on reparations until it rules on the newly-filed rates. The complainants before the CPUC seek prospective rate reductions aggregating approximately $15 million per year. SFPP is vigorously contesting the complaints before the FERC and the CPUC.

     The initial decision rendered by the presiding Administrative Law Judge in Docket No. OR92-8-000, if implemented in its current form and also applied to the Sepulveda lines rate at issue in Docket No. IS98-1-000, would reduce prospective revenues by approximately $8 million to $10 million annually and require SFPP to pay reparations through year end 1997 in the approximate amount of $30 million. Under the rulings in the initial decision, reparations and interest would continue to accrue at approximately $8 million per annum until new prospective rates become effective.

     The Partnership is not able to predict with certainty the final outcome of these legal proceedings. However, the ultimate resolution of these proceedings could have a material adverse effect on the Partnership's results of operations, financial condition, liquidity and ability to maintain its annual cash distribution of $2.25 per Common Unit. See "The Partnership--Legal Proceedings".

NO ASSURANCE THAT TARIFF RATES CAN BE MAINTAINED OR INCREASED

     Revenues from interstate and California intrastate common carrier transportation on the Liquids Pipelines are determined in accordance with tariffs filed with FERC and the CPUC, respectively. As discussed above, the pipeline tariffs of SFPP are subject to challenge before the FERC and CPUC and thus could, if successful, result in rate refunds and/or lower prospective pipeline rates, which could have a material adverse effect on the Partnership's results of operations, financial condition, liquidity and funds available for distributions to holders of Common Units.

     Such rates could also be adversely affected in the future by increased competition. See "--Competition."

POSSIBLE INSUFFICIENCY OF CASH FLOW TO PAY ANNOUNCED DISTRIBUTIONS

     The pro forma historical combined cash flow of the Partnership and Santa Fe would not be sufficient to pay the Partnership's current annual distribution of $2.25 per Common Unit. The ability of the Partnership to generate sufficient cash flow to pay such distribution will depend on the ability of the Partnership to realize anticipated cost savings resulting from the Transaction and to increase revenues in certain sectors in accordance with the Partnership's 1998 business plan. Although the Partnership's management believes that such cost savings and revenue increases can be realized, there can be no assurance in this regard. In the short term the Partnership may fund distributions from borrowings, to the extent available. However, ultimately, the ability of the Partnership to sustain announced distributions will depend on the ability of the Partnership to increase distributable cash flow. In addition, there is no guaranteed minimum quarterly distribution under the Partnership Agreement.

CASH DISTRIBUTIONS WILL FLUCTUATE WITH PERFORMANCE; NO MINIMUM DISTRIBUTION

     General. Although the General Partner will distribute 100% of the Available Cash, there can be no assurance regarding the amounts of Available Cash to be generated by the Partnership. See "--Risks Associated with Partnership Agreement and State Law--Cash Distribution Policy" and "Description of the Partnership Agreement--Cash Distribution Policy." The Partnership's profitability and its ability to make distributions to holders of Common Units will depend to a large extent upon volumes of NGLs and refined petroleum products that the Liquids Pipelines transport and to a lesser extent upon the volume of coal transloaded and stored by the Coal Terminals and volumes of NGLs for fractionation. Diminished volumes would decrease the Partnership's profits and, consequently, the amount of cash available for distribution to holders of Common Units. Because the demand for such products is subject to numerous factors outside the Partnership's control, no assurance can be given regarding future volumes.

     Factors Affecting Transportation Volumes. Transportation volumes for NGLs and refined petroleum products are affected primarily by the market demand for products in the geographic regions served by the Liquids Pipelines. Volumes for the Coal Terminals depend on the market demand for western and Illinois coal, economic and available rail transportation from sources of supply and economic barge transportation to delivery points. Market demand for NGLs, refined petroleum products and coal may be affected by future economic conditions, weather, fuel conservation measures, alternate fuel requirements, governmental and environmental regulation, demographic changes or technological advances in fuel economy and energy generation devices. The Partnership cannot predict the effect of such factors on the demand for the transportation of NGLs and refined petroleum products in the Liquids Pipelines and the handling and storage of coal.

     Profitability is Dependent on Certain Major Customers. Major end-users of NGLs and refined petroleum products transported by the Liquids Pipelines include wholesalers and retailers of refined petroleum products in the relevant service areas, refinery facilities in the Chicago area, a world-scale petrochemical plant near Lake Charles, Louisiana and United States military bases. Major suppliers of refined petroleum products transported on the Liquids Pipelines include refineries located in Los Angeles, San Francisco and Bakersfield, California, Chicago, Illinois, Houston and El Paso, Texas and Seattle, Washington. A disruption of operations at any of such facilities could adversely affect the Partnership's revenues by reducing the volumes of NGLs and refined petroleum products transported through the Liquids Pipelines. In addition, four major customers ship approximately 80% of all coal loaded through the Coal Terminals. The Partnership has business interruption insurance to protect itself against losses from reduced volumes of products transported as a result of disrupted operations of its assets or of a supplier or end-user because of physical loss or damage. However, there can be no assurance that business interruption insurance will be adequate to cover losses that might result from disruptions of operations. Should the Partnership lose any of its major customers, the Partnership's profitability could be adversely affected along with its ability to make distributions to holders of Common Units.

     Establishment of Reserves May Affect Distributions. The Partnership Agreement gives the General Partner broad latitude in establishing reserves that affect the amount of Available Cash because the General Partner may in its reasonable discretion determine amounts that can be set aside as reserves for the proper conduct of the business.

RISKS ASSOCIATED WITH LEVERAGE

     Impact on Ability to Make Cash Distributions. As of March __, 1998, the Partnership had approximately $___ million of indebtedness. The debt service obligations associated with such indebtedness may reduce the Available Cash for distribution by the Partnership to holders of Common Units and to the General Partner. The ability of the Partnership to meet these debt service obligations will depend primarily upon its future performance, which will be subject to prevailing economic conditions and to financial, business and other factors (including regulation), many of which are beyond its control. The Partnership may in the future incur additional indebtedness in order to finance acquisitions or for general business purposes.

     Assets Pledged to Secure Debt. The Partnership's primary credit facility is secured by a first priority lien on (i) the Partnership's limited partner interests in the KM Operating Partnerships; (ii) all of the assets of OLP-D (including its general partner interest in SFPP), (iii) the Partnership's ownership interests in the fractionator and Shell CO2 Company and (iv) intercompany notes executed by the KM Operating Partnerships in favor of the Partnership for loan proceeds lent to them by the Partnership. If the Partnership fails to maintain certain financial ratios, then each of the KM Operating Partnerships will be obligated to secure its intercompany note with its assets. Prior to consummation of the Transaction, Santa Fe also granted liens on substantially all of its properties to secure its existing indebtedness and such liens remain in effect. If an event of default occurs, the lenders will have the right to foreclose upon such collateral. Foreclosure, in addition to causing an investment loss, could have significant adverse tax consequences for holders of Common Units, including the realization of taxable income by such holders without a corresponding distribution of cash. Similarly, holders of Common Units could have increased taxable income without a corresponding increased cash distribution if, while there is substantial indebtedness outstanding, the Partnership were to dispose of assets.

     Instruments Governing Indebtedness Contain Restrictive Covenants. The Partnership may be prevented by the instruments governing its indebtedness from engaging in certain transactions which might otherwise be considered beneficial to the Partnership, and such provisions may limit or prohibit distributions to holders of Common Units under certain circumstances. The agreements governing such indebtedness generally require the KM Operating Partnerships to comply with various affirmative and negative covenants, including without limitation, the maintenance of certain financial ratios and restrictions on (i) the incurrence of additional indebtedness; (ii) entering into mergers, consolidations and sales of assets;
(iii) making investments; and (iv) granting liens. In addition, the agreements governing the Partnership's indebtedness generally prohibit the Partnership from making cash distributions to holders of Common Units more frequently than quarterly, from distributing amounts in excess of 100% of Available Cash for the immediately preceding calendar quarter and from making any distribution to holders of Common Units if an event of default exists or would exist upon making such distribution. The instruments governing SFPP's indebtedness contain similar restrictions, including the maintenance of certain cash levels. The instruments governing any additional indebtedness incurred to refinance the indebtedness may also contain similar restrictions.

     SFPP's First Mortgage Notes, with an outstanding principal amount of $305 million as of September 30, 1997 (the "SFPP First Mortgage Notes"), generally may not be prepaid at any time prior to December 15, 1999. After December 15, 1999 and prior to December 15, 2002, the Partnership may prepay the SFPP First Mortgage Notes with a make-whole prepayment premium. On or after December 15, 2002 and prior to December 15, 2003, the Partnership may prepay the SFPP First Mortgage Notes with a prepayment premium equal to .7133% of the principal amount so prepaid. After December 15, 2003, the Partnership may prepay the SFPP First Mortgage Notes in whole or in part without a prepayment premium. Pursuant to the Purchase Agreement, SFPP is restricted from taking certain actions with respect to $190 million of the SFPP First Mortgage Notes, including the prepayment of such amount. Such restrictions may limit the Partnership's flexibility in structuring or refinancing existing or future indebtedness.

RISKS ASSOCIATED WITH PIPELINE EASEMENTS

     A significant portion of the South, North and East Lines, owned and operated through SFPP, located on railroad right-of-ways as to which SFPP was granted easements by SPTC for the construction and operation of such lines. SPTC, or its predecessors in interest, acquired some of such right-of-way pursuant to federal statutes enacted in 1871 and 1875. The right-of-way granted under the 1871 statute was thought to be an outright ownership interest, which would continue in perpetuity unless the right-of-way ceased to be used for railroad purposes, in which case the ownership interest would be extinguished. SPTC and its predecessors in interest have used the right-of-way for railroad purposes since the railroad was constructed. Except for one lawsuit which was dismissed, these lines have operated without challenge to the validity of the easements granted by SPTC on and beneath the land since construction of such lines in the 1950s.

     Two United States Circuit Courts, however, have determined, in decisions rendered in 1979 and 1980, that railroad right-of-ways granted under laws similar to the 1871 statute provide only a surface easement for railroad purposes without any right to the subsurface. If a court were to determine that the 1871 statute also prohibits the use of the subsurface by the railroad or its assignees for the operation of a pipeline, SFPP may be required to obtain easements from subsurface landowners in order to continue to maintain the South, North and East lines beneath the right-of-way SPTC was granted under the 1871 statute. The General Partner believes that such easements could be obtained over time at a cost that would not have a material adverse effect on the Partnership, although no assurance in this regard can be given.

     With respect to the Liquids Pipelines, the Partnership has been advised by counsel that it has the power of eminent domain in the states in which it operates (except for Illinois) assuming it meets certain requirements that differ from state to state. While there can be no assurance, the Partnership believes that it meets such requirements. The Partnership does not believe that it has the power of eminent domain with respect to the Central Basin Pipeline. The inability of the Partnership to exercise the power of eminent domain could have a material adverse effect on the business of the Partnership in those instances where the Partnership will not have the right through leases, easements, rights-of-way, permits or licenses to use or occupy the property used for the operation of the Liquids Pipelines and where the Partnership is unable to obtain such rights.

RISKS ASSOCIATED WITH SHELL CO2 COMPANY

     The limited partnership agreement forming the Shell CO2 Company provides that the Partnership will be entitled to a fixed, guaranteed quarterly distribution of approximately $3.6 million ($14.5 million per year) during the four year period ended December 31, 2001. In 2002 and 2003, the Partnership's cash distributions will be increased or decreased so that the aggregate cash distributions received by the Partnership during the first six years of Shell CO2 Company's existence will be equal to the Partnership's percentage of the cumulative cash distributions of Shell CO2 Company during such period (which initially is expected to equal 20%) on a present value basis (discounted at 10%). Under certain scenarios, which management believes are unlikely, it is possible that the Partnership would not receive any distributions from Shell CO2 Company during 2002 and 2003 and could be required to return a portion of the distributions received during the first four years. After 2003, the Partnership will participate in distributions in accordance with its partnership percentage.

COSTS OF ENVIRONMENTAL REGULATION

     The business and operations of the Partnership are subject to federal, state and local laws and regulations relating to environmental practices. In particular, the Partnership could incur significant costs and liabilities in the event of an accidental leak or spill in connection with liquid petroleum products transportation and storage. The costs and liabilities associated with leaks and spills of hazardous materials, either individually or in the aggregate, could negatively affect the level of cash available for distribution to holders of Common Units. Moreover, it is possible that other developments, such as increasingly strict environmental laws and regulations, could result in increased costs and liabilities to the Partnership. The Partnership cannot predict the ultimate impact on their business and operations of the Environmental Protection Agency standards or the impact of future environmental measures. The costs of environmental regulation are, however, already significant and there is a possibility that additional regulation could negatively affect the level of cash available for distribution to holders of Common Units.

COMPETITION

     Propane competes with electricity, fuel oil and natural gas in the residential and commercial heating market. In the engine fuel market, propane competes with gasoline and diesel fuel. Butanes and natural gasoline used in motor gasoline blending and isobutane used in alkylation compete with alternative products. NGLs used as feedstocks for refineries and petrochemical plants compete with alternative feedstocks. As a result, NGL demand is significantly affected by the availability and prices of alternative energy sources and feedstocks. Such competition could ultimately result in lower levels of the Partnership profits and lower cash distributions to holders of Common Units.

     The Partnership conducts its operations without the benefit of exclusive franchises from government entities. In addition, it provides common carrier transportation services through the Liquids Pipelines at posted tariffs, and, in virtually all cases, without long-term contracts for transportation service with its customers. Demand for transportation services for refined petroleum products is primarily a function of total and per capita fuel consumption, prevailing economic and demographic conditions, alternate modes of transportation, alternate product sources and price.

     Because pipelines are generally the lowest cost method for intermediate and long-haul overland product movement, the Liquids Pipelines' most significant competitors are proprietary pipelines owned and operated by major oil companies in the areas where the Liquids Pipelines deliver products, refineries within the operating partnerships' market areas served by the Liquids Pipelines and trucks. The possibility exists that additional pipelines may in the future be constructed to serve specific markets served by the Liquids Pipelines. Trucks competitively deliver products in certain markets. Recently, the South, North and East Lines, owned and operated through the SFPP, have experienced minor but notable reductions in product volumes delivered to certain shorter-haul destinations, primarily Orange and Colton, California, due to increased utilization of trucking by major oil companies. Management cannot predict with certainty whether this trend towards increased short-haul trucking will continue in the future.

     Utilization of and demand for terminaling services varies widely throughout the Liquids Pipelines. Certain of the major petroleum companies as well as independent terminal operators are presently in direct competition with the Partnership at several terminal locations. At those locations, market share is primarily a function of pricing, service capabilities and available tankage.

RISKS ASSOCIATED WITH THE PARTNERSHIP AGREEMENT AND STATE PARTNERSHIP LAW

     Cash Distribution Policy. Under the terms of the Partnership Agreement, the General Partner is entitled to receive a specified percentage of the quarterly cash distributions to the partners of the Partnership. The percentage varies depending upon the amount of the quarterly distribution. See "Description of the Partnership Agreement--Cash Distribution Policy." After the holders of Common Units have received quarterly cash distributions of $.4675 per Common Unit, the General Partner is entitled to receive 50% (the highest marginal rate under the Partnership Agreement) of any additional cash distributed to the holders of Common Units during such quarter. Based on the Partnership's current annual distribution of $2.25 per Common Unit, the General Partner would receive approximately 20.8% of all such cash distributions and 50% of any distributions in excess of such amount.

     Limited Voting Rights, Management and Control. Holders of Common Units will have only limited voting rights on matters affecting the Partnership. The
General Partner will manage and control the activities of the Partnership. See "Description of Partnership Agreement--Management." Holders of Common Units have no right to elect the General Partner on an annual or other ongoing basis. If the General Partner withdraws, however, its successor may be elected by the holders of a majority of the outstanding Common Units (excluding for purposes of such determination Common Units owned by the departing general partner and its affiliates).

     The General Partner may not be removed unless such removal is approved by the vote of the holders of not less than 662/3% of the outstanding Common Units, excluding Common Units owned by the General Partner and its affiliates, provided that certain other conditions are satisfied. Any such removal is subject to the limited partners approving the successor general partner by the same vote required for removing the General Partner and receipt of an opinion of counsel that such removal and the approval of a successor will not result in the loss of the limited liability of any limited partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes. In addition, any Common Units held by a person (other than the General Partner and its affiliates) that owns 20% or more of the Common Units cannot be voted. These provisions mean that holders of Common Units only have a limited say in matters affecting the operation of the Partnership and, if such holders are in disagreement with the decisions of the General Partner, they may remove the General Partner only as provided in the Partnership Agreement.

     The General Partner's Liability to the Partnership and the Holders of Common Units May be Limited. Certain provisions of the Partnership Agreement contain exculpatory language purporting to limit the liability of the General Partner to the Partnership or the holders of Common Units. For example, the Partnership Agreement provides that:

         (i) borrowings by or the approval thereof by the General Partner will not constitute a breach of any duty of the General Partner to the Partnership or the holders of Common Units whether or not the purpose or effect thereof is to increase incentive distributions to the General Partner;

         (ii) any actions taken by the General Partner consistent with the standards of reasonable discretion set forth in the definitions of Available Cash and Cash from Operations contained in the Partnership Agreement will be deemed not to breach any duty of the General Partner to the Partnership or the holders of Common Units; and

         (iii) in the absence of bad faith by the General Partner, the resolution of conflicts of interest by the General Partner will not constitute a breach of the Partnership Agreement or a breach of any standard of care or duty.

     Partnership Agreement Limits the Liability and Modifies the Fiduciary Duties of the General Partner Under Delaware Law. Provisions of the Partnership Agreement purport to limit the liability of the General Partner to the
Partnership and the holders of Common Units. Such provisions also purport to modify the fiduciary duty standards to which the General Partner would otherwise be subject under Delaware law, under which a general partner owes its limited partners the highest duties of good faith, fairness and loyalty. Such duty of loyalty would generally prohibit a general partner of a Delaware limited partnership from taking any action or engaging in any transaction as to which it has a conflict of interest. The Partnership Agreement permits the General Partner to exercise the discretion and authority granted to it thereunder in the management of the Partnership and the conduct of its operations, so long as its actions are \in, or not inconsistent with, the best interests of the
Partnership. Such modifications of state law standards of fiduciary duty may significantly limit the ability of holders of Common Units to successfully challenge the actions of the General Partner as being a breach of what would otherwise have been a fiduciary duty.

     Potential Liability of the Holders of Common Units to Repay Distributions. Holders of Common Units will not be liable for assessments in addition to their initial capital investment in the Common Units. Under certain circumstances, however, holders of Common Units may be required to repay to the Partnership amounts wrongfully returned or distributed to them. Under the Delaware Act, a limited partnership may not make a distribution to a partner to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the Partnership, other than liabilities to partners on account of their partnership interests and nonrecourse liabilities, exceed the fair value of the assets of the limited partnership. The Delaware Act provides that a limited partner who receives such a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act will be liable to the limited partnership for the amount of the distribution for three years from the date of the distribution. Under the Delaware Act, an assignee who becomes a substituted limited partner of a limited partnership is liable for the obligations of the assignor to make contributions to the Partnership, except the assignee is not obligated for liabilities unknown to him at the time he or she became a limited partner and which could not be ascertained from the Partnership agreement.

     Potential Liability of Holders of Common Units if the Partnership has not Complied with a State Partnership Law. The Partnership conducts its business in 15 states, and in some of those states the limitations on the liability of limited partners for the obligations of a limited partnership have not been clearly established. If (i) a court or governmental agency determined that the Partnership was conducting business in any such state and had not complied with the applicable limited partnership statute, or (ii) the right of holders of Common Units as a group to remove or replace the General Partner or to take other action pursuant to the Partnership Agreement, and the exercise of such right or the taking of such action constituted "control" of the Partnership's business, then holders of Common Units might be held liable for the Partnership's obligations to the same extent as a general partner.

     The Partnership May Exercise its Limited Call Right. In the event that at any time not more than 20% of the issued and outstanding limited partners' interests of any class of the Partnership are held by persons other than the General Partner and its affiliates, the General Partner will have the right, assignable to any of its affiliates or to the Partnership, to purchase all, but not less than all, of the limited partner interests of the Partnership held by such unaffiliated persons for a price equal to the most recent 20-day average trading price, or the highest purchase price paid by the General Partner or its affiliates to acquire limited partner interests of such class of the Partnership during the prior 90 days, whichever is higher. As a consequence, a holder of such limited partner interests may have such holder's interest purchased even though the holder may not desire to sell it, or the price paid may be less than the amount the holder would desire to receive.

     The Partnership May Sell Additional Limited Partner Interests, Diluting Existing Interests of Holders of Common Units. The Partnership Agreement authorizes the General Partner to cause the Partnership to issue additional limited partner interests and other equity securities of the Partnership for such consideration and on such terms and conditions as shall be established by the General Partner. Any issuance of additional Common Units or other equity securities of the Partnership would result in a corresponding decrease in the proportionate ownership interest in the Partnership represented by Common Units then outstanding, and such issuance could therefore adversely affect the amount of cash distributed with respect to, and the market price of, Common Units outstanding prior to such issuance. Such additional issuances will also diminish the relative voting strength of the previously outstanding Common Units.

     Effects of Anti-takeover Provisions. The Partnership Agreement provides that any person or group (other than the General Partner and its affiliates) that acquires beneficial ownership of 20% or more of the Common Units will lose its voting rights with respect to all of its Common Units. This provision is intended to discourage a person or group from attempting to remove the General Partner or otherwise change management of the Partnership and may diminish the price at which the Common Units will trade under certain circumstances. For example, the provision may make it unlikely that a third party, in an effort to remove the General Partner and take over the management of the Partnership, would make a tender offer for the Common Units at a price above their trading market price without first removing the General Partner and substituting an affiliate.

     Pre-emptive Rights of General Partner. To maintain its then current partnership interest in the Partnership, the General Partner, acting as general partner of the Partnership, has the right to purchase additional limited partnership interests issued by the Partnership whenever, and on the same terms that, the Partnership issues such securities to any person other than the General Partner and its affiliates. No other holder of Common Units has a similar right. Therefore, only the General Partner may protect itself against the dilutive effect of an issuance of additional equity securities of the Partnership. The General Partner waived its pre-emptive right in connection with the Transaction, but not with respect to any other or further transaction.

POTENTIAL CONFLICTS OF INTEREST RELATED TO OPERATION OF THE PARTNERSHIP

     Certain conflicts of interest could arise among the General Partner, Kinder Morgan Inc., the parent company of the General Partner ("KMI") and the Partnership. Such conflicts may include, among others, the following situations:

         (i) The Partnership does not have any employees and relies solely on employees of the General Partner and its affiliates, including KMI.

          (ii) Under the terms of the Partnership Agreement, the Partnership reimburses the General Partner for costs incurred in managing and operating the Partnership.

         (iii) The amount of cash expenditures, borrowings and reserves in any quarter may affect whether or the extent to which there is sufficient Available Cash constituting Cash from Operations to pay quarterly distributions on the Common Units in such quarter or subsequent quarters. The ability of the Partnership to continue to make distributions at its current annual level of $2.25 per Common Unit depends upon the operations of the Partnership and various factors which cannot be guaranteed. See "--Cash Distributions will Fluctuate with Performance; No Minimum Distribution."

         (iv) Whenever possible, the General Partner intends to limit the liability under contractual arrangements of the Partnership to all or particular assets of the Partnership, with the other party to the contract having no recourse against the General Partner or its assets. The Partnership Agreement provides that any action by the General Partner in so limiting its liability or that of the Partnership will not be deemed to be a breach of its fiduciary duty, even if the Partnership could have obtained more favorable terms without such limitation on liability.

         (v) Under the terms of the Partnership Agreement, the General Partner is not restricted from paying its affiliates for any services rendered on terms fair and reasonable to the Partnership or entering into additional contractual arrangements with any of the affiliates of the General Partner on behalf of the Partnership. Neither the Partnership Agreement nor any of the other agreements, contracts and arrangements between the Partnership, on the one hand, and the General Partner and its affiliates, on the other hand, are or will be the result of arm's-length negotiations.

         (vi) The Partnership Agreement provides that it will not constitute a breach of the General Partner's fiduciary duty if the General Partner exercises its right to call for and purchase limited partner interests as provided in the Partnership Agreement or assigns this right to one of its affiliates or to the Partnership.

TAX RISKS

     For a general discussion of the expected federal income tax consequences of the Exchange Offer and of acquiring, owning and disposing of Common Units, see "Material Federal Income Tax Considerations." All references to "Sections" in this Tax Risks discussion and in the "Material Federal Income Tax Considerations" discussion are to sections of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of this discussion, the term "KMEP" refers to Kinder Morgan Energy Partners, L.P. immediately before the Transaction. SF Holdings have treated the VREDs as debt instruments pursuant to an opinion of independent counsel received in 1990 when the VREDs were issued. The tax opinions expressed herein assume that such characterization of the VREDs as debt will be respected.

The Exchange Offer

     No IRS Ruling with Respect to the Exchange Offer or Tax Considerations. No ruling has been or will be requested from the IRS with respect to the treatment of the VREDs as debt, the Exchange Offer, the classification of the Partnership as a partnership for federal income tax purposes or any other matter affecting the Partnership. Moreover, the IRS has announced that it will not grant rulings regarding the federal income tax treatment of transfers of assets to certain classes of partnerships in which the Partnership would be included. Accordingly, the IRS may adopt positions that differ from counsel's conclusions expressed herein. It may be necessary to resort to administrative or court proceedings in an effort to sustain some or all of counsel's conclusions, and some or all of such conclusions ultimately may not be sustained. The costs of any contest with the IRS will be borne directly or indirectly by some or all of the holders of Common Units and the General Partner.

     Treatment of Exchange Premium. Proposed and final regulations under Section 1275 of the Code may be interpreted in a manner which would treat debt instruments such as the VREDs as contingent payment debt instruments. However, nether set of such regulations are directly applicable to debt instruments exchangeable for property which were issued in 1990, the year the VREDs were offered and became outstanding. The analysis contained in these regulations, if deemed to be the appropriate tax treatment, would treat any payments received on the VREDs in excess of the stated redemption price at maturity ($1,000) as interest income taxable at ordinary income rates. If they are not so interpreted or are not applicable, gain or loss would be recognized to the extent of the difference between (a) the fair market value of the Common Units plus the amount of cash (exclusive of any amount paid for accrued interest) received and (b) the holder's adjusted tax basis in the VREDs surrendered. The character of such gain could be capital or ordinary in character. See "Material Federal Income Tax Considerations-Exchange of VREDs for Common Units-Characterization of VREDs as Contingent Payment Debt Instruments" and "-Character and Amount of Gain." Morrison & Hecker is unable to opine on this issue due to the uncertainty in the law regarding the tax treatment of debentures exchangeable for property and the lack of controlling regulatory authority.

Ownership of Common Units

     No Amortization of Book-Up Attributable to Intangibles. The Transaction resulted in a restatement of the capital accounts of both the former Santa Fe Common Unit holders (including VRED Holders who exchange such VREDs for Common Units) and the pre-Transaction Common Unit holders to fair market value ("Book-Up") and an allocation of such increased capital account value among the Partnership's assets will be based on the values indicated by an independent appraisal obtained by the General Partner. The General Partner has obtained an independent appraisal which indicates that all of such value is attributable to tangible assets. However, if such valuations were challenged by the IRS and such challenge were successful, a portion of this Book-Up could be allocated to intangible assets that will not be amortizable either for tax or capital account purposes, and therefore, will not support a Curative Allocation (as later defined) of income. This could result in a disproportionate allocation of taxable income to either a pre-Transaction Common Unit holder or a former Santa Fe Common Unit holder. See "Material Federal Income Tax Considerations-Tax Consequences of Holding Common Units-Capital Accounts, Valuation of Assets and Curative Allocations under Section 704(c)" and "Material Federal Income Tax Considerations-Tax Consequences of Holding Common Units-Fungibility Issues Arising From Intangibles."

     Tax Treatment of the Partnership. The availability to a holder of Common Units of the federal income tax benefits of an investment in the Partnership depends, in large part, on the classification of the Partnership as a partnership for federal income tax purposes. Based on certain representations by the General Partner, Morrison & Hecker is of the opinion that, under current law, the Partnership is and will continue to be classified as a partnership for federal income tax purposes. However, as stated below, no ruling from the IRS as to such status has been or will be requested, and the opinion of counsel is not binding on the IRS.

     If the Partnership were to fail to meet the 90% "qualified income" test (the "National Resources Exception") for any year prior to or subsequent to the Transaction, the Partnership would be treated as a corporation unless it met the inadvertent failure exception. See "Material Federal Income Tax Considerations-General Features of Partnership Taxation-Partnership Status."

     If the Partnership were classified as an association taxable as a corporation for federal income tax purposes, the Partnership would be required to pay tax on its income at corporate rates, distributions would generally be taxed to the holders of Common Units as corporate distributions, and no income, gain, loss, deduction or credit would flow through to the holders of Common Units. Because tax would be imposed upon the Partnership as an entity, the cash available for distribution to the holders of Common Units would be substantially reduced. Treatment of the Partnership as an association taxable as a corporation or otherwise as a taxable entity would result in a material reduction in the anticipated cash flow and after-tax return to the holders of Common Units. See "Material Federal Income Tax Considerations-General Features of Partnership Taxation-Partnership Status."

     There can be no assurance that the law will not be changed so as to cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes or otherwise to be subject to entity-level taxation. The Partnership Agreement provides that, if a law is enacted that subjects the Partnership to taxation as a corporation or otherwise subjects the Partnership to entity-level taxation for federal income tax purposes, certain provisions of the Partnership Agreement relating to the General Partner's incentive distributions will be subject to change, including a decrease in the amount of the Target Distribution levels to reflect the impact of entity level taxation on the Partnership. See "Description of Partnership Agreement-Cash Distribution Policy."

     Allocation of Profit and Loss. The Partnership Agreement contains certain allocations of profits and losses the validity of which under current law are uncertain and with respect to which counsel is unable to opine. A successful challenge by the IRS of the validity of such allocations could result in a material increase in the amount of taxable income allocated to the holders of Common Units. See "Material Federal Income Tax Considerations-Tax Consequences of Common Unit Ownership-Ratio of Taxable Income to Distributions" and "Material Federal Income Tax Considerations-Allocation of Partnership Income, Gain, Loss and Deduction."

     Deductibility of Losses. Under the passive loss limitations, losses generated by the Partnership, if any, will only be available to offset future income generated by the Partnership and cannot be used to offset income from other activities, including passive activities or investments. Unused losses may be deducted when the holder of Common Units disposes of all of such holder's Common Units in a fully taxable transaction with an unrelated party. Net passive income from the Partnership may be offset by a Common Unit holder's unused Partnership losses carried over from prior years, but not by losses from other passive activities, including losses from other publicly traded partnerships. See "Material Federal Income Tax Considerations-Tax Consequences of Common Unit Ownership-Limitations on Deductibility of Partnership Losses."

     Section  754  Election.   Each  of  the   Partnership,   the  KM  Operating
Partnerships and SFPP has made, will make, as necessary, and maintain the election provided for by Section 754 of the Code, which will generally permit a holder of Common Units to calculate cost recovery and depreciation deductions by reference to the portion of the Common Unit holder's purchase price attributable to each asset of the Partnership. A constructive termination of the Partnership could result in penalties and a loss of basis adjustments under Section 754, if the Partnership were unable to determine that a termination had occurred and, therefore, did not make a Section 754 election for the new Partnership. See "Material Federal Increase Tax Considerations-Tax Treatment of Operations-Section 754 Election."

     Conventions Related to Section 743(b) Adjustments. The General Partner intends to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of the Partnership's property (to the extent of any unamortized Book-Tax Disparity) using a rate of depreciation derived from the depreciation method and useful life applied to the common inside tax basis of such property. It is possible that the IRS could challenge such treatment and, if successful, the taxable income of either holders of former Santa Fe Common Units (including VRED Holders receiving Common Units in the Exchange Offer) or Pre-Transaction Common Units could be increased. Such an adjustment, would likely be immaterial to a VRED Holder exchanging for Common
Units relative to the effect of the Section 743(b) basis adjustment which will result from the taxable exchange of VREDs for Common Units. See "Tax Treatment of Operations-Section 754 Election." See "Material Federal Income Tax Considerations-Tax Consequences of Holding Common Units-Capital Accounts, Valuation of Assets and Curative Allocations under Section 704(c)" and "Material Federal Income Tax Considerations-Tax Consequences of Holding Common Units-Fungibility Issues Arising From Intangibles."

     Uniformity of Common Units and Nonconforming Depreciation Conventions. Since the Partnership cannot trace the chain of ownership of any particular Common Unit, it is unable to track the economic and tax characteristics related to particular Common Units from owner to owner. Consequently, uniformity of the economic and tax characteristics of the Common Units to purchasers of such Common Units must be maintained. To maintain uniformity, the Partnership will adopt certain depreciation conventions that do not conform with all aspects of certain proposed and final Treasury Regulations. The IRS may challenge such conventions and, if such a challenge were sustained, the uniformity of Common Units may be affected. Non-uniformity could adversely affect the amount of tax depreciation available to a purchaser of Common Units and could have a negative impact on the value of the Common Units. See "Material Federal Income Tax
Considerations-Uniformity of Common Units," "Material Federal Income Tax Considerations-Tax Treatment of Operations-Section 754 Election" and "Material Federal Income Tax Considerations-Disposition of Common Units-Constructive Termination."

     Tax Liability Exceeding Cash Distributions or Proceeds from Dispositions of Common Units. A holder of Common Units will be required to pay federal income tax and, in certain cases, state and local income taxes on such holder's allocable share of the Partnership's income, whether or not such holder receives cash distributions from the Partnership. No assurance is given that holders of Common Units will receive cash distributions equal to their allocable share of taxable income from the Partnership. Further, a holder of Common Units may incur tax liability in excess of the amount of cash received. See "Material Federal Income Tax Considerations-Other Taxes" for a discussion of certain other state and local tax considerations that may be relevant to prospective holders of Common Units.

     Tax Shelter Registration; Potential IRS Audit. The Partnership is registered with the IRS as a "tax shelter." No assurance can be given that the Partnership will not be audited by the IRS or that tax adjustments will not be made. The rights of a Common Unit holder owning less than a 1% profits interest in the Partnership to participate in the income tax audit process have been substantially reduced. Further, any adjustments in the Partnership's returns will lead to adjustments in the returns of holders of Common Units and may lead to audits of Common Unit holders' returns and adjustments of items unrelated to the Partnership's. Each holder of Common Units would bear the cost of any expenses incurred in connection with an examination of the personal tax return of such holder.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In September 1990, SF Holdings issued $218,981,000 principal amount of its Variable Rate Exchangeable VREDs due 2010 (the "VREDs") pursuant to the
Indenture (the "Indenture") dated as of September 13, 1990 between SF Holdings and First Trust Company of California (successor trustee to Security Pacific National Bank), as trustee (the "Trustee"). Under the terms of the Indenture, the VRED Holders were originally entitled to receive 37.2093 Santa Fe Common Units for each $1,000 principal amount of VREDs upon the happening of certain triggering events, such as a change of control, merger or sale of substantially all of the assets (each an "Exchange Event").

     The closing of the Transaction constituted an Exchange Event. As a result, SF Holdings and the Trustee entered in a Supplemental Indenture dated as of March ____, 1998, pursuant to which each $1,000 principal amount of VREDs became exchangeable for 51.720927 Common Units (the 37.2093 Santa Fe Common Units for which such VREDs were previously exchangeable multiplied by 1.39, the exchange ratio for the Transaction).

     The Partnership agreed in the Purchase Agreement that it would cause OLP-D to perform all of SF Holdings obligations related to the VREDs. The Exchange Offer is being made to satisfy SF Holdings obligations under the Indenture and the Partnership's and OLP-D's obligations under the Purchase Agreement.

     Prior to the  closing  of the  Transaction,  the SF General  Partner  owned
8,148,148 Santa Fe Common Units, which was approximately equal to the total number of Santa Fe Common Units into which the VREDs were exchangeable. As a result of the Transaction, those Santa Fe Common Units were converted into 11,325,925 Common Units. The SF General Partner has placed the certificate representing the 11,325,925 Common Units into escrow to satisfy SF Holdings obligations under the Indenture. The Common Units represented by such certificate will be delivered in exchange for any VREDs tendered in the Exchange Offer.

     Unless the context requires otherwise, the term "VRED Holder" with respect to the Exchange Offer means any person in whose name the VREDs are registered on the books of the Partnership or any other person who has obtained a properly completed bond power from the registered Holder, or any person whose VREDs are held of record by Cede & Co. and who desires to deliver such VREDs by book-entry transfer at the Depository Trust Company ("DTC").

TERMS OF EXCHANGE

     General. OLP-D hereby offers on behalf of SF Holdings, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange Common Units for each $1,000 principal amount of the VREDs properly tendered on or prior to 5:00 p.m. New York City time on ___________, 1998 (the "Expiration Date") in accordance with the procedures described below. The Exchange Offer is not conditioned upon a minimum principal amount of VREDs being tendered. OLP-D will deliver on ___________, 1998 (the "Exchange Date"), 51.720927 Common Units in exchange for each $1,000 principal amount of the VREDs properly tendered and not withdrawn in connection with the Exchange Offer. On ___________, 1998, the market value of 51.720927 Common Units was $_____________________, based on the closing price reported on the NYSE Composite Transaction Tape for such date.

     Failure to Exchange. VREDs that are not properly tendered in the Exchange Offer will become due and payable on the Exchange Date at par, plus accrued and unpaid interest thereon (the "Par Payment"). The Partnership estimates that the Par Payment will be approximately $_________ per $1,000 principal amount of VREDs. VRED Holders who wish to receive the Par Payment in lieu of exchanging their VREDs should so indicate on the Letter of Transmittal and surrender their VREDs to the Exchange Agent on or before the Exchange Date. Failure to do so will result in a delay in such VRED Holder's receipt of the Par Payment. The Partnership intends to finance any Par Payment for VREDs not properly tendered in the Exchange Offer through its existing credit facilities. See "Risk Factors--Failure to Exchange VREDs."

     Transfer Taxes and Expenses. VRED Holders who tender VREDs in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions of the Letter of Transmittal, transfer taxes with respect to the exchange of VREDs in connection with the Exchange Offer. OLP-D will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-Fees and Expenses."

     No Recommendation. The Board of Directors of the General Partner makes no recommendation to VRED Holders as to whether to tender or refrain from tendering all or any portion of their VREDs pursuant to the Exchange Offer. In addition, no one has been authorized to make any such recommendation. VRED Holders must make their own decision whether to tender pursuant to the Exchange Offer and, if so, the aggregate amount of VREDs to tender after reading this Prospectus and the Letter of Transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF COMMON UNITS

     Upon the terms and subject to the conditions of the Exchange Offer, OLP-D will exchange on behalf of SF Holdings, and the Exchange Agent will deliver on the Exchange Date, Common Units for VREDs validly tendered.

In all cases, delivery of Common Units in exchange for VREDs tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) VREDs or a book-entry confirmation (as defined below) of a book-entry transfer of VREDs into the Exchange Agent's account at DTC, including an Agent's Message (as defined below) if the tendering holder has not delivered a Letter of Transmittal, (ii) the Letter of Transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantees or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.

     The term "book-entry confirmation" means a timely confirmation of a book entry transfer of VREDs into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant, which acknowledgement states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Partnership may enforce such Letter of Transmittal against such participant.

     Subject to the terms and conditions of the Exchange Offer, the Partnership will be deemed to have accepted for exchange, and thereby exchanged, VREDs validly tendered, if and when the Partnership gives oral or written notice to the Exchange Agent of the Partnership's acceptance of such VREDs for exchange, pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Partnership for the purpose of receiving tenders of VREDs, Letters of Transmittal and related documents, and as agent for any tendering VRED Holder for the purpose of receiving VREDs, Letters of Transmittal and related documents and transmitting Common Units to validly tendering VRED Holders. Such exchange will be made on the Exchange Date.

     Pursuant to the Letter of Transmittal (or the Agent's Message in lieu thereof), VRED Holders will warrant and agree in the Letter of Transmittal that the VRED Holder has full power and authority to tender, exchange, sell, assign and transfer VREDs, that OLP-D will acquire good, marketable and unencumbered title to the tendered VREDs, free and clear of all liens, restrictions, charges and adverse claims or proxies. The VRED Holder will also warrant and agree that upon request, such holder will execute and deliver any additional documents deemed by the Partnership or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the VREDs tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING VREDS

     Valid Tender. Except as set forth below, in order for VREDs to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees or (in the case of a book-entry tender) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents must be received by the Exchange Agent at its address set forth under "-Exchange Agent," and either
(i) VREDs must be received by the Exchange Agent, or (ii) such VREDs must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering VRED Holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

     If less than all of the VREDs are tendered, a tendering VRED Holder should fill in the amount of VREDs being tendered in the appropriate box on the Letter of Transmittal. The entire amount of VREDs delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF THE VREDs, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING VRED HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF THE VRED HOLDER CHOOSES TO MAKE DELIVERY BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED PROPERLY INSURED OR AN OVERNIGHT

DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Book-Entry Transfer. The Exchange Agent will make a request to establish an account with respect to the VREDs at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's Book-Entry Transfer Facility System may make a book-entry delivery of the VREDs by causing DTC to transfer such VREDs into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of VREDs may be effected through book-entry transfer into the Exchange Agent's account at DTC, a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at the address set forth under "-Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedures set forth below must be complied with.

DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     Signature Guarantees. The VREDs need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a VRED is registered in a name other than that of the person surrendering the VREDs or
(ii) such registered Holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. Unless surrendered on behalf of an Eligible Institution (as such term is defined below), in the case of (i) or (ii) above, such VREDs must be duly endorsed or accompanied by a properly executed bond power with the endorsement or signature on the bond power and Letter of Transmittal guaranteed by a firm that is a member of the Medallion Signature Guarantee Program, or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Exchange Act, including (a) a bank; (b) a broker/dealer, municipal security broker or dealer or government securities broker or dealer; (c) a credit union;
(d) a national securities exchange, registered securities association or clearing agency; or (e) a savings association that is a participant in a securities transfer association (each of the foregoing being referred to as an "Eligible Institution"). See Instruction 2 to the Letter of Transmittal.

     Guaranteed Delivery. If a VRED Holder desires to tender VREDs pursuant to the Exchange Offer, and the VREDs are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be complied with on a timely basis, such VREDs may nevertheless be tendered, provided that all the following guaranteed delivery procedures are complied with:

     (i) Such tenders are made by or through an Eligible Institution;

     (ii)A properly completed or duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal or an Agent's Message, is received by the Exchange Agent on or prior to the Expiration Date; and


    (iii)All of the tendered  VREDs (or  a book-entry  confirmation),  in proper
         form  for  transfer,  together   with a  properly  completed  and  duly
         executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal (or, in the case of a book-entry transfer, a properly transmitted Agent's Message in lieu thereof) are received by the Exchange Agent within two business days after the date of execution of such Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Exchange Agent, and must include a guarantee by an Eligible Institution in the form set forth in such Notice.

NOTWITHSTANDING ANY OTHER PROVISION HEREOF, THE DELIVERY OF COMMON UNITS IN EXCHANGE FOR VREDS TENDERED AND ACCEPTED FOR EXCHANGE PURSUANT TO THIS EXCHANGE OFFER WILL IN ALL CASES BE MADE ONLY AFTER TIMELY RECEIPT BY THE EXCHANGE AGENT OF THE VREDS, OR OF A BOOK-ENTRY CONFIRMATION WITH RESPECT TO SUCH VREDS, AND A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF OR AGENT'S MESSAGE IN LIEU THEREOF), TOGETHER WITH ANY REQUIRED
SIGNATURE GUARANTEES AND ANY OTHER DOCUMENTS REQUIRED BY THE LETTER OF TRANSMITTAL. OLP-D'S ACCEPTANCE FOR EXCHANGE OF THE VREDS TENDERED PURSUANT TO ANY OF THESE PROCEDURES DESCRIBED ABOVE WILL CONSTITUTE A BINDING AGREEMENT BETWEEN THE TENDERING VRED HOLDER AND OLP-D UPON THE TERMS AND SUBJECT TO THE CONDITIONS OF THE EXCHANGE OFFER.

     Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange for any tendering VREDs will be determined by, OLP-D in its sole discretion, whose determination shall be final and binding on all parties. OLP-D reserves the absolute right, in its sole discretion, to reject any and all tenders determined by it not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to OLP-D, being unlawful. OLP-D reserves the absolute right, subject to applicable law to waive any condition or irregularity in any tender of VREDs of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     OLP-D's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of the VREDs will be deemed to be have been validly made until all irregularities with respect to such tender have been cured or waived. Neither OLP-D, the Partnership, any affiliates, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities and tenders or incur any liability for failure to give such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by OLP-D, proper evidence satisfactory to OLP-D, in its sole discretion, of such persons authority to do so must be submitted. A beneficial owner of VREDs that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner wishes to participate in the Exchange Offer.

TERMS AND CONDITIONS OF LETTER OF TRANSMITTAL

     The following paragraphs are a summary of certain provisions of the Letter of Transmittal. A copy of the Letter of Transmittal accompanies this Prospectus. The following discussion is qualified in its entirety by reference to the Letter of Transmittal.

     The party tendering VREDs for exchange (the "Transferor") exchanges, assigns and transfers the VREDs to OLP-D and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the VREDs to be delivered and transferred to OLP-D and to acquire Common Units deliverable upon the exchange of such tendered VREDs. The Transferor represents and warrants that when the VREDs are accepted for exchange OLP-D will acquire good, marketable and unencumbered title to the tendered VREDs, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also represents and warrants that it will, upon request, execute and deliver any additional documents deemed by OLP-D to be necessary or desirable to complete the exchange, assignment and transfer of the tendered VREDs. The Transferor further agrees that acceptance of any tendered VREDs by OLP-D and the delivery of Common Units in exchange for such tendered VREDs shall constitute performance in full by SF Holdings of its obligations under the Indenture and that neither OLP-D, the Partnership nor SF Holdings shall have any further obligations or liabilities with regard to the VREDs to the Transferor. All authority conferred by the Transferor will survive the death and incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

     Withdrawal of Tenders. Except as otherwise provided herein, tenders of VREDs may be withdrawn at any time on or prior to the Expiration Date and at any time on or after ____________________, 1998.

     In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to 5:00 p.m. New York City time on the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the VREDs to be withdrawn, the aggregate principal amount of VREDs to be withdrawn, and the name of the registered holder of the VREDs as set forth on the VREDs, if different from that of the person who tendered such VREDs. If VREDs have been physically delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such VREDs, the tendering holder must submit the certificate numbers shown on the particular VREDs to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of VREDs tendered for the account of an Eligible Institution. If VREDs have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering VREDs," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of VREDs, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission on or prior to the Expiration Date. Withdrawals of tenders of VREDs may not be rescinded. VREDs properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to 5:00 p.m. New York City time on the Expiration Date by following any of the procedures described above under "Procedures for Tendering VREDs."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by OLP-D, in its sole discretion, whose determination shall be final and binding on all parties. Neither OLP-D, the Partnership, any of their affiliates, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any VREDs which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

     Interest and Cash Distributions. Record holders of VREDs on April 30, 1998, will be paid the May 15, 1998, interest payment on the VREDs in the ordinary course. Interest accrued on the VREDs from and including April 1, 1998, and adjustments to previously paid interest with regard to the VREDs will not be paid to holders of the VREDs when such holder surrenders the VREDs in exchange for Common Units. In addition, cash paid with respect to the Common Units generally will not be paid to holders of VREDs, unless the Partnership establishes a record date for such distribution on a date that occurs (i) before the Exchange Date and (ii) after the last record date for the payment of interest on the VREDs before the Exchange Date that would take into account such distribution by the Partnership with respect to the Common Units. In such case, each VRED Holder electing to exchange the VREDs for Common Units will receive, in addition to Common Units and cash in lieu of fractional interests, the amount of cash or other property to be distributed by the Partnership on the payment for such record date. It is not anticipated that any such payments will be made by the Partnership.

     Fractional Interests. The Partnership will not issue fractional Common Units in exchange for VREDs. If any factional Common Unit would be deliverable upon the exchange of any VRED, the Partnership will pay to the VRED Holder an amount of cash equal to such fraction multiplied by $___________, the current market value of Common Units on the basis of the average closing price of such units during the 15 consecutive trading days ending two business days prior to ____________, 1998, the date the notice of the Exchange Event was sent to VRED Holders.

EXCHANGE AGENT.

     First Chicago Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or the Letter of Transmittal should be directed to the Exchange Agent as follows:

     By Hand:                    By Overnight Courier:       By Mail:

First Chicago Trust              First Chicago Trust         First Chicago Trust
Company of New York              Company of New York         Company of New York
Attention: Tenders & Exchanges   Tenders & Exchanges         Tenders & Exchanges
c/o The Depository Trust Company 14 Wall Street P.O.         Box 2565
55 Water Street DTC TAD          8th Floor                   Suite 4660-SFPP
Vietnam Veterans Memorial Plaza  Suite 4680-SFPP             Jersey City, NJ
New York, New York 10041         New York, New York 10005    07303-2565

                                        By Facsimile:  (   )     _
                                                        ---  ---- ------

     Delivery to other than the above addresses or facsimile numbers will not constitute a valid delivery.

FEES AND EXPENSES:

     The Partnership has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out of pocket expenses in connection with the Exchange Offer. The Partnership will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of VREDs.

     VRED Holders who tender their VREDs for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Common Units are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the VREDs tendered, or if a transfer tax is imposed for any reason other than the exchange of the VREDs in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder and will not be paid by OLP-D. In addition, OLP-D shall not be required to deliver certificates representing the Common Units, or any cash or other property for factional interest or any dividend or distribution due a tendering VRED Holder, until such holder either pays OLP-D the amount of the transfer tax due or provides evidence to the satisfaction of OLP-D that such tax has been paid.

     OLP-D and the Partnership will not make payment to brokers, dealers or others soliciting acceptance of the Exchange Offer.

ELIGIBILITY TO PARTICIPATE IN PUBLIC OFFERING FOR RESALE OF COMMON UNITS

     Following completion of the Exchange Offer and subject to market conditions, the Partnership intends to commence an underwritten public offering of newly issued Common Units of approximately $____________ million (the "Unit Offering"). VRED Holders who elect to exchange their VREDs for Common Units in the Exchange Offer may elect to participate in the Unit Offer as selling unit holders. In the event that the managing underwriter for the Unit Offering indicates that in its opinion marketing considerations require a limitation on the number of Common Units to be sold in the Unit Offering, the Partnership will include in the Unit Offering only the number of Common Units which, in the good faith opinion of the managing underwriter, can be sold. The Common Units to be sold by the Partnership will be the first to be excluded from the Unit Offering and then the Common Units to be sold by the exchanging VRED Holders will be reduced pro rata, based on the number of Common Units to be issued to each such VRED Holder in the Exchange Offer. VRED Holders desiring to participate in the Unit Offering will be required to pay a pro rata portion of the Partnership's expenses associated with the Unit Offering (including without limitation, underwriting fees, filing fees, printing costs and legal and accounting fees and expenses) and will be required to execute customary selling security holder documentation. [Indemnification provisions?] VRED Holders wishing to participate in the Unit Offering should so indicate on the Letter of Transmittal.

                                 THE PARTNERSHIP

GENERAL

     The Partnership, a Delaware limited partnership, was organized in August 1992 to acquire and operate the natural gas liquids pipelines of Enron Corp. On March 6, 1998, the Partnership completed its acquisition of substantially all of the assets of Santa Fe. See "--Acquisition of Santa Fe." The Partnership is one of the largest common carrier products pipeline systems in terms of volume of deliveries, barrel miles and pipeline mileage in the United States, with over 5,000 miles of trunk pipeline serving 15 states. Through its four operating limited partnerships, the Partnership manages a diversified portfolio of midstream energy assets. It is the sole owner and operator of six pipeline systems, which transport NGLs and refined petroleum products (the "Liquids Pipelines"), two coal terminals and 13 truck loading terminals. The Partnership also owns a CO2 pipeline and an indirect 25% interest in a Y-grade fractionation facility.

BUSINESS STRATEGY

     On February 14, 1997, the current management of the Partnership acquired the stock of the General Partner from Enron Corp. The current management's business strategy is to operate the Partnership as a growth-oriented publicly traded limited partnership by reducing operating costs, better utilizing and expanding its asset base, and making selective, strategic acquisitions that are accretive to holders of Common Units. Management believes that the Partnership is well positioned to expand its present assets and make strategic acquisitions that are accretive in cash flow to Common Unit holders.

     During the fiscal year ended December 31, 1997, the Partnership has decreased its operating costs by $_____ million compared to the same period for 1996. Earnings for the twelve months ended December 31, 1997 totaled $_____ million, compared to $_____ million for the comparable period in 1996, an increase of ____%. Distributions to Common Unit holders for the fourth quarter of 1997 were $.5625 per Common Unit (reflecting the two for one common unit split that occurred on October 1, 1997), an increase of 78.6% compared to the distribution of $0.315 (adjusted for the common unit split) for the fourth quarter of 1996.

     The Partnership's management believes that substantial growth opportunities exist in all of the Partnership's core businesses: (i) products pipelines; (ii) coal terminals, storage and services; and (iii) CO2 transportation and services. In August, 1997, the Partnership acquired a coal terminaling and storage facility located on the Kentucky River and in the fall of 1997 completed a major expansion of its Cora Terminal. As a result, the Partnership has expanded its coal terminaling and storage capacity by approximately 100%. See "--Coal Operations." In October 1997, the Partnership announced its intention to form Shell CO2 Company with Shell Western, which will explore, produce, market and transport CO2 for enhanced oil recovery throughout the continental United States. See "--Central Basin Pipeline."

     The Partnership expects that the combination with Santa Fe will further its strategy of increasing Common Unit holder value, because management believes that the combined entities will be accretive to the Partnership's earnings and cash flow. In addition, the Transaction should provide the Partnership with additional expansion and extension opportunities. Significant cost savings are also expected to be derived from the combination. However, there can be no assurances that such opportunities and cost savings will be realized.

     Management believes that the provisions of the Partnership Agreement provide it with financial incentives that are closely aligned with those of the holders of Common Units. Specifically, when the Partnership issues equity in connection with an acquisition (e.g., the Transaction), the General Partner must contribute additional capital. In addition, the incentive distribution structure in the Partnership Agreement provides the General Partner with a strong incentive to distribute as much cash from operations as possible.

ACQUISITION OF SANTA FE

     General. Pursuant to the Purchase Agreement, the Partnership acquired substantially all of the assets of Santa Fe for approximately 26.6 million
Common Units and $84.4 million in cash (the "Transaction"). Immediately following the consummation of the Transaction, Santa Fe was liquidated and each Santa Fe Common Unit was converted into 1.39 Common Units. In connection with the Transaction, the SF General Partner retained a 1% special (non-voting) limited partner interest in SFPP (the "Special LP Interest"). Immediately following the consummation of the Transaction, OLP-D caused SFPP to redeem approximately one-half of the Special LP Interest, in exchange for $5.8 million in cash (which the parties agreed represented the fair market value of such interest on the date of the Purchase Agreement). As a result, the Special LP Interest was reduced to .5% and the general partner interest of OLP-D in SFPP was increased to 99.5%.

     Put/Call Rights. After January 1, 1999, the SF General Partner may require, pursuant to 30 days' written notice, SFPP to purchase all of the SF General Partner's Special LP Interest (the "Put Notice"). The purchase price will consist of cash in the amount equal to the fair market value on the date of the Put Notice of 115,973 Common Units (the "Put/Call Units"). SFPP may, in its sole discretion, elect to have an affiliate make such purchase or deliver Common Units in lieu of making such cash payment. Upon 30 days' written notice to the SF General Partner (the "Call Notice"), OLP-D or its designated affiliate may redeem the SF General Partner's Special LP Interest. The purchase price of such interest will consist of (i) the payment of the cash price or the issuance of the Put/Call Units as provided above and (ii) an additional amount of cash sufficient to result in the SF General Partner receiving on an after-tax basis an additional amount of cash equal to any incremental gain realized by the SF General Partner resulting from a decrease in its share of partnership debt multiplied by the maximum net marginal statutory federal and state income tax rates applicable to the SF General Partner.

     Indemnification.

     The Partnership. The Partnership has agreed to (and agreed to cause SFPP to) indemnify the SF General Partner, SF Holdings and their stockholders, officers, directors, affiliates, successors and assigns from any loss relating to (i) Santa Fe or SFPP (whether prior to or after the Purchase Agreement Transaction Closing), (ii) the VREDs (except for taxable gain applicable to the SF General Partner or SF Holdings), (iii) certain severance costs in excess of $4.5 million or any action taken by the Partnership or the General Partner in connection with such severance costs or (iv) certain amounts for which the SF General Partner would have been entitled to reimbursement under the Santa Fe Partnership Agreement, except in each case for losses for which the SF General Partner is indemnifying the Partnership and its affiliates as described below.

     Santa Fe. The SF General Partner has agreed to indemnify the General Partner and OLP-D from any loss relating to any payment that OLP-D, as the general partner of SFPP, or the General Partner, as the general partner of OLP-D, is required to make (and makes) from its own funds (after prior recourse is had to the assets of SFPP) with respect to the Santa Fe First Mortgage Notes and any refinancing, refunding or replacement thereof due to the inability of SFPP to pay or refinance such Indemnified Debt. Such indemnity is limited to the amount of $190 million. The SF General Partner is subrogated to such rights of OLP-D to the extent that the SF General Partner has made any payment in respect of the Debt Indemnity

     The SF General Partner agreed to will indemnify and hold harmless the General Partner, the Partnership, OLP-D and their respective stockholders, unit holders, officers, directors, affiliates, successors and assigns from and against any and all losses relating to any claim for money damages by any limited partner of Santa Fe (other than the Partnership and its affiliates) relating to the fairness of the Transaction to such limited partners; provided, however, that any liability for fees and expenses of attorneys for any such limited partner of Santa Fe will be borne in equal halves by the SF General Partner, on the one hand, and the General Partner, the Partnership and OLP-D, on the other hand. In the event that any such litigation is pending at the time of the closing of the Transaction, the SF General Partner may elect to not close the Transaction, unless the Partnership, the General Partner and OLP-D waive their right to such indemnification or demonstrate to the SF General Partner that such claims have been settled or compromised on terms acceptable to the SF General Partner.

     The SF General Partner also agreed to indemnify the Partnership, the General Partner, OLP-D and their respective stockholders, unitholders, officers, directors, affiliates, successors and assigns from any losses relating to (i) any material breach of the representation and warranty relating to Santa Fe's ownership of SFPP or the SF General Partner's ownership of the general partner interest in Santa Fe, (ii) any taxes assessed against the Partnership or the General Partner due to the liquidation of Santa Fe, (iii) the expenses and fees that the SF General Partner is obligated to pay under the Purchase Agreement,
(iv) certain employee benefits and (v) certain excluded reimbursement items.

THE NORTH SYSTEM

     The North System is an approximate 1,600 mile interstate common carrier pipeline system that extends from South Central Kansas to the Chicago area. Products transported on the North System include NGLs (e.g. ethane, propane, normal butane, isobutane and natural gasoline) and refined petroleum products such as gasoline and fuel oils. Product shipments fall into three general categories including (i) shipments of NGLs from South Central Kansas (a major hub for producing and storing NGLs) to markets in the Midwest, including major refineries in the Chicago area, propane terminals in Nebraska, Iowa and Illinois, and to other pipeline systems; (ii) shipments of refinery grade normal butane produced in the Chicago area for storage near Bushton, Kansas and the subsequent return of those volumes to the Chicago area; and (iii) shipments of refined petroleum products through the Partnership's 50% interest in the Heartland Partnership to terminals in Nebraska and Iowa. The North System competes for business with other liquids pipelines and to a lesser extent rail transporters. The North System operated at approximately 59% of capacity in 1995, 66% of capacity in 1996 and 70% of capacity in the first nine months of 1997.

     In addition to the pipelines, the North System includes seven propane truck loading terminals plus a multi-terminal complex at Morris, Illinois. The Partnership owns and operates several tank and cavern storage facilities with approximately 1.0 MMBbls of capacity and has a long-term lease for cavern storage near Bushton, Kansas for approximately 5.0 MMBbls of capacity.

CYPRESS PIPELINE

     Completed in April 1991, the Cypress Pipeline is a 104-mile interstate common carrier pipeline that transports purity ethane from the NGL hub in Mont Belvieu, Texas to a major petrochemical producer in Lake Charles, Louisiana. The pipeline was originally built with a capacity of approximately 37 MBbls/d but has recently completed an expansion which increases the capacity to 57 MBbls/d. It has the capability to transport other NGLs. The Cypress Pipeline operates under a long-term transportation agreement which expires in 2011. Under the terms of that agreement, the petrochemical producer has a fixed tariff, ship-or-pay obligation for a minimum of 30 MBbls/d through 2011. In addition, the petrochemical producer has entered into a five-year ship-pay obligation for an additional 14 MBbls/d.

THE SOUTH PIPELINE

     The South Pipeline consists of two pipeline segments, the West Line and the East Line:

     The West Line consists of approximately 555 miles of primary pipeline and currently transports products for approximately 50 shippers from seven refineries and three pipeline terminals in the Los Angeles Basin to Phoenix and Tucson, Arizona and various intermediate commercial and military delivery points. In 1996, 1995 and 1994, the West Line transported averages of 339,900, 333,400 and 325,600 barrels per day, respectively, of which averages of 114,100, 111,700 and 104,000 barrels per day, respectively, were delivered to Phoenix and Tucson. Also, a significant portion of West Line volumes are transported to Colton, California for local distribution and for delivery to Calnev Pipeline, an unaffiliated common carrier of refined petroleum products to Las Vegas, Nevada and intermediate points. The West Line serves the Partnership terminals located in Colton and Imperial, California as well as in Phoenix and Tucson.

     The East Line is comprised of two parallel lines originating in El Paso, Texas and continuing approximately 300 miles west to the Tucson terminal and one line continuing northwest approximately 130 miles from Tucson to Phoenix. All products received by the East Line at El Paso come from [one] refinery in El Paso or are delivered through connections with non-affiliated pipelines from refineries in Odessa and Dumas, Texas and Artesia, New Mexico. The East Line transports refined petroleum products for approximately 17 shippers. In 1996, 1995 and 1994, the East Line transported averages of 73,700, 67,200 and 69,300 barrels per day, respectively, of refined petroleum products, of which averages of 35,800, 31,500 and 34,100 barrels per day, respectively, were delivered to Phoenix. Since August 1992, when the second phase of the East Line expansion became operational, the daily pumping capacity between El Paso and Tucson has been approximately 95,000 barrels, and the daily pumping capacity from Tucson to Phoenix has been approximately 55,000 barrels. The East Line serves the Partnership terminals located in Tucson and Phoenix.

     In late 1995, Diamond Shamrock, Inc. completed construction of a new 10-inch diameter products pipeline from its refinery near Dumas, Texas to El Paso. In late 1996, Diamond Shamrock connected this pipeline to the East Line and began shipping products to Tucson and Phoenix.

     Longhorn Partners Pipeline is a proposed joint venture project which would acquire and convert an existing crude oil pipeline to refined products service and construct a new pipeline extension to transport refined products from refineries on the Gulf Coast to El Paso and other destinations in Texas. This pipeline would connect with the West Line.

     Increased product supply in the El Paso area could result in some shift of volumes transported into Arizona from the West Line to the East Line. While increased movements into the Arizona market from El Paso displace higher tariff volumes supplied from Los Angeles on the West Line, such shift of supply sourcing has not had, and is not expected to have, a material effect on the Partnership's results of operations.

THE NORTH PIPELINE

     The North Pipeline consists of approximately 1,075 miles of pipeline in six pipeline segments originating in Richmond, Concord and Bakersfield, California. This line serves the Partnership terminals located in Brisbane, Bradshaw, Chico, Fresno and San Jose, California, and Sparks, Nevada. The North Line delivers refined petroleum products for approximately 40 shippers. A substantial portion of the products delivered through the North Line comes from refineries in the San Francisco Bay area. A small percentage of supply is received from various pipeline and marine terminals that deliver products from foreign and domestic ports. Substantially all of the products shipped through the Bakersfield-Fresno segment of the North Line are supplied by a refinery located in Bakersfield.

THE OREGON PIPELINE

     The Oregon is a 114-mile pipeline serving approximately 10 shippers. The Oregon Line receives products from marine terminals in Portland and from Olympic Pipeline, a non-affiliated carrier, which transports products from the Puget Sound area to Portland. From its origination point in Portland, the Oregon Line extends south and serves the Partnership terminal located in Eugene, Oregon.

THE SAN DIEGO PIPELINE

     The San Diego Pipeline is a 135-mile pipeline serving major population areas in Orange county (immediately south of Los Angeles) and San Diego. Approximately 20 shippers transport products on this line, supplied by the same refineries and terminals that supply the West Line of the South Pipeline and extends south to serve the Partnership terminals in the cities of Orange and San Diego.

COAL OPERATIONS

     The Partnership owns and operates two coal transloading facilities which transload, store and blend Western and Illinois Basin coals for various utilities and other customers on the inland waterways. Through its Red Lightning Energy Services unit, the Partnership markets coal and energy-related services.

     The Cora Coal Terminal is strategically located near the end of the Union Pacific mainline on approximately 480 acres of land along the Mississippi River near Cora, Illinois. The terminal has an effective capacity of approximately 15 million tons per year, and it can be expanded to 20 million tons with certain capital additions. The terminal typically receives coal via train and loads coal onto barges, but is also capable of both receiving and shipping by truck. Most of the coal transloaded at the facility is done under multi-year contracts with four customers.

     On September 4, 1997, the Partnership completed its purchase of Grand Rivers Coal Terminal, a coal transloading and storage facility on the Tennessee River, just above the Kentucky dam. Commencing October 1, 1997, Grand Rivers began operating under a five year agreement with the Tennessee Valley Authority to transload, store and blend between a minimum of 5 million and a maximum of 12 million tons annually. The terminal can both receive and ship coal from trains, trucks or barges, and has an effective annual capacity of approximately 25 million tons.

TRUCK LOADING TERMINALS

     The Partnership's operations include 13 truck loading terminals with an aggregate usable tankage capacity of approximately 8.2 million barrels. Terminals are located at destination points on each of the lines as well as at certain intermediate points along each line where deliveries are made. These terminals furnish short-term product storage, truck loading and ancillary services, such as vapor recovery, additive injection, oxygenate blending, and quality control. The truck loading capacity of the terminals ranges from two to 12 truck at a time. Between 128 million and 129 million barrels of products were delivered to commercial customers at such terminals during each of the past three years, resulting in the Partnership storage and terminaling revenues of $35.0 million, $34.3 million and $33.8 million during the years 1996, 1995 and 1994, respectively.

     Capacity of the Partnership terminaling facilities varies through out its pipeline system. The Partnership does not own terminal facilities at all pipeline delivery locations. At certain locations, product deliveries are made to facilities owned by shippers or independent terminal operators.

     Truck loading and other terminal services are provided by the Partnership as an additional service, and a separate fee (in addition to transportation tariffs) is charged. Rates charged for terminaling services are not economically regulated by the FERC or any state agency.

CENTRAL BASIN PIPELINE

     Placed in service in 1985, the Central Basin Pipeline transports CO2 to enhanced oil recovery projects throughout the Permian Basin in West Texas. Central Basin originates in Denver City, Texas where it interconnects with all three major supply pipelines from Colorado and New Mexico (the Cortez, Bravo and Sheep Mountain Pipelines). The mainline runs approximately 143 miles and terminates near McCamey, Texas where it interconnects with another pipeline. In addition, approximately 157 miles of lateral supply lines connect the mainline to approximately 20 enhanced oil recovery projects. The pipeline transported an average of 196 Mmcf/day for the first nine months of 1997. This represents approximately 33% of the pipeline's current unpowered capacity of 600 Mmcf/day.

     On October 27, 1997, the Partnership entered into a letter of intent with Shell Western to form Shell CO2 Company, which will explore, produce, market and transport CO2 for enhanced oil recovery throughout the continental United States. The Partnership is expected to receive a 20% interest in Shell CO2 Company by contributing the Central Basin Pipeline and approximately $25 million in cash. The transaction is subject to certain conditions, including the execution of a definitive partnership agreement and certain required regulatory approvals. Closing of the transaction with Shell Western is anticipated to occur in the first quarter of 1998. See "Risk Factors-

Risks Associated with Shell CO2 Company" and "Unaudited Pro Forma Financial Information" for additional information with respect to Shell CO2 Company.

FRACTIONATOR

     The Partnership owns an indirect 25% interest in the Mont Belvieu Fractionator, located approximately 20 miles east of Houston in Mont Belvieu, Texas. The fractionator is a 200 MBbls/d capacity Y-grade fractionation facility that produces a range of specification products, including ethane, propane, normal butane, isobutane and natural gasoline. The facility is operated by Enterprise Products Company and has operated at approximately 95.3% of capacity during the first nine months of 1997.

LEGAL PROCEEDINGS

     Additional information with respect to current legal proceedings related to SFPP are included in Santa Fe's annual and quarterly reports filed with the Commission, which are incorporated herein by reference.

     FERC Proceedings. In September 1992, El Paso Refinery, L.P. ("El Paso") filed a protest/complaint with FERC challenging SFPP's East Line rates from El Paso, Texas to Tucson and Phoenix, Arizona, challenging SFPP's proration policy and seeking to block the reversal of the direction of flow of SFPP's six-inch pipeline between Phoenix and Tucson. At various dates following El Paso's September 1992 filing, other shippers on SFPP's South System, including Chevron U.S.A. Products Company ("Chevron"), Navajo, ARCO Products Company ("ARCO"), Texaco Refining and Marketing Inc. ("Texaco"), Refinery Holding Company, L.P. (a partnership formed by El Paso's long-term secured creditors that purchased El Paso's refinery in May 1993), Mobil Oil Corporation and Tosco Corporation, have filed separate complaints, and/or motions to intervene in the FERC proceeding, challenging SFPP's rates on its East and West Lines. Certain of these parties also claimed that a gathering enhancement charge at SFPP's Watson origin pump station in Carson, California is in violation of the Interstate Commerce Act. In subsequent procedural rulings, the FERC has consolidated these challenges (Docket Nos. OR92-8-000, et al.) and ruled that they must proceed as a complaint proceeding, with the burden of proof being placed on the complaining parties. Such parties must show that SFPP's rates and practices at issue violate the requirements of the Interstate Commerce Act.

     Hearings in the FERC proceeding commenced on April 9, 1996 and concluded on July 19, 1996. The parties completed the filing of their post-hearing briefs on December 9, 1996. An initial decision by the FERC Administrative Law Judge was issued on September 25, 1997 (the "Initial Decision").

     The Initial Decision upheld SFPP's position that "changed circumstances" were not shown to exist on the West Line, thereby retaining the just and reasonable status of all West Line rates that were "grandfathered" under the Energy Policy Act of 1992 ("EPACT"). Accordingly, such rates are not subject to challenge, either for the past or prospectively, in that proceeding. The
Administrative Law Judge's decision specifically excepted from that ruling SFPP's Tariff No. 18 for movement of jet fuel from Los Angeles to Tucson, which was initiated subsequent to the enactment of EPACT.

     The Initial Decision also included rulings that were generally adverse to SFPP on such cost of service issues as the capital structure to be used in computing SFPP's 1985 starting rate base under FERC Opinion 154-B, the level of income tax allowance, and the recoverability of civil and regulatory litigation expense and certain pipeline reconditioning costs. The Administrative Law Judge also ruled that a gathering enhancement service at SFPP's Watson origin pump station in Carson, California is subject to FERC jurisdiction and ordered that a tariff for that service and supporting cost of service documentation be filed no later than 60 days after a final FERC order on this matter.

     Briefs on exceptions were filed on November 25, 1997, and briefs opposing exceptions were filed on January 23, 1998. The matters at issue will then be submitted to the FERC commissioners for a final decision, which decision is not expected before late-1998. Unless the FERC's final decision is substantially more favorable to SFPP's position on the above-described methodological issues than the Initial Decision, SFPP will be required to pay reparations and file reduced tariff rates, primarily on the East Line. The complainants in FERC Docket Nos. OR92-8-000 et al. are seeking reparations, aggregating approximately $35 million for shipments between 1990 and 1994 as well as rate reductions of between 30% and 40% for shipments in 1995 and thereafter. If the complainants were to prevail on all claims, it is estimated that reparations resulting from such rate reductions for shipments in 1995, 1996, and 1997 would aggregate approximately an additional $80 million, resulting in total reparations for the period 1990-1997 of approximately $115 million, plus interest of approximately $30 million. The complainants in FERC Docket Nos. OR98-1-000 and OR98-2-000 also seek both prospective reductions in the rates charged by Santa Fe and reparations. If the Initial Decision were affirmed in current form by the FERC, the Partnership's management estimates that the total reparations and interest that would be payable as of December 31, 1997 would approximate the $30 million in reserves that had been recorded as of that date. The Partnership's management also estimates that the Initial Decision, in its current form, and if also applied to the Sepulveda Lines rate at issue in Docket No. IS98-1-000, would reduce prospective revenues in the range of $8 million to $10 million annually. Under the rulings in the Initial Decision, reparations and interest would continue to accrue at approximately $8 million per annum until new prospective rates become effective.

     If SFPP were to lose its "grandfathered" rates due to a finding of "changed circumstances," the losses to the Partnership, could be substantially larger. As a result, the loss of SFPP's "grandfathered" rates could have a material adverse effect on the Partnership's ability to make distributions to Unit holders. The Partnership is aggressively defending its position before the FERC.

     Prior to issuance of the Initial Decision, SFPP announced that it had reached tentative agreements with two complainants in Docket Nos. OR92-8-000 et al., resolving those parties' claims in that proceeding. The Partnership's management does not anticipate that those agreements will be finalized in accordance with their tentative terms.

     In December 1995, Texaco filed an additional FERC complaint, which involves the question of whether a tariff filing is required for movements on certain of SFPP's lines upstream of its Watson, California station origin point (the "Sepulveda Lines") and, if so, whether those rates may be set in that proceeding and what those rates should be. Texaco's initial complaint was followed by several other West Line shippers filing similar complaints and/or motions to intervene, all of which have been consolidated into Docket Nos. OR96-2-000 et al. Hearings before an Administrative Law Judge were held in December 1996 and the parties completed the filing of final post-hearing briefs on January 31, 1997.

     On March 28, 1997, the Administrative Law Judge issued an initial decision holding that the movements on SFPP's Sepulveda Lines are not subject to FERC jurisdiction. On August, 5, 1997, the FERC reversed that decision and found the Sepulveda Lines to be subject to the jurisdiction of the FERC. SFPP was ordered to make a tariff filing within 60 days to establish an initial rate for these facilities. The FERC reserved decision on reparations until it rules on the newly-filed rates. On October 6, 1997, SFPP filed a tariff establishing the initial interstate rate for movements on the Sepulveda Lines from Sepulveda Junction to Watson Station at the preexisting rate of five cents per barrel, along with supporting cost of service documentation. Subsequently, several shippers filed protests and motions to intervene at the FERC challenging that rate. On October 27, 1997, SFPP made a responsive filing at the FERC, requesting that these protests be held in abeyance until the FERC ruled on SFPP's request for rehearing of the August 5, 1997 order, and also indicating that SFPP intended to defend the new tariff both on the basis of its cost of service and as a market-based rate. On November 5, 1997, the FERC issued an order accepting the new rate effective November 6, 1997, subject to refund, and referred the proceeding to a settlement judge. On December 10, 1997, following a settlement conference held at the direction of the FERC, the settlement judge recommended that the settlement procedures be terminated. On December 24, 1997, FERC denied SFPP's request for rehearing of the August 5, decision. On December 31, 1997, SFPP filed an application for market power determination, which, if granted, will enable it to charge market-based rates for this service.

     On October 22, 1997, ARCO Products Company, Mobil Oil Corporation and Texaco Refining and Marketing Inc. filed a new complaint at the FERC (Docket No. OR98-1-000) challenging the justness and reasonableness of all of SFPP's interstate rates. The new complaint again challenges SFPP's East and West Line rates and raises many of the same issues, including a renewed challenge to the grandfathered status of West Line rates, that have been at issue in Docket Nos. OR92-8-000, et al. The new complaint includes an assertion that the Transaction and the cost savings anticipated to result from the Transaction constitute "changed circumstances" that provide a basis for terminating the "grandfathered" status of SFPP's otherwise protected rates. The complaint also seeks to establish that SFPP's grandfathered interstate rates from the San Francisco Bay area to Reno, Nevada and from Portland to Eugene, Oregon are also subject to "changed circumstances" and, therefore, can be challenged as unjust and unreasonable. On November 26, 1997, Ultramar Diamond Shamrock Corporation filed a similar complaint at the FERC (Docket No. OR98-2-000). Both reparations and prospective rate reductions are sought for movements on all of the lines.

     SFPP filed answers to both complaints with the FERC on November 21, 1997 and December 22, 1997, respectively and intends to vigorously defend all of the challenged rates. On January 20, 1998, the FERC issued an order accepting the complaints and consolidating both complaints into one proceeding, but holding them in abeyance pending a Commission decision on review of the Initial Decision in Docket Nos. OR92-8-000 et al. The FERC stated that it would, at that time, afford the complainants the opportunity to amend their complaints in light of any findings of the FERC in Docket Nos. OR92-8-000 et al. The FERC also stated that the complainants should identify more specifically the specific services at issue and the rates and charges upon which they are basing their claims for relief. The

Partnership's management has reviewed the filings and it is their position that none of the matters raised in the new complaints should constitute "changed circumstances" within the meaning of EPACT.

     Applicable rules and regulations in this field are vague, relevant factual issues are complex and there is little precedent available regarding the factors to be considered or the method of analysis to be employed in making a determination of "changed circumstances," which is the showing necessary to make "grandfathered" rates subject to challenge. The Partnership believes, after consultation with FERC counsel, that the Transaction, standing alone, should not be found to constitute "changed circumstances;" however, the realization of the cost savings anticipated to arise from the Transaction may increase the risk of a finding of "changed circumstances."

     If "changed circumstances" are found, SFPP rates previously "grandfathered" under EPACT may lose their "grandfathered" status and, if such rates are found to be unjust and unreasonable, shippers may be entitled to a prospective rate reduction together with reparations for periods from the date of the complaint to the date of the implementation of the new rates.

     Although there can be no assurance regarding the ultimate resolution of the FERC proceedings, the Partnership believes (in light of numerous factors, including the existing limited precedent, the Initial Decision of the administrative law judge in the current proceeding, existing risks of litigation unrelated to the Transaction, and policies of the FERC that favor and encourage cost reductions by pipelines) that consummation of the Transaction and realization of the anticipated cost savings should not have a material adverse effect on its current ability to resolve the FERC cases. The Partnership believes that the final resolution of the FERC proceedings should not have a material adverse effect on the Partnership's results of operations, financial condition, liquidity and ability to maintain distribution levels following the Closing. The Partnership is not able to predict with certainty whether settlement agreements will be completed with some or all of the complainants, the final terms of any such settlement agreements that may be consummated, or the final outcome of the FERC proceedings should they be carried through to their conclusion, and it is possible that current or future proceedings could be resolved in a manner adverse to the Partnership. An adverse resolution could have a material adverse effect on the Partnership.

     California Public Utilities Commission Proceeding. A complaint was filed with the CPUC on April 7, 1997 entitled ARCO Products Company, Mobil Oil Corporation and Texaco Refining and Marketing Inc. vs. SFPP, L.P. The complaint challenges rates charged by Santa Fe for intrastate transportation of refined petroleum products through its pipeline system in the State of California and requests prospective rate adjustments. On October 1, 1997, the complainants filed testimony seeking prospective rate reductions aggregating approximately $15 million per year. On November 26, 1997, Santa Fe filed responsive testimony defending the justness and reasonableness of its rates. The rebuttal testimony was filed on December 12, 1997 and hearings before the Administrative Law Judge were completed on January 15, 1998. Briefing and oral argument will follow in March 1998, with a Commission decision expected in the third quarter of 1998. Management believes that the Partnership has substantial defenses against the claims raised in the complaint and intends to vigorously defend its California rates.

     Legal Proceedings Related to the Transaction. Four purported Santa Fe Common Unit holder class actions have been filed arising out of the Transaction. On October 23, 1997, shortly after the announcement of the Transaction, a purported Santa Fe Common Unit holder class action was filed in the Court of Chancery of the State of Delaware (Ruderman v. Santa Fe Pipeline Partners, L.P., C.A. No. 16002NC). Later on the same day another purported Santa Fe Common Unit holder class action was filed in the Superior Court of the State of California, County of Orange (Vogel v. Santa Fe Pipeline Partners, L.P., Case No. 785816). On October 24, 1997, a second purported Santa Fe Common Unit holder class action was filed in the Court of Chancery of the State of Delaware (Beck v. Santa Fe Pipeline Partners, L.P., C.A. No. 16005). On November 6, 1997, a third purported Santa Fe Common Unit holder class action was filed in the Court of Chancery of the State of Delaware (Hocheiser v. Santa Fe Pacific Pipeline Partners, L.P., C.A. No. 16023NC). The foregoing causes of action are referred to as the "Unitholder Suits."

     The actions name as defendants Santa Fe, the SF General Partner and the individual members of the SF General Partner Board of Directors. In addition, Vogel and Ruderman name the Partnership as a defendant and Beck and Hocheiser name SF Holdings as a defendant. In general, the actions variously allege that the individual defendants suffered from a conflict of interest in the negotiation of the Transaction, that despite this conflict they did not appoint or retain independent representation for the Santa Fe Common Unit holders, and that this conflict resulted in an excessive payment to the SF General Partner. The actions further allege that the defendants breached their duties of loyalty and due care to the Santa Fe Common Unit holders and that the defendants failed to fully inform themselves about the value of the Santa Fe Common Units (including allegedly failing to obtain valid appraisals of the value of the SF General Partner's interests in Santa Fe, failing to conduct an auction process or active market check, and failing to examine the fairness of the Transaction). Beck and Vogel allege that the terms of the Transaction are intrinsically unfair and inadequate from the Santa Fe Common Unit holders' perspective. Ruderman alleges that the payment to the SF General Partner "constitutes an unlawful payoff, kickback, or conversion of Partnership assets." Vogel alleges that the defendants allowed the price of the Santa Fe Common Units to be capped, depriving plaintiffs of the opportunity to realize an increase in the value of the Santa Fe Common Units. Beck and Hocheiser allege that the defendants intended to take advantage of the disparity between the knowledge and information possessed by the defendants compared to the class by inducing the Santa Fe Common Unit holders to approve the Transaction based on incomplete or inadequate information. The three actions filed in Delaware have been consolidated into one action, now styled In Re Santa Fe Pacific Pipeline Partners, L.P. Unitholders Litigation, C.A. No. 16002NC.

     The actions seek certification of a class action on behalf of the Santa Fe Common Unit holders of Santa Fe. The actions seek preliminary and permanent injunctions of the Transaction, rescission of the Transaction if it is consummated, an award of rescissory damages and other damages including attorneys' fees, an accounting by defendants of any special benefits obtained from the Transaction, imposition of a constructive trust for any consideration received by the defendants, and any other relief the court finds appropriate.

     The Partnership believes that all of these lawsuits are without merit and intends to oppose them vigorously. The Parties have reached a settlement with regard to this litigation. As of the date of the Prospectus, this settlement has not been approved by the courts.

     Environmental Matters. Since August 1991, SFPP, along with several other respondents, has been involved in one cleanup ordered by the United States Environmental Protection Agency ("EPA") related to ground water contamination in the vicinity of the Santa Fe's storage facilities and truck loading terminal at Sparks, Nevada. The EPA approved the respondents' remediation plan in September 1992 and the remediation system began operations in September 1995. In addition, SFPP is presently involved in 18 ground water hydrocarbon remediation efforts under administrative orders issued by the California Regional Water Quality Control Board and two other state agencies.

     SPTC Easements. SFPP and SPTC are engaged in a judicial reference proceeding to determine the extent, if any, to which the rent payable by SFPP for the use of pipeline easements on rights-of-way held by SPTC should be adjusted pursuant to existing contractual arrangements (Southern Pacific Transportation Company vs. Santa Fe Pacific Corporation, SFP Properties, Inc., Santa Fe Pacific Pipelines, Inc., SFPP, L.P., et al., Superior Court of the State of California for the County of San Francisco, filed August 31, 1994). This matter was tried in the latter part of 1996 and the court issued its Statement of Tentative Decision in January 1997. The Statement of Tentative Decision indicated that the court intended to establish a new base annual rental for the subject rights-of-way at a level, subject to inflation adjustments, that is adequately provided for by the amounts that had been accrued by SFPP through December 31, 1996.

     On May 7, 1997, the judge issued a Statement of Decision and Judgment that reaffirmed the conclusions set forth in his January 1997 Statement of Tentative Decision. This Statement of Decision and Judgment was filed on June 30, 1997 with the Superior Court for the County of San Francisco, under which court's jurisdiction it is subject to appeal by SPTC. On May 30, 1997, SPTC filed a motion for a new trial and the motion was denied on June 26, 1997. Motions of Appeal were filed by SPTC and SFPP in July and August, 1997, respectively.

     Additional information with respect to current legal proceedings related to SFPP are included in Santa Fe's and the Partnership's annual and quarterly reports filed with the Commission, which are incorporated herein by reference.

ORGANIZATIONAL STRUCTURE

     The General Partner serves as the sole general partner of the Partnership. In addition to its general partner interest in the Partnership, the General Partner owns, as of _____________, 1998, approximately __% of the Outstanding Common Units. The Partnership is the approximate 99% limited partner of each of its operating partnerships and the General Partner is the approximate 1% general partner. These operating partnerships consist of: (i) OLP-A, which owns the North System, the Cypress Pipeline, the Central Basin Pipeline and the interest in the NGL fractionation facility; (ii) OLP-B, which owns the Illinois coal terminaling and storage facility; (iii) OLP-C, which owns the southwest Kentucky coal terminaling and storage facility; and (iv) OLP-D, which is the 99.5% general partner of SFPP, which owns the North Pipeline, the South Pipeline, the Oregon Pipeline and the San Diego Pipeline. OLP-A, OLP-B, OLP-C and OLP-D are collectively referred to herein as the "KM Operating Partnerships."

     The Partnership's headquarters and executive offices are located at 1301 McKinney Street, Suite 3450, Houston, Texas 77010 and its telephone number is
(713) 844-9500.

                                MARKET PRICE DATA

     The following table sets forth certain information as to the sale prices per Common Unit as quoted on the NYSE for each calendar year since the end of 1995, adjusted to give effect to the 2 for 1 split of Common Units effective October 1, 1997.

     Calendar Year                   High              Low
     -------------                   ----              ---
     1998
     First Quarter through
     ___________, 1998...............$_______          $_________

     1997
     First Quarter ..................$21.3750          $13.6875
     Second Quarter.................. 24.0625           19.2500
     Third Quarter................... 36.8750           23.9375
     Fourth Quarter.................. 39.8125           33.0000

     1996
     First Quarter...................$13.8750          $12.1875
     Second Quarter.................. 13.0000           12.4375
     Third Quarter................... 14.0625           12.6875
     Fourth Quarter.................. 14.5625           12.8125

     1995
     First Quarter...................$13.0000          $12.1250
     Second Quarter.................. 13.2500           12.0625
     Third Quarter................... 13.3750           12.5625
     Fourth Quarter.................. 13.4375           11.9375


     On __________, 1998, the last full trading day for which quotations were available prior to the date of this Prospectus, the closing price for a Common Unit as reported on the NYSE Composite Transaction Tape was $_______. VRED HOLDERS ARE URGED TO OBTAIN CURRENT QUOTATIONS FOR THE COMMON UNITS.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

     The following tables set forth certain selected historical consolidated financial information for the Partnership. The information below should be read in conjunction with the respective the Partnership consolidated financial statements and related notes incorporated herein by reference.
            (in thousands, except per common unit and operating data)


                                                   Combined                                      The Partnership
                                                  Historical
                                       ---------------------------------------------------------------------------------------------
                                        Seven         Five Months    Pro Forma
                                        Months           Ended          Year
                                        Ended          Dec. 31,        Ended
                                       July 31,                        Dec.31,                      Year Ended December 31,
                                                                                     -----------------------------------------------
                                         1992            1992           1992            1993        1994         1995         1996
                                         ----            ----           ----            ----        ----         ----         ----

Income and Cash Flow Data:
   Revenues............................$ 28,863        $ 24,146       $ 53,010       $ 51,180    $ 54,904     $ 64,304     $ 71,250
   Cost of product sold................       -             762            762            685         940        8,020        7,874
   Operating expense...................  11,942           5,460         13,764         12,932      13,644       15,928       22,347
   Fuel and power......................   3,391           3,517          6,908          6,875       5,481        3,934        4,916
   Depreciation........................   2,431           2,938          7,050          7,167       8,539        9,548        9,908
   General and administrative..........   4,716           2,729          6,641          7,073       8,196        8,739        9,132
                                       ---------       ---------      ---------      ---------   ---------    ---------    ---------
   Operating income....................   6,383           8,740         17,885          16,448     18,104       18,135       17,073
   Equity in earnings (loss) of
         partnerships..................   1,244             826          1,755           1,835      5,867        5,755        5,675
   Interest expense....................       -          (3,965)        (9,648)        (10,302)   (11,989)     (12,455)     (12,634)
   Other income and minority interest..      93             166            497             510        509        1,311        3,129
   Income tax (provision) benefit......    (469)             10           (106)             83     (1,389)      (1,432)      (1,343)
                                       ---------       ---------      ---------      ---------   ---------    ---------    ---------
   Net income..........................$  7,251         $ 5,777        $10,383       $   8,574   $ 11,102     $ 11,314     $ 11,900
                                       =========       =========      =========      =========   =========    =========    =========

   Net income per Common Unit(1).......                 $   .51        $   .91      $      .75   $    .93     $    .86     $    .90
                                       =========       =========      =========      =========   =========    =========    =========
   Additions to property, plant and
        equipment(2)...................   4,137         $ 1,507        $ 5,644      $    4,688   $  5,195     $  7,826     $  8,575

Balance Sheet Data (at period end):
   Net property, plant and equipment...$116,066        $206,108        $     -        $228,859   $238,850     $236,854     $235,994
   Total assets........................ 155,087         260,943              -         288,345    299,271      303,664      303,603
   Long-term debt......................       -         110,000              -         138,485    150,219      156,938      160,211
   Equity of parent.................... 120,379               -              -               -          -            -            -
   Partners' capital...................       -         136,851              -         132,391    128,474      123,116      118,344

Operating Data (unaudited):
   Liquids pipelines transportation
   Volumes (MBbls).....................  29,447          24,427         53,874          52,600     46,078       41,613       46,601
   NGL fractionation volumes
     (MBbls)(3)........................  28,457          19,060         47,517          53,053     57,703       59,546       59,912
   Gas processing volumes (MMcf/d)(4)..       -               -              -               -         34           34           14
   NGL revenue volumes (MBbls)(5)......       -               -              -               -          -          477        1,638
   CO2 transportation volumes (Bcf)....      18              14             32              33         32           44           63
   Coal transport volumes (Mtons)(6)...       -               -              -           1,209      4,539        6,486        6,090

-------------------------------

(1) Represents net income per Common Unit adjusted for the 2-for-1 split of Common Units effective on October 1, 1997. Allocation of net income per Common Unit was computed by dividing the interest of the holders of Common Units in net income by the weighted average number of Common Units outstanding during the period.
(2) Excluding construction costs related to the Cypress Pipeline, additions to property, plant and equipment would have been $3,837 for the seven-month period ended July 31, 1992. Additions to property, plant and equipment for 1993 and 1994 exclude the $25,291 and the $12,825 of assets acquired in the September 1993 Cora Terminal and June 1994 Painter Gas Processing Plant (Painter Plant) acquisitions, respectively.
(3) Represents total volumes for the Mont Belvieu Fractionator and the Painter Plant (beginning in 1994).
(4)     Represents the volumes of the gas  processing   portion  of  the Painter
        Plant,   which  has  been  operationally  idle since June 1996.
(5) Represents the volumes of the Bushton facility (beginning in October, 1995).
(6) Represents the volumes of the Cora Terminal, excluding ship or pay volumes of 252 Mtons for 1996.

                                                      Nine Months Ended
                                                         September 30
                                            ------------------------------------
                                                     1996              1997
                                                     ----              ----

Income and Cash Flow Data:
 Revenues..........................................$ 47,521         $ 52,553
 Cost of product sold..............................   4,181            5,307
 Operating expense.................................  16,127           13,087
 Fuel and power....................................   3,134            3,756
 Depreciation......................................   7,344            7,797
 General and administrative........................   6,803            6,564
                                                   ---------        ---------
 Operating income..................................   9,932           16,042
 Equity in earnings of partnerships................   3,784            4,184
 Interest expense..................................  (9,404)          (9,566)
 Other income and minority interest................   3,044              297
 Income tax (provision) benefit                        (847)            (909)
 Net income........................................   6,509           10,048
                                                   =========        =========

 Net income per Common Unit(1).....................$    .49         $    .60
                                                   =========        =========

 Additions to property, plant and equipment(2).....$  8,022         $  4,378

Balance Sheet Data (at period end):
 Net property, plant and equipment.................$237,950         $255,059
 Total assets......................................$298,818         $315,256
 Long-term debt....................................$155,642         $130,896
 Partners' capital.................................$117,121         $150,948

Operating Data:
 Liquids pipelines transportation volumes (MBbls)..  31,132           32,132
 NGL fractionation volumes (MBbls)(3)..............  44,764           53,357
 Gas processing volumes (MMcf/d)(4)................    18.3                -
 NGL revenue volumes (MBbls)(5)....................   1,220              395
 CO2 transportation volumes (Bcf)..................    44.7             53.6
 Coal transport volumes (Mtons)(6).................   4,437            6,177
------------------------------
(1)Represents net income per Common Unit adjusted for the 2-for-1 split of Common Units effective on October 1, 1997. Allocation of net income per Common Unit was computed by dividing the interest of the holders of Common Units in net income by the weighted average number of Common Units outstanding during the period.
(2)Additions to property, plant and equipment for 1997 exclude the $22,184 of assets acquired in the September 1997 Grand Rivers
   Terminal (GRT) acquisition.
(3)Represents total volumes for the Mont Belvieu Fractionator and the Painter Plant.
(4)Represents the volumes of the gas processing portion of the Painter Plant, which has been operationally idle since June 1996.
(5)Represents the volumes of the Bushton  facility.
(6)Excluding ship or pay volumes for 1996.

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The unaudited pro forma combined financial statements of the Partnership have been derived from the historical balance sheet and income statements of the Partnership and Santa Fe as of September 30, 1997 and for the year ended
December 31, 1996 and the nine months ended September 30, 1997. The unaudited pro forma combined financial statements have been prepared to give effect to the acquisition of Santa Fe through the issuance of 1.39 Common Units of the Partnership for each outstanding Santa Fe Common Unit and the purchase of the general partner interest of Santa Fe for $84.4 million in cash using the purchase method of accounting. The unaudited pro forma combined balance sheet has been prepared assuming the Transaction and the formation of Shell CO2 Company both had been consummated on September 30, 1997. The unaudited pro forma combined statements of income for the nine and twelve month periods ending September 30, 1997 and December 31, 1996, respectively, have been prepared assuming the Transaction had been consummated on January 1, 1996.

     The purchase price allocated in the unaudited pro forma combined financial statements is based on management's preliminary estimate of the fair market values of assets acquired and liabilities assumed and subject to adjustment. The final allocation of the purchase price will be based on the fair market values determined by valuations and other studies which are not yet completed.

     Assuming all of the VREDs are tendered in the Exchange Offer, the Exchange Offer will have no effect on the unaudited pro forma combined financial statements as the Common Units to be exchanged are currently outstanding and held in escrow.

     The unaudited pro forma combined financial statements include assumptions and adjustments as described in the accompanying notes and should be read in conjunction with the historical financial statements and related notes of the Partnership and Santa Fe incorporated by reference herein.

     The unaudited pro forma combined financial statements may not be indicative of the results that would have occurred if the Transaction had been consummated on the dates indicated or which will be obtained in the future

                        PRO FORMA COMBINED BALANCE SHEET

                                      As of September 30, 1997
                    ------------------------------------------------------------
                                         Santa Fe     Pro Forma      Pro Forma
                            Historical  Historical   Adjustments     Combined
                            ----------  ----------   -----------     ---------
                                             (in thousands)
ASSETS
Current assets............
 Cash and cash
  equivalents.............   $  3,453    $ 53,121    $(19,200) (d)  $   31,574
                                                     $ (5,800) (e)
  Restricted cash.........      5,167                                    5,167
  Accounts receivable.....     10,193      32,539                       42,732
  Inventories.............
   Products...............      1,663                                    1,663
    Materials and
     supplies.............      1,660                                    1,660
  Other current assets....                  9,024                        9,024
                             ---------    ---------  ----------     -----------
                               22,136       94,684     (25,000)         91,820

Property, plant and
 equipment at cost........    298,664      737,434     764,986 (a)   1,745,299
                                                       (55,785)(b)
  Less accumulated
   depreciation...........    (43,605)    (112,344)    112,344 (a)     (43,605)
                              255,059      625,090     821,545       1,701,694
Investments in
 partnerships.............     31,702                   80,785 (b)     112,487

Deferred charges
 and other assets.........      6,359       18,820                      25,179
                             ---------    ---------  ----------     -----------

Total assets..............   $315,256     $738,594   $ 877,330      $1,931,180
                             =========    =========  ==========     ===========

LIABILITIES AND
PARTNERS' CAPITAL
Current liabilities........
 Accounts payable
  Trade....................     3,352        2,624                       5,976
  Current portion of
   long-term debt..........    11,110                                   11,110
  Accrued liabilities......     5,114       53,457      12,000 (c)      70,571
  Accrued taxes............     7,192                                    7,192
                             ---------    ---------  ----------     -----------
                               26,768       56,081      12,000          94,849
Long-term debt.............   130,896      355,000     103,608 (d)     589,504
Deferred credits
 and other liabilities.....     5,178       56,175                      61,353
Minority interest..........     1,466        1,247      10,592 (g)
                                                          (630)(e)      12,511
                                                           (53)(k)
                                                          (111)(d)
Partners' capital..........
 Common Units..............   148,404      268,844     764,111 (a)   1,170,579
                                                       (10,780)(d)
General partner............     2,544        1,247      (1,247)(f)       2,384
                                                          (109)(d)
                                                           (51)(k)
                             ---------    ---------  ----------     -----------

                              150,948      270,091     751,924       1,172,963
                             ---------    ---------  ----------     -----------
Total liabilities
 and partners' capital.....  $315,256     $738,594    $877,330      $1,931,180
                             =========    =========  ==========     ===========

     The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.

                        PRO FORMA COMBINED STATEMENT OF INCOME

                                        Nine Months Ended
                                        September 30, 1997
                    ------------------------------------------------------------
                               The
                           Partnership   Santa Fe    Pro Forma   Pro Forma
                            Historical  Historical  Adjustments  Combined
                            ----------  ----------  -----------  ---------
                                (in thousands, except per unit amounts)


Revenues                     $ 52,553    $ 182,621   $            $ 235,174
Costs and expenses.........
 Costs of products sold....     5,307                                 5,307
 Operations and maintenance    13,087       47,715      (1,975) (h)  58,827
 Fuel and power............     3,756       15,389                   19,145
 Depreciation and
  amortization.............     7,797       16,092      11,032  (i)  34,921
 General and administrative     6,564       19,234      (5,925) (h)  19,873
 Provision for litigation
  costs....................                  6,000                    6,000
                              --------    ---------  ----------    ---------
                               36,511      104,430       3,132      144,073
                              --------    ---------  ----------    ---------
Operating income...........    16,042       78,191      (3,132)      91,101

Other income (expense).....
 Equity in earnings of
  partnerships.............     4,184                                 4,184
 Interest expense..........    (9,566)     (26,923)     (4,056) (j) (40,545)
 Interest income and other,
  net......................       398        2,202                    2,600
Minority interest..........      (101)      (1,725)        991  (k)    (835)
                              --------    ---------  ----------    ---------
Income before income taxes.    10,957       51,745      (6,197)      56,505
Income tax (expense).......      (909)                                 (909)
                              --------    ---------  ----------    ---------
Net income.................   $10,048     $ 51,745   $  (6,197)    $ 55,596
                              ========    =========  ==========    =========

General partner's interest
 in net income.............   $ 2,115     $  1,725   $   3,246  (l)$  7,086
Limited partners' interest
 in net income.............     7,933       50,020      (9,443) (l)  48,510
                              --------    ---------  ----------    ---------
Net income.................   $10,048     $ 51,745   $  (6,197)    $ 55,596
                              ========    =========  ==========    =========

Allocation of net income
 per limited Partner unit...  $  0.60                                  1.22
                              ========                             ==========
Number of units used in
 computation................   13,176                   26,616  (a)  39,792
                              --------                ---------    ----------


     The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.

                        PRO FORMA COMBINED STATEMENT OF INCOME

                                   Year Ended December 31, 1996
                    ------------------------------------------------------------
                               The
                           Partnership   Santa Fe    Pro Forma   Pro Forma
                            Historical  Historical  Adjustments  Combined
                            ----------  ----------  -----------  ---------
                                (in thousands, except per unit amounts)


Revenues

 Trade......................   $ 62,561    $ 240,142   $            $ 302,703
  Related party.............      8,689                                 8,689

                               --------    ---------  ----------      -------
                                 71,250      240,142           -      311,392
Costs and Expenses
 Cost of products sold......      7,874                                 7,874
 Operations and maintenance.
  Related party.............      6,558                                 6,558
  Other.....................     15,789       56,619      (2,625) (h)  69,783
  Fuel and power............      4,916       21,062                   25,978
  Depreciation and
   amortization.............      9,908       21,080      15,085  (i)  46,073
  General and administrative
   Allocated from Enron.....      5,835                                 5,835
   Other....................      3,297       30,260      (7,875) (h)  25,682
  Provisions for environ-
   mental and Litigation costs                23,000                   23,000
                               --------    ----------  ----------     -------
                                 54,177      152,021       4,585      210,783

Operating Income                 17,073       88,121      (4,585)     100,609

Other income (expense)
 Equity in earnings of
  partnerships..............      5,675                                 5,675
  Interest expense..........    (12,634)    (36,518)     (5,409) (j)  (54,561)
  Interest income and other,
   net......................      3,250       2,415                     5,665
Minority interest...........       (121)     (1,743)      1,031  (k)     (833)
                               --------   ----------  ----------     --------
Income before income taxes..     13,243      52,275      (8,963)       56,555
Income tax (expense)........     (1,343)                               (1,343)
                               --------   ----------  ----------     --------
Net income..................   $ 11,900   $  52,275   $  (8,963)     $ 55,212
                               ========   ==========  ==========     ========
General partner's interest
 in net income...............  $    218   $   1,743   $   5,637  (l)  $ 7,598
Limited partners' interest
 in net income...............    11,682      50,532     (14,600) (l)   47,614
                               --------   ----------  ----------     --------
Net income...................  $ 11,900   $  52,275   $  (8,963)      $55,212
                               ========   ==========  ==========     ========
Allocation of net income per
 limited Partner unit          $   0.90                               $  1.20
                               --------                              --------
Number of units used in
 computation.................    13,020                  26,616  (a)   39,636
                               --------                ---------     --------


     The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                     (IN THOUSANDS EXCEPT PER UNIT AMOUNTS)


BASIS OF PRESENTATION

     The following described pro forma adjustments give recognition to the acquisition of Santa Fe through the issuance of 1.39 Common Units at an assumed unit price of $39.00 to the public holders of Santa Fe Common Units for each outstanding Santa Fe Common Unit, the redemption of the SF General Partner interest for $84,400 in cash, a General Partner cash contribution of $10,592, the refinancing of existing of indebtedness and the proposed purchase of a 20% interest in Shell CO2 Company.

(a) Reflects the preliminary allocation of the total purchase price in excess of the net assets acquired to estimated fair value of property, plant and equipment utilizing the purchase method of accounting for the Transaction as of September 30, 1997. The purchase price allocation is subject to revision based on a preliminary appraisal. The valuation of the assets and liabilities is not complete as of the date of this filing.

     The purchase price is calculated as follows:

     Issuance of 26,616 Common Units                     $1,038,021
     Cash for SF General Partner interest                    84,400
     Involuntary termination costs                           12,000
     Transaction fees and other costs                        13,000
                                                         ----------
     Total costs                                          1,147,421
     Santa Fe net book value                                270,091
     Excess of purchase price over net assets acquired   $  877,330
                                                         ==========

     The excess of the purchase price over the book value of net assets acquired is allocated to the fair market value of property, plant and equipment acquired, which is yet to be finalized. The excess of the purchase price over this fair value, if any, will be allocated to goodwill and amortized over forty years.

(b) Gives effect to proposed purchase of equity interest in Shell CO2 Company for contribution of property, plant and equipment with a net book value of $55,785 and cash of $25,000.

(c) Reflects the assumption of involuntary termination costs of certain Santa Fe employees in connection with the Transaction estimated to total $12,000 (net of a $4,500 reimbursement by Santa Fe).

(d) Reflects borrowings totaling $103,608 at an anticipated rate of 7.1% on a loan facility to be arranged by the Partnership's investment advisors, calculated as follows:

     Cash for SF General Partner Interest                $ 84,400
     Transaction fees and other costs                      13,000
     General Partner cash contribution                    (10,592)
     Less:  utilization of cash resources                 (19,200)
                                                         ---------
     Total Borrowings associated with Transaction          67,608
     Purchase of interest in Shell CO2 Company*            25,000
     Refinancing of existing debt*                         11,000
     Total                                               $103,608
                                                         =========

* The Partnership has obtained a commitment letter for a revolving credit facility in which a portion of the proceeds will be used to refinance certain existing long-term debt, including the payment of an $11 million make-whole premium on certain of the existing debt. The payment of such make-whole premium will result in an extraordinary loss of approximately $11 million which is reflected in the Pro Forma Balance Sheet as a reduction to Partners Capital and minority interest. The extraordinary loss and the interest expense associated with borrowings related to the make-whole premium and the investment in the Shell CO2 Company are not directly related to the Transaction and are not reflected in the Pro Forma Combined Statement of Income. The extraordinary loss will be recorded when the refinancing occurs, which is anticipated to be in the first quarter of 1998.

(e) Gives effect to the utilization of $5,800 of SFPP cash to redeem a .5101% Special LP Interest owned by the SF General Partner.

(f) To give effect to the removal of the SF General Partner as general partner of Santa Fe.

(g) To account for the additional $10,592 cash contribution to OLP-D (minority interest of 1.0101%).

(h) To reduce operating and general and administrative expenses for the costs related to certain employees involuntarily terminated in connection with the Transaction. The Partnership management has made explicit determinations of salary, benefit, and other cost reductions resulting from these terminations. Such reductions will have a continuing impact on expenses in future periods. None of the identified terminations or cost reductions will reduce revenues or efficiency of operations.

(i) To record estimated additional depreciation expense using a remaining useful life of 40 years. The actual range of useful lives will not be known until a formal analysis and appraisal of assets acquired is completed.

(j) Reflects incremental interest expense on new debt associated with the Purchase Agreement Transaction of $67,608 at an assumed rate of 7.1% as discussed in (d) above.

(k) Gives effect to the redemption of the .5101% Special LP Interest in connection with the Transaction. Pursuant to the Purchase Agreement, SFPP will redeem a portion of the Special LP Interest from the SF General Partner for $5,800. These amounts reduce Partners Capital-Common Units by $5,067, Partners Capital-General Partner by $51, and minority interest by $52 (see note e). This leaves the SF General Partner with a remaining minority Special LP Interest of .5% in SFPP.

(l) Gives effect to the allocation of pro forma net income to the general partner and the limited partners resulting from the utilization of Partnership sharing ratios. Amounts are calculated giving consideration to cash available for distribution after certain anticipated cost savings and interest expense (see notes h and j, respectively). The General Partner's interest in net income includes incentive distributions the General Partner would have received based on total distributions. These incentive distributions are greater under the Partnership Agreement than they would have been under the Santa Fe Partnership Agreement.

                      DESCRIPTION OF PARTNERSHIP AGREEMENT

     The following paragraphs are a summary of certain provisions of the Partnership Agreement. A copy of the Partnership Agreement is included as Annex A to this Prospectus. Unless otherwise specifically described, references herein to the term "Partnership Agreement" constitute references to the partnership agreements of the Partnership, the KM Operating Partnerships and SFPP, collectively. The KM Partnerships and SFPP sometimes collectively are referred to as the "Operating Partnerships." The following discussion is qualified in its entirety by reference to the partnership agreements for the Partnership, the KM Operating Partnerships and SFPP. With regard to allocations of taxable income and taxable loss, see "Material Federal Income Tax Considerations."

ORGANIZATION AND DURATION

     The Partnership, each of the KM Operating Partnerships and SFPP are Delaware limited partnerships.

     The General Partner is the general partner of the Partnership and each of the KM Operating Partnerships. The General Partner owns an approximate 1% direct interest as general partner in the Partnership and each of the KM Operating Partnerships and an approximate 1% indirect economic interest in each of the KM Operating Partnerships through its general partner interest in the Partnership. In addition, the General Partner is entitled to receive quarterly cash incentive distributions from the Partnership, which increase based on the amount of quarterly cash distributions paid to holders of Common Units. The Common Units represent all of the remaining partnership interests in the Partnership. The Partnership owns an approximate 99% limited partner interest in each of the KM Operating Partnerships. OLP-D owns a 99.5% general partner interest and the SF General Partner owns the .5% Special LP Interest in SFPP.

     Unless liquidated or dissolved at an earlier time, under the terms of the Partnership Agreement, the Partnership, each of the KM Operating Partnerships and SFPP will dissolve on December 31, 2082.

PURPOSE

     The purpose of the Partnership under the Partnership Agreement is to serve as the limited partner in the Operating Partnerships and to conduct any other business that may be lawfully conducted by a limited partnership organized pursuant to the Delaware Act.

POWER OF ATTORNEY

     Each limited partner, and each person who acquires a Common Unit from a prior holder and executes and delivers a transfer application with respect to such Common Unit, grants to the General Partner and, if a liquidator has been appointed, the liquidator, a power of attorney to, among other things, (i) execute and file certain documents required in connection with the qualification, continuance or dissolution of the Partnership or the amendment of the Partnership Agreement in accordance with the terms of the Partnership Agreement and (ii) make consents and waivers contained in the Partnership Agreement.

RESTRICTIONS ON AUTHORITY OF THE GENERAL PARTNER

     The authority of the General Partner is limited in certain respects under the Partnership Agreement. The General Partner is prohibited, without the prior approval of holders of record of a majority of the outstanding Common Units from, among other things, selling or exchanging all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination) or approving on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Partnership, provided that the Partnership may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the Partnership's assets without such approval. The Partnership may sell all or substantially all of its assets pursuant to a foreclosure or other realization upon the foregoing encumbrances without such approval. Except as provided in the Partnership Agreement and generally described under "Comparison of Common Unit Holders' Rights" and "--Amendment of Partnership Agreement and Other Agreements," any amendment to a provision of the Partnership Agreement generally will require the approval of the holders of at least 66 2/3% of the Common Units. The General Partner's ability to sell or otherwise dispose of the Partnership's assets are restricted by the terms of the Partnership's credit facility.

     In general, the General Partner may not take any action, or refuse to take any reasonable action, without the consent of the holders of at least a majority of each class of outstanding units of the Partnership, including the consent of at least a majority of the outstanding Common Units (other than Common Units owned by the General Partner and its affiliates), the effect of which would be to cause the Partnership to be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes.

WITHDRAWAL OR REMOVAL OF THE GENERAL PARTNER

     The General Partner has agreed not to voluntarily withdraw as general partner of the Partnership prior to January 1, 2003 (with limited exceptions described below) without the approval of at least a majority of the outstanding Common Units (excluding for purposes of such determination Common Units held by the General Partner and its affiliates) and furnishing an opinion of counsel that such withdrawal will not cause the Partnership to be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes or result in the loss of the limited liability of any limited partner. On or after January 1, 2003, the General Partner may withdraw as general partner by giving 90 days' written notice (without first obtaining approval from the holders of Common Units), and such withdrawal will not constitute a breach of the Partnership Agreement. If an opinion of counsel cannot be obtained to the effect that (following the selection of a successor) the General Partner's withdrawal would not result in the loss of limited liability of the holders of Common Units or cause the Partnership to be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes, the Partnership will be dissolved after such withdrawal. Notwithstanding the foregoing, the General Partner may withdraw without approval the holders of Common Units upon 90 days' notice to the limited partners if more than 50% of the outstanding Common Units (other than those held by the withdrawing General Partner and its affiliates) are held or controlled by one person and its affiliates. In addition, the Partnership Agreement does not restrict Kinder Morgan, Inc.'s ability to sell directly or indirectly, all or any portion of the capital stock of the General Partner to a third party without the approval of the holders of Common Units.

     The General Partner may not be removed unless such removal is approved by the vote of the holders of not less than 662/3% of the outstanding Common Units (excluding Common Units held by the General Partner and its affiliates) provided that certain other conditions are satisfied. Any such removal is subject to the approval of the successor general partner by the same vote and receipt of an opinion of counsel that such removal and the approval of a successor will not result in the loss of limited liability of any limited partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes.

     Removal or withdrawal of the General Partner as the general partner of the Partnership also constitutes removal or withdrawal, as the case may be, of the General Partner as the general partner of the KM Operating Partnerships.

     In the event of withdrawal of the General Partner where such withdrawal violates the Partnership Agreement or removal of the General Partner by the limited partners under circumstances where cause exists, a successor general partner will have the option to acquire the general partner interest of the departing General Partner (the "Departing Partner") in the Partnership and the KM Operating Partnerships for a cash payment equal to the fair market value of such interest. Under all other circumstances where the General Partner withdraws or is removed by the limited partners, the Departing Partner will have the option to require the successor general partner to acquire such general partner interest of the Departing Partner for such amount. In each case such fair market value will be determined by agreement between the Departing Partner and the successor general partner, or if no agreement is reached, by an independent investment banking firm or other independent expert selected by the Departing Partner and the successor general partner (or if no expert can be agreed upon, by the expert chosen by agreement of the expert selected by each of them). In addition, the Partnership would also be required to reimburse the Departing Partner for all amounts due the Departing Partner, including without limitation all employee related liabilities, including severance liabilities, incurred in connection with the termination of the employees employed by the Departing Partner for the benefit of the Partnership.

     If the above-described option is not exercised by either the Departing Partner or the successor general partner, as applicable, the Departing Partner's general partner interest in the Partnership will be converted into Common Units equal to the fair market value of such interest as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

     The General Partner may transfer all, but not less than all, of its general partner interest in the Partnership without the approval of the limited partners to one of its affiliates or upon its merger or consolidation into another entity or the transfer of all or substantially all of its assets to another entity, provided in either case that such entity assumes the rights and duties of the General Partner, agrees to be bound by the provisions of the Partnership Agreement and furnishes an opinion of counsel that such transfer would not result in the loss of the limited liability of any limited partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise cause the Partnership to be subject to entity level taxation for federal income tax purposes. In the case of any other transfer of the general partner interest in the Partnership, in addition to the foregoing requirements, the approval of at least a majority of the Common Units is required, excluding for such purposes those interests held by the General Partner and its affiliates.

     Upon the withdrawal or removal of the General Partner, the Partnership will be dissolved, wound up and liquidated, unless such withdrawal or removal takes place following the approval of a successor general partner or unless within 180 days after such withdrawal or removal a majority of the holders of Common Units agree in writing to continue the business of the Partnership and to the appointment of a successor general partner. See "-Termination and Dissolution."

ANTI-TAKEOVER AND RESTRICTED VOTING RIGHT PROVISIONS

     The Partnership Agreement contains certain provisions that are intended to discourage a person or group from attempting to remove the General Partner, as general partner, or otherwise change the management of the Partnership. If any person or group other than the General Partner and its affiliates acquires beneficial ownership of 20% or more of the Common Units, such person or group loses any and all voting rights with respect to all of the Common Units beneficially owned or held by such person.

TRANSFER AGENT AND REGISTRAR

     Duties. First Chicago Trust Company of New York is the registrar and transfer agent (the "Transfer Agent") for the Common Units and receives a fee from the Partnership for serving in such capacities. All fees charged by the Transfer Agent for transfers of Common Units are borne by the Partnership and not by the holders of Common Units, except that fees similar to those customarily paid by holders of securities for surety bond premiums to replace lost or stolen certificates, taxes or other governmental charges, special charges for services requested by a holder of a Common Unit and other similar fees or charges will be borne by the affected holder. There will be no charge to holders for disbursements of the Partnership cash distributions. The Partnership will indemnify the Transfer Agent, its agents and each of their respective shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted in respect of its activities as such, except for any liability due to any negligence, gross negligence, bad faith or intentional misconduct of the indemnified person or entity.

     Resignation or Removal. The Transfer Agent may at any time resign, by notice to the Partnership, or be removed by the Partnership, such resignation or removal to become effective upon the appointment by the General Partner of a successor transfer agent and registrar and its acceptance of such appointment. If no successor has been appointed and accepted such appointment within 30 days after notice of such resignation or removal, the General Partner is authorized to act as the transfer agent and registrar until a successor is appointed.

TRANSFER OF COMMON UNITS; STATUS AS LIMITED PARTNER OR ASSIGNEE

     Until a Common Unit has been transferred on the books of the Partnership, the Partnership and the Transfer Agent, notwithstanding any notice to the contrary, may treat the record holder thereof as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulation. Any transfers of a Common Unit will not be recorded by the Transfer Agent or recognized by the Partnership unless the transferee executes and delivers a Transfer Application (set forth on the reverse side of the certificate representing Common Units). By executing and delivering the Transfer Application, the transferee of Common Units (i) becomes the record holder of such Common Units and shall constitute an assignee until admitted to the Partnership as a substitute limited partner, (ii) automatically requests admission as a substituted limited partner in the Partnership, (iii) agrees to be bound by the terms and conditions of and is deemed to have executed the Partnership Agreement, (iv) represents that such transferee has capacity, power and authority to enter into the Partnership Agreement, (v) grants powers of attorney to the General Partner and any liquidator of the Partnership as specified in the Partnership Agreement and (vi) makes the consents and waivers contained in the Partnership Agreement. An assignee, pending its admission as a substituted limited partner in the Partnership, is entitled to an interest in the Partnership equivalent to that of a limited partner with respect to the right to share in allocations and distributions from the Partnership, including liquidating distributions. The General Partner will vote, and exercise other powers attributable to, Common Units owned by an assignee who has not become a substituted limited partner at the written direction of such Assignee. See "-Meetings; Voting."

     An assignee will become a substituted limited partner of the Partnership in respect of the transferred Common Units upon the consent of the General Partner and the recordation of the name of the assignee on the books and records of the Partnership. Such consent may be withheld in the sole discretion of the General Partner. Common Units are securities and are transferable according to the laws governing transfers of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to request admission as a substituted limited partner in the Partnership in respect of the transferred Common Units. A purchaser or transferee of Common Units who does not execute and deliver a Transfer Application obtains only (a) the right to transfer the Common Units to a purchaser or other transferee and (b) the right to transfer the right to seek admission as a substituted limited partner in the Partnership with respect to the transferred Common Units. Thus, a purchaser or transferee of Common Units who does not execute and deliver a Transfer Application will not receive cash distributions unless the Common Units are held in a nominee or street name account and the nominee or broker has executed and delivered a Transfer Application with respect to such Common Units and may not receive certain federal income tax information or reports furnished to record holders of Common Units. The transferor of Common Units will have a duty to provide such transferee with all information that may be necessary to obtain registration of the transfer of the Common Units, but the transferee agrees, by acceptance of the certificate representing Common Units, that the transferor will not have a duty to see to the execution of the Transfer Application by the transferee and will have no liability or responsibility if such transferee neglects or chooses not to execute and forward the Transfer Application.

     Holders of Common Units may hold their Common Units in nominee accounts, provided that the broker (or other nominee) executes and delivers a Transfer Application. The Partnership will be entitled to treat the nominee holder of a Common Unit as the absolute owner thereof, and the beneficial owner's rights will be limited solely to those that it has against the nominee holder as a result of or by reason of any understanding or agreement between such beneficial owner and nominee holder.

NON-CITIZEN ASSIGNEES; REDEMPTION

     If the Partnership is or becomes subject to federal, state or local laws or regulations that, in the reasonable determination of the General Partner, provides for the cancellation or forfeiture of any property in which the Partnership has an interest because of the nationality, citizenship or other related status of any limited partner or assignee, the Partnership may redeem the Common Units held by such limited partner or assignee at their Average Fair Market Price. In order to avoid any such cancellation or forfeiture, the General Partner may require each record holder or assignee to furnish information about the holder's nationality, citizenship, residency or related status. If the record holder fails to furnish such information within 30 days after a request for such information, or if the General Partner determines on the basis of the information furnished by such holder in response to the request that the cancellation or forfeiture of any property in which the Partnership has an interest may occur, the General Partner may be substituted as the limited partner for such record holder, who will then be treated as a non-citizen assignee ("Non-citizen Assignee"), and the General Partner will have the right to redeem the Common Units held by such record holder as described above. The Partnership Agreement sets forth the rights of such record holder or assignee upon redemption. Pending such redemption or in lieu thereof, the General Partner may change the status of any such limited partner or assignee to that of a Non-citizen Assignee. Further, a Non-citizen Assignee (unlike an assignee who is not a substitute limited partner) does not have the right to direct the vote regarding such Non-citizen Assignee's Common Units and may not receive distributions in kind upon liquidation of the Partnership. See "-Transfer of Common Units; Status as Limited Partner or Assignee."

     As used in this Prospectus, (i) "Average Fair Market Price" of a limited partner interest as of any date means the average of the daily End of Day Price (as hereinafter defined) for the 20 consecutive Unit Transaction Days (as hereinafter defined) immediately prior to such date; (ii) "End of Day Price" for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the limited partner interests of such class are listed or admitted to trading or, if the limited partner interests of such class are not listed or admitted to trading on any national securities exchange, the last quoted sale price on such day, or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the NASDAQ or such other system then in use, or if on any such day the limited partner interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the limited partner interests of such class selected by the Board of Directors of the General Partner, or if on any such day no market maker is making a market in such limited partner interests, the fair value of such limited partner interests on such day as determined reasonably and in good faith by the Board of Directors of the General Partner; and (iii) "Unit Transaction Day" means a day on which the principal national securities exchange on which such limited partner interests are listed or admitted to trading is open for the Transaction of business or, if the limited partner interests of such class are not listed or admitted to trading on any national securities exchange, a day on which banking institutions in New York City generally are open.

ISSUANCE OF ADDITIONAL SECURITIES

     The Partnership's Issuance of Securities. The Partnership Agreement does not restrict the ability of the General Partner to issue additional limited or general partner interests and authorizes the General Partner to cause the Partnership to issue additional securities of the Partnership for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion without the approval of any limited partners. In accordance with Delaware law and the provisions of the Partnership Agreement, the General Partner may issue additional partnership interests which, in its sole discretion, may have special voting rights to which the Common Units are not entitled.

     Limited Pre-emptive Right of General Partner. The General Partner has the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase Common Units or other equity securities of the Partnership from the Partnership whenever, and on the same terms that, the Partnership issues such securities to persons other than the General Partner and its affiliates, to the extent necessary to maintain the percentage interest of the General Partner and its affiliates in the Partnership to that which existed immediately prior to each such issuance. The General Partner waived its pre-emptive rights with respect to the Transaction, but not with respect to any other or further transaction.

LIMITED CALL RIGHT

     If at any time not more than 20% of the issued and outstanding limited partner interests of any class are held by persons other than the General Partner and its affiliates, the General Partner will have the right, which it may assign and transfer to any of its affiliates or to the Partnership, to purchase all, but not less than all, of the outstanding limited partner interests of such class held by such non-affiliated persons, as of a record date to be selected by the General Partner, on at least 10 but not more than 60 days' notice. The purchase price in the event of such purchase shall be the greater of
(i) the Average Fair Market Price of limited partner interests of such class as of the date five days prior to the mailing of written notice of its election to purchase limited partner interests of such class and (ii) the highest cash price paid by the General Partner or any of its affiliates for any limited partner interests of such class purchased within the 90 days preceding the date the General Partner mails notice of its election to purchase such Common Units.

AMENDMENT OF PARTNERSHIP AGREEMENT AND OTHER AGREEMENTS

     Amendments to the Partnership Agreement may be proposed only by or with the consent of the General Partner. In order to adopt a proposed amendment, the General Partner is required to seek written approval of the holders of the number of Common Units required to approve such amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment, except as described below. Proposed amendments (other than those described below) must be approved by holders of at least 662/3% of the outstanding Common Units, except that no amendment may be made which would (i) enlarge the obligations of any limited partner, without its consent, (ii) enlarge the obligations of the General Partner, without its consent, which may be given or withheld in its sole discretion, (iii) restrict in any way any action by or rights of the General Partner as set forth in the Partnership Agreement, (iv) modify the amounts distributable, reimbursable or otherwise payable by the Partnership to the General Partner, (v) change the term of the Partnership or (vi) give any person the right to dissolve the Partnership other than the General Partner's right to dissolve the Partnership with the approval of a majority of the outstanding Common Units or change such right of the General Partner in any way.

     Amendments to the partnership agreements of the KM Operating Partnerships may be proposed by or with the consent of the General Partner. Proposed amendments (other than those described below) require the approval of the Partnership, as the limited partner of the KM Operating Partnerships. In addition, amendments to SFPP's

Partnership Agreement may be adopted by OLP-D without the consent of the holder of the special limited partner interest.

     The General Partner may make amendments to the Partnership Agreement without the approval of any limited partner or assignee of the Partnership to reflect (i) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent or the registered office of the partnership, (ii) admission, substitution, withdrawal or removal of partners in accordance with the Partnership Agreement, (iii) a change that, in the sole discretion of the General Partner, is reasonable and necessary or appropriate to qualify or continue the qualification of the Partnership as a partnership in which the limited partners have limited liability or that is necessary or advisable in the opinion of the General Partner to ensure that the Partnership will not be treated as an association taxable as a corporation or otherwise subject to taxation as an entity for federal income tax purposes, (iv) an amendment that is necessary, in the opinion of counsel to the Partnership, to prevent the Partnership or the General Partner or their respective directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor, (v) subject to the limitations on the issuance of additional Common Units or other limited or general partner interests described above, an amendment that in the sole discretion of the General Partner is necessary or desirable in connection with the authorization of additional limited or general partner interests, (vi) any amendment expressly permitted in the Partnership Agreement to be made by the General Partner acting alone, (vii) an amendment effected, necessitated or contemplated by a merger agreement that has been approved pursuant to the terms of the Partnership Agreement and (viii) any other amendments substantially similar to the foregoing.

     In addition, the General Partner may make amendments to the Partnership Agreement without such consent if such amendments (i) do not adversely affect the limited partners in any material respect, (ii) are necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute, (iii) are necessary or desirable to facilitate the trading of the Common Units or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Common Units are or will be listed for trading, compliance with any of which the General Partner deems to be in the best interests of the Partnership and the holders of Common Units or (iv) are required to effect the intent of, or as contemplated by, the Partnership Agreement.

     The General Partner will not be required to obtain an opinion of counsel as to the tax consequences or the possible effect on limited liability of amendments described in the two immediately preceding paragraphs. No other amendments to the Partnership Agreement will become effective without the approval of at least 95% of the Common Units unless the Partnership obtains an opinion of counsel to the effect that such amendment will not cause the Partnership to be treated as an association taxable as a corporation or otherwise cause the Partnership to be subject to entity level taxation for federal income tax purposes and will not affect the limited liability of any limited partner in the Partnership or the limited partner of the Operating Partnerships.

     Any amendment that materially and adversely affects the rights or preferences of any type or class of limited partner interests in relation to other types or classes of limited partner interests or the general partner interests will require the approval of at least 66 2/3% of the type or class of limited partner interests so affected.

MANAGEMENT

     General. The General Partner will manage and operate the activities of the Partnership, and the General Partner's activities will be limited to such management and operation. Holders of Common Units will not direct or participate in the management or operations of the Partnership, any of the KM Operating Partnerships or SFPP. See "--Limited Liability." The General Partner will owe a fiduciary duty to the holders of Common Units. See "Risk Factors-Risk Associated with the Partnership Agreement and State Partnership Law." Notwithstanding any limitation on obligations or duties, the General Partner will be liable, as the general partner of the Partnership, for all the debts of the Partnership (to the extent not paid by the Partnership), except to the extent that indebtedness incurred by the Partnership is made specifically non-recourse to the General Partner. See "The Partnership--Acquisition Santa Fe."

     The Partnership does not currently have any directors, officers or employees. As is commonly the case with publicly traded limited partnerships, the Partnership does not currently contemplate that it will directly employ any of the persons responsible for managing or operating the Partnership's business or for providing it with services, but will instead reimburse the General Partner or its affiliates for the services of such persons. See "-Reimbursement of Expenses." The General Partner's employees are not represented by any labor unions, and they are not covered by any collective bargaining agreements.

     Reimbursement of Expenses. The General Partner will receive no management fee or similar compensation in conjunction with its management of the Partnership (other than cash distributions). See "--Cash Distribution Policy." However, the General Partner is entitled pursuant to Partnership Agreement to reimbursement on a monthly basis, or such other basis as the General Partner may determine in its sole discretion, for all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership and all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the General Partner in connection with operating the Partnership's business. The Partnership Agreement provides that the General Partner shall determine the fees and expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. The reimbursement for such costs and expenses will be in addition to any reimbursement to the General Partner and its affiliates as a result of the indemnification provisions of the Partnership Agreement.
See "-Indemnification."

     Indemnification. The Partnership Agreement provides that the Partnership will indemnify the General Partner, any Departing Partner and any person who is or was an officer or director of the General Partner or any Departing Partner, to the fullest extent permitted by law, and may indemnify, to the extent deemed advisable by the General Partner, to the fullest extent permitted by law, any person who is or was an affiliate of the General Partner or any Departing Partner, any person who is or was an officer, director, employee, partner, agent or trustee of the General Partner, any Departing Partner or any such affiliate, or any person who is or was serving at the request of the General Partner or any affiliate of the General Partner or any Departing Partner as an officer, director, employee, partner, agent, or trustee of another person ("Indemnitees") from and against any and all losses, claims, damages, liabilities (joint or several) expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlement and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as (i) the General Partner, a Departing Partner or affiliate of either, (ii) an officer, director, employee, partner, agent or trustee of the General Partner, any Departing Partner or affiliate of either or (iii) a person serving at the request of the Partnership in another entity in a similar capacity, provided that in each case the Indemnitee acted in good faith and in a manner which the Indemnitee believed to be in or not opposed to the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Any indemnification under the Partnership Agreement will only be paid out of the assets of the Partnership, and the General Partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to the Partnership to enable it to effectuate, such indemnification. The Partnership is authorized to purchase (or to reimburse the General Partner or its affiliates for the cost of) insurance, purchased on behalf of the General Partner and such other persons as the General Partner determines, against liabilities asserted against and expenses incurred by such persons in connection with the Partnership's activities, whether or not the Partnership would have the power to indemnify such person against such liabilities under the provisions described above.

     Conflicts and Audit Committee. One or more directors who are neither officers nor employees of the General Partner or any of its affiliates will serve as a committee of the Board of Directors of the General Partner (the "Conflicts and Audit Committee") and will, at the request of the General Partner, review specific matters as to which the General Partner believes there may be a conflict of interest in order to determine if the resolution of such conflict proposed by the General Partner is fair and reasonable to the Partnership. The Conflicts and Audit Committee will only review matters at the request of the General Partner, which has sole discretion to determine which matters to submit to such Committee. Any matters approved by the Conflicts and Audit Committee will be conclusively deemed to be fair and reasonable to the Partnership, approved by all partners of the Partnership and not a breach by the General Partner of the Partnership Agreement or any duties it may owe to the Partnership. Additionally, it is possible that such procedure in itself may constitute a conflict of interest.

MEETINGS; VOTING

     Holders of Common Units or assignees who are record holders of Common Units on the record date set pursuant to the Partnership Agreement will be entitled to notice of, and to vote at, meetings of limited partners of the Partnership and to act with respect to matters as to which approvals may be solicited. With respect to voting rights attributable to Common Units that are owned by assignees who have not yet been admitted as limited partners, the General Partner will be deemed to be the limited partner with respect thereto and will, in exercising the voting rights in respect of such Common Units on any matter, vote such Common Units at the written direction of such record holder. If a proxy is not returned on behalf of the Common Unit record holder, such Common Units will not be voted (except that, in the case of Common Units held by the General Partner on behalf of Non-citizen Assignees, the General Partner will distribute the votes in respect of such Common Units in the same ratios as the votes of limited partners in respect of other Common Units are cast). When a proxy is returned properly executed, the Common Units represented thereby will be voted in accordance with the indicated instructions. If no instructions have been specified on the properly executed and returned proxy, the Common Units represented thereby will be voted "FOR" the approval of the matters to be presented. Common Units held by the General Partner on behalf of Non-citizen Assignees, as defined pursuant to the Partnership Agreement, shall be voted by the General Partner in the same ratios as the votes of the limited partners with respect to the matter presented to the holders of Common Units.

     Any action that is required or permitted to be taken by the limited partners may be taken either at a meeting of the limited partners or without a meeting if consents in writing setting forth the action so taken are signed by holders of such number of limited partner interests as would be necessary to authorize or take such action at a meeting of the limited partners. Meetings of the limited partners of the Partnership may be called by the General Partner or by limited partners owning at least 20% of the outstanding Common Units of the class for which a meeting is proposed. Limited partners may vote either in person or by proxy at meetings. Two-thirds (or a majority, if that is the vote required to take action at the meeting in question) of the outstanding limited partner interests of the class for which a meeting is to be held (excluding, if such are excluded from such vote, limited partner interests held by the General Partner and its affiliates) represented in person or by proxy will constitute a quorum at a meeting of limited partners of the Partnership. Except for any proposal for removal of the General Partner or certain amendments to the Partnership Agreement described above, substantially all matters submitted for a vote are determined by the affirmative vote, in person or by proxy, of holders of a majority of the outstanding limited partner interests.

     Each record holder of a Common Unit has a vote according to such record holder's percentage interest in the Partnership, although additional limited partner interests having special voting rights could be issued by the General Partner. See "--Issuance of Additional Securities." However, Common Units owned beneficially by any person or group (other than the General Partner and its affiliates) that own beneficially 20% or more of all Common Units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of limited partners, calculating required votes, determining the presence of a quorum or for other similar partnership purposes. The Partnership Agreement provides that Common Units held in nominee or street name accounts will be voted by the broker (or other nominee) pursuant to the instruction of the beneficial owner, unless the arrangement between the beneficial owner and such holder's nominee provides otherwise.

     Any notice, demand, request, report or proxy materials required or permitted to be given or made to record holders of Common Units (whether or not such record holder has been admitted as a limited partner) under the terms of the Partnership Agreement will be delivered to the record holder by the Partnership or by the Transfer Agent at the request of the Partnership.

LIMITED LIABILITY

     Except as described below, Common Units are fully paid, and holders of Common Units will not be required to make additional contributions to the Partnership.

     Assuming that a limited partner does not participate in the control of the business of the Partnership, within the meaning of the Delaware Act, and that such partner otherwise acts in conformity with the provisions of the Partnership Agreement, such partner's liability under the Delaware Act will be limited, subject to certain possible exceptions, generally to the amount of capital such partner is obligated to contribute to the Partnership in respect of such holder's Common Units plus such holder's share of any undistributed profits and assets of the Partnership. However, if it were determined that the right or exercise of the right by the limited partners as a group to remove or replace the General Partner, to approve certain amendments to the Partnership Agreement or to take other action pursuant to the Partnership Agreement constituted "participation in the control" of the Partnership's business for the purposes of the Delaware Act, then the limited partners could be held personally liable for the Partnership's obligations under the laws of the State of Delaware to the same extent as the General Partner. Under the Delaware Act, a limited partnership may not make a distribution to a partner to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the partnership, other than liabilities to partners on account of their partnership interests and nonrecourse liabilities, exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to nonrecourse liability shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds that nonrecourse liability. The Delaware Act provides that a limited partner who receives such a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years from the date of the distribution. Under the Delaware Act, an assignee who becomes a substituted limited partner of a limited partnership is liable for the obligations of the assignor to make contributions to the partnership, except the assignee is not obligated for liabilities unknown to such assignee at the time the assignee became a limited partner and which could not be ascertained from the partnership agreement.

     The  Partnership  is  organized  under the laws of Delaware  and  currently conducts business in Arizona, California, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Missouri, Nebraska, New Mexico, Nevada, Oregon, Texas and Wyoming. Maintenance of limited liability will require compliance with legal requirements in such jurisdictions in which the Partnership conducts business, including qualifying the Operating Partnerships to do business therein. Limitations on the liability of limited partners for the obligations of a limited partnership have not been clearly established in many jurisdictions. If it were determined that the Partnership was, by virtue of its limited partner interest in the Operating Partnerships or otherwise, conducting business in any state without compliance with the applicable limited partnership statute, or that the right or exercise of the right by the limited partners as a group to remove or replace the General Partner, to approve certain amendments to the Partnership Agreement, or to take other action pursuant to the Partnership Agreement constituted "participation in the control" of the Partnership's business for the purposes of the statues of any relevant jurisdiction, then the limited partners could be held personally liable for the Partnership's obligations under the law of such jurisdiction to the same extent as the General Partner. The Partnership will operate in such manner as the General Partner deems reasonable and necessary or appropriate to preserve the limited liability of holders of Common Units.

BOOKS AND REPORTS

     The General Partner is required to keep appropriate books of the business at the principal offices of the Partnership. The books will be maintained for both tax and financial reporting purposes on an accrual basis. The fiscal year of the Partnership is the calendar year.

     As soon as practicable, but in no event later than 120 days after the close of each fiscal year, the General Partner will furnish each record holder of a Common Unit (as of a record date selected by the General Partner) with an annual report containing audited financial statements of the Partnership for the past fiscal year, prepared in accordance with generally accepted accounting principles. As soon as practicable, but in no event later than 90 days after the close of each calendar quarter (except the fourth quarter), the General Partner will furnish each record holder of Common Units upon request a report containing unaudited financial statements of the Partnership and such other information as may be required by law.

     The General Partner will use all reasonable efforts to furnish each record holder of a Common Unit information reasonably required for tax reporting purposes within 90 days after the close of each taxable year. Such information is expected to be furnished in a summary form so that certain complex calculations normally required of partners can be avoided. The General Partner's ability to furnish such summary information to holders of Common Units will depend on the cooperation of such holders of Common Units in supplying certain information to the General Partner. Every holder of a Common Unit (without regard to whether such holder supplies such information to the General Partner) will receive information to assist in determining such holder's federal and state tax liability and filing such holder's federal and state income tax returns.

RIGHT TO INSPECT PARTNERSHIP BOOKS AND RECORDS

     The Partnership Agreement provides that a limited partner can, for a purpose reasonably related to such limited partner's interest as a limited partner, upon reasonable demand and at such partner's own expense, have furnished to him (i) a current list of the name and last known address of each partner, (ii) a copy of the Partnership's tax returns, (iii) information as to the amount of cash, and a description and statement of the agreed value of any other property or services contributed or to be contributed by each partner and the date on which each became a partner, (iv) copies of the Partnership Agreement, the certificate of limited partnership of the Partnership, amendments thereto and powers of attorney pursuant to which the same have been executed,
(v) information regarding the status of the Partnership's business and financial condition and (vi) such other information regarding the affairs of the Partnership as is just and reasonable. The General Partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which the General Partner believes in good faith is not in the best interests of the Partnership or which the Partnership is required by law or by agreements with third parties to keep confidential.

TERMINATION AND DISSOLUTION

     The Partnership will continue until December 31, 2082, unless sooner terminated pursuant to the Partnership Agreement. The Partnership will be dissolved upon (i) the election of the General Partner to dissolve the Partnership, if approved by a majority of the Common Units, (ii) the sale of all or substantially all of the assets and properties of the Partnership and its operating partnerships, (iii) the bankruptcy or dissolution of the General Partner or (iv) the withdrawal or removal of the General Partner or any other event that results in its ceasing to be the General Partner (other than by reason of a transfer in accordance with the Partnership Agreement or withdrawal or removal following approval of a successor), provided that the Partnership will not be dissolved upon an event described in clause (iv) if within 90 days after such event the partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of a successor general partner. Upon a dissolution pursuant to clause (iii) or (iv), at least a majority of the Common Units may also elect, within certain time limitations, to reconstitute the Partnership and continue its business on the same terms and conditions set forth in the Partnership Agreement by forming a new limited partnership on terms identical to those set forth in the Partnership Agreement and having as a general partner an entity approved by at least a majority of the Common Units, subject to receipt by the Partnership of an opinion of counsel that the exercise of such right will not result in the loss of the limited liability of holders of Common Units or cause the Partnership or the reconstituted limited partnership to be treated as an association taxable as a corporation or otherwise subject to taxation as an entity for federal income tax purposes.

REGISTRATION RIGHTS

     Pursuant to the terms of the Partnership Agreement and subject to certain limitations described therein, the Partnership has agreed to register for resale under the Securities Act of 1933 and applicable state securities laws any Common Units (or other securities of the Partnership) proposed to be sold by the General Partner (or its affiliates) if an exemption from such registration requirements is not otherwise available for such proposed transaction. The Partnership is obligated to pay all expenses incidental to such registration, excluding underwriting discounts and commissions.

CASH DISTRIBUTION POLICY

     General. A principal objective of the Partnership is to generate cash from the Partnership operations and to distribute Available Cash to its partners in the manner described herein. "Available Cash" generally means, with respect to any calendar quarter, the sum of all of the cash received by the Partnership from all sources, less all of its cash disbursements and net additions to reserves. For purposes of cash distributions to holders of Common Units, the term Available Cash excludes the amount paid to the SF General Partner in respect of its Special LP Interest in SFPP, which amount will equal 0.5% of the total cash distributions made each quarter by SFPP to its partners.

     The General Partner's decisions regarding amounts to be placed in or released from reserves may have a direct impact on the amount of Available Cash. This is because increases and decreases in reserves are taken into account in computing Available Cash. The General Partner may, in its reasonable discretion (subject to certain limits), determine the amounts to be placed in or released from reserves each quarter.

     Cash distributions will be characterized as either distributions of Cash from Operations or Cash from Interim Capital Transactions. This distinction affects the amounts distributed to holders of Common Units relative to the General Partner. See "--Quarterly Distributions of Available Cash-Distributions of Cash from Operations" and "-Quarterly Distributions of Available Cash-Distributions of Cash from Interim Capital Transactions."

     "Cash from Operations" generally refers to the cash balance of the Partnership on the date the Partnership commenced operations, plus all cash generated by the operations of the Partnership's business, after deducting related cash expenditures, reserves, debt service and certain other items.

     "Cash from Interim Capital Transactions" will generally be generated only by borrowings, sales of debt and equity securities and sales or other dispositions of assets for cash (other than inventory, accounts receivable and other current assets and assets disposed of in the ordinary course of business).

     To avoid the difficulty of trying to determine whether Available Cash distributed by the Partnership is Cash from Operations or Cash from Interim Capital Transactions, all Available Cash distributed by the Partnership from any source will be treated as Cash from Operations until the sum of all Available Cash distributed as Cash from Operations equals the cumulative amount of Cash from Operations actually generated from the date the Partnership commenced operations through the end of the calendar quarter prior to such distribution. Any excess Available Cash (irrespective of its source) will be deemed to be Cash from Interim Capital Transactions and distributed accordingly.

     If Cash from Interim Capital Transactions is distributed in respect of each Common Unit in an aggregate amount per Common Unit equal to $11.00 per Common Unit, (the initial public offering price of the Common Units adjusted to give effect to the 2-for-1 split of Common Units effective October 1, 1997) (the Initial Common Unit Price"), the distinction between Cash from Operations and Cash from Interim Capital Transactions will cease, and both types of Available Cash will be treated as Cash from Operations. The General Partner does not anticipate that there will be significant amounts of Cash from Interim Capital Transactions distributed.

     The discussion below indicates the percentages of cash distributions required to be made to the General Partner and the holders of Common Units. In the following general discussion of how Available Cash is distributed, references to Available Cash, unless otherwise stated, mean Available Cash that constitutes Cash from Operations.

     Quarterly Distributions of Available Cash. The Partnership will make distributions to its partners with respect to each calendar quarter prior to liquidation in an amount equal to 100% of its Available Cash for such quarter.

     Distributions of Cash from Operations. Distributions by the Partnership of Available Cash constituting Cash from Operations with respect to any quarter will be made in the following manner:

     first, 98% to the holders of Common Units pro rata and 2% to the General Partner until the holders of Common Units have received a total of $0.3025 per Common Unit for such quarter in respect of each Common Unit (the "First Target Distribution"); and

     second, 85% of any such Available Cash then remaining to the holders of Common Units pro rata and 15% to the General Partner until the holders of Common Units have received a total of $0.3575 per Common Unit for such quarter in respect of each Common Unit (the "Second Target Distribution");

     third, 75% of any such Available Cash then remaining to all holders of Common Units pro rata and 25% to the General Partner until the holders of Common Units have received a total of $0.4675 per Common Unit for such quarter in respect of each Common Unit (the "Third Target Distribution"); and

     fourth, 50% of any such Available Cash then remaining to all holders of Common Units pro rata and 50% to the General Partner.

     In addition, if the First, Second and Third Target Distribution levels are reduced to zero, as described below under "--Quarterly Distributions of Available Cash-Adjustment of Target Distribution Levels," all remaining Available Cash will be distributed as Cash from Operations, 50% to the holders of Common Units pro rata and 50% to the General Partner. These provisions are inapplicable upon the dissolution and liquidation of the Partnership.

     Distributions of Cash from Interim Capital Transactions. Distributions on any date by the Partnership of Available Cash that constitutes Cash from Interim Capital Transactions will be distributed 98% to all holders of Common Units pro rata and 2% to the General Partner until the Partnership shall have distributed in respect of each Common Unit Available Cash constituting Cash from Interim Capital Transactions in an aggregate amount per Common Unit equal to the Initial Common Unit Price.

     As Cash from Interim Capital Transaction is distributed, it is treated as if it were a repayment of the initial public offering price. To reflect such repayment, the First, Second and Third Target Distribution levels will be adjusted downward by multiplying each amount by a fraction, the numerator of which is the Unrecovered Initial Common Unit Price immediately after giving effect to such repayment and the denominator of which is the Unrecovered Initial Common Unit Price, immediately prior to giving effect to such repayment. "Unrecovered Initial Common Unit Price" includes the amount by which the Initial Common Unit Price exceeds the aggregate distribution of Cash from Interim Capital Transactions per Common Unit.

When "Payback of Initial Common Unit Price" is achieved, i.e., when the Unrecovered Initial Common Unit Price is zero, then in effect the First, Second and Third Target Distribution levels each will have been reduced to zero. Thereafter all distributions of Available Cash from all sources will be treated as if they were Cash from Operations and Available Cash will be distributed 50% to all holders of Common Units pro rata and 50% to the General Partner.

     Adjustment of Target Distribution Levels. The First, Second and Third Target Distribution levels will be proportionately adjusted upward or downward, as appropriate, in the event of any combination or subdivision of Common Units (whether effected by a distribution payable in Common Units or otherwise) but not by reason of the issuance of additional Common Units for cash or property. For example, in connection with the Partnership's two-for-one split of the Common Units on October 1, 1997, the First, Second and third Target Distribution levels were each reduced to 50% of its initial level. See "--Quarterly Distributions of Available Cash-Distributions of Cash from Operations."

     In addition, if a distribution is made of Available Cash constituting Cash from Interim Capital Transactions, the First, Second and Third Target Distribution levels will be adjusted downward proportionately, by multiplying each such amount, as the same may have been previously adjusted, by a fraction, the numerator of which is the Unrecovered Initial Common Unit Price immediately after giving effect to such distribution and the denominator of which is the Unrecovered Initial Common Unit Price immediately prior to such distribution. For example, assuming the Unrecovered Initial Common Unit Price is $11.00 per Common Unit and if Cash from Interim Capital Transactions of $5.50 per Common Unit is distributed to holders of Common Units (assuming no prior adjustments), then the amount of the First, Second and Third Target Distribution levels would each be reduced to 50% of its initial level. If and when the Unrecovered Initial Common Unit Price is zero, the First, Second and Third Target Distribution levels each will have been reduced to zero, and the General Partner's share of distributions of Available Cash will increase, in general, to 50% of all distributions of Available Cash.

     The First, Second and Third Target Distribution levels may also be adjusted if legislation is enacted which causes the Partnership to become taxable as a corporation or otherwise subjects the Partnership to taxation as an entity for federal income tax purposes. In such event, the First, Second, and Third Target Distribution levels for each quarter thereafter would be reduced to an amount equal to the product of (i) each of the First, Second and Third Target Distribution levels multiplied by (ii) one minus the sum of (x) the maximum marginal federal income tax rate to which the Partnership is subject as an entity plus (y) any increase that results from such legislation in the effective overall state and local income tax rate to which the Partnership is subject as an entity for the taxable year in which such quarter occurs (after taking into account the benefit of any deduction allowable for federal income tax purposes with respect to the payment of state and local income taxes). For example, assuming the Partnership was not previously subject to state and local income tax, if the Partnership were to become taxable as an entity for federal income tax purposes and the Partnership became subject to a maximum marginal federal, and effective state and local, income tax rate of 38%, then each of the Target Distribution levels, would be reduced to 62% of the amount thereof immediately prior to such adjustment.

LIQUIDATION AND DISTRIBUTION OF PROCEEDS

     Upon dissolution of the Partnership, unless the Partnership is reconstituted and continued as a new limited partnership, the person authorized to wind up the affairs of the Partnership (the "Liquidator") will, acting with all of the powers of the General Partner that such Liquidator deems necessary or desirable in its good faith judgment in connection therewith, liquidate the Partnership's assets and apply the proceeds of the liquidation as follows: (i) first towards the payment of all creditors of the Partnership and the creation of a reserve for contingent liabilities and (ii) then to all partners in accordance with the positive balances in their respective capital accounts. Under certain circumstances and subject to certain limitations, the Liquidator may defer liquidation or distribution of the Partnership's assets for a reasonable period of time and/or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to the partners.

     Generally, any gain will be allocated between the holders of Common Units and the General Partner in a manner that approximates their sharing ratios in the various Target Distribution levels. Holders of Common Units and the General Partner will share in the remainder of the Partnership's assets in proportion to their respective capital account balances in the Partnership.

     Any loss or unrealized loss will be allocated to the General Partner and the holders of Common Units: first, in proportion to the positive balances in such partners' capital accounts until all such balances are reduced to zero; and thereafter, to the General Partner.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

                                     GENERAL

     The following discussion is the opinion of Morrison & Hecker as to the material federal income tax consequences of the disposition of the VREDs for cash, the exchange of VREDs for Common Units and the ownership and disposition of Common Units. Morrison & Hecker's opinion does not include portions of the discussion which state that it is unable to opine. SF Holdings has treated the VREDs as debt for tax purposes pursuant to an opinion of independent counsel received in 1990 when the VREDs were issued. Morrison & Hecker's opinions expressed herein assume that such characterization as debt will be respected for federal income tax purposes. Further, Morrison & Hecker is relying on the opinion of Mayer, Brown & Platt regarding the classification of Santa Fe and the SF Operating Partnership as partnerships for federal income tax purposes as of the closing date of the Transaction. There can be no assurance that the IRS will take a similar view of such consequences. Moreover, no party to the Transaction has or will request a ruling from the IRS as to the tax treatment of the VREDs as debt, the Exchange Offer, or as to any other matter addressed in this discussion. Moreover, the IRS has announced that it will not grant rulings regarding the federal income tax treatment of transfers to certain classes of partnerships in which the Partnership would be included.

     The following discussion is based upon current provisions of the Code, existing and proposed regulations thereunder and current administrative rulings and court decisions, including modifications made by the Taxpayer Relief Act of 1997 (the "1997 Act"), all as in effect on the date hereof, the facts set forth in the Joint Proxy Statement/Prospectus and related documents and factual representations made by the General Partner. Such discussion is also based on the assumptions that the operation of KMEP and the Operating Partnerships will be in accordance with the relevant partnership agreements. Such discussion is subject both to the accuracy of such facts and assumptions and the continued applicability of such legislative, administrative and judicial authorities, all of which authorities are subject to change, possibly retroactively. Subsequent changes in such authorities may cause the tax consequences to vary substantially from the consequences described below, and any such change may be retroactively applied in a manner that could adversely affect a holder of Common Units.

     The discussion below is directed primarily to a holder of VREDs which is a United States person (as determined for federal income tax purposes). Except as specifically noted, the discussion does not address all of the federal income tax consequences that may be relevant (i) to a holder in light of such holder's particular circumstances, (ii) to a holder that is a partnership, corporation, trust or estate or (iii) to holders subject to special rules, such as certain financial institutions, tax-exempt entities, foreign corporations, non-resident alien individuals, insurance companies, dealers in securities, or traders in securities who elect to mark to market and persons holding the VREDs, or after the Exchange, persons holding Common Units as part of a "straddle," "hedge" or "conversion transaction." Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. Accordingly, each VRED Holder is strongly urged to consult a tax advisor, prior to exchanging any VRED, with specific reference to the effect of such holder's particular facts and circumstances on the matters discussed herein.

     The discussion deals only with VREDs and Common Units held as "capital assets" within the meaning of Section 1221 of the Code.

     The federal income tax consequences of the Exchange and the federal income tax treatment of holders of Common Units depend in some instances on determinations of fact and interpretations of complex provisions of federal VREDs on income tax laws for which no clear precedent or authority may be available. The General Partner, in determining the Partnership's taxable income, allocations, basis adjustments and asset valuations, must make determinations in its capacity as the general partner of the Partnership that could affect the holders of Common Units. Where appropriate, the General Partner will act upon the advice of legal counsel or other professional tax advisors in making such interpretations and determinations. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them regarding the receipt of a Par Payment in retirement of the VREDs or pursuant to an the exchange of VREDs for Common Units and the ownership and disposition of Common Units.

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


     For purposes of this discussion, the term "Exchange" will refer to the retirement of the VREDs by a Par Payment or pursuant to an exchange of VREDs for Common Units. The term "KMEP" refers to Kinder Morgan Energy Partners, L.P. immediately before the Transaction.

                                 EXCHANGE OFFER

TREATMENT OF VREDS AS DEBT

     SF Holdings has treated the VREDs as debt for federal income tax purposes, which treatment is consistent with an opinion of counsel rendered in 1990 when the VREDs were issued. The following discussion of certain of the anticipated federal income tax consequences of the receipt of a Par Payment or an exchange of VREDs for Common Units pursuant to the Exchange Offer assumes that such characterization of the VREDs as debt will be respected.

POTENTIAL CHARACTERIZATION OF VREDS AS CONTINGENT PAYMENT DEBT INSTRUMENTS OR VARIABLE RATE DEBT INSTRUMENTS

     The VREDs were issued at a discount to their par amount or their stated redemption price at maturity. Sections 1271 through 1275 of the Code provide special rules for the taxation of debt instruments issued for less than their stated redemption price at maturity.

     In 1996 the Secretary of the Treasury adopted regulations under Section 1275 of the Code which address the tax treatment of contingent payment debt instruments and variable rate debt instruments (the "Final Regulations"). The Final Regulations generally apply with respect to debt instruments issued on or after August 20, 1996. The VREDs were issued in 1990. Accordingly, the Final Regulations, by their terms, do not apply to the VREDs.

     The Secretary of the Treasury had also issued proposed Treasury Regulations in 1986 under Sections 1271 through 1275 of the Code (the "1986 Proposed Regulations"). The 1986 Proposed Regulations were withdrawn in 1994 and, accordingly, should not control the taxation of amounts received upon exchange of the VREDs for Common Units. However, it is not clear what law and tax characterization will ultimately control with respect to amounts received for the VREDs pursuant to the Exchange Offer. Proposed regulations, even though withdrawn, may provide insight as to the IRS' position on an issue. Accordingly, the discussion herein will address application of the analysis contained in the 1986 Proposed Regulations to the VREDs and the Exchange. The correct treatment of the exchange right and the treatment of the receipt of Common Units by VRED Holders under the analysis of the 1986 Proposed Regulations, even if applicable, is unclear. See "Exchange of VREDs for Common Units--Treatment OF Exchange Premium" Varying interpretations of the analysis in these regulations and other potentially applicable Code provisions could affect both the timing and the character of amounts realized on disposition of the VREDs in exchange for Common Units. See "-Character and Amount of Gain Recognized."

RETIREMENT OF VREDS FOR CASH

     If a VRED Holder surrenders a VRED for a Par Payment, gain or loss will be recognized to the extent of the difference between (A) the cash (excluding any amount paid for accrued interest) received and (B) the holder's adjusted tax basis in the VREDs surrendered. A VRED Holder's adjusted tax basis will include the portion of original issue discount, if any, which has been amortized and recognized as income by the holder prior to the Expiration Date. The basis of a VRED Holder which purchased a VRED at a premium will include any remaining unamortized premium. The character of such gain as either ordinary income or capital gain is discussed at "-Character and Amount of Gain Recognized."

EXCHANGE OF VREDS FOR COMMON UNITS

     Market Discount. The excess of the stated principal amount ($1,000) of a VRED over a holder's basis in the VRED will be taxable as ordinary income to the extent of such gain, pursuant to the market discount rules. The market discount rules generally provide that, if a holder of a VRED other than an original purchaser (a "Subsequent holder") has purchased that VRED for less than its adjusted issue price (or, in other words, at a market discount) and thereafter disposes of the VRED at a gain, the lesser of such gain or the accrued market discount will be taxable to such holder as ordinary interest income.

     Treatment of Exchange Premium. A VRED holder exchanging VREDs for Common Units on the Exchange Date will receive property (the Common Units) with a fair market value which is significantly in excess of the stated

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

principal amount of the VREDs. The correct tax treatment of this "premium" as gain on exchange of a debt instrument taxable either as capital gain or ordinary income or as additional interest income is not clear. SF Holdings has advised the Partnership that it intends to treat the Exchange Premium as a redemption premium for federal income tax purposes.

     The treatment of the Exchange Premium as either interest income or gain on exchange of a debt instrument may be of no consequence to a VRED Holder which is a corporation. Absent the existence of capital loss carryforwards, either characterization will result in income being taxed to a corporate holder at ordinary corporate tax rates.

     Under Section 1271 of the Code, an amount received in retirement of a debt instrument is considered received in exchange for the instrument. If the analysis contained in the 1986 Proposed Regulations and the Final Regulations is ultimately held not applicable gain or loss would be recognized to the extent of the difference between (A) the fair market value of the Common Units plus the amount of cash (excluding any amount paid for accrued interest) received and (B) the holder's adjusted tax basis in the VREDs surrendered. Each holder's tax basis will initially equal its cost and will be (i) increased for any original issue discount accrued and any market discount recognized and (ii) reduced by any acquisition premium amortized. Subject to the possible application of the market discount rules discussed previously, capital gain or loss would be (a) long-term capital gain or loss if the VREDs have been held for more than eighteen months; (b) mid-term capital gain or loss if the VREDs have been held for more than twelve months but not more than eighteen months; or (c) short term capital gain if the VREDs have been held for twelve months or less.. Section 1271(a)(2) of the Code provides that any such gain on retirement of a debt instrument will be treated as ordinary income if there was an intention to call the instrument before maturity. Treasury Regulation Section 1.1271-1(a)(1) provides that an intention to call before maturity exists if there is a written or oral agreement or understanding between the issuer and the original holder of the debt instrument that the issuer will redeem the debt instrument before maturity. Morrison & Hecker is unaware of any such agreement or understanding which would cause gain recognized on the VREDs to be characterized as ordinary income under this provision..

     A different characterization of the Exchange Premium is suggested by proposed regulations under Section 1275 of the Code which were issued in 1986 (the "1986 Proposed Regulations"). These proposed regulations suggest that any premium received over the stated principal amount of the VREDs pursuant to the Exchange Offer, whether received in cash or in Common Units, will be treated as interest income taxable as ordinary income to a VRED Holder. The 1986 Proposed Regulations were withdrawn and superseded on December 16, 1994 and additional proposed regulations under Section 1275 were issued which became final and effective, with certain modifications, on August 13, 1996 (the "Final
Regulations"). Generally, under the Final Regulations any gain realized on a contingent payment debt instrument is also treated as interest income. However, the Final Regulations apply to debt instruments issued on or after August 13, 1996. The VREDs were issued in 1990. As a result neither the 1986 Proposed Regulations nor the Final Regulations are directly applicable to the VREDs. However, such regulations do set forth a characterization of the VRED Exchange Premium which could be asserted by the IRS. With respect to the exchange of a VRED for Common Units or cash in lieu of fractional Common Units, the 1986 Proposed Regulations and the Final Regulations, if ultimately deemed the correct characterization, would require that the value of the Common Units in excess of the face amount of the VRED be treated as interest taxable as ordinary income at the time of an exchange. This interpretation is supported if the VREDs are treated as contingent payment debt instruments ("CDI") under Treasury Regulation ss. 1.1275-4. Any gain recognized on a CDI is treated as ordinary income. Treasury Regulation ss.1.1275-4(b)(8). CDI treatment applies to any debt instrument that provides for one or more contingent payments.

     Given the uncertainty regarding the law applicable to debt instruments exchangeable for publicly-traded property and the lack of binding regulatory authority, Morrison & Hecker is unable to opine as to the tax treatment and character of the Exchange Premium.

     Timing of Gain Recognition. The analysis of the 1986 Proposed Regulations would support treatment of the VREDs as a debt instrument with a noncontingent component (the stated principal and stated interest payments thereon) and a contingent component (the exchange right for Common Units). The 1986 Proposed Regulations provide that a borrower will be treated as issuing a separate debt instrument if a contingent payment under a debt instrument becomes fixed and the due date for such payment is deferred for six months or more (1986 Proposed Regulation ss. 1.1275-4(e)2)(ii)). Under such circumstances, the borrower is treated as having paid an amount equal to the issue price to the lender on the date the payment is fixed. In this regard, withdrawn 1986 Proposed Regulation ss. 1.1275-4(b) provides that "remote and incidental contingencies may be disregarded..." If the Purchase Agreement were deemed to have converted a contingent payment under the VREDs (37.2093 Santa Fe Common Units for each $1,000 principal amount of VREDs at an undetermined date) to a fixed payment of
51.720927 Common Units at a determinable date (ninety days after the Transaction closes), subject to only an "incidental" contingency, a new debt instrument would be deemed to have been issued to a VRED Holder. Under this interpretation, a VRED Holder would be required to report income in an amount equal to the issue price of such new debt instrument in 1997 because the payment would not be received until a date more than six months after the date of the Purchase Agreement. See 1986 Proposed Treasury Regulation ss. 1.1275-4(c)(2)(iii).

     However, the 1986 Proposed Regulations may also be interpreted in a manner such that the contingent payment is not fixed until the limited partners of Santa Fe and KMEP vote to approve the Transaction and a VRED Holder is absolutely entitled to receive Common Units pursuant to the terms of the Exchange. This interpretation would be based on a recognition that the vote of the limited partners is not a remote incidental contingency which may be disregarded.

     It is Morrison & Hecker's opinion that any gain recognition on the Exchange is attributable to 1998 because: (a) the 1986 Proposed Regulations were withdrawn; (b) the Final Regulations are not applicable to the VREDs; and (c) if the analysis contained in either set of regulations were applied to the VREDs the condition precedent to payment of the contingent component of the VREDs, i.e., the vote of the limited partners of Santa Fe and KMEP, is not a remote and incidental contingency.

     Basis and Holding Period of Common Units. The tax basis of the Common Units received by a VRED Holder will be equal to the fair market value of the Common Units received in the Exchange Offer and the Common Unit holder's share of nonrecourse liabilities, if any, of the Partnership, which basis will be added to the basis of any Common Units held by such holder. See "-Disposition of Common Units-Recognition of Gain or Loss." This basis will be immediately reduced, but not below zero, by the amount of any payment received for a fractional Common Unit. A VRED Holder's holding period for the Common Units would commence on the Exchange Date..

     Section 743(b) Basis Adjustment. A VRED Holder exchanging for Common Units will receive the benefit of a Section 743(b) basis adjustment to the extent that the value of such Units on the Exchange Date exceeds such Unit Holder's proportionate share of the inside basis of Partnership assets. The Section 743(b) basis adjustment acts in concert with Section 704(c) allocations (and Curative Allocations, if respected) to provide such Holder with the equivalent of a fair market value Common Basis. See "Tax Treatment of Operations--Section 754 Election."

     Withholding. The Partnership may be required to withhold and pay to the IRS a portion of any payment made for a fractional Common Unit that would otherwise be paid to a non-U.S. citizen (or resident) (as determined for federal income tax purposes), or a foreign entity, who is a Common Unit holder. In the event of over withholding, such Common Unit holder would be required to file a United States tax return or other application in order to obtain a refund of the over withheld amount.

UNRELATED BUSINESS TAXABLE INCOME - TAX EXEMPT HOLDERS

     Assuming that the characterization of the VREDs as debt is respected, amounts realized on the sale or exchange of the VREDs will be characterized either as interest income to the extent of any gain pursuant to the analysis set forth in the 1986 Proposed Regulations or as gain on exchange of a debt instrument. In either case, such interest income or gain will not constitute unrelated business taxable income under Section 512 of the Code, unless the VRED constitutes debt-financed property to the holder.

     A VRED Holder exchanging a VRED for Common Units will become a limited partner in the Partnership on the Exchange Date. Substantially all of the taxable income derived by a tax exempt entity from the ownership of a Common Unit will be unrelated business taxable income ("UBTI") and thus will be taxable to such a holder of Common Units at the maximum corporate tax rate. See "Tax-Exempt Organization and Certain Other Investors".

     If the VREDs are not treated as debt and holders thereof are treated as owning the Common Units for which the VREDs may be exchanged upon maturity or the occurrence of the other specified events, the income attributable to the ownership of a VRED would constitute unrelated business taxable income as income from a publicly traded partnership and any gain realized on the sale or exchange of the VREDs would also be characterized as UBTI to the extent that a proportion of such ownership constitutes debt financial property under Section 514 of the Code or is attributable to inventory, stock in trade or other property customarily held for sale to customers in the ordinary course of business.

FOREIGN INVESTORS

     The following is a general discussion of certain United States federal income tax consequences of the ownership and disposition of VREDs by a person that is not a "United States person" (as defined below). The discussion

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

does not consider specific facts and circumstances that may be relevant to a particular holder's tax position. Accordingly, each holder that is not a United States person is urged to consult a tax advisor with respect to the United States federal income tax consequences of the ownership and disposition of the VREDs, as well as any tax consequences that may arise under the laws of any state, municipality, foreign country or other taxing jurisdiction.

     A holder of a VRED that is not a United States person (or a non-resident alien that is present in the United States for 183 days or more in the taxable year), and is not subject to federal income taxes as a result of any direct or indirect connection to the United States in addition to its ownership of such VRED should not be subject to United States income or withholding tax in respect of gain on the sale of such VRED provided such holder has not generally held more than five percent of the VREDs at any time during the five year period ending on the date of disposition. Such a holder will also not be subject to United States income or withholding tax in respect of any interest payment on the VRED, provided that (i) the holder does not actually or constructively own 10% or more of the combined voting power of all classes of stock of the company that are entitled to vote and is not a controlled foreign corporation related to the company and (ii) the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the holder under penalties of perjury certifying that such holder is not a United States person and providing the name and address of such holder). A holder not meeting such requirements may be subject to United States taxation or withholding including a United States branch profits tax imposed at a rate of 30%. The VREDs are listed in the NYSE.

     Payments of interest to holders of VREDs and proceeds of sale of VREDs generally will not be required to be reported to the Internal Revenue Service by the payor of such interest or the "broker" to or through whom the securities are sold, unless the holder is not a corporation and fails to provide non-resident certification.

     For purposes of this discussion, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust, the income of which is subject to United States federal income taxation regardless of its source.

     EACH VRED HOLDER SHOULD CONSULT HIS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO HIM OF THE RETIREMENT OF THE VREDS FOR CASH OR AN EXCHANGE OF THE VREDS FOR COMMON UNITS.

TAX CONSEQUENCES OF THE KMEP-SANTA FE TRANSACTION TO A VRED HOLDER EXCHANGING FOR COMMON UNITS

     Pursuant to a supplemental  indenture, a VRED Holder is entitled to receive
51.720927 Common Units (the 37.2093 Santa Fe Common Units for which such VREDs were previously exchangeable multiplied by 1.39, the exchange ratio for the Transaction. Consequently, a VRED Holder who elects to exchange such VREDs for Common Units will be treated as a former Santa Fe Common Unit holder for purposes of the following discussion.

     Section 743(b) Basis Adjustment. The following discussion regarding Curative Allocations and Section 704(c) allocations, although relevant to a VRED Holder exchanging for Common Units, is of less significance to such a VRED Holder than for a pre-Transaction KMEP Unit Holder or a former Santa Fe Common Unit Holder which had held such Units for some period of time prior to the Transaction. A VRED Holder receives the benefit of a Section 743(b) basis adjustment as a result of the exchange which is a taxable transaction. Accordingly, a VRED Holder exchanging for Common Units will receive the benefit of depreciation and amortization deductions based on the fair market value of such Units as of the Exchange Date which will significantly diminish the relative significance of Curative Allocations to such Holder. See "Tax Treatment of Operations-Section 754 Election."

     Capital  Accounts,  Valuation  of Assets  and  Curative  Allocations  under
Section 704(c). Pursuant to the Partnership Agreement and as a result of the Transaction, the Capital Accounts of all holders of Common Units (both pre-Transaction holders of Common Units and former holders of Santa Fe Common Units [including VRED Holders who are deemed to have converted their VREDs into Santa Fe Common Units]) will be booked-up (increased) (the "Book-Up") to reflect the value of assets deemed contributed by them to the post-Transaction KMEP.
However, generally, the tax basis of the assets contributed or deemed contributed will not be correspondingly increased, but will carryover from the tax basis of such assets in the hands of Santa Fe and KMEP and their respective operating partnerships. Crediting a partner's capital account with the fair market value of such property creates a disparity between the partner's book capital account and a pure "tax" capital account (a "Book-Tax Disparity"), because the tax capital account would reflect only the tax basis rather than the value of the Partnership's property. Section 704(c) provides that

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

this "Book-Tax Disparity" may be eliminated by making tax allocations based on book depreciation or book amortization of such revalued property to partners other than those who contributed (or are deemed to have contributed) the property to the Partnership. However, the Treasury Regulations provide that a partnership cannot allocate more depreciation or amortization (or loss) than the total amount recognized for tax purposes by such partnership in a particular tax period (the "Ceiling Rule"). Additional allocations will be made pursuant to the Partnership Agreement to eliminate any remaining Book-Tax Disparity with respect to a partnership asset ("Curative Allocations"). See "-Allocation of Income, Gain, Loss and Deduction." The Section 704(c) allocation and the Curative Allocations effectively give the pre-Transaction Common Unit holders or the former Santa Fe Common Unit holders the benefit of a share of depreciation or amortization attributable to the value of the property deemed contributed by the other group to compensate for the fact that such depreciation or amortization would otherwise be limited by the tax basis of the property and the application of the Ceiling Rule. No Section 704 allocation or Curative Allocations would be available with respect to goodwill which is not amortizable because of the Anti-Churning rules and the Step-in the Shoes rules. See " -Section 197 Intangibles."

     The General Partner has obtained independent appraisals of the assets of SFPP, KMEP and the KM Operating Partnerships, which indicate that, based upon the current publicly-traded price for KMEP Units, these entities have a value which equals or exceeds such total market capitalization and debt of KMEP following the Transaction. These appraisals indicate that all of the SFPP value and the KMEP value is attributable to tangible assets.

     If the IRS were to challenge either or both of the valuations obtained by the General Partner and successfully contend that a portion of such value is attributable to intangible assets (or otherwise adjust allocations to and among various classes of depreciable assets) of SFPP or KMEP and the KM Operating Partnerships, the Section 704(c) allocations and the Curative Allocations attributable to such assets which were made in favor of the group of non-contributing holders of Common Units could be reduced or, as to some assets, eliminated. This would, to the extent the Section 704(c) allocations and the Curative Allocations were reduced on a net basis to either the former Santa Fe Common Unit holders or the pre-Transaction holders of Common Units, adversely affect (increase) the amount of taxable income allocable to the noncontributing group otherwise receiving the benefit of such allocations. Such a reduction of the Section 704(c) allocations and the Curative Allocations could occur either because value is reallocated to assets with longer depreciable or amortizable lives or because of the application of certain limitations on the amortization of intangibles held prior to August 10, 1993 and self-created intangibles. See "-Section 197 Intangibles". Such a challenge, if made and successful, could have a material adverse effect on the after-tax economic benefit to a Common Unit holder and depending on the amount ultimately allocated to non-amortizable intangibles or longer lived assets, such adverse effect could be material. It should be noted that there is considerable uncertainty as to the interplay of, and scope of such limitations with respect to, the provisions of the Code dealing with partnerships, the allocation provisions of Section 704(c), including Curative Allocations, and, in particular, the revaluation of Section 197 Intangibles as subsequently discussed. Morrison & Hecker does not render valuation opinions and, accordingly, is unable to opine whether such valuations and the resulting anticipated Section 704(c) allocations and Curative Allocations would be sustained if challenged by the IRS. A prospective Common Unit holder is encouraged to consult a tax advisor with respect to the potential impact of the Section 704(c) allocations and the Curative Allocations on such Common Unit holder's interest in the Partnership. See "-Distinct Tax Attributes of the Partnership Common Units."

     Section 197 Intangibles. Section 197 provides that a taxpayer may amortize the adjusted basis of an "Amortizable Section 197 Intangible" ratably over a period of 15 years beginning with the month in which the intangible asset was acquired. An "Amortizable Section 197 Intangibles" is defined as a "Section 197 Intangible" acquired after August 10, 1993, which is held in connection with the conduct of a trade or business or an activity described in Section 212. A "Section 197 Intangible" is defined broadly to include goodwill, going concern value, workforce in place, business books and records, operating systems, patents, copyrights, formulas, processes, designs, know how or other similar items, any customer based intangible, any supplier based intangible, any license, permit or other right, any covenant not to compete and any franchise, trademark or tradename.

     Proposed Treasury Regulations under Section 197 set forth rules intended to prevent a taxpayer from converting what would otherwise be a non-amortizable intangible into an Amortizable Section 197 Intangible. These rules are commonly referred to as the "Anti-Churning" rules and the nonrecognition transaction or "Step-in-the-Shoes" rules. Non-amortizable intangibles include intangibles created by the taxpayer (subject to certain exceptions), pre-August 10, 1993 intangibles and intangibles subject to the aforementioned rules.

     As a result of the Transaction, pre-Transaction holders of Common Units are effectively acquiring an interest in intangibles, if any, held by SFPP and Santa Fe Common Unit holders are acquiring an interest in intangibles, if any, held by KMEP and the KM Operating Partnerships in a Section 721 nonrecognition transaction. Proposed Treasury

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

Regulation Section 1.197-2(g)(2)(vi) provides that a Curative Allocation, attributable to any non-amortizable intangible contributed to KMEP would not be available to the Common Unit holders who would otherwise receive its benefit. As previously indicated, the General Partner anticipates that there will be an insignificant allocation of value, if any, to non-amortizable intangibles as a result of the Transaction. See "-Capital Accounts, Valuation of Assets and Curative Allocations under Section 704(c)." If the IRS were to challenge the independent appraisals obtained by the General Partner and successfully assert that a greater portion of the Book-Tax Disparity inherent in the SFPP LP Interest is attributable to non-amortizable intangibles, a pre-Transaction Common Unit holder would be denied the benefit of any Curative Allocation to that extent. Similarly, if the IRS were to challenge the independent appraisals and successfully assert that a portion of the Book-Tax Disparity inherent in KMEP or the KM Operating Partnerships is attributable to non-amortizable intangibles, Santa Fe Common Unit holders would be denied the benefit of any Curative Allocations to that extent. As previously noted, Morrison & Hecker does not render valuation opinions and, accordingly, is unable to opine as to whether the allocation of value in such independent appraisals would be sustained if challenged by the IRS. Such a challenge, if made and successful, could have an adverse effect on the after-tax economic benefit to a Common Unit holder and depending on the amount ultimately allocated to non-amortizable intangibles or longer lived assets, such adverse effect could be material.

     It is not clear how the previously mentioned rules are applied, if at all, to revalued or "Booked-Up" intangibles that are not contributed (i.e., non-amortizable intangibles, if any, held by KMEP prior to the Transaction) when there is no taxable transaction resulting in a step up in tax basis. It may be contended that neither the Anti-Churning rules nor the Step-in-the-Shoes rules apply to deny Curative Allocations with respect to the Book-Tax Disparity of revalued (but not contributed) intangibles. However, it is likely that the IRS would take the position that the intent of the Section 197 Proposed Treasury Regulations is to deny the benefit of any Curative Allocation attributable to an intangible the tax basis of which is not otherwise amortizable under Section 197, regardless of whether such excess book basis results from contribution or revaluation upon a book-up. This issue would arise only if the appraisals obtained by the General Partner were challenged successfully with a resulting allocation to intangibles not otherwise amortizable under Section 197 or pre-Section 197 case law (if Section 197 is otherwise inapplicable). Any such challenge, if successful, could have an adverse impact on the ratio of the taxable income to cash distributions of any holders of Common Units. Morrison & Hecker is unable to opine as to whether Curative Allocations would be available with respect to booked-up intangibles because there is no definitive regulatory authority or other specific guidance on point. See "-Tax Consequences of Common Unit Ownership-Ratio of Taxable Income to Distributions."

     Proposed Treasury Regulation Section 1.197-2(h)(5) provides that in determining whether the Anti-Churning rules apply to any increase in partnership basis resulting from a Section 754 election, the determinations of relatedness are made at the partner level and each partner is treated as having owned and used the partner's proportionate share of the partnership's property. Any
Section 743 step-up in basis allocated to intangible assets is treated as a new intangible with a 15 year amortization period commencing on the date of the acquisition of an interest in the Partnership. Accordingly, the Anti-Churning rules would not apply to the Section 743 basis step-up attributable to intangibles when a purchaser acquires a Common Unit by purchase after the Transaction, assuming such Common Unit holder is not related to the purchaser within the meaning of the related party rules of Section 707 or Section 267.

     Distinct Tax Attributes of Common Units. Until such time as a Common Unit is sold in the market after the Transaction, the revaluation of assets and book-up of the Capital Accounts of the former Santa Fe Common Unit holders and pre-Transaction Common Unit holders will create distinct tax attributes in these respective groups of holders after the Transaction. This is due to Section 704(c)'s requirement that any gain inherent in an asset as of the date of its contribution to a partnership must be allocated to the contributing partner and any built-in gain inherent in the assets which are revalued must be allocated to those partners holding interests immediately prior to the Book-Up event. For example, if an asset previously held by Santa Fe were sold after the Transaction at a price equal to its fair market value as of the date of the Transaction and such amount was greater than the tax basis of such asset, under Section 704(c) the taxable gain (the "Section 704(c) Gain") reduced by any intervening Curative Allocations must be specially allocated to the former Santa Fe Common Unit holders or their transferees. Pre-Transaction Common Unit holders, or their transferees, would receive a similar allocation of Section 704(c) Gain inherent in KMEP assets as of the date of the Transaction that is recognized in a taxable transaction or a distribution of such property. Any such special allocation of
Section 704(c) Gain would not entitle any holder to a greater cash distribution than any other Common Unit holder and would not increase such Common Unit holder's capital account. As a result, in any particular year, the ratio of taxable income to cash distributions could vary between pre-Transaction Common Unit holders and former Santa Fe Unit holders holding Common Units depending on what dispositions, if any, of assets occur during a year. See "-Tax Consequences of Common Unit Ownership-Ratio of Taxable Income to Distributions."


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

     The portion of the Partnership assets allocable to any Common Unit sold in a particular month will receive a Section 743(b) basis adjustment with respect to the Purchaser of such units as a result of the Partnership's Section 754 Election. The amount of the Section 743(b) adjustment is equal to the difference between the purchaser's initial basis in his Common Units and his proportionate share of the adjusted basis of the Partnership's property. Absent either an allocation of value to intangibles in the Transaction or a successful challenge to the Partnership's method of depreciation or amortization for any Section 743(b) adjustment, as to which issues Morrison & Hecker is unable to opine, it is Morrison & Hecker's opinion that this adjustment together with certain conventions adopted by the Partnership will ensure the fungibility of the Partnership Common Units purchased in any month. See "-Tax Treatment of Operations-Section 754 Election" and "-Uniformity of Common Units." However, Common Units purchased during different months at different prices will have distinct tax attributes, because of the Section 704(c) effects previously discussed and the unique amount of Section 743(b) basis adjustment attributable to the amount by which the purchase price of such Common Unit exceeds its proportionate share of the inside common tax basis of the Partnership assets. See "Tax Treatment of Operations-Section 754 Election."

     Fungibility Issues Arising From Intangibles. If an allocation of value were made to intangible assets of pre-Transaction KMEP, Santa Fe or their operating partnerships, issues as to the fungibility of Common Units following the Transaction could arise. However, under the Partnership Agreement, the General Partner is authorized to adopt such conventions as it deems appropriate, to amend the Partnership Agreement to reflect Treasury Regulations or act otherwise to preserve or achieve uniformity of the Common Units. The General Partner intends to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of property contributed or deemed contributed (to the extent of any unamortized Book-Tax Disparity) using a rate of depreciation derived from the depreciation method and useful life applied to the Common Basis (as defined below) of such property. Such a convention is not technically in compliance with applicable sections of the Code and, accordingly, Morrison & Hecker is unable to opine as to whether such a convention would be respected if challenged by the IRS. The impact of such a challenge, if successful, would depend upon the amount allocated to intangibles. Any such allocation of amounts to intangibles of either Santa Fe or the former KMEP would result in a reduction of the net Curative Allocation made to the other group of Common Unit holders (either former Santa Fe Common Unit holders or pre-Transaction Common Unit holders) and a corresponding increase their allocable shares of the Partnership taxable income.

     Constructive Termination of Partnerships. As a result of the distribution of Common Units by Santa Fe and other sales of Common Units it is likely that there was a constructive tax termination of the Partnership and its Operating Partnerships under Section 708(b)(1)(B), i.e., sales or exchanges of 50% or more of the interests in the Partnership's capital and profits. KMEP was deemed constructively terminated on such date resulting in a close of its taxable year and a "new" KMEP being formed. SFPP was also constructively terminated as a result of the Partnership's acquisition of the SFPP LP Interest. The constructive termination resulted in new depreciable and amortizable lives for assets held by the Partnership (including those held by SFPP), which will result in a net deferral of such deductions with respect to both common inside tax basis of KMEP and SFPP assets and any basis adjustment attributable to the purchase price paid by a KMEP or Santa Fe Common Unit holder. A constructive termination would also result in a deferral of net Curative Allocations, if any, under Section 704(c). The amount of depreciation deductions and net Curative Allocations available to a Common Unit holder may be a major contributing factor in determining the differences in the ratio of taxable income to cash distributions which will be realized by any Common Unit holder following the Transaction. The constructive terminations of the SFPP and KMEP resulting from the Transaction resulted in new (a restart of) depreciable lives for the assets held and a resulting deferral of both depreciation attributable to common inside tax basis of such assets and the net Curative Allocations attributable to such assets. In addition, most of the SFPP and the Partnership assets are in asset classes which utilize a mid-year convention for the year of the acquisition and disposition of such assets.

     Redemption of Special LP Interest. As part of the Transaction, the SFPP redeemed approximately one-half of the Special LP Interest for $5.8 million in cash. This redemption will be treated as a current distribution and will reduce the cash flow otherwise available to holders of Common Units without any corresponding reduction in the taxable income allocated to such holders of Common Units or any corresponding Section 734(b) basis adjustment to the Partnership assets for the other Common Unit holders.

     Purchase of Santa Fe General Partner Interest. OLP-D purchased the general partner interest in Santa Fe from the SF General Partner for $84.4 million in cash. Pursuant to the Santa Fe and SFPP Partnership Agreements, a purchaser of a partnership interest receives the benefit of a Section 743(b) basis adjustment in its allocable share of the underlying assets of the SFPP pursuant to a
Section 754 election previously made by both partnerships. Accordingly, the Partnership (and its Common Unit holders) will indirectly, through its ownership in OLP-D, also receive the benefit of the Section 743(b) basis adjustment to the extent that the amount paid for such interest exceeds its allocable share of the

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

SFPP aggregate tax basis for its assets. For a general discussion of the Section 743(b) basis adjustment, see "Tax Treatment of Operations-Section 754 Election."

                    OWNERSHIP AND DISPOSITION OF COMMON UNITS

     The remainder of the discussion under this "Material Federal Income Tax Considerations" section is the opinion of Morrison & Hecker as to material federal income tax consequences of the ownership and disposition of Common Units.

     In connection with the Exchange Offer, Morrison & Hecker has rendered its opinion to the Partnership to the effect that:

         (a) the Partnership's and the KM Operating Partnerships and SFPP are and will continue to be classified as partnerships for federal income tax purposes and will not be classified as associations taxable as corporations, assuming that the factual representations set forth in "-General Features of Partnership Taxation-Partnership Status" are adhered to by such partnerships.

         (b) Each person who (i) acquires beneficial ownership of Common Units pursuant to the Exchange Offer and who has executed and delivered a Letter of Transmittal and either has been admitted or is pending admission to the Partnership as an additional limited partner or (ii) acquired beneficial ownership of Common Units pursuant to the Exchange Offer and whose Common Units are held by a nominee (so long as such person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of such Common Units) will be treated as a partner of the Partnership for federal income tax purposes.

     The following are material federal income tax issues associated with the ownership of Common Units and the operation of the Partnership with respect to which Morrison & Hecker is unable to opine:

         1. Because counsel is not a valuation expert and does not opine on valuation issues, whether the appraised valuations of assets and allocation of such amounts (the "Book-Tax Disparity") between and among tangible assets and intangible assets (and the resulting net Curative Allocations) will be sustained if challenged by the IRS. See "Tax Consequences of Holding Common Units-Capital Accounts, Valuation of Assets and Curative Allocations under Section 704(c)" and "-Fungibility Issues Arising From Intangibles."

         2. Because of the lack of applicable legal authority, whether certain procedures utilized by KMEP in administering the Section 754 election and the resulting Section 743(b) adjustments to any Common Unit holder's basis in their Common Units will be sustained if challenged by the IRS. See "-Tax Treatment of Operations-Section 754 Election."

     A more detailed discussion of these items is contained in the applicable sections below.

     The opinion of Morrison & Hecker is based on certain representations of the Partnership and the General Partner with respect to the nature of the income of which is relevant to a determination of whether its income qualifies for the Natural Resource Exception pursuant to Section 7704 of the Code. See "-General Features of Partnership Taxation-Partnership Status." The opinion of Morrison & Hecker is based upon existing provisions of the Code and the Regulations, existing administrative rulings and procedures of the IRS and existing court decisions. There can be no assurances that any of such authorities will not be changed in the future, which change could be retroactively applied. Such opinions represent only Morrison & Hecker's and best legal judgment as to the particular issues and are not binding on the IRS or the courts.

     Under Section 735(b) of the Code, the holding period of the Common Units in the hands of the Santa Fe Common Unit holders will include Santa Fe's holding period for SFPP limited partner interests which commenced no later than January 1, 1989, except to the extent the value of the partnership interests are attributable to Section 751 assets other than depreciation recapture (e.g., unrealized receivables, inventory items and capital improvements not held by the SF Operating Partnership for more than 12 months). The holding period of the Common Units received by a Santa Fe Common Unit holder attributable to such
Section 751 assets of the SFPP will begin on the day following the date of the Transaction. The General Partner believes that an insignificant portion of the value of the Common Units will be attributable to such items.

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


SURVIVING PARTNERSHIP FOR TAX PURPOSES

     KMEP as Survivor. KMEP will be the surviving partnership for state law purposes. There is no direct precedent which specifically addresses a factual situation such as the Transaction to provide guidance as to whether KMEP or Santa Fe should be treated as the surviving partnership for tax purposes. It is possible that the IRS could view the Transaction as a merger of KMEP and Santa Fe. For federal income tax purposes, the surviving partnership in a merger is the partnership whose members own 50 percent or more of both the capital and profits of the resulting partnership. The KM General Partner has prepared projections of profit allocations based on the KMEP Partnership Agreement and current expected operations that indicate neither the former Santa Fe Common Unit holders nor the pre-Transaction KMEP Common Unit holders will have more than 50% of both the capital and profits of KMEP after the Transaction.
Therefore, the KM General Partner intends to treat KMEP as the surviving partnership for tax purposes. The KM General Partner believes this is appropriate because: (a) KMEP is the continuing partnership for state law purposes; (b) there is no merger in form or substance; and (c) if the Transaction were treated, in substance, as a merger, the former Santa Fe Common Unit holders will not own more than 50% of the profits interest of the resulting KMEP. However, if the Transaction were treated as a merger for federal income tax purposes and the former Santa Fe Common Unit holders were deemed to have acquired more than 50% of the capital and profits of KMEP, Santa Fe would be deemed to have survived for federal income tax purposes, notwithstanding the fact that KMEP is the surviving partnership for state law purposes. Although the matter is not free from doubt, based upon the foregoing, it is Morrison & Hecker's opinion that it is more likely than not that KMEP will be treated as the surviving partnership for federal income tax purposes.

     The surviving partnership's elections, fiscal year, depreciable lives for its assets and Curative Allocation periods will continue until any future constructive termination resulting from a sale or exchange of more than 50% of the capital and profits of such partnership.

      Administrative Matters Following the Transaction. KMEP (as the continuing partnership for state law purposes) will use its employer identification number, tax shelter registration number and accounting elections following the Transaction. The provisions of the Code dealing with employer identification numbers, tax shelter registration numbers and accounting elections are contained in sections of the Code other than those dealing with the formation and operation of partnerships. It would appear, therefore, that the identification numbers and accounting elections of the continuing entity for state law purposes would be appropriately used by the partnership that continues for tax purposes. Based on this analysis, KMEP will continue to use KMEP's employer identification number, tax shelter registration number and accounting elections. Holders of KMEP Common Units are advised that there is no direct authority on this point and, accordingly, if Santa Fe were deemed to be the surviving partnership for federal income tax purposes, the IRS may seek to impose penalties on KMEP for failure to use correct employer identification numbers and on both KMEP and the KMEP Common Unit holders for the use of an incorrect tax shelter registration number. Also, KMEP may use methods of accounting that the IRS may assert to have been improperly elected.

     The following discussion assumes that KMEP, and not Santa Fe, will be the surviving partnership for federal income tax purposes.

GENERAL FEATURES OF PARTNERSHIP TAXATION

     Partnership Status. The applicability of the federal income tax consequences described herein depends on the treatment of the Partnership and the KM Operating Partnerships as partnerships for federal income tax purposes and not as associations taxable as corporations. For federal income tax purposes, a partnership is not a taxable entity, but rather a conduit through which all items of partnership income, gain, loss, deduction and credit are passed through to its partners. Thus, income and deductions resulting from partnership operations are allocated to the partners and are taken into account by the partners on their individual federal income tax returns. In addition, a distribution of money from a partnership to a partner generally is not taxable to the partner, unless the amount of the distribution exceeds the partner's tax basis in the partner's interest in the partnership. If the Partnership or any of the KM Operating Partnerships or SFPP were classified for federal income tax purposes as an association taxable as a corporation, the entity would be a separate taxable entity. In such a case, the entity, rather than its members, would be taxed on the income and gains and would be entitled to claim the losses and deduction resulting from its operations. A distribution from the entity to a member would be taxable to the member in the same manner as a distribution from a corporation to a shareholder (i.e., as ordinary income to the extent of the current and accumulated earnings and profits of the entity, then as a nontaxable reduction of basis to the extent of the member's tax basis in the member's interest in the entity and finally as gain from the sale or exchange of the member's interest in the entity). Any such characterization of either the Partnership or one of the KM

Partnerships or SFPP as an association taxable as a corporation would likely result in a material reduction of the anticipated cash flow and after-tax return to the Common Unit holders.

     Pursuant to Final Treasury Regulations 301.7701-1, 301.7701-2 and 301.7701-3, effective January 1, 1997 (the "Check-the-Box Regulations"), an entity in existence on January 1, 1997, will generally retain its current classification for federal income tax purposes. As of January 1, 1997, the
Partnership was classified and taxed as a partnership. Pursuant to the Check-the-Box Regulations this prior classification will be respected for all periods prior to January 1, 1997, if (1) the entity had a reasonable basis for the claimed classification; (2) the entity recognized federal tax consequences of any change in classification within five years prior to January 1, 1997; and
(3) the entity was not notified prior to May 8, 1996, that the entity classification was under examination. Prior to the finalization of the Check-the-Box Regulations, the classification of an entity as a partnership was determined under a four factor test developed by a number of legal authorities. Based on this four factor test, the Partnership had a reasonable basis for its classification as a partnership. Moreover, the Partnership has not changed its classification and it has not received any notification that its classification was under examination.

     The Check-the-Box Regulations provide that organizations are classified thereunder "unless a provision under the Internal Revenue Code provides for special treatment of that organization." Although the natural resources or passive type income exception to corporate classification for publicly traded partnerships is a provision providing special treatment, it is uncertain whether the four factor test would still apply to the Partnership. This provision most likely is intended solely to recognize that statutorily imposed requirements prerequisite to partnership classification remain in effect. Based on this interpretation, Morrison & Hecker is of the view that such prior law classification authorities are relevant only with respect to pre-January 1, 1997 tax periods.

     Section 7704 provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships 90% or more of the gross income of which for every taxable year consists of "qualifying income" (the "Natural Resource Exception"). "Qualifying income" includes income and gains derived from the exploration, development, mining or production, processing, refining, transportation (including pipelines) or marketing of any mineral or natural resource including oil, natural gas or products thereof. Other types of "qualifying income" include interest, dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitute "qualifying income." The General Partner has represented that in excess of 90% of the Partnership's gross income will be derived from fees and charges for transporting (through the Liquids Pipelines) NGLs, CO2 and other hydrocarbons, dividends from the corporation that owns the Mont Belvieu Fractionator and interest. Based upon that representation, Morrison & Hecker is of the opinion that the Partnership's gross income derived from these sources will constitute "qualifying income."

     If (a) a publicly traded partnership fails to meet such 90% gross income test for any taxable year, (b) such failure is inadvertent, as determined by the IRS, and (c) the partnership takes steps within a reasonable time to once again meet the gross income test and agrees to make such adjustments and pay such amounts (including, possibly, the amount of tax liability that would be imposed on the partnership if it were treated as a corporation during the period of inadvertent failure) as are required by the IRS, such failure will not cause the partnership to be taxed as a corporation. The General Partner, as general partner of the Partnership, will use its best efforts to assure that the Partnership will continue to meet the gross income test for each taxable year and the Partnership anticipates that it will meet the test. If the Partnership fails to meet the gross income test with respect to any taxable year, the General Partner, as general partner of the Partnership, will use its best efforts to assure that the Partnership will qualify under the inadvertent failure exception discussed above.

     If the Partnership fails to meet the Natural Resource Exception (other than a failure determined by the IRS to be inadvertent that is cured within a reasonable time after discovery), the Partnership will be treated as if it had transferred all of its assets (subject to liabilities) to a newly-formed corporation (on the first day of the year in which it fails to meet the Natural Resource Exception) in return for stock in such corporation, and then distributed such stock to the partners in liquidation of their interests in the Partnership. This contribution and liquidation would be tax-free to the holders of Common Units and the Partnership, so long as the Partnership, at such time, does not have liabilities in excess of the basis of its assets. Thereafter, the Partnership would be treated as a corporation.

     If the Partnership were treated as an association or otherwise taxable as a corporation in any taxable year, as a result of a failure to meet the Natural Resource Exception or otherwise, its items of income, gain, loss, deduction and credit would be reflected only on its tax return rather than being passed through to the holders of Common Units, and its net income would be taxed at the entity level at corporate rates. In addition, any distribution made to a holder of Common Units would be treated as either taxable dividend income (to the extent of the Partnership's current or accumulated earnings and profits), or, in the absence of earnings and profits as a nontaxable return of capital (to the extent of the holder's basis in the Common Units) or taxable capital gain (after the holder's basis in the Common Units is reduced to zero.) Accordingly, treatment of either the Partnership or any of the KM Partnerships as an association taxable as a corporation would result in a material reduction in a holder's cash flow and after-tax economic return on an investment in the Partnership.

     There can be no assurance that the law will not be changed so as to cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes or otherwise to be subject to entity-level taxation. The Partnership Agreement provides that, if a law is enacted that subjects the Partnership to taxation as a corporation or otherwise subjects the Partnership to entity-level taxation for federal income tax purposes, certain provisions of the Partnership Agreement relating to the General Partner's incentive distributions will be subject to change. See "Description of Partnership Agreement-Cash Distribution Policy-Adjustment of Target Distribution Levels."

     Under current law, the Partnership and the KM Operating Partnerships and SFPP will be classified and taxed as partnerships for federal income tax purposes and will not be classified as associations taxable as corporations. This conclusion is based upon certain factual representations and covenants made by the General Partner including:

         (a) the Partnership and the KM Operating Partnerships and SFPP will be operated strictly in accordance with (i) all applicable partnership statutes, (ii) the Partnership Agreement and (iii) this Joint Proxy Statement/Prospectus;

         (b) Except as otherwise required by Section 704 and the Regulations promulgated thereunder, the General Partner will have an interest in each material item of income, gain, loss, deduction or credit of the Partnership and each of the KM Operating Partnerships equal to at least 1% at all times during the existence of the Partnership and the KM Operating Partnerships;

         (c) The General Partner will maintain a minimum capital account balance in the Partnership and in the KM Operating Partnerships equal to 1% of the total positive capital account balances of KMEP and the KMEP Partnerships;

         (d) The General Partner will at all times act independently of the Common Unit holders;

         (e) For each taxable year, less than 10% of the aggregate gross income of the Partnership and the KM Operating Partnerships will be derived from sources other than (i) the exploration, development, production, processing, refining, transportation or marketing of any mineral or natural resource, including oil, gas or products thereof and naturally occurring carbon dioxide or (ii) other items of "qualifying income" within the definition of Section 7704(d);

         (f) The General Partner has maintained throughout the term of the Partnership and the KM Operating Partnerships prior to January 1, 1997, substantial assets (based upon the fair market value of its assets and excluding its interest in, and any account or notes receivable from or payable to, any limited partnership in which the General Partner has any interest) that could be reached by the creditors of KMEP and the KMEP Partnerships; and

         (g) The General Partner has not elected association classification under the Check-the-Box Regulations and will not elect such classification.

     No ruling from the IRS has been requested or received with respect to the classification of the Partnership and the KM Operating Partnerships for federal income tax purposes and the opinion of Morrison & Hecker is not binding on the IRS. The IRS imposed certain procedural requirements for years prior to 1997 to be met before it would issue a ruling to the effect that a limited partnership with a sole corporate general partner would be classified as a partnership for federal income tax purposes. These procedural requirements were not rules of substantive law to be applied on audit, but served more as a "safe-harbor" for purposes of obtaining a ruling. The General Partner believes that the
Partnership and the KM Operating Partnerships did not satisfy all such procedural requirements. The conclusion described above as to the partnership status of the Partnership for years before January 1, 1997 does not depend upon the ability of KMEP to meet the criteria set forth in such procedural requirements.

     The following discussion assumes that the Partnership and the KM Operating Partnerships are, and will continue to be, treated as partnerships for federal income tax purposes. If either assumption proves incorrect, most, if not

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all, of the tax consequences  described herein would not be applicable to Common
Unit holders. In particular, if the Partnership is not a partnership, a Common Unit holder may be treated for federal income tax purposes (i) as recognizing ordinary income, as the result of any payments to him in respect of partnership distributions and (ii) as not being entitled to allocations of partnership income, gain, loss and deduction.

     Limited Partner Status. Holders of Common Units who have been admitted as limited partners will be treated as partners of the Partnership for federal income tax purposes. Moreover, the IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners, but who have the capacity to exercise substantial dominion and control over the assigned partnership interests, will be treated as partners for federal income tax purposes. On the basis of this ruling, except as otherwise described herein, (a) assignees who have executed and delivered Transfer Applications, and are awaiting admission as limited partners and (b) holders of Common Units whose Common Units are held in street name or by another nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their the Partnership Common Units will be treated as partners of the Partnership for federal income tax purposes. As this ruling does not extend, on its facts, to assignees of Common Units who are entitled to execute and deliver Transfer Applications and thereby become entitled to direct the exercise of attendant rights, but who fail to execute and deliver Transfer Applications, Morrison & Hecker cannot opine as to the status of these persons as partners of the Partnership. Income, gain, deductions, losses or credits would not appear to be reportable by such a holder of Common Units, and any cash distributions received by such holders of Common Units would therefore be fully taxable as ordinary income. These holders should consult their own tax advisors with respect to their status as partners in the Partnership for federal income tax purposes. A purchaser or other transferee of Common Units who does not execute and deliver a Transfer Application may not receive certain federal income tax information or reports furnished to record holders of Common Units, unless the Common Units are held in a nominee or street name account and the nominee or broker has executed and delivered a Transfer Application with respect to such Common Units.

     A beneficial owner of Common Units whose Common Units have been transferred to a short seller to complete a short sale would appear to lose the status of a partner with respect to such Common Units for federal income tax purposes. See "-Disposition of Common Units-Treatment of Short Sales."

TAX CONSEQUENCES OF COMMON UNIT OWNERSHIP

     Basis of Common Units. A Common Unit holder's initial tax basis for a Common Unit will be the amount paid for the Common Unit. In the case of a VRED Holder, the fair market value of the Common Units received on the Exchange Date will be their tax basis together with such Holder's share, if any, of nonrecourse liabilities of the Partnership. Under the applicable provisions of the Code, a partner includes in the tax basis for such partner's partnership interest the share of the partnership's liabilities, determined in accordance with the Treasury Regulations under Section 752 of the Code. The partner also includes in the tax basis for such partnership interest any capital contributions that such partner actually made to the partnership and such partner's allocable share of all partnership income and gains, less the amount of all distributions that such partner receives from the partnership and such partner's allocable share of all partnership losses. For purposes of these rules, if a partner's share of the partnership liabilities is reduced for any reason, the partner is deemed to have received a cash distribution equal to the amount of such reduction. The partner will recognize gain as a result of this deemed cash distribution if, and to the extent that, the deemed cash distribution exceeds its adjusted tax basis for its partnership interest.

     Flow-through of Taxable Income. No federal income tax will be paid by the Partnership. Instead, each holder of Common Units will be required to report on such holder's income tax return such holder's allocable share of the income, gains, losses and deductions of without regard to whether corresponding cash distributions are received by such holders of Common Units. Consequently, a holder of Common Units may be allocated income from even though the holder has not received a cash distribution in respect of such income.

     Treatment of KMEP Distributions. Under Section 731 of the Code, a partner will recognize gain as a result of a distribution from a partnership if the partnership distributes money and the amount of money received by the partner exceeds such partner's adjusted tax basis in the partnership interest prior to the distribution. The amount of gain is limited to this excess. Generally, for purposes of Section 731, a distribution of readily marketable securities is treated as a distribution of cash. Cash distributions in excess of such Common Unit holder's basis generally will be considered to be gain from the sale or exchange of the Common Units, taxable in accordance with the rules described under "-Disposition of Common Units."

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


     A decrease in a Common Unit holder's percentage interest the Partnership, because of the issuance by the Partnership of additional Common Units, or otherwise, will decrease current a Common Unit holder's share of nonrecourse liabilities of the Partnership, if any, and thus will result in a corresponding deemed distribution of cash. the Partnership does not currently have, and the General partner does not anticipate that it will have, any material amounts of nonrecourse liabilities.

     A non-pro rata distribution of money or property may result in ordinary income to a holder of Common Units, regardless of such holder's tax basis in Common Units, if the distribution reduces such holder's share of the Partnership's "Section 751 Assets." "Section 751" Assets are defined by the Code to include assets giving rise to depreciation recapture or other "unrealized receivables" or "substantially appreciated inventory". For this purpose, inventory is substantially appreciated if its value exceeds 120% of its adjusted basis. In addition to depreciation recapture, "unrealized receivables" include rights to payment for goods (other than capital assets) or services to the extent not previously includable in income under a partnership's method of accounting. To the extent that such a reduction in a Common Unit holder's share of Section 751 Assets occurs, the Partnership will be deemed to have distributed a proportionate share of the Section 751 Assets to the Common Unit holders followed by a deemed exchange of such assets with the Partnership in return for the non-pro rata portion of the actual distribution made to such holder. This deemed exchange will generally result in the realization of ordinary income under Section 751(b) by the Common Unit holder. Such income will equal the excess of (1) the non-pro rata portion of such distribution over (2) the Common Unit holder's tax basis in such holder's share of Section 751 Assets deemed relinquished in the exchange.

     Under the 1997 Act, the Secretary of the Treasury is granted regulatory authority under Section 704(c)(1)(B) to treat a partnership's distribution of property (to a partner other than the contributing partner) within seven years of such property's contribution to the partnership as if the property had been sold at the time of its contribution. Gain or loss would be recognized by the contributing partner and the character of the gain or loss will be determined by the character such gain or loss would have had if the property had been sold by the partnership. The General Partner has represented that it has no current intention of distributing any property deemed contributed in the Transaction to any partner; accordingly, no such gain on in-kind distributions of property would accrue to any holder of Common Units.

     Factors Affecting Taxable Income. It is extremely difficult to project with any precision the ratio of taxable income to cash distributions for any particular Common Unit holder. The amount of taxable income recognized by any particular Common Unit holder in any particular year will depend upon a number of factors including, but not limited to: (a) the amount of federal taxable income generally recognized by the Partnership; (b) the gains attributable to specific asset sales that may be wholly or partially attributable to Section 704(c) Gain which will be specially allocated to either the pre-Transaction Common Unit holders or the former Santa Fe Common Unit holders depending on which asset(s) are sold; (c) the Section 743(b) basis adjustment available to any particular Common Unit holder based upon its purchase price for a Common Unit or a Santa Fe Common Unit and the amount by which such price exceeded the proportionate share of inside tax basis of the Partnership's assets attributable to such Common Unit when such Common Unit or Santa Fe Common Unit was purchased; and (d) the impact of any adjustments to taxable income reported by the Partnership or conventions utilized by the General Partner in allocating Curative Allocations between and among Common Unit holders. The amounts of depreciation deductions and net Curative Allocations available to a Common Unit holder may be a major contributing factor to the differences in the amount of taxable income allocated to any Common Unit holder. A VRED Holder exchanging for Common Units will receive the benefit of a Section 743(b) basis adjustment as a result of the exchange. The Section 743(b) basis adjustment will be equal to the difference between the fair market value of the Common Units on the Exchange Date and such Holder's proportionate share of the Common Basis of SFPP assets. Accordingly, such an exchanging VRED Holder will receive the benefit of depreciation and amortization deductions which are effectively based on the fair market value of such Units. See "Tax Treatment of Operations-Section 754 Election." See "Tax Treatment of Operations-Section 754 Election."

     Limitations on Deductibility of Losses. To the extent losses are incurred by the Partnership, a Common Unit holder's deductions for such holder's share of such losses will be limited to the tax basis of the Common Units held by such holder or, in the case of an individual holder of Common Units or a corporate holder of Common Units if more than 50% in the value of its stock is owned directly or indirectly by five or fewer individuals or certain tax-exempt organizations, to the amount that the Common Unit holder is considered to be "at risk" with respect to the Partnership activities, if that amount is less than the holder's basis in the Common Units. A holder of Common Units must recapture losses deducted in previous years to the extent that the Partnership distributions cause the Common Unit holders' at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a holder of Common Units or recaptured as a result of theses limitations will carry forward and will be allowable to the extent that the Common Unit holder's basis or at risk amount (whichever is the limiting factor) is increased.

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

     In general, a holder of Common Units will be at risk to the extent of the purchase price of the holder's Common Units but this may be less than the Common Unit holder's basis for the Common Units in an amount equal to the Common Unit holder's share of nonrecourse liabilities, if any, of the Partnership. A Common Unit holder's at risk amount will increase or decrease as the basis of such Common Unit holder increases or decreases.

     The passive loss limitations generally provide that individuals, estates, trusts and certain closely-held corporations and personal service corporations can only deduct losses from passive activities (generally, activities in which the taxpayer does not materially participate) that are not in excess of the taxpayer's income from such passive activities or investments. The passive loss limitations are not applicable to a widely held corporation. The passive loss limitations are to be applied separately with respect to each publicly traded partnership. Consequently, the losses generated by the Partnership, if any, will only be available to offset future income generated by the Partnership and will not be available to offset income from other passive activities or investments (including other publicly traded partnerships) or salary or active business income. Passive losses that are not deductible, because they exceed the Common Unit holder's allocable share of income generated by the Partnership would be deductible in the case of a fully taxable disposition of such Common Units to an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions such as the at risk rules and the basis limitation.

     The IRS has announced that Treasury Regulations will be issued that characterize net passive income from a publicly traded partnership as investment income for purposes of the limitations on the deductibility of investment interest.

ALLOCATION OF INCOME, GAIN, LOSS AND DEDUCTION

     In general, if has a net profit, the Partnership Agreement provides that items of income, gain, loss and deduction will be allocated between the General Partner and the Common Unit holders in accordance with their respective percentage interests in the Partnership. The Partnership Agreement also provides for a special allocation of gross income or gain to the General Partner to the extent necessary to support the incentive cash distributions payable to it. If the Partnership has a net loss, items of income, gain, loss and deduction will be allocated, first, to the General Partner and the Common Unit holders to the extent of their positive book capital accounts, and second, to the General Partner. On a liquidating sale of assets, the Partnership Agreement provides separate gain and loss allocations, designed to the extent possible, (i) to eliminate a deficit in any partner's book capital account and (ii) to produce book capital accounts which, when followed on liquidation, will result in each holder of Common Units recovering Unrecovered Capital, and a distributive share of any additional value. See "-Description of Partnership Agreement-Cash Distribution Policy-Distributions of Cash from Operations."

     Under Section 704(b), a partnership's allocation of any item of income, gain, loss or deduction to a partner will not be given effect for federal income tax purposes, unless it has "substantial economic effect," or is otherwise allocated in accordance with the partner's interest in the partnership. If the allocation does not satisfy this standard, it will be reallocated among the partners on the basis of their respective interests in the partnership, taking into account all facts and circumstances.

     Regulations under Section 704(b) delineate the circumstances under which the IRS will view partnership allocations as having an "economic effect" that is "substantial." Generally, for an allocation to have "economic effect" under the Regulations (a) the allocation must be reflected as an appropriate increase or decrease in a capital account maintained for each partner in accordance with specific rules set forth in the Regulations, (b) liquidating distributions (including complete redemptions of a partner's interest in the partnership) must, throughout the term of the partnership, be made in accordance with the partner's positive capital account balances and (c) any partner with a deficit balance in such partner's capital account following a liquidating distribution must be unconditionally obligated (either by contract or state law) to restore the amount of such deficit to the partnership within a limited period of time.

     If the first two of these requirements are met, but the partner to whom an allocation of loss or deduction is made is not obligated to restore the full amount of any deficit balance in such partner's capital account upon liquidation of the partnership, an allocation of loss or deduction may still have economic effect, if (1) the agreement contains a "qualified income offset" provision, and
(2) the allocation either does not (i) cause a deficit balance in a partner's capital account (reduced by certain anticipated adjustments, allocations and distributions specified in the Regulations) as of the end of the partnership taxable year to which the allocation relates or (ii) increase any such deficit balance in this specially adjusted capital account by more than the partner's unpaid obligation to contribute additional capital to the partnership. A qualified income offset provision requires that in the event of any unexpected distribution (or specified adjustments or allocations) there must be an allocation of income or gain to the distributees that eliminates the resulting capital account deficit as quickly as possible. (This rule is referred to herein as the "Alternate Economic Effect Rule.")

     The Regulations require that capital accounts be (1) credited with the fair market value of property contributed to the partnership (net of liabilities encumbering the contributed property that the partnership is considered to assume or take subject to pursuant to Section 752) ("Contributed Property"), (2) credited with the amount of cash contributed to the partnership and (3) adjusted by items of depreciation, amortization, gain and loss attributable to partnership properties that have been computed by taking into account the book value (rather than tax basis) of such properties. (As a result, such capital accounts are often referred to as "book" capital accounts.) A partner's capital account must also be reduced by (i) the amount of money distributed to such partner by the partnership, (ii) the fair market value of property distributed to such partner by the partnership (net of liabilities encumbering the distributed property that such holder is considered to assume or take subject to pursuant to Section 752) and (iii) a distributive share of certain partnership expenses that are neither deductible nor amortizable.

     The Book-Tax Disparities created by crediting capital accounts with the value of Contributed Properties are eliminated through tax allocations that cause the partner whose book capital account reflects unrealized gain or loss to bear the corresponding tax benefit or burden associated with the recognition of such unrealized gain or loss in accordance with the principles of Section 704(c). The allocations of these tax items that differ in amount from their correlative book items do not have economic effect, because they are not reflected in the partners' capital accounts. The Regulations provide, however, that the allocations of such items will be deemed to be in accordance with the partners' interests in the partnership if they are made in accordance with the
Section 704(c) Regulations.

     In addition, the Regulations permit the partners' capital accounts to be increased or decreased to reflect the revaluation of partnership property (at fair market value) if the adjustments are made for a substantial non-tax business purpose in connection with a contribution or distribution of money or other property in consideration for the acquisition or relinquishment of an interest in the partnership, such as upon an additional issuance of Common Units by the Partnership in the Transaction. These adjustments may also create Book-Tax Disparities, which the Regulations require to be eliminated through tax allocations in accordance with Section 704(c) principles.

     An allocation must not only have economic effect to be respected, but that economic effect must also be "substantial." The economic effect of an allocation is substantial if there is a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by the partners from the partnership, independent of tax consequences. As a general matter, however, the economic effect of an allocation is not substantial if, at the time the allocation is adopted, the after-tax economic consequences of at least one partner may, in present value terms, be enhanced by such allocation, but there is a strong likelihood that the after-tax economic consequences of no other partner will, in present value terms, be substantially diminished by such allocation.

     The Partnership Agreement provides that a capital account be maintained for each partner, that the capital accounts generally be maintained in accordance with the applicable tax accounting principles set forth in the Regulations, and that all allocations to a partner be reflected by an appropriate increase or decrease in the partner's capital account. In addition, distributions upon liquidation of the Partnership are to be made in accordance with positive capital account balances. The limited partners are not required to contribute capital to the Partnership to restore deficit balances in their capital accounts upon liquidation of the Partnership . However, the Partnership Agreement contains qualified income offset and minimum gain chargeback provisions, which under the Section 704(b) Regulations comply with the Alternate Economic Effect Rule and will obviate the requirement to restore negative capital accounts. The Partnership Agreement provides that any losses or deductions otherwise allocable to a holder of Common Units that have the effect of creating a deficit balance in such holder's capital account (as specially adjusted) will be reallocated to the General Partner.

     In general, the Partnership's items of income, gain, loss and deduction will be allocated, for book and tax purposes, among the General Partner, in its capacity as general partner, and the holders of Common Units in the same proportion that Available Cash is distributed (as between the General Partner and the holders of Common Units) in respect of such taxable year. If distributions of Available Cash are not made in respect of a particular taxable year, such items will be allocated among the partners in accordance with their respective percentage interests. Except as discussed below, items of income, gain, loss and deduction allocated to the holders of Common Units, in the aggregate, will be allocated among the holders of Common Units in accordance with the number of Common Units held by such Common Unit holder. Special tax (but not book) allocations will be made to reflect Book-Tax Disparities with respect to Contributed Properties. The Partnership Agreement also provides for certain special allocations of income and gain as required by the qualified income offset and minimum gain chargeback provisions. In addition, the General Partner is empowered by the Partnership Agreement to allocate various Partnership items other than in accordance with the percentage interests of the General Partner and the holders of Common Units when, in its judgment, such special allocations are necessary to comply with applicable provisions of the Code and the Regulations and to achieve uniformity of Common Units. See "-Uniformity of Common Units."

     With respect to Contributed Property, the Partnership Agreement provides that, for federal income tax purposes, items of income, gain, loss and deduction shall first be allocated among the partners in a manner consistent with Section 704(c). In addition, the Partnership Agreement provides that items of income, gain, loss and deduction attributable to any properties when, upon the subsequent issuance of any Common Units, the Partnership has adjusted the book value of such properties to reflect unrealized appreciation or depreciation in value from the later of the Partnerships' acquisition date for such properties or the latest date of a prior issuance of Common Units ("Adjusted Property") shall be allocated for federal income tax purposes in accordance with Section 704(c) principles. Thus, deductions for the depreciation of Contributed Property and Adjusted Property will be specially allocated to the non-contributing Common Unit holders and gain or loss from the disposition of such property attributable to the Book-Tax Disparity will be allocated to the contributing Common Unit holders so that the non-contributing Common Unit holders will be allowed, to the extent possible, cost recovery and depreciation deductions and will be allocated gain or loss from the sale of assets generally as if they had purchased a direct interest in the Partnership's assets.

     The Partnership Agreement also requires gain from the sale of properties of that is characterized as recapture income to be allocated among the holders of Common Units and the General Partner (or its successors) in the same manner in which such partners were allocated the deductions giving rise to such recapture income. Final Treasury Regulations under Section 1245 provide that depreciation recapture will be specially allocated based on the allocation of the deductions giving rise to such recapture income, as provided for in the Partnership Agreement.

     Items of gross income and deduction will be allocated in a manner intended to eliminate Book-Tax Disparities, if any, that are not eliminated by Section 704(c) allocations as a result of the application of the Ceiling Rule with respect to Contributed Property or Adjusted Property. Such Curative Allocations of gross income and deductions to preserve the uniformity of the income tax characteristics of Common Units will not have economic effect, because they will not be reflected in the capital accounts of the holders of Common Units. However, such allocations will eliminate Book-Tax Disparities and are thus consistent with the Regulations under Section 704(c). With the exception of certain conventions adopted by the Partnership with respect to administration of the Section 754 election and the attendant Section 743(b) basis adjustments discussed at "-Tax Treatment of Operations-Section 754 Election"; and allocation of the effect of unamortizable Section 197 Book-Up amounts and common inside basis, allocations under the Partnership Agreement will be given effect for federal income tax purposes in determining a holder's distributive share of an item of income, gain, loss or deduction. There are, however, uncertainties in the Regulations relating to allocations of partnership income, and Common Unit holders should be aware that some of the allocations in the Partnership Agreement may be successfully challenged by the IRS. See "-Tax Treatment of Operations-Section 754 Election-" and "-Uniformity of Common Units" for a discussion of such allocations.

TAX TREATMENT OF OPERATIONS

     Accounting Method and Taxable Year. The Partnership has adopted and will maintain the calendar year as its taxable year and the accrual method of accounting for federal income tax purposes.

     Tax Basis, Depreciation and Amortization. Under Section 723 of the Code, after the Transaction the Partnership assets will have an aggregate tax basis that is equal to: (a) the aggregate tax basis of the assets held by Santa Fe and KMEP (prior to the Transaction); (b) any gain recognized by Santa Fe Common Unit holders who receive Fractional Unit cash payments for fractional Common Units; and (c) the amounts paid to the SF General Partner. The tax bases for the Partnership assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, after adjustment for intervening depreciation or cost recovery deductions, gain or loss on the disposition of such assets.

     The Partnership intends to allocate the capital account value among the Partnership's assets after the Transaction based upon their relative fair market values established by an independent appraisal. Any amount in excess of the fair market values of specific tangible assets may constitute non-amortizable intangible assets (including goodwill).

     The Partnership and the KM Operating Partnerships and SFPP will have tangible assets of substantial value (including the pipelines and related equipment). A significant portion of the assets were placed in service prior to the effective dates of the accelerated cost recovery system and will be depreciated over a 171/2 year period on a declining

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balance method.  The General  Partner will  depreciate  certain assets using the accelerated methods provided for under Section 168 of the Code. In addition, the Partnership, will use accelerated methods provided for under Section 167 of the Code to depreciate certain other assets during the early years of the depreciable lives of those assets, and then elect to use the straight line method in subsequent years. Because of the Section 704(c) allocations, the amount of tax depreciation allocated to a holder of a Common Unit is dependent, in part, on the fair market value of the partnership's assets subject to Curative Allocations as established by the General Partner at the time of the Transaction.

     The tax basis of goodwill and most other intangible assets used in a trade or business acquired after August 10, 1993 (or prior to that time in certain events), may be amortized over 15 years. The Partnership will not amortize the goodwill, if any, received in the Transaction for tax capital account or income tax purposes because of the Step-in-the Shoes and Anti-Churning rules. See "-Tax Consequences of the Transaction to Both KMEP and Santa Fe Common Unit Holders-Section 197 Intangibles." However, see "-Section 754 Election" with respect to the amortization of Section 743(b) adjustments available to an exchanging VRED Holder. The IRS may challenge either the fair market values or the useful lives assigned to such assets. If any such challenge or characterization were successful, the deductions allocated to a holder of Common Units in respect of such assets would be reduced or eliminated and a Common Unit holder's share of taxable income from would be increased accordingly. Any such increase could be material.

     If the Partnership disposes of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain (determined by reference to the amount of depreciation previously deducted and the nature of the property) may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a partner that has taken cost recovery or depreciation deductions with respect to property owned by the Partnership may be required to recapture such deductions upon a sale of such partner's interest in the Partnership. See "-Allocation of Partnership Income, Gain, Loss and Deduction" and "-Disposition of Common Units-Recognition of Gain or Loss."

     Costs incurred in organizing the Partnerships may be amortized over any period selected by the Partnerships not shorter than 60 months. The costs incurred in promoting the issuance of Common Units must be capitalized and cannot be deducted currently, ratably or upon termination of the Partnership. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized, and as syndication expenses which may not be amortized.

     Section 754 Election. The Partnership has previously made a Section 754 election. After the Transaction it is possible that 50% or more of the capital and profits interests in the Partnership will have changed ownership causing a technical termination of the partnership under Section 708. Accordingly, the Partnership will again make the election permitted by Section 754 for the taxable year that includes the Transaction. This election is irrevocable without the consent of the IRS. The election will generally permit a purchaser of, or a holder of Santa Fe Common Units exchanging such Santa Fe Common Units for, Common Units to adjust such purchaser's or such holder's share of the basis in the Partnership's properties ("Common Basis") pursuant to Section 743(b) to the basis of such Unit holder's Common Units, which would generally be the purchase price if such holder purchased such Common Units for cash. In the case of Common Units purchased in the market, the Section 743(b) adjustment acts in concert with Section 704(c) allocations (and Curative Allocations, if respected) in providing the purchaser of such Common Units with the equivalent of a fair market value Common Basis. A VRED Holder exchanging for Common Units will receive the benefit of such a Section 743(b) basis adjustment based on the fair market value of such Units on the Exchange Date. See " -Allocation of Partnership Income, Gain, Loss and Deduction." The Section 743(b) adjustment is attributed solely to a purchaser of Common Units and is not added to the bases of the Partnership's assets associated with all of the holders of Common Units. (For purposes of this discussion, a Common Unit holder's inside basis in the Partnership's assets will be considered to have two components: (1) the partner's share of KMEP's actual basis in such assets ("Common Basis") and (2) the partner's Section 743(b) adjustment allocated to each such asset.)

     A Section 754 election is advantageous if the transferee's basis in Partnership Common Units is higher than the Partnership's aggregate Common Basis allocable to that portion of its assets represented by such units immediately prior to the transfer. In such case, pursuant to the election, the transferee would take a new and higher basis in the transferee's share of the Partnership's assets for purposes of calculating, among other items, depreciation deductions and the applicable share of any gain or loss on a sale of the Partnership's assets. Conversely, a Section 754 election is disadvantageous if the transferee's basis in such Common Units is lower than the Partnership's aggregate Common Basis allocable to that portion of its assets represented by such units immediately prior to the transfer. Thus, the amount that a holder of Common Units will be able to obtain upon the sale of Common Units may be affected either favorably or adversely by the election. A constructive termination of the Partnership will also cause a Section 708 termination of the Operating Partnerships. Such a termination could also result in penalties or loss of basis adjustments under Section 754,

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if the  General  Partner  were  unable to  determine  that the  termination  had occurred and,  therefore,  did not timely file a tax return or make  appropriate
Section 754 elections for the "new" Partnership.

     Proposed Treasury Regulation Section 1.743(j)(4)(B)  generally requires the
Section 743(b) adjustment attributable to recovery property to be depreciated as if the total amount of such adjustment were attributable to newly-acquired recovery property placed in service when the transfer occurs. Under Treasury Regulation Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 rather than cost recovery deductions under Section 168 is generally required to be depreciated using either the straight-line method or the 150% declining balance method. Although Morrison & Hecker is unable to opine as to the validity of such an approach, the Partnership intends to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of the Partnership property (to the extent of any unamortized Book-Tax Disparity) using a rate of depreciation derived from the depreciation method and useful life applied to the Common Basis of such property, despite its inconsistency with Proposed Treasury Regulation Section 1.743(j)(4)(B) and Treasury Regulation Section 1.167(c)-1(a)(6). If an asset is not subject to depreciation or amortization, no
Section 743(b) adjustment would be available to that extent. See "-Tax Consequences of Holding and Disposing of Common Units-Section 197 Intangibles." If the General Partner determines that such position cannot reasonably be taken, may adopt a depreciation convention under which all purchasers acquiring Common Units in the same month would receive depreciation, whether attributable to Common Basis or Section 743(b) basis, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. Such an aggregate approach, or any other method required as a result of an IRS examination, may result in lower annual depreciation deductions than would otherwise be allowable to certain holders of Common Units. See "-Uniformity of Common Units."

     The allocation of the Section 743(b) adjustment must be made in accordance with the principles of Section 1060. Based on these principles, the IRS may seek to reallocate some or all of any Section 743(b) adjustment not so allocated by the Partnership to intangible assets that have a 15 year amortization period, which is not eligible for accelerated depreciation methods generally applicable to the assets of the Partnership.

     The calculations involved in the Section 754 election are complex and will be made by the Partnership on the basis of certain assumptions as to the value of the Partnership assets and other matters. There is no assurance that the determinations made by the General Partner will not be successfully challenged by the IRS and that the deductions attributable to them will not be disallowed or reduced.

     Valuation of Property of the Partnership. The federal income tax consequences of the acquisition, ownership and disposition of Common Units will depend in part on estimates by the General Partner of the relative fair market values, and determinations of the tax basis, of the assets of the Partnership. Although the General Partner may from time to time consult with professional appraisers with respect to valuation matters, many of the relative fair market value estimates will be made solely by the General Partner. These estimates are subject to challenge and will not be binding on the IRS or the courts. In the event the determinations of fair market value are subsequently found to be incorrect, the character and amount of items of income, gain, loss, deductions or credits previously reported by Common Unit holders might change, and Common Unit holders might be required to amend their previously filed tax returns or to file claims for refunds.

     Mont Belvieu Fractionator. OLP-A owns all of the capital stock of a corporation that owns an indirect interest in the Mont Belvieu Fractionator. As a corporation, it will be subject to entity-level taxation for federal and state income tax purposes. The Partnership, as its shareholder, will include in its income any amounts distributed to it by such corporation to the extent of such corporation's current and accumulated earnings and profits. The General Partner estimates that a portion of the cash distributions to the Partnership by such corporation will be treated as taxable dividends. It is anticipated, however, that such corporation will be liquidated in 1998.

     Alternative Minimum Tax. Each holder of Common Units will be required to take into account such holder's distributive share of any items of the Partnership income, gain or loss for purposes of the alternative minimum tax ("AMT")-currently a tax of 26% on the first $175,000 of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. Alternative minimum taxable income is calculated using the 150% declining balance method of depreciation with respect to personal property and 40-year straight-line depreciation for real property, compared to the alternative straight line and accelerated methods provided for under Section 168, which the Partnership will use in computing its income for regular federal income tax purposes. A Common Unit holder's AMT income derived from the Partnership may be higher than such holder's share of the Partnership's net income, because the Partnership may use more accelerated methods of depreciation for purposes of computing regular federal taxable income or loss than are available for AMT income purposes. Prospective holders of


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Common  Units  should  consult  with their tax  advisors  as to the impact of an investment in Common Units on their liability for the alternative minimum tax.

DISPOSITION OF COMMON UNITS

     Recognition of Gain or Loss. Gain or loss will be recognized on a sale of Common Units equal to the difference between the amount realized and a holder's tax basis for the Common Units sold. A holder's amount realized will be measured by the sum of the cash received or the fair market value of other property received, plus such holder's share of the Partnership's nonrecourse liabilities. Because the amount realized includes a Common Unit holder's share of the Partnership's nonrecourse liabilities, the gain recognized on the sale of Common Units could result in a tax liability in excess of any cash received from such sale.

     The IRS has ruled that a partner acquiring interests in a partnership in separate transactions at different prices must maintain an aggregate adjusted tax basis in a single partnership interest and that, upon sale or other disposition of some of the interests, a portion of such aggregate tax basis must be allocated to the interests sold on the basis of some equitable apportionment method. The ruling is unclear as to how the holding period is affected by this aggregation concept. If this ruling is applicable to the holders of Common Units, the aggregation of tax bases of a holder of Common Units effectively prohibits such holder from choosing among Common Units with varying amounts of unrealized gain or loss as would be possible in a stock transaction. Thus, the ruling may result in an acceleration of gain or deferral of loss on a sale of a portion of a holder's Common Units. It is not clear whether the ruling applies to publicly traded partnerships, such as the Partnership, the interests in which are evidenced by separate Common Units and, accordingly, Morrison & Hecker is unable to opine as to the effect such ruling will have on a holder of Common Units. A holder of Common Units considering the purchase of additional Common Units or a sale of Common Units purchased at differing prices (including a Santa Fe Common Unit holder that acquired Common Units other than pursuant to the Transaction) should consult a tax advisor as to the possible consequences of such ruling.

     Prior distributions in excess of cumulative net taxable income in respect of a Common Unit which decreased a holder's tax basis in such Common Units will, in effect, become taxable income if the Common Unit is sold at a price greater than the holder's tax basis in such Common Unit, even if the price is less than its original cost.

     Should the IRS successfully contest the convention used by the Partnership to amortize only a portion of the Section 743(b) adjustment (described under "-Tax Treatment of Operations-Section 754 Election") attributable to an amortizable Section 197 Intangible after a sale of Common Units, a holder of Common Units could realize more gain from the sale of its Common Units than if such convention had been respected. In that case, the holder of Common Units may have been entitled to additional deductions against income in prior years, but may be unable to claim them, with the result of greater overall taxable income than appropriate. Morrison & Hecker is unable to opine as to the validity of the convention, because of the lack of specific regulatory authority for its use.

     Treatment of Short Sales. Under the 1997 Act, a taxpayer is treated as having sold an "appreciated" partnership interest (one in which gain would be recognized if such interest were sold), if such taxpayer or related persons entered into one or more positions with respect to the same or substantially identical property which, for some period, substantially eliminated both the risk of loss and opportunity for gain on the appreciated financial position (including selling "short against the box" transactions). Holders of Common Units should consult with their tax advisers in the event they are considering entering into a short sale transaction or any other risk arbitrage transaction involving Common Units.

     A holder whose Common Units are loaned to a "short seller" to cover a short sale of Common Units will be considered as having transferred beneficial ownership of those Common Units and will, thus, no longer be a partner with respect to those Common Units during the period of the loan. As a result, during this period, any the Partnership income, gain, deductions, losses or credits with respect to those Common Units would appear not to be reportable by the holders thereof, any cash distributions received by such holders with respect to those Common Units would be fully taxable and all of such distributions would appear to be treated as ordinary income. The IRS may also contend that a loan of Common Units to a "short seller" constitutes a taxable exchange. If this contention were successfully made, a lending holder of Common Units may be required to recognize gain or loss. HOLDERS OF COMMON UNITS DESIRING TO ASSURE THEIR STATUS AS PARTNERS SHOULD MODIFY THEIR BROKERAGE ACCOUNT AGREEMENTS, IF ANY, TO PROHIBIT THEIR BROKERS FROM BORROWING THEIR COMMON UNITS.

     Character of Gain or Loss. Generally, gain or loss recognized by a holder of Common Units (other than a "dealer" in Common Units) on the sale or exchange of a Common Unit will be taxable as capital gain or loss. For

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transactions  after July 29, 1997,  the 1997 Act  lengthens  the holding  period required for long-term capital gain treatment to 18 months in order to qualify a gain for an effective maximum tax rate of 20%. The 1997 Act also creates a mid-term capital gain concept for assets held for more than 12 months, but not more than 18 months, for which the maximum tax rate is 28%. Capital assets sold at a profit within 12 months of purchase would result in short term capital gains taxed at ordinary income tax rates. Any gain or loss, however, will be separately computed and taxed as ordinary income or loss under Section 751 to the extent attributable to assets giving rise to depreciation recapture or other "unrealized receivables" or to "inventory" owned by the Partnership. The term "unrealized receivables" also includes potential recapture items other than depreciation recapture. Ordinary income attributable to unrealized receivables, inventory and depreciation recapture may exceed net taxable gain realized upon the sale of a Common Unit and may be recognized even if there is a net taxable loss realized on the sale of a Common Unit. Any loss recognized on the sale of units will generally be a capital loss. Thus, a holder of Common Units may recognize both ordinary income and a capital loss upon a disposition of units. Net capital loss may offset no more than $3,000 of ordinary income in the case of individuals and may only be used to offset capital gain in the case of a corporation.

     Allocations between Transferors and Transferees. In general, the Partnership's taxable income and losses will be determined annually and will be prorated on a monthly basis and subsequently apportioned among the holders in proportion to the number of Common Units owned by them as of the opening of the first business day of the month to which the income and losses relate even though Common Unit holders may dispose of their units during the month in question. Gain or loss realized on a sale or other disposition of partnership assets other than in the ordinary course of business shall be allocated among the Common Unit holders of record as of the opening of the NYSE on the first business day of the month in which such gain or loss is recognized. As a result of this monthly allocation, a holder of Common Units transferring units in the open market may be allocated income, gain, loss, deduction, and credit accrued after the transfer.

     The use of the monthly conventions discussed above may not be permitted by existing Treasury Regulations and, accordingly, Morrison & Hecker is unable to opine on the validity of the method of allocating income and deductions between the transferors and the transferees of Common Units. If a monthly convention is not allowed by the Treasury Regulation (or only applies to transfers of less than all of the holder's Common Units), taxable income or losses of the Partnership might be reallocated among the holders of Common Units. The General Partner is authorized to review the Partnership's method of allocation between transferors and transferees (as well as among partners whose interests otherwise vary during a taxable period) to conform to a method permitted by future Treasury Regulations.

     A holder who owns Common Units at any time during a quarter and who disposes of such Common Units prior to the record date set for a distribution with respect to such quarter will be allocated items of Partnership income and gain attributable to such quarter for the months during which such Common Units were owned but will not be entitled to receive such cash distribution.

     Notification Requirements. A holder of Common Units who sells or exchanges Common Units is required to notify the Partnership in writing of such sale or exchange within 30 days of the sale or exchange and in any event no later than January 15 of the year following the calendar year in which the sale or exchange occurred. The Partnership is required to notify the IRS of such transaction and to furnish certain information to the transferor and transferee. However, these reporting requirements do not apply with respect to a sale by an individual who is a citizen of the United States and who effects such sale through a broker. Additionally, a transferor and a transferee of a Common Unit will be required to furnish statements to the IRS, filed with their income tax returns for the taxable year in which the sale or exchange occurred, which set forth the amount of the consideration received for such Common Unit that is allocated to goodwill or going concern value of the Partnership. Failure to satisfy such reporting obligations may lead to the imposition of substantial penalties.

     Constructive Termination. The Partnership, the KM Operating Partnerships and SFPP will be considered to have been terminated if there is a sale or exchange of 50% or more of the total interests in partnership capital and profits within a 12-month period. A constructive termination results in the closing of a partnership's taxable year for all partners and the "old" KMEP (before termination) is deemed to have contributed its assets to "new" KMEP and distributed interests in "new" KMEP to the holders of Common Units. "New" KMEP is then treated as a new partnership. A constructive termination of KMEP will also cause a Section 708 termination of the KM Operating Partnerships. Such a termination could also result in penalties or loss of basis adjustments under
Section 754, if KMEP were unable to determine that the termination had occurred and, therefore, did not timely file a tax return and make the appropriate
Section 754 elections for the "new" KMEP.

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

     In the case of a holder of Common Units reporting on a fiscal year other than a calendar year, the closing of a tax year of the Partnership may result in more than 12 months' taxable income or loss of the Partnership being includable in its taxable income for the year of termination. New tax elections required to be made by the Partnership, including a new election under Section 754, must be made subsequent to the constructive termination. A constructive termination would also result in a deferral of the Partnership deductions for depreciation and amortization. In addition, a termination might either accelerate the application of or subject the Partnership to any tax legislation enacted with effective dates after the closing of the Transaction.

     Entity-Level Collections. If the Partnership is required under applicable law to pay any federal, state or local income tax on behalf of any holder of Common Units or the General Partner or former holders of Common Units, the General Partner is authorized to pay such taxes from Partnership funds. Such payments, if made, will be deemed current distributions of cash to such Common Unit holder or the General Partner as the case may be. The General Partner is authorized to amend the Partnership Agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of Common Units and to adjust subsequent distributions so that after giving effect to such deemed distributions, the priority and characterization of distributions otherwise applicable under the Partnership Agreement is maintained as nearly as is practicable. Payments by the Partnership as described above could give rise to an overpayment of tax on behalf of an individual partner in which event, the partner could file a claim for credit or refund.

UNIFORMITY OF COMMON UNITS

     Since the Partnership cannot trace the chain of ownership of any particular Common Unit, it is unable to track the economic and tax characteristics related to particular Common Units from owner to owner. Consequently, uniformity of the economic and tax characteristics of the Common Units to a holder of former Santa Fe Common Units or a purchaser of Common Units must be maintained. In order to achieve uniformity, compliance with a number of federal income tax requirements, both statutory and regulatory, could be substantially diminished. For example, a lack of uniformity can result from a literal application of Proposed Treasury Regulation Section 1.743(j)(4)(B) and Treasury Regulation Section 1.167(c)-1(a)(6) and from the effect of the Ceiling Rule on the Partnership's ability to make allocations to eliminate Book-Tax Disparities attributable to Contributed Properties and partnership property that has been revalued and reflected in the partners' capital accounts. If the IRS were to challenge such conventions intended to achieve uniformity and such challenge were successful, the tax consequences of holding particular Common Units could differ. Any such non-uniformity could have a negative impact on the value of Common Units.

     The Partnership intends to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property or Adjusted Property (to the extent of any unamortized Book-Tax Disparity) using a rate of depreciation derived from the depreciation method and useful life applied to the Common Basis of such property, despite its inconsistency with Proposed Treasury Regulation Section 1.168-2(a) and Treasury Regulation Section 1.167(c)-1(a)(6). See "Tax Treatment of Operations-Section 754 Election" and " -Tax Consequences of Holding and Disposing of Common Units-Section 197 Intangibles." If the Partnership determines that such a position cannot reasonably be taken, the Partnership may adopt a depreciation convention under which all purchasers acquiring Common Units in the same month would receive depreciation, whether attributable to Common Basis or Section 743(b) basis, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If such an aggregate approach is adopted, it may result in lower annual depreciation deductions than would otherwise be allowable to certain holders of Common Units and risk the loss of depreciation deductions not taken in the year that such deductions are otherwise allowable. This convention will not be adopted if the Partnership determines that the loss of depreciation deductions would have a material adverse effect on a holder of Common Units. If the Partnership chooses not to utilize this aggregate method, the Partnership may use any other reasonable depreciation convention to preserve the uniformity of the intrinsic tax characteristics of Common Units that would not have a material adverse effect on the holders of Common Units. The IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If such a challenge were to be sustained, the uniformity of Common Units might be affected.

     Items of income and deduction, including the effects of any unamortizable intangibles under the Proposed Treasury Regulation Section 197-2(g)(1), will be specially allocated in a manner that is intended to preserve the uniformity of intrinsic tax characteristics among all Common Units, despite the application of the Ceiling Rule to Contributed Properties and Adjusted Properties. Such special allocations will be made solely for federal income tax purposes. See "-Tax Consequences of Ownership of Common Units" and "-Allocations of Income, Gain, Loss and Deduction."

TAX-EXEMPT ORGANIZATIONS AND CERTAIN OTHER INVESTORS

     Ownership of Common Units by certain tax-exempt entities, regulated investment companies and foreign persons raises issues unique to such persons and, as described below, may have substantially adverse tax consequences.

     Employee benefit plans and most other organizations exempt from federal income tax (including IRAs and other retirement plans) are subject to federal income tax on unrelated business taxable income in excess of $1,000, and each such entity must file a tax return for each year in which it has more than $1,000 of gross income included in computing unrelated business taxable income. Substantially all of the taxable income derived by such an organization from the ownership of a Common Unit will be unrelated business taxable income and thus will be taxable to such a holder of Common Units at the maximum corporate tax rate. Also, to the extent that the Partnership holds debt financed property, the disposition of a Common Unit could result in unrelated business taxable income.

     Regulated investment companies are required to derive 90% or more of their gross income from interest, dividends, gains from the sale of stocks or securities or foreign currency or certain related sources. It is not anticipated that any significant amount of the Partnership's gross income will qualify as such income.

     Non-resident aliens and foreign corporations, trusts or estates which acquire Common Units will be considered to be engaged in business in the United States on account of ownership of Common Units and as a consequence will be required to file federal tax returns in respect of their distributive shares of Partnership income, gain, loss, deduction or credit and pay federal income tax at regulate rates on such income. Generally, a partnership is required to pay a withholding tax on the portion of the partnership income which is effectively connected with the conduct of a United States trade or business and which is allocable to the foreign partners, regardless of whether any actual distributions have been made to such partners. However, under procedural guidelines applicable to publicly traded partnerships, the Partnership has elected instead to withhold (or a broker holding Common Units in street name will withhold) at the rate of 39.6% on actual cash distributions made quarterly to foreign holders of Common Units. Each foreign holder of Common Units must obtain a taxpayer identification number from the IRS and submit that number to the Transfer Agent on a Form W-8 in order to obtain credit for the taxes withheld. Subsequent adoption of Treasury Regulations or the issuance of other administrative pronouncements may require the Partnership to change these procedures.

     Because a foreign corporation which owns Common Units will be treated as engaged in a United States trade or business, such a holder may be subject to United States branch profits tax at a rate of 30%, in addition to regular federal income tax, on its allocable share of the Partnership's earnings and profits (as adjusted for changes in the foreign corporation's "U.S. net equity") that are effectively connected with the conduct of a United States trade or business. Such a tax may be reduced or eliminated by an income tax treaty between the United States and the country with respect to which the foreign corporate holder of Common Units is a "qualified resident."

     An interest in the Partnership may also constitute a "United States Real Property Interest" ("USRPI") under Section 897(c) of the Code. For this purpose, Treasury Regulation Section 1.897-1(c)(2)(iv) treats a publicly traded partnership the same as a corporation. Assuming that the Common Units continue to be regularly traded on an established securities market, a foreign holder of Common Units who sells or otherwise disposes of a Common Unit and who has not held more than 5% in value of the Common Units, including Common Units held by certain related individuals and entities, at any time during the five-year period ending on the date of the disposition will qualify for an exclusion from USRPI treatment and will not be subject to federal income tax on gain realized on the disposition that is attributable to real property held by the Partnership. However, such holder may be subject to federal income tax on any gain realized on the disposition that is treated as effectively connected with a United States trade or business of the foreign holder of Common Units (regardless of a foreign Common Unit holder's percentage interest in the Partnership or whether Common Units are regularly traded). A foreign holder of Common Units will be subject to federal income tax on gain attributable to real property held by the Partnership if the holder held more than 5% in value of the Common Units, including Common Units held by certain related individuals and entities, during the five-year period ending on the date of the disposition or if the Common Units were not regularly traded on an established securities market at the time of the disposition. It is unclear whether a similar rule applies to a former Santa Fe Common Unit holder that receives Common Units in the Transaction and who held more than 5% in value of the Santa Fe Common Units during the five-year period ending on the date of the disposition. A foreign holder of Common Units will also be subject to withholding under Section 1445 of the Code if such holder owns, including Common Units held by certain related individuals and entities, more than a 5% interest in the Partnership. Under
Section 1445 a transferee of a USRPI is required to deduct and withhold a tax equal to 10% of the amount realized on the disposition of a USRPI if the transferor is a foreign person.

ADMINISTRATIVE MATTERS

     Information Returns and Audit Procedures. The Partnership intends to furnish to each holder of Common Units within 90 days after the close of each Partnership taxable year, certain tax information, including a Schedule K-1, which sets forth each holder's allocable share of the Partnership's income, gain, loss, deduction and credit. However, the Schedule K-1 and related information for the short tax period ending on the date of the Transaction will be provided as soon as practicable, but in all likelihood not within 90 days after the Transaction. The General Partner will seek a closing agreement with the IRS to permit such a delay; however, there is no assurance that an agreement will be reached which would avoid any penalties for the delay in providing such filing information. In preparing this information, which will generally not be reviewed by counsel, the General Partner will use various accounting and reporting conventions, some of which have been mentioned in the previous discussion, to determine the respective Common Unit holder's allocable share of income, gain, loss, deduction and credits. There is no assurance that any such conventions will yield a result which conforms to the requirements of the Code, the Regulations or administrative interpretations of the IRS. The General Partner cannot assure a current or prospective holder of Common Units that the IRS will not successfully contend in court that such accounting and reporting conventions are impermissible.

     No assurance can be given that the Partnership will not be audited by the IRS or that tax adjustments will not be made. The rights of a holder of Common Units owning less than a 1% profits interest in the Partnership to participate in the income tax audit process have been substantially reduced. Further, any adjustments in the Partnership's returns will lead to adjustments in Common Unit holder's returns and may lead to audits of their returns and adjustments of items unrelated to the Partnership. Each Common Unit holder would bear the cost of any expenses incurred in connection with an examination of such holder's personal tax return.

     Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss, deduction and credit are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners. Under the 1997 Act, any penalty relating to an adjustment to a partnership item is determined at the partnership level. The Code provides for one partner to be designated as the "Tax Matters Partner" for these purposes. The Partnership Agreement appoints the General Partner as the Tax Matters Partner.

     The Tax Matters Partner will make certain elections on behalf of the Partnership and holders of Common Units and can extend the statute of limitations for assessment of tax deficiencies against holders of Common Units with respect to the Partnership items. The Tax Matters Partner may bind a holder of Common Units with less than a 1% profits interest in the Partnership to a settlement with the IRS, unless such holder elects, by filing a statement with the IRS, not to give such authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review (to which all the holders of Common Units are bound) of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, such review may be sought by any holder having at least a 1% interest in the profits of the Partnership or by holders of Common Units having in the aggregate at least a 5% profits interest. However, only one action for judicial review will go forward, and each holder of Common Units with an interest in the outcome may participate.

     A holder of Common Units must file a statement with the IRS identifying the treatment of any item on its federal income tax return that is not consistent with the treatment of the item on the Partnership's return to avoid the requirement that all items be treated consistently on both returns. Intentional or negligent disregard of the consistency requirement may subject a holder of Common Units to substantial penalties.

     Electing Large Partnerships. The 1997 Act provides that certain partnerships with at least 100 partners may elect to be treated as an electing large partnership ("ELP") for tax years ending after December 31, 1997. If further revisions are made to the law, it is possible that at some future date the Partnership will make this election to be taxed as an electing large partnership, however, based on current law it is not contemplated that such an election will be made for 1998 or any subsequent date.

     Under the reporting provisions of the 1997 Act, each partner of an ELP will take into account separately such partner's share of several designated items, determined at the partnership level. The ELP procedures provide that any tax adjustments generally would flow through to the holders of Common Units for the year in which the adjustment takes effect, and the adjustments would not affect prior-year returns of any holder, except in the case of changes to any holder's distributive share. In lieu of passing through an adjustment to the holders of Common Units, the Partnership may elect to pay an imputed underpayment. The Partnership, and not the holders of Common Units, would be liable for any interest and penalties resulting from a tax adjustment.

     Nominee Reporting. Persons who hold an interest in the Partnership as a nominee for another person are required to furnish to the Partnership (a) the name, address and taxpayer identification number of the beneficial owners and the nominee; (b) whether the beneficial owner is (i) a person that is not a United States person, (ii) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing or
(iii) a tax-exempt entity; (c) the amount and description of Common Units held, acquired or transferred for the beneficial owners; and (d) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are a United States person and certain information on Common Units they acquire, hold or transfer for their own account. A penalty of $50 per failure (up to a maximum of $100,000 per calendar year) is imposed by the Code for failure to report such information to the Partnership. The nominee is required to supply the beneficial owner of the Common Units with the information furnished to the Partnership.

     Registration as a Tax Shelter. The Code requires that "tax shelters" be registered with the Secretary of the Treasury. The Treasury Regulations interpreting the tax shelter registration provisions of the Code are extremely broad. It is arguable that the Partnership is not subject to the registration requirement on the basis that (i) it does not constitute a tax shelter, or (ii) it constitutes a projected income investment exempt from registration. However, the General Partner registered the Partnership as a tax shelter with the IRS when it was originally formed in the absence of assurance that the Partnership would not be subject to tax shelter registration and in light of the substantial penalties which might be imposed if registration was required and not undertaken. the Partnership's tax shelter registration number with the IRS is 9228900496. This number will be provided to every Common Unit holder with year-end tax information. ISSUANCE OF THE REGISTRATION NUMBER DOES NOT INDICATE THAT AN INVESTMENT IN THE PARTNERSHIP OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE IRS. The Partnership must furnish the registration number to the holder of Common Units, and a holder of Common Units who sells or otherwise transfers a Common Unit in a subsequent transaction must furnish the registration number to the transferee. The penalty for failure of the transferor of a Common Unit to furnish such registration number to the transferee is $100 for each such failure. The holder of Common Units must disclose the tax shelter registration number of the Partnership on Form 8271 to be attached to the tax return on which any deduction, loss, credit or other benefit generated by the Partnership is claimed or income of the Partnership is included. A holder of Common Units who fails to disclose the tax shelter registration number on such holder's tax return, without reasonable cause for such failure, will be subject to a $250 penalty for each such failure. Any penalties discussed herein are not deductible for federal income tax purposes.

     Accuracy-Related Penalties. An additional tax equal to 20% of the amount of any portion of an underpayment of tax which is attributable to one or more of certain listed causes, including substantial understatements of income tax and substantial valuation misstatements, is imposed by the Code. No penalty will be imposed, however, with respect to any portion of an underpayment if it is shown that there was a reasonable cause for such portion and that the taxpayer acted in good faith with respect to such portion.

     A substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 for most corporations). The amount of any understatement subject to penalty generally is reduced if any portion (i) is attributable to an item with respect to which there is, or was, "substantial authority" for the position taken on the return or (ii) is attributable to an item for which there was a reasonable basis for the tax treatment of the items and as to which the pertinent facts are disclosed on the return. Certain more stringent rules apply to "tax shelters," which term includes a partnership if a significant purpose of such entity is the avoidance or evasion of income tax. This term that does not appear to include the Partnership. If any partnership item of income, gain, loss, deduction or credit included in the distributive shares of Common Unit holders might result in such an "understatement" of income for which no "substantial authority" exists, the Partnership must disclose the pertinent facts on its return. In addition, the Partnership will make a reasonable effort to furnish sufficient information for holders of Common Units to make adequate disclosure on their returns to avoid liability for this penalty.

     A substantial valuation misstatement exists if the value of any property (or the adjusted basis of any property) claimed on a tax return is 200% or more of the amount determined to be the correct amount of such valuation or adjusted basis. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement is in excess of $5,000 ($10,000 for most corporations). If the valuation claimed on a return is 400% or more than the correct valuation, the penalty imposed increases to 40%.

OTHER TAXES

     Holders of Common Units may be subject to other taxes, such as state and local taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Partnership does business or owns property. Santa Fe Common Unit holders should consider state and local tax consequences of an investment in the Partnership. Following the Closing, the Partnership and the KM Operating Partnerships and SFPP will own property or conduct business in Arizona, California, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Missouri, Nebraska, Nevada, New Mexico, Oregon, Texas and Wyoming. A holder of Common Units will likely be required to file state income tax returns and/or to pay such taxes in most of such states and may be subject to penalties for failure to file tax returns and/or to pay such taxes in most of such states and may be subject to penalties for failure to comply with such requirements. Some of the states may require that a partnership withhold a percentage of income from amounts that are to be distributed to a holder of Common Units that is not a resident of the state. Such amounts withheld, if any, which may be greater or less than a particular holder's income tax liability to the state, generally do not relieve the non-resident Unit holder from the obligation to file a state income tax return. Amounts withheld, if any, will be treated as if distributed to holders of Common Units for purposes of determining the amounts distributed by the Partnership. Based on current law and its estimate of future partnership operations, the General Partner anticipates that any amounts required to be withheld will not be material. In addition, an obligation to file tax returns or to pay taxes may arise in other states.

     It is the responsibility of each prospective holder of Common Units to investigate the legal and tax consequences, under the laws of pertinent states or localities, of such investment in the Partnership. Further, it is the responsibility of each holder of Common Units to file all state and local, as well as federal tax returns that may be required of such holder. Morrison & Hecker has not rendered an opinion on the state and local tax consequences of an investment in the Partnership.

     EACH VRED HOLDER EXCHANGING VREDS FOR COMMON UNITS SHOULD CONSULT A TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR NON-U.S. INCOME TAX LAWS AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.


                                  LEGAL MATTERS

     Certain legal matters with respect to the validity of the Common Units and certain federal income tax considerations are being passed upon by Morrison & Hecker L.L.P., Kansas City, Missouri, as securities and tax counsel for the Partnership.

                                     EXPERTS

     The consolidated financial statements of the Partnership and subsidiaries and the financial statements of Mont Belvieu Associates included in the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements of Santa Fe and its subsidiaries incorporated in this Prospectus by reference to Santa Fe's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 have been audited by Price Waterhouse LLP, as stated in their report, which is also incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The balance sheet of the General Partner as of February 14, 1997, incorporated by reference in the Registration Statement of which this Prospectus is a part, has been incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     ANNEX A

                             Partnership Agreement

                      SECOND AMENDED AND RESTATED AGREEMENT

                                       OF

                               LIMITED PARTNERSHIP

                                       OF

                       KINDER MORGAN ENERGY PARTNERS, L.P.

                                TABLE OF CONTENTS

                                                       Page

ARTICLE I  ORGANIZATIONAL MATTERS.......................  1

     1.1   Formation and Continuation...................  1
     1.2   Name.........................................  1
     1.3   Registered Office; Principal Office..........  1
     1.4   Power of Attorney............................  1
     1.5   Term.........................................  3
     1.6   Possible Restrictions on Transfer............  3

ARTICLE II DEFINITIONS..................................  3

     "Additional Limited Partner".......................  3
     "Adjusted Capital Account".........................  3
     "Adjusted Property"................................  4
     "Affiliate"........................................  4
     "Agreed Allocation"................................  4
     "Agreed Value".....................................  4
     "Agreement"........................................  5
     "API"..............................................  5
     "Arrearage Elimination Date".......................  5
     "Assignee".........................................  5
     "Available Cash"...................................  5
     "Book-Tax Disparity"...............................  6
     "Business Day".....................................  6
     "Capital Account"..................................  6
     "Capital Additions and Improvements"...............  6
     "Capital Contribution".............................  7
     "Carrying Value"...................................  7
     "Cash from Interim Capital Transactions"...........  7
     "Cash from Operations".............................  7
     "Cause"............................................  8
     "Central Basin Conveyances"........................  8
     "Certificate"......................................  8
     "Certificate of Limited Partnership"...............  8
     "Citizenship Certification"........................  8
     "Closing Date".....................................  8
     "Closing Price"....................................  8
     "Code".............................................  8
     "Combined Interest"................................  8
     "Common Unit"......................................  9
     "Common Unit Arrearage"............................  9
     "Conflicts and Audit Committee"....................  9
     "Contributed Property".............................  9
     "Conveyance Agreement".............................  9
     "Cumulative Common Unit Arrearage".................  9

     "Curative Allocation"..............................  9
     "Current Market Price".............................  9
     "Deferral Period"..................................  9
     "Deferred Participation Unit"...................... 10
     "Delaware Act"..................................... 10
     "Departing Partner"................................ 10
     "Economic Risk of Loss" ........................... 10
     "EGPC"............................................. 10
     "Eligible Citizen" ................................ 10
     "Enron" ........................................... 10
     "Event of Withdrawal".............................. 11
     "First Liquidation Target Amount".................. 11
     "First Target Distribution"........................ 11
     "General Partner".................................. 11
     "General Partner Equity Value"..................... 11
     "Group"............................................ 11
     "Holder"........................................... 11
     "Incentive Distribution"........................... 11
     "Indemnified Persons".............................. 11
     "Indemnitee"....................................... 11
     "Initial Limited Partners"......................... 11
     "Initial Offering"................................. 11
     "Initial Unit Price"............................... 11
     "Interim Capital Transactions"..................... 12
     "Issue Price"...................................... 12
     "KMGP"............................................. 12
     "KMNGL"............................................ 12
     "Limited Partner".................................. 12
     "Limited Partner Equity Value"..................... 12
     "Liquidation Date"................................. 12
     "Liquidator"....................................... 13
     "Maintenance Capital Expenditures"................. 13
     "Merger Agreement"................................. 13
     "Minimum Quarterly Distribution"................... 13
     "Mont Belvieu Fractionator"........................ 13
     "Mortgage"......................................... 13
     "National Securities Exchange"..................... 13
     "Net Agreed Value"................................. 13
     "Net Income"....................................... 13
     "Net Loss"......................................... 14
     "Net Termination Gain"............................. 14
     "Net Termination Loss"............................. 14
     "Non-citizen Assignees"............................ 14
     "Nonrecourse Built-in Gain"........................ 14
     "Nonrecourse Liability"............................ 15
     "Note Agreement"................................... 15

     "Notes"............................................ 15
     "Notice of Election to Purchase"................... 15
     "OLP-A"............................................ 15
     "OLP-A Partnership Agreement"...................... 15
     "Omnibus Agreement"................................ 15
     "Operating Partnership"............................ 15
     "Operating Partnership Agreement".................. 15
     "Opinion of Counsel"............................... 15
     "Organizational Limited Partner"................... 15
     "Outstanding"...................................... 16
     "Partners"......................................... 16
     "Partner Nonrecourse Debt"......................... 16
     "Partner Nonrecourse Debt Minimum Gain"............ 16
     "Partner Nonrecourse Deductions"................... 16
     "Partnership"...................................... 16
     "Partnership Interest"............................. 16
     "Partnership Minimum Gain"......................... 16
     "Partnership Securities"........................... 16
     "Per Unit Capital Amount".......................... 16
     "Percentage Interest".............................. 16
     "Person"........................................... 17
     "Pipeline System and Other Assets"................. 17
     "Purchase Date".................................... 17
     "Recapture Income"................................. 17
     "Record Date"...................................... 17
     "Record Holder".................................... 17
     "Redeemable Units"................................. 17
     "Registration Statement"........................... 17
     "Required Allocations"............................. 17
     "Residual Gain".................................... 18
     "Residual Loss".................................... 18
     "Second Liquidation Target Amount"................. 18
     "Second Target Distribution"....................... 18
     "Securities Act"................................... 18
     "Special Approval"................................. 18
     "Special Limited Partner".......................... 18
     "Special Limited Partner Book Capital"............. 18
     "Substituted Limited Partner"...................... 18
     "Support Period"................................... 18
     "Surviving Business Entity"........................ 18
     "Termination Capital Transactions"................. 18
     "Third Target Distribution"........................ 18
     "Trading Day"...................................... 19
     "Transfer Agent"................................... 19
     "Transfer Application"............................. 19
     "Underwriter"...................................... 19

     "Underwriting Agreement"........................... 19
     "Unit"  ........................................... 19
     "Unpaid MQD"....................................... 19
     "Unrealized Gain".................................. 19
     "Unrealized Loss".................................. 19
     "Unrecovered API Capital".......................... 19
     "Unrecovered Deferred Participation Unit Capital... 19
     "Unrecovered Initial Unit Price"................... 20

ARTICLE III PURPOSE..................................... 20

     3.1   Purpose and Business......................... 20
     3.2   Powers....................................... 20

ARTICLE IV CAPITAL CONTRIBUTIONS........................ 20

     4.1   Initial Contributions........................ 20
     4.2   Return of Initial Contributions.............. 20
     4.3   Contribution  by the  General  Partner  and
           the Underwriters; Contribution by
           Partnership to Operating Partnership......... 21
     4.4   Issuances  of  Additional  Units,  APIs and
           Other Securities............................. 21
     4.5   Limited Preemptive Rights.................... 23
     4.6   Capital Accounts............................. 23
     4.7   Interest..................................... 26
     4.8   No Withdrawal................................ 26
     4.9   Loans from Partners.......................... 26
     4.10  No Fractional Units.......................... 26
     4.11  Splits and Combinations...................... 26

ARTICLE V  ALLOCATIONS AND DISTRIBUTIONS................ 27

     5.1   Allocations for Capital Account Purposes..... 27
           (a)Net Income................................ 27
           (b)Net Losses................................ 28
           (c)Net Termination Gains and Losses.......... 29
           (d)Special Allocations....................... 31
              (i)   Partnership Minimum Gain Chargeback. 31
              (ii)  Chargeback  of  Partner  Nonrecourse
                    Debt Minimum Gain................... 32
              (iii) Priority Allocations................ 32
              (iv)  Qualified Income Offset............. 32
              (v)   Gross Income Allocations............ 32
              (vi)  Nonrecourse Deductions.............. 33
              (vii) Partner Nonrecourse Deductions...... 33
              (viii)Nonrecourse Liabilities............. 33
              (ix)  Code Section 754 Adjustments........ 33
              (x)   Economic Uniformity................. 33

              (xi)  Curative Allocation................. 34
     5.2   Allocations for Tax Purposes................. 34
     5.3   Requirement and Characterization of
           Distributions; Redemption of APIs............ 37
     5.4   Distributions of Cash from Operations........ 38
     5.5   Distributions of Cash from Interim Capital
           Transactions................................. 39
     5.6   Adjustment of Minimum Quarterly Distribution
           and Target Distribution Levels............... 39
     5.7   Special Provisions Relating to the
           Deferred Participation Units................. 39
     5.8   Special  Provisions  Relating to Holders of
           APIs......................................... 40

ARTICLE VI MANAGEMENT AND OPERATION OF BUSINESS......... 41

     6.1   Management................................... 41
     6.2   Certificate of Limited Partnership........... 42
     6.3   Restrictions on General Partner's
           Authority.................................... 42
     6.4   Reimbursement of the General Partner......... 43
     6.5   Outside Activities........................... 44
     6.6   Loans  to and  from  the  General  Partner;
           Contracts with Affiliates.................... 45
     6.7   Indemnification.............................. 46
     6.8   Liability of Indemnitees..................... 48
     6.9   Resolution of Conflicts of Interest.......... 48
     6.10  Other Matters Concerning the General
           Partner...................................... 50
     6.11  Title to Partnership Assets.................. 50
     6.12  Purchase or Sale of Units.................... 50
     6.13  Registration Rights of KMGP and its
           Affiliates................................... 51
     6.14  Reliance by Third Parties.................... 52

ARTICLE VII RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.. 52

     7.1   Limitation of Liability...................... 53
     7.2   Management of Business....................... 53
     7.3   Outside Activities........................... 53
     7.4   Return of Capital............................ 53
     7.5   Rights of Limited Partners  Relating to the
           Partnership.................................. 54

ARTICLE VIII BOOKS, RECORDS, ACCOUNTING AND REPORTS..... 55

     8.1   Records and Accounting....................... 55
     8.2   Fiscal Year.................................. 55
     8.3   Reports...................................... 55

ARTICLE IX TAX MATTERS.................................. 55

     9.1   Preparation of Tax Returns................... 55
     9.2   Tax Elections................................ 55
     9.3   Tax Controversies............................ 56
     9.4   Organizational Expenses...................... 56

     9.5   Withholding.................................. 56
     9.6   Entity-Level Taxation........................ 56
     9.7   Entity-Level Arrearage Collections........... 57
     9.8   Opinions of Counsel.......................... 57

ARTICLE X  CERTIFICATES................................. 57

     10.1  Certificates................................. 57
     10.2  Registration,  Registration of Transfer and
           Exchange..................................... 57
     10.3  Mutilated,   Destroyed,   Lost  or   Stolen
           Certificates................................. 58
     10.4  Record Holder................................ 59

ARTICLE XI TRANSFER OF INTERESTS........................ 59

     11.1  Transfer..................................... 59
     11.2  Transfer of General  Partner's  Partnership
           Interest..................................... 59
     11.3  Transfer of Units............................ 60
     11.4  Restrictions on Transfers.................... 60
     11.5  Citizenship Certificates; Non-citizen
           Assignees.................................... 61
     11.6  Redemption of Interests...................... 61
     11.7  Transfer of Deferred Participation Units
           and APIs..................................... 62

ARTICLE XII ADMISSION OF PARTNERS....................... 63

     12.1  Admission of Initial Limited Partners........ 63
     12.2  Admission of Substituted Limited Partners.... 63
     12.3  Admission of Successor General Partner....... 63
     12.4  Admission of Additional Limited Partners..... 64
     12.5  Amendment of Agreement and  Certificate  of
           Limited Partnership.......................... 64

ARTICLE XIII WITHDRAWAL OR REMOVAL OF PARTNERS.......... 64

     13.1  Withdrawal of the General Partner............ 64
     13.2  Removal of the General Partner............... 66
     13.3  Interest   of    Departing    Partner   and
           Successor General Partner.................... 66
     13.4  Redemption  of APIs  Upon  Removal  Without
           Cause........................................ 67
     13.5  Withdrawal of Limited Partners............... 67

ARTICLE XIV DISSOLUTION AND LIQUIDATION................. 68

     14.1  Dissolution.................................. 68
     14.2  Continuation   of  the   Business   of  the
           Partnership after Dissolution................ 68
     14.3  Liquidation.................................. 69
     14.4  Distributions in Kind........................ 70
     14.5  Cancellation   of  Certificate  of  Limited
           Partnership.................................. 70
     14.6  Reasonable Time for Winding Up............... 70

     14.7  Return of Capital............................ 70
     14.8  No Capital Account Restoration............... 71
     14.9  Waiver of Partition.......................... 71

ARTICLE XV AMENDMENT OF PARTNERSHIP AGREEMENT;
           MEETINGS; RECORD DATE........................ 71

     15.1  Amendment  to be Adopted  Solely by General
           Partner...................................... 71
     15.2  Amendment Procedures......................... 72
     15.3  Amendment Requirements....................... 72
     15.4  Meetings..................................... 73
     15.5  Notice of Meeting............................ 73
     15.6  Record Date.................................. 73
     15.7  Adjournment.................................. 74
     15.8  Waiver  of  Notice;  Approval  of  Meeting;
           Approval of Minutes.......................... 74
     15.9  Quorum....................................... 74
     15.10 Conduct of Meeting........................... 74
     15.11 Action Without a Meeting..................... 75
     15.12 Voting and Other Rights...................... 75

ARTICLE XVI MERGER...................................... 76

     16.1  Authority.................................... 76
     16.2  Procedure for Merger or Consolidation........ 76
     16.3  Approval  by Limited  Partners of Merger or
           Consolidation................................ 77
     16.4  Certificate of Merger........................ 77
     16.5  Effect of Merger............................. 77

ARTICLE XVII RIGHT TO ACQUIRE UNITS..................... 78

     17.1  Right to Acquire Units....................... 78

ARTICLE XVIII    GENERAL PROVISIONS..................... 78

     18.1  Addresses and Notices........................ 79
     18.2  References................................... 80
     18.3  Pronouns and Plurals......................... 80
     18.4  Further Action............................... 80
     18.5  Binding Effect............................... 80
     18.6  Integration.................................. 80
     18.7  Creditors.................................... 80
     18.8  Waiver....................................... 80
     18.9  Counterparts................................. 80
     18.10 Applicable Law............................... 81
     18.11 Invalidity of Provisions..................... 81

Exhibit A - Form of Certificate Evidencing Common Units

          SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                     OF KINDER MORGAN ENERGY PARTNERS, L.P.


     THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF KINDER MORGAN ENERGY PARTNERS, L.P., entered into as of January 14, 1998, but to be effective as of February 14, 1997, is entered into by and among Kinder Morgan G.P., Inc. (formerly known as Enron Liquids Pipeline Company), a Delaware corporation, as the General Partner, and Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:


                               ARTICLE IARTICLE I
                             ORGANIZATIONAL MATTERS

     1.1 Formation and Continuation. On August 6, 1992, the General Partner and the Organizational Limited Partner formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. On February 6, 1992, the General Partner and the Organizational Limited Partner amended and restated the Partnership's original Agreement of Limited Partnership in its entirety (the "First Amended and Restated Agreement of Limited Partnership") and, subject to the provisions of the First Amended and Restated Agreement of Limited Partnership, the General Partner and the Organizational Limited Partner agreed to continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. The General Partner and the Limited Partners hereby further amend and restate the First Amended and Restated Agreement of Limited Partnership. Except as expressly provided to the contrary in this Agreement, the rights and obligations of the Parties and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes.

     1.2 Name. The name of the Partnership shall be "Kinder Morgan Energy Partners, L.P." The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the General Partner, including, without limitation, the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to Limited Partners.

     1.3 Registered Office; Principal Office. Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at The Corporation Trust Center, 1209 Oregon Street, New Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership and the address of the General Partner shall be 1301 McKinney Street, Suite 3450, Houston, Texas 77010, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate.

     1.4 Power of Attorney. (a) Each Limited Partner and each Assignee hereby constitutes and appoints each of the General Partner and, if a Liquidator shall have been selected pursuant to Section 14.3, the Liquidator severally (and any successor to either thereof by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

              (i) execute,  swear to, acknowledge,  deliver,  file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including, without limitation, conveyances and a certificate of cancellation) that the General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, XII, XIII or XIV or the Capital Contribution of any Partner; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Units or other Partnership Securities issued pursuant to Section 4.4; and (F) all certificates, documents and other instruments (including, without limitation, agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article XVI; and

              (ii)execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the sole discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the sole discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by Section 15.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner or the Liquidator may exercise the power of attorney made in this Section 1.4(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

     Nothing contained in this Section 1.4(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with
     Article XV or as may be otherwise expressly provided for in this Agreement.

           (b)The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner's or the Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

     1.5 Term. The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the close of Partnership business on December 31, 2082, or until the earlier termination of the Partnership in accordance with the provisions of
Article XIV.

     1.6 Possible Restrictions on Transfer. Notwithstanding anything to the contrary contained in this Agreement, in the event of (a) the enactment (or imminent enactment) of any legislation, (b) the publication of any temporary or final regulation by the Treasury Department, (c) any ruling by the Internal Revenue Service or (d) any judicial decision, that, in any such case, in the Opinion of Counsel, would result in the taxation of the Partnership as an association taxable as a corporation or would otherwise result in the Partnership's being taxed as an entity for federal income tax purposes, then, the General Partner may impose such restrictions on the transfer of Units or Partnership Interests as may be required, in the Opinion of Counsel, to prevent the Partnership for federal income tax purposes from being taxed as an association taxable as a corporation or otherwise as an entity, including, without limitation, making any amendments to this Agreement as the General Partner in its sole discretion may determine to be necessary or appropriate to impose such restrictions, provided, that any such amendment to this Agreement that would result in the delisting or suspension of trading of any class of Units on any National Securities Exchange on which such class of Units is then traded must be approved by at least two-thirds of the Outstanding Units of such class (excluding the vote in respect of Units held by the General Partner and its Affiliates).

                              ARTICLE IIARTICLE II
                                   DEFINITIONS

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

          "Additional   Limited   Partner"  means  a  Person   admitted  to  the
     Partnership as a Limited Partner pursuant to Section 12.4 and who is shown as such on the books and records of the Partnership.

          "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Section 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to
     Section  5.1(d)(i) or  5.1(d)(ii)).  The  foregoing  definition of Adjusted
     Capital  Account is  intended  to comply  with the  provisions  of Treasury
     Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The "Adjusted Capital Account" in respect of a Common Unit, a Deferred Participation Unit or any other specified interest in the Partnership shall be the amount which such Adjusted Capital Account would be if such Common Unit, Deferred Participation Unit or other interest in the Partnership was the only interest in the Partnership held by a Limited Partner.

          "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 4.6(d)(i) or 4.6(d)(ii). Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for federal income tax purposes upon a termination thereof pursuant to
     Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is subsequently adjusted pursuant to Section 4.6(d)(i) or 4.6(d)(ii).

          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

          "Agreed Allocation" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 5.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

          "Agreed Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the Agreed Value of any property deemed contributed to the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with Section 4.6(c)(i). Subject to
     Section 4.6(c)(i), the General Partner shall, in its sole discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

          "Agreement" means this Second Amended and Restated Agreement of Limited Partnership of Kinder Morgan Energy Partners, L.P., as it may be amended, supplemented or restated from time to time.

          "API" means a Partnership Interest issued pursuant to Section 4.4. and in accordance with the Omnibus Agreement, which Partnership Interest shall confer upon the holder thereof only the rights and obligations specifically provided in this Agreement and in the Omnibus Agreement with respect to APIs (and no other rights otherwise available to holders of a Partnership Interest).

          "Arrearage Elimination Date" means the date on which both (a) the Deferral Period has ended and (b) the Cumulative Common Unit Arrearage equals zero.

          "Assignee" means a Non-citizen Assignee or a Person to whom one or more Units have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not become a Substituted Limited Partner.

          "Available Cash" means, with respect to any calendar quarter:

           (a)the sum of:

              (i) all cash receipts of the Partnership during such quarter from all sources (including, without limitation, cash proceeds from the sale of APIs and distributions of cash received from the Operating Partnership and cash proceeds from Interim Capital Transactions, but excluding cash proceeds from Termination Capital Transactions), plus, in the case of the calendar quarter ending September 30, 1992, the cash balance of the Partnership and the Operating Partnership as of the close of business on the Closing Date (and including in such cash balance proceeds from the Initial Offering that are next-day funds); and

               (ii)any reduction in reserves with respect to such quarter from the level at the end of the prior quarter;

           (b)less the sum of:

              (i) all cash disbursements of the Partnership during such quarter, including, without limitation, disbursements for operating expenses, taxes, if any, debt service (including, without limitation, the payment of principal, premium and interest), capital expenditures and contributions, if any, to the Operating Partnership (but excluding all cash distributions to Partners and in respect of the redemption of APIs); and

              (ii)any reserves established with respect to such quarter, and any increase in reserves established with respect to prior quarters, in such amounts as the General Partner determines in its reasonable discretion to be necessary or appropriate (x) to provide for the proper conduct of the business of the Partnership or the Operating Partnership (including, without limitation, reserves for future capital expenditures) or (y)
          to provide funds for distributions with respect to Units in respect of any one or more of the next four calendar quarters or (z) because the distribution of such amounts would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership or the Operating Partnership is a party or by which it is bound or its assets are subject.

     Notwithstanding the foregoing, "Available Cash" with respect to any calendar quarter (A) shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established after the Liquidation Date and (B) shall include any distributions of cash (to the extent such distributions are attributable to transactions and operations during such quarter) received by the Partnership from the Operating Partnership after the end of such quarter but on or before the date on which the Partnership makes it distribution of Available Cash in respect of such quarter pursuant to Section 5.3(a). Taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners shall not be considered cash disbursements of the Partnership that reduce Available Cash, but the payment or withholding thereof shall be deemed to be a distribution of Available Cash to such Partners. Alternatively, in the discretion of the General Partner, such taxes (if pertaining to all Partners) may be considered to be cash disbursements of the Partnership which reduce Available Cash, but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to such Partners.

          "Book-Tax Disparity" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 4.6 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

          "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States or the states of New York or Texas shall not be regarded as a Business Day.

          "Capital Account" means the capital account maintained for a Partner or Assignee pursuant to Section 4.6.

          "Capital Additions and Improvements" means additions or improvements (whether in the form of the acquisition or construction of additions or improvements) to the Pipeline System and Other Assets or the acquisition of an existing or the construction of a new pipeline system (including, without limitation, related tankage and terminaling facilities) or fractionation facilities that increase the throughput, deliverable capacity, terminaling capacity, fractionation capacity (assuming normal operating conditions, including, without limitation, down-time and maintenance) of the assets of the Operating Partnership from the throughput, deliverable capacity, terminaling capacity, fractionation capacity (assuming normal operating conditions, including, without limitation, down-time and maintenance) immediately prior to the making or acquisition of such additions or improvements, irrespective of whether such additions or improvements serve the same or different geographic markets than are served by the Pipeline System and Other Assets immediately prior to the making or acquisition of such additions or improvements.

          "Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership pursuant to the Omnibus Agreement, the Conveyance Agreement or
     Section 4.1, 4.3, 4.4, 4.6(c)(i) or 13.3(c).

          "Carrying Value" means (a) with respect to a Contributed property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' and Assignees' Capital Accounts in respect of such Contributed property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 4.6(d)(i) and 4.6(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

          "Cash from Interim Capital Transactions" means, at any date, such amounts of Available Cash as are deemed to be Cash from Interim Capital Transactions pursuant to Section 5.3.

          "Cash from Operations" means, at the close of any calendar quarter but prior to the Liquidation Date, on a cumulative basis, all cash receipts of the Partnership and the Operating Partnership (including, without limitation, the cash balance of the Partnership as of the close of business on the Closing Date (and including in such cash balance proceeds from the Initial Offering that are next-day funds), cash proceeds from the sale of APIs and from the exercise of the Underwriters' over-allotment option granted pursuant to the Underwriting Agreement (but excluding any cash proceeds from any Interim Capital Transactions (except to the extent specified in Section 5.3) and Termination Capital Transactions) during the period since the Closing Date through such date, less the sum of (a) all cash operating expenditures of the Partnership and the Operating
     Partnership during such period, including, without limitation, taxes, if any, (b) all cash debt service payments of the Partnership and the Operating Partnership during such period (other than payments or prepayments of principal and premium required by reason of loan agreements (including, without limitation, covenants and default provisions therein) or by lenders, in each case in connection with sales or other dispositions of assets or made in connection with refinancings or refundings of indebtedness, provided, that any payment or prepayment of principal, whether or not then due, shall be deemed, at the election and in the discretion of the General Partner to be refunded or refinanced by any indebtedness incurred or to be incurred by the Partnership or the Operating Partnership simultaneously with or within 180 days prior to or after such payment or prepayment to the extent of the principal amount of such indebtedness so incurred), (c) all cash capital expenditures of the Partnership and the Operating Partnership during such period, including, without limitation, Maintenance Capital Expenditures, but excluding (i) cash capital expenditures made in respect of Capital Additions and Improvements and (ii) cash expenditures made in payment of transaction expenses relating to Interim Capital Transactions, (d) an amount equal to revenues collected as a result of transportation rate increases that are subject to possible refund, (e) any reserves outstanding as of such date that the General Partner deemed in its reasonable discretion to be necessary or appropriate to provide for the future cash payment of items of the type referred to in clauses (a) through (d) of this sentence and (f) any reserves that the General Partner deems in its reasonable discretion to be necessary or appropriate to provide funds for distributions with respect to Units in respect of any one or more of the next four calendar quarters, all as determined on a consolidated basis and after taking into account the General Partner's interest therein attributable to its general partner interest in the Operating Partnership. Where cash capital expenditures are made in part in respect of Capital Additions and Improvements and in part for other purposes, the General
     Partner's good faith allocation thereof between the portion made for Capital Additions and Improvements and the portion made for other purposes shall be conclusive.

          "Cause" means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud, gross negligence or wilful or wanton misconduct in its capacity as general partner of the Partnership.

          "Central Basin Conveyances" shall mean the instruments of conveyance or assignment pursuant to which Central Basin Funding, Inc., a Delaware corporation, and certain other entities, conveyed certain properties and assets relating to a carbon dioxide pipeline located in West Texas to the Operating Partnership on the Closing Date.

          "Certificate" means a certificate, substantially in the form of Exhibit A to this Agreement or in such other forms as may be adopted by the General Partner in its sole discretion, issued by the Partnership evidencing ownership of one or more Common Units, or a certificate, in such form as may be adopted by the General Partner in its sole discretion, issued by the Partnership evidencing ownership of one or more other Units.

          "Certificate of Limited Partnership" means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 6.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

          "Citizenship Certification" means a properly completed certificate in such form as may be specified by the General Partner by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

          "Closing Date" means the first date on which Common Units are sold by the Partnership to the Underwriters pursuant to the provisions of the Underwriting Agreement.

          "Closing Price" has the meaning assigned to such term in Section 17.1(a).

          "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provisions of future law.

          "Combined Interest" has the meaning assigned to such term in Section 13.3(a).

          "Common Unit" means a Unit representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Common Units in this Agreement.

          "Common Unit Arrearage" means, with respect to any Common Unit, whenever issued, and as to any calendar quarter within the Deferral Period, the excess of (a) the Minimum Quarterly Distribution with respect to such Common Unit over (b) the sum of all Available Cash distributed in respect of such quarter pursuant to Section 5.4(a) with respect to such Common Unit.

          "Conflicts and Audit Committee" means a committee of the Board of Directors of the General Partner composed entirely of one or more directors who are neither officers nor employees of Enron or any of its Affiliates.

          "Contributed Property" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the code). Once the Carrying Value of a Contributed property is adjusted pursuant to Section 4.6(d), such property shall no longer constitute a Contributed property, but shall be deemed an Adjusted Property.

          "Conveyance Agreement" means the Conveyance, Contribution and Assumption agreement, dated as of the Closing Date, among Enron, KMGP, Enron Pipeline Products, Inc., a Delaware corporation, EGPC, KMNGL, Enron Oil Trading & Transportation Company, a Delaware corporation, Enron Gas Liquids, Inc., a Delaware corporation, Enron Cogeneration Three Company, a Delaware corporation, the Partnership and OLP-A, together with the additional conveyance documents and instruments contemplated thereunder.

          "Cumulative Common Unit Arrearage" means, with respect to any Common Unit, whenever issued, and as of the end of any calendar quarter, the excess, if any, of (a) the sum resulting from adding together the Common Unit Arrearage as to such Common Unit for each of the quarters within the Deferral Period ending on or after the last day of such quarter over (b) the sum of any distributions theretofore made pursuant in Section 5.4(b) with respect to such Common Unit (including any distributions to be made in respect of the last of such quarters).

          "Curative Allocation" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 5.1(d)(xi).

          "Current  Market  Price"  has the  meaning  assigned  to such  term in
     Section 17.1(a), except that if any Units involved are not listed or admitted to trading on any National Securities Exchange, such price shall be determined by an independent investment banking firm or other independent expert selected by the General Partner.

          "Deferral Period" means the period commencing on the Closing Date and ending on the earliest to occur of (a) the first date on which (i) total Available Cash constituting Cash from Operations generated during the preceding four consecutive calendar quarters was sufficient to distribute not less than an amount equal to the product of (A) 1.0101, (B) the Minimum

     Quarterly Distribution and (C) the total number of Common Units and Deferred Participation Units (assuming conversion of same into Common Units) Outstanding on the applicable Record Dates for such quarters (such product being referred to in this definition as the "Test Amount") and (ii) the Cumulative Common Unit Arrearage for the most recent calendar quarter equals zero, provided that such date shall not be prior to September 30, 1994, (b) September 30, 1997, and (c) the last day of the eighth full calendar quarter following the date on which the General Partner ceases to be the general partner of the Partnership (unless such cessation is the result of the removal of the General Partner or a transfer by the General Partner of its Partnership Interest pursuant to Section 11.2, in which case this clause (c) shall be disregarded for purposes of determining the ending date of the Deferral Period); provided that in determining whether Available Cash constituting Cash from Operations for such four consecutive quarters was sufficient to distribute not less than the Test Amount, the excess working capital balance of the Partnership at the Closing Date, any APIs purchased with respect to any quarter during such four consecutive quarters, any balance in Cash from Operations at the beginning of such four consecutive quarters, and any net increases in working capital borrowings during such four consecutive quarters shall not be included; and provided, further, that solely for purposes of this definition any increase in Cash from Operations during such four consecutive quarters that relates to revenues generated during or Available Cash attributable to a period prior to such four consecutive quarters or results from the reversal of a reserve which was established prior to the four consecutive quarters shall be included in calculating Cash from Operations in the quarter in which such revenues were generated or such reserve was originally established, as the case may be.

          "Deferred Participation Unit" means a Partnership Interest issued pursuant to Section 4.3(a) that confers upon the holder thereof only the rights and obligations specifically provided for in this Agreement.

          "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. ss. 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

          "Departing Partner" means a former General Partner, from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 13.1 or 13.2.

          "Economic Risk of Loss" has the meaning set forth in Treasury Regulation Section 1.752-2(a).

          "EGPC" means Enron Gas Processing Company, a Delaware corporation.

          "Eligible Citizen" means a Person qualified to own interests in real property in jurisdictions in which the Partnership or the Operating Partnership does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject the Partnership or the Operating Partnership to a substantial risk of cancellation or forfeiture of any of its properties or any interest therein.

          "Enron" means Enron Corp., a Delaware corporation.

          "Event of Withdrawal" has the meaning assigned to such term in Section 13.1(a).

          "First Liquidation Target Amount" has the meaning assigned to such term in Section 5.1(c)(i)(G).

          "First Target Distribution" means $0.605 per Unit (or, with respect to the period commencing on the Closing Date and ending on September 30, 1992, the product of $0.605 multiplied by a fraction of which the numerator is the number of days in such period and of which the denominator is 92), subject to adjustment in accordance with Section 5.6 and 9.6.

          "General Partner" means KMGP and its successors as general partner of the Partnership, unless the context otherwise requires.

          "General Partner Equity Value" means, as of any date of determination, the fair market value of the General Partner's Partnership Interest, as determined by the General Partner using whatever reasonable method of valuation it may adopt; provided, however, if any such valuation occurs at a time that the General Partner holds Deferred Participation Units, such Deferred Participation Units shall be taken into account in determining the General Partner Equity Value.

          "Group" means a "group" of Persons as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Holder" has the meaning assigned to such term in Section 6.13(a).

          "Incentive Distribution" means any amount of cash distributed to the General Partner, in its capacity as general partner of the Partnership, pursuant to Sections 5.4(e), 5.4(f) or 5.4(g) that exceeds that amount equal to 1% of the aggregate amount of cash then being distributed pursuant to such provisions.

          "Indemnified Persons" has the meaning assigned to such term in Section 6.13(c).

          "Indemnitee" means the General Partner, any Departing Partner, any Person who is or was an Affiliate of the General Partner or any Departing Partner, any Person who is or was an officer, director, employee, partner, agent or trustee of the General Partner or any Departing Partner or any such Affiliate, or any Person who is or was serving at the request of the General Partner or any Departing Partner or any such Affiliate as a director, officer, employee, partner, agent or trustee of another Person.

          "Initial Limited Partners" means the Organizational Limited Partner and upon being admitted to the Partnership in accordance with Section 4.3(b), the Underwriters.

          "Initial Offering" means the initial offering of Common Units to the public, as described in the Registration Statement.

          "Initial Unit Price" means the initial price per Common Unit at which the Underwriters will offer the Common Units to the public for sale as set forth on the cover page of the prospectus first issued at or after the time the Registration Statement first became effective and, with respect to any other class or series of Units, the price per unit at which such class or series of Units is initially sold by the Partnership, as determined by the General Partner.

          "Interim Capital Transactions" means (a) borrowings, refinancings or refundings of indebtedness and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by the Partnership or the Operating Partnership, (b) sales of equity interests (other than sales of APIs or sales of Units by the Underwriters pursuant to the exercise of the over-allotment option contained in the Underwriting Agreement) by the Partnership or the Operating Partnership and (c) sales or other voluntary or involuntary dispositions of any assets of the Partnership or the Operating Partnership (other than (x) sales or other dispositions of inventory in the ordinary course of business, (y) sales or other dispositions of other current assets including, without limitation, receivables and accounts and (z) sales or other dispositions of assets as a part of normal retirements or replacements), in each case prior to the commencement of the dissolution and liquidation of the Partnership.

          "Issue Price" means the price at which a Unit is purchased from the Partnership, after taking into account any sales commission or underwriting discount charged to the Partnership.

          "KMGP" means Kinder Morgan G.P., Inc., a Delaware corporation, formerly known as Enron Liquids Pipeline Company.

          "KMNGL" means Kinder Morgan Natural Gas Liquids Corp., a Delaware corporation, formerly known as Enron Natural Gas Liquids Corporation.

          "Limited Partner" means, unless the context otherwise requires, each Initial Limited Partner, each Substituted Limited Partner, each Additional Limited Partner and any Departing Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 13.3, subject to the provisions of Sections 5.7 and 5.8.

          "Limited Partner Equity Value" means, as of any date of determination, the amount equal to the product obtained by multiplying (a) the total number of Units Outstanding (immediately prior to an issuance of Units or distribution of cash or Partnership property), other than Units held by the General Partner and its Affiliates, by (b)(i) in the case of a valuation required by Section 4.6(d)(i) (other than valuations caused by sales of a de minimis quantity of Units) the Issue Price of the additional Units referred to in Section 4.6(d)(i) or (ii) in the case of a valuation required by Section 4.6(d)(ii) (or a valuation required by Section 4.6(d)(i) caused by sales of a de minimus quantity of Units) the Closing Price.

          "Liquidation Date" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in Sections 14.2(a) and (b), the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

          "Liquidator" means the General Partner or other Person approved pursuant to Section 14.3 who performs the functions described therein.

          "Maintenance Capital Expenditures" means cash capital expenditures made to maintain, up to the level thereof that existed on the Closing Date, the throughput, deliverable capacity, terminaling capacity, or fractionation capacity (assuming normal operating conditions, including, without limitation, down-time and maintenance) of the assets of the Partnership and the Operating Partnership, taken as a whole, as such assets existed on the Closing Date and shall, therefore, not include cash capital expenditures made in respect of Capital Additions and Improvements. Where cash capital expenditures are made in part to effectuate the capacity maintenance level referred to in the immediately preceding sentence and in part for other purposes, the General Partner's good faith allocation thereof between the portion used to maintain such capacity level and the portion used for other purposes shall be conclusive.

          "Merger Agreement" has the meaning assigned to such term in Section 16.1.

          "Minimum Quarterly Distribution" means $0.55 per Unit per calendar quarter (or, with respect to the period commencing on the Closing Date and ending on September 30, 1992, the product of $0.55 multiplied by a fraction of which the numerator is the number of days in such period and of which the denominator is 92), subject to adjustment in accordance with Sections
     5.6 and 9.6.

          "Mont Belvieu Fractionator" shall mean the natural gas liquids fractionation facility located at Mont Belvieu, Chambers County, Texas and operated by Enterprise Products Company.

           "Mortgage" means the Mortgage, Security Agreement and Fixture Filing, Trust Agreement, Pledge and Security Agreement and similar documents and instruments constituting the "Security Documents" pursuant to the terms of the Note Agreement.

          "National Securities Exchange" means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

          "Net Agreed Value" means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership's Carrying Value of such property (as adjusted pursuant to Section 4.6(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of the distribution, in either case, as determined under Section 752 of the Code.

          "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain (other than those items attributable to dispositions constituting Termination Capital

     Transactions) for such taxable period over the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.6(b) and shall not include any items specially allocated under Section 5.1(d). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to a Required Allocation or a Curative Allocation, Net Income or Net Loss, whichever the case may be, shall be recomputed without regard to such item.

          "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period over the Partnership's items of income and gain (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 4.6(b) and shall not include any items specially allocated under Section 5.1(d). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to a Required Allocation or a Curative Allocation, Net Income, or Net Loss, whichever the case may be, shall be recomputed without regard to such item.

          "Net Termination Gain" means, for any taxable period, the sum, if positive, of all the items of income, gain, loss or deduction recognized by the Partnership (including, without limitation, such amounts recognized through the Operating Partnership) from Termination Capital Transactions occurring in such taxable period. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 4.6(b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d). Once an item of income, gain or loss that has been included in the initial computation of Net Termination Gain is subjected to a Required Allocation or a Curative Allocation, Net Termination Gain or Net Termination Loss, whichever the case may be, shall be recomputed without regard to such item.

          "Net Termination Loss" means, for any taxable period, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership (including, without limitation, such amounts recognized through the Operating Partnership) from Termination Capital Transactions occurring in such taxable period. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 4.6(b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d). Once an item of gain or loss that has been included in the initial computation of Net Termination Loss is subjected to a Required Allocation or a Curative Allocation, Net Termination Gain or Net Termination Loss, whichever the case may be, shall be recomputed without regard to such item.

          "Non-citizen Assignees" means a Person who the General Partner has determined in its sole discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Substituted Limited Partner, pursuant to Section 11.5.

          "Nonrecourse Built-in Gain" means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 5.2(b)(i)(A), 5.2(b)(ii)(A) or 5.2(b)(iv) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

           "Nonrecourse Deductions" means any and all items of loss, deduction or expenditures (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

          "Nonrecourse   Liability"  has  the  meaning  set  forth  in  Treasury
     Regulation Section 1.752-1(a)(2).

          "Note Agreement" means that certain Note Agreement among OLP-A and each of the Purchasers identified therein, dated July 30, 1992, relating to the issuance by OLP-A of the Notes.

          "Notes" means the promissory notes of OLP-A issued pursuant to the Note Agreement.

          "Notice of Election to Purchase" has the meaning assigned to such term in Section 17.1(b).

          "OLP-A" means Kinder Morgan Operating L.P. "A", a Delaware limited partnership continued pursuant to the OLP-A Partnership Agreement and formerly known as Enron Liquids Pipeline Operating Limited Partnership.

          "OLP-A Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of OLP-A, as it may be amended, supplemented or restated from time to time.

          "Omnibus Agreement" means the Omnibus Agreement, dated as of the Closing Date, among Enron, the Partnership, OLP-A and KMGP.

          "Operating Partnership" means OLP-A provided, however, that unless the context otherwise requires, any references herein to the term "Operating Partnership" shall also be deemed to include, to the extent of the Partnership's ownership interest therein, any partnerships, joint ventures or other entities formed or acquired by the Partnership in connection with the conduct by the Partnership of activities permitted by the terms of
     Section 3.1.

          "Operating Partnership Agreement" means the OLP-A Partnership Agreement; provided, however, that unless the context otherwise requires, any references to the term "Operating Partnership Agreement" shall also be deemed to include the partnership or other governing charter agreement for any partnership, joint venture or other entity formed or acquired by the Partnership in connection with the conduct by the Partnership of activities permitted by the terms of Section 3.1.

          "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to Enron, any Affiliate of Enron, the Partnership or the General Partner) acceptable to the General Partner.

          "Organizational Limited Partner" means Enron Gas Production Company, a Texas corporation, in its capacity as the organizational limited partner of the Partnership pursuant to this Agreement.

          "Outstanding" means, with respect to the Units or other Partnership Securities, all Units or other Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership's books and records as of the date of determination; provided that, if at any time any Person or Group (other than the General Partner and its Affiliates) owns beneficially 20% or more of all Common Units, such Common Units so owned shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners, calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that such Common Units shall be considered to be Outstanding for purposes of Section 13.1(b)(iv) (such Common Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement).

          "Partners" means the General Partner; the Limited Partners; solely for purposes of Articles IV, V and VI and Sections 14.3 and 14.4, the Assignees; and unless the context otherwise requires, Special Limited Partners and the holders of Deferred Participation Units.

          "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

          "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(f)(2).

          "Partner Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

          "Partnership" means the limited partnership heretofore formed and continued pursuant to this Agreement.

          "Partnership Interest" means an interest in the Partnership, which shall include general partner interests, Common Units, Deferred Participation Units, APIs or other Partnership Securities, or a combination thereof or interest therein, as the case may be.

          "Partnership Minimum Gain" means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

          "Partnership  Securities"  has the  meaning  assigned  to such term in
     Section 4.4(a).

          "Per Unit Capital Amount" means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Unit held by a Person other than the General Partner or any Affiliate of the General Partner who holds Units.

          "Percentage Interest" means as of the date of such determination (a) as to the General Partner, 1%, (b) as to any Limited Partner or Assignee holding Common Units, the product of (i) 99% multiplied by (ii) the quotient of the number of Common Units held by such Limited Partner or Assignee divided by the total number of all Common Units then Outstanding, provided, however, that following any issuance of additional Partnership Securities by the Partnership in accordance with Section 4.4, proper adjustment shall be made to the Percentage Interest represented by each Common Unit to reflect such issuance, and (c) as to the holders of additional Partnership Securities issued by the Partnership in accordance with Section 4.4, the percentage established as a part of such issuance.

          "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

          "Pipeline System and Other Assets" means the natural gas liquid pipeline assets and related terminating facilities, the CO2 pipeline assets, the stock of KMNGL and other facilities and assets, all as more fully described in the Conveyance Agreement and the Central Basin Conveyances, that on the Closing Date are conveyed and contributed or sold to OLP-A or owned by KMNGL.

          "Purchase Date" means the date determined by the General Partner as the date for purchase of all Outstanding Unites (other than Units owned by the General Partner and its Affiliates) pursuant to Article XVII.

          "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Sections 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

          "Record Date" means the date established by the General Partner for determining (a) the identity of the Record Holder entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited
     Partners or (b) the identity of Record Holders entitled to receive any report or distribution.

          "Record Holder" means the Person in whose name a Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day.

          "Redeemable Units" means any Units for which a redemption notice has been given, and has not been withdrawn, under Section 11.6.

          "Registration Statement" means the Registration Statement on Form S-1 (Registration No. 33-48142), as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Securities and Exchange Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

          "Required Allocations" means any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to
     (a) the  proviso-clauses of Sections 5.1(b)(ii) and 5.1(b)(iii) and (iv) or
     (b) Sections  5.1(d)(i),  5.1(d)(ii),  5.1(d)(iv),  5.1(d)(v),  5.1(d)(vi),
     5.1(d)(vii) and 5.1(d)(ix), such allocations (or limitations thereon) being directly or indirectly required by the Treasury regulations promulgated under Section 704(b) of the Code.

          "Residual Gain" or "Residual Loss""Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Sections 5.2(b)(i)(A) or 5.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

          "Second Liquidation Target Amount" has the meaning assigned to such term in Section 5.1(c)(i)(G).

          "Second Target Distribution" means $0.715 per Unit (or, with respect to the period commencing on the Closing Date and ending on September 30, 1992, the product of $0.715 multiplied by a fraction of which the numerator is equal to the number of days in such period and of which the denominator is 92), subject to adjustment in accordance with Sections 5.6 and 9.6.

          "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

          "Special Approval" means approval by a majority of the members of the Conflicts and Audit Committee.

          "Special Limited Partner" means each holder of an Outstanding API.

          "Special Limited Partner Book Capital" means, as of any date of determination, the amount equal to the sum of the balances of the Capital Accounts of all Special Limited Partners, determined pursuant to Section
     4.6 (prior to any adjustment pursuant to Section 4.6(d) arising upon the present event requiring a valuation of the Partnership's assets.)

          "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 12.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

          "Support Period" means the period commencing upon the Closing Date and ending upon the earliest to occur of (a) the Liquidation Date, (b) September 30, 1997, and (c) the removal of KMGP (or other Affiliate of Enron) as general partner of the Partnership pursuant to Section 13.2 under circumstances where Cause does not exist.

          "Surviving  Business  Entity" has the meaning assigned to such term in
     Section 16.2(b).

          "Termination Capital Transactions" means any sale, transfer or other disposition of property of the Partnership or the Operating Partnership occurring upon or incident to the liquidation and winding up of the Partnership and the Operating Partnership pursuant to Article XIV.

          "Third Target Distribution" means $0.935 per Unit (or, with respect to the period commencing on the Closing Date and ending on September 30, 1992, the product of $0.935 multiplied by a fraction of which the numerator is equal to the number of days in such period and of which the denominator is 92), subject to adjustment in accordance with Sections 5.6 and 9.6.

          "Trading  Day"  has  the  meaning  assigned  to such  term in  Section
     17.1(a).

          "Transfer  Agent"  means such  bank,  trust  company  or other  Person
     (including, without limitation, the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Units.

          "Transfer Application" means an application and agreement for transfer of Units in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument.

          "Underwriter" means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchases Units pursuant thereto.

          "Underwriting Agreement" means the Underwriting Agreement dated July 30, 1992, among the Underwriters, the Partnership, the General Partner, OLP-A and Enron providing for the purchase of Common Units by such Underwriters.

          "Unit" means a Partnership Interest of a Limited Partner or Assignee in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and shall include, without limitation, Common Units (but shall exclude APIs); provided, that each Common Unit at any time Outstanding shall represent the same fractional part of the Partnership Interests of all Limited Partners and Assignees holding Common Units as each other Common Unit.

          "Unpaid MQD" has the meaning assigned to such term in Section 5.1(c)(i)(C).

          "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 4.6(d) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.6(d) as of such date).

          "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.6(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 4.6(d)).

          "Unrecovered API Capital" means, at any time, with respect to an API, the excess, if any, of (a) the cash amount of the Capital Contribution made pursuant to Section 4.4 in exchange for such API over (b) any amount previously distributed pursuant to Section 5.4(c) or 13.4 towards the redemption of such API.

           "Unrecovered Deferred Participation Unit Capital" means, at any time, with respect to a Deferred Participation Unit, prior to its conversion into a Common Unit pursuant to Section 5.7(b), the excess, if any, of (a) the Net Agreed Value (at the time of conveyance) of the undivided interest in the Contributed Property conveyed to the Partnership pursuant to Section 4.3(a) in exchange for such Deferred Participation Unit, over
     (b) any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with dissolution and liquidation of the Partnership.

          "Unrecovered Initial Unit Price" means, at any time, with respect to a class or series of Units, the price per Unit at which such class or series of Units was initially offered to the public for sale by the underwriters in respect of such offering, as determined by the General Partner, less the sum of all distributions theretofore made in respect of a Unit of such class or series that was sold in the initial offering of Units of said class or series constituting Cash from Interim Capital Transactions and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of a Unit of such class or series that was sold in the initial offering of Units of such class or series.

                                   ARTICLE III
                                     PURPOSE

     3.1 Purpose and Business. The purpose and nature of the business to be conducted by the Partnership shall be (a) to serve as a limited partner in OLP-A and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership as a limited partner in the OLP-A pursuant to the OLP-A Partnership Agreement or otherwise, (b) to engage directly in, or to enter into any partnership, joint venture or similar arrangement to engage in, any business activity or project that may lawfully be conducted or engaged in by a limited partnership organized pursuant to the Delaware Act and (c) to do anything necessary or appropriate to the foregoing, including, without limitation, the making of capital contributions or loans to the Operating Partnership or in connection with its involvement in the activities referred to in clause (b) of this sentence. Subject to the other provisions of this Agreement, the Partnership may engage in any business activity. The General Partner has no obligation or duty to the Partnership, the Limited Partners, the Special Limited Partners or the Assignees to propose or approve, and in its sole discretion may decline to propose or approve, the conduct by the Partnership of any business.

     3.2 Powers. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in
Section 3.1 and for the protection and benefit of the Partnership.

                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

     4.1 Initial Contributions To form the Partnership under the Delaware, Act, the General Partner has made an initial Capital Contribution to the Partnership in the amount of $10 for an interest in the Partnership and has been admitted as the general partner of the Partnership, and the Organizational Limited Partner has made a Capital Contribution to the Partnership in the amount of $990 for an interest in the Partnership and has been admitted as a limited partner of the Partnership.

     4.2 Return of Initial Contributions. As of the Closing Date, after giving effect to (a) the transactions contemplated by Section 4.3 and (b) the admission to the Partnership of the Underwriters as Initial Limited Partners in accordance with this Agreement, the interest in the Partnership of the

Organizational Limited Partner shall be terminated, the $10 Capital Contribution by the General Partner and the $990 Capital Contribution by the Organizational Limited Partner as initial Capital Contributions shall be refunded and the Organizational Limited Partner shall withdraw as a limited partner of the Partnership. Ninety-nine percent of any interest or other profit that may have resulted from the investment or other use of such initial Capital Contributions shall be allocated and distributed to the Organizational Limited Partner, and the balance thereof shall be allocated and distributed to the General Partner.

     4.3 Contribution by the General Partner and the Underwriters; Contribution by Partnership to Operating Partnership. (a) On the Closing Date, the General Partner shall contribute and deliver to the Partnership, in cash, as a Capital Contribution, $1,396,256, in exchange for the continuation of its Partnership Interest as a general partner in the Partnership, subject to all of the rights, privileges and duties of the General Partner under this Agreement. In addition, on the Closing Date and as provided in the Conveyance Agreement, KMGP shall contribute and deliver to the Partnership the right to designate the recipient of an undivided interest in certain of its assets in exchange for 860,000 Deferred Participation Units.

     (b)  Subject to  completion  of the  Capital  Contribution  referred  to in
Section 4.3(a), and provided that the transactions contemplated by the Conveyance Agreement shall have been consummated, on the Closing Date each Underwriter shall contribute and deliver to the Partnership in cash as a Capital Contribution, an amount equal to the Issue Price per Unit (as provided in the Underwriting Agreement) multiplied by the number of Common Units specified in the Underwriting Agreement to be purchased by such Underwriter at the "First Time of Delivery" as such term is used in the Underwriting Agreement. In exchange for such Capital Contribution by the Underwriters, the Partnership shall issue Common Units to each Underwriter on whose behalf such Capital Contribution is made in an amount equal to the quotient obtained by dividing (i) the cash contributed to the Partnership by or on behalf of such Underwriter by
(ii) the Issue Price per Unit. Subject to the requirements of Section 12.1, upon receipt of such Capital Contributions each Underwriter shall be admitted to the Partnership as an Initial Limited Partner in respect of the Common Units so issued to it.

     4.4 Issuances of Additional Units, APIs and Other Securities (a) Subject to
Section 4.4(c), the General Partner is hereby authorized to cause the Partnership to issue, in addition to the Partnership Interests and Units issued pursuant to Section 4.3, such additional Units, or classes or series thereof, or options, rights, warrants or appreciation rights relating thereto, or APIs or any other type of equity security that the Partnership may lawfully issue, any unsecured or secured debt obligations of the Partnership convertible into any class or series of equity securities of the Partnership (collectively, "Partnership Securities"), for any Partnership purpose, at any time or from time to time, to the Partners or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners. The General Partner shall have sole discretion, subject to the guidelines set forth in this
Section 4.4. and the requirements of the Delaware Act, in determining the consideration and terms and conditions with respect to any future issuance of Partnership Securities. The additional Common Units to be issued pursuant to this Section 4.4(a) may include Common Units issuable pursuant to the Underwriters' over-allotment option granted in the Underwriting Agreement.

     (b) Additional Partnership Securities to be issued by the Partnership pursuant to this Section 4.4. shall be issuable from time to time in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including, without limitation, rights, powers and duties senior to existing classes and series of Partnership Securities (except as provided in Section 4.4(c)), all as shall be fixed by the General Partner in the exercise of its sole discretion, subject to Delaware law and Section 4.4.(c), including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Securities; (ii) the right of each such class or series of Partnership Securities to share in Partnership distributions; (iii) the rights of each such class or series of Partnership Securities upon dissolution and liquidation of the Partnership; (iv) whether such class or series of additional Partnership Securities is redeemable by the Partnership and, if so, the price at which, and the terms and conditions upon which, such class or series of additional Partnership Securities may be redeemed by the Partnership; (v) whether such class or series of additional Partnership Securities is issued with the privilege of conversion and, if so, the rate at which, and the terms and conditions upon which, such class or series of Partnership Securities may be converted into any other class or series of Partnership Securities or other property; (vi) the terms and conditions upon which each such class or series of Partnership Securities will be issued, evidenced by certificates and assigned or transferred; and (vii) the right, if any, of each such class or series of Partnership Securities to vote on Partnership matters, including, without limitation, matters relating to the relative rights, preferences and privileges of each such class or series.

     (c) Notwithstanding the terms of Sections 4.4(a) and 4.4(b), the issuance by the Partnership of any Partnership Securities pursuant to this Section 4.4. shall be subject to the following restrictions and limitations:

           (i) During the Support Period, the Partnership shall not issue (A)an aggregate of more than 3,000,000 additional Common Units (excluding for purposes of such determination Common Units issued pursuant to the over-allotment option accorded the Underwriters pursuant to the Underwriting Agreement and Common Units issued upon conversion of Deferred Participation Units) or an equivalent amount of other Units having rights to distributions or in liquidation ranking on a parity with the Common Units or (B) other Partnership Securities (other than APIs) having rights to distributions or in liquidation ranking senior to the Common Units, without (in the case of either (A) or (B)) the prior approval of a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates); and

           (ii) Upon the issuance of any Partnership Interests by the Partnership (except upon the conversion of Deferred Participation Units into Common Units pursuant to Section 5.7) or the making of any other Capital Contributions to the Partnership, the General Partner shall be required to make additional Capital Contributions to the Partnership such that the General Partner shall at all times have a balance in its Capital Account with respect to its general partner interest equal to 1% of the total positive Capital Account balances of all Partners.

     (d) The General Partner is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with each issuance of Units, Deferred Participation Units, APIs or other Partnership Securities pursuant to Section 4.4(a) and to amend this Agreement in any manner that it deems necessary or appropriate to provide for each such issuance, to admit Additional Limited Partners in connection therewith and to specify the relative rights, powers and duties of the holders of the Units, Deferred Participation Units, APIs or other Partnership Securities being so issued.

     (e) Subject to the terms of Sections 4.4(c) and 6.4(c), the General Partner is authorized to cause the issuance of Partnership Securities pursuant to any employee benefit plan for the benefit of employees responsible for the operations of the Partnership or the Operating Partnership maintained or sponsored by the General Partner, the Partnership, the Operating Partnership or any Affiliate of any of them.

     (f) The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities, including, without limitation, compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed for trading.

     4.5 Limited Preemptive Rights. Except as provided in this Section 4.5, no Person shall have any preemptive, preferential or other similar right with respect to (a) additional Capital Contributions; (b) issuance or sale of any class or series of Units, Deferred Participation Units, APIs or other Partnership Securities whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Units, Deferred Participation Units, APIs or other Partnership Securities; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Units, Deferred Participation Units, APIs or other Partnership Securities; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Units, Deferred Participation Units, APIs or other Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Units, Deferred Participation Units, APIs or other Partnership Securities to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Units, Deferred Participation Units, APIs or other Partnership Securities.

     5.6 Capital Accounts. (a) The Partnership shall maintain for each Partner (or a beneficial owner of Units or Deferred
Participation Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with
Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 4.6(b) and allocated with respect to such Partnership Interest pursuant to Sections 4.2 and 5.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 4.6(b) and allocated with respect to such Partnership Interest pursuant to Section 5.1.

     (b) For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

          (i) Solely for purposes of this Section 4.6, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the Operating Partnership Agreement) of all property owned by the Operating Partnership.

          (ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 5.1.

           (iii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

           (iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

           (v)In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 4.6(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt.

           (vi) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to
     Section  48(q)(1)  or 48(q)(3)  of the Code,  the amount of such  reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section
     5.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

     (c) (i) Except as otherwise provided in Section 4.6(c)(ii), a transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred, provided, however, that, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership's properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including any transferee of a Partnership Interest that is a party to the transfer causing such termination) pursuant to Section 14.3 and 14.4 and recontributed by such Partners in reconstitution of the Partnership. Any such deemed distribution shall be treated as an actual distribution for purposes of this Section
     4.6. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to
     Section 4.6(d)(ii) and such Carrying Values shall then constitute the Agreed Values of such properties upon such deemed contribution to the reconstituted Partnership. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this
     Section 4.6.

           (ii) Immediately prior to the conversion of a Deferred Participation Unit into a Common Unit pursuant to Section 5.7(c) or the sale, exchange or other disposition of a Deferred Participation Unit by a holder thereof, the Capital Account maintained for such Person with respect to its Deferred Participation Units will (A) first, be allocated to the Deferred Participation Units to be transferred in an amount equal to the product of
     (x) the number of such Deferred  Participation  Units to be transferred and
     (y) the Per Unit  Capital  Amount for a Common  Unit,  and (B) second,  any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any Deferred Participation Units. Following any such allocation, the transferor's Capital Account, if any, maintained with respect to the retained Deferred Participation Units, if any, will have a balance equal to the amount allocated under clause (B) hereinabove, and the transferee's Capital Account established with respect to the transferred Deferred Participation Units will have a balance equal to the amount allocated under clause (A) hereinabove.

     (d)  (i)Consistent  with the  provisions  of  Treasury  Regulation  Section
     1.704-1(b)(2)(iv)(f), on an issuance of additional Units for cash or Contributed Property or the conversion of the General Partner's Partnership Interest to Common Units pursuant to Section 13.3(b), the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such
     Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 5.1. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Units shall be determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, the General Partner, in arriving at such valuation, must take fully into account the Limited Partner Equity Value, the General Partner Equity Value, and the Special Limited Partner Book Capital, at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole discretion to be reasonable) to arrive at a fair market value for individual properties.

           (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a
     Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of such Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 5.1. Any Unrealized Gain or Unrealized Loss attributable to such property shall be allocated in the same manner as Net Termination Gain or Net Termination Loss pursuant to Section 5.1(c); provided, however, that, in making any such allocation, Net Termination Gain or Net Termination Loss actually realized shall be allocated first. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of a deemed distribution occurring as a result of a termination of the Partnership pursuant to Section 708 of the Code, be determined and allocated in the same manner as that provided in Section 4.6(d)(i) or (B) in the case of the liquidating distribution pursuant to Section 14.3 or 14.4, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

     4.7 Interest. No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

     4.8 No Withdrawal. No Partner shall be entitled to withdraw any part of his Capital Contributions (including, without limitation, with respect to APIs) or its Capital Account or to receive any distribution from the Partnership, except as provided in Section 4.2, Articles V, XIII and XIV and the Omnibus Agreement.

     4.9 Loans from Partners. Loans by a Partner to the Partnership shall not constitute Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such excess advances shall be a debt obligation of the Partnership to such Partner and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.

     4.10 No Fractional Units. No fractional Units shall be issued by the Partnership.

     4.11 Splits and Combinations. (a) Subject to Section 4.11(d), the General Partner may make a pro rata distribution of Units or other Partnership Securities to all Record Holders or may effect a subdivision or combination of Units or other Partnership Securities; provided, however, that after any such distribution, subdivision or combination, each Partner shall have the same Percentage Interest in the Partnership as before such distribution, subdivision or combination.

     (b) Whenever such a distribution, subdivision or combination of Units or other Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice of the distribution, subdivision or combination at least 20 days prior to such Record Date to each Record Holder as of the date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Units to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

     (c) Promptly following any such distribution, subdivision or combination, the General Partner may cause Certificates to be issued to the Record Holders of Units as of the applicable Record Date representing the new number of Units held by such Record Holders, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such distribution, subdivision or combination; provided, however, if any such distribution, subdivision or combination results in a smaller total number of Units Outstanding, the General Partner shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

     (d) The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 4.10 and this Section 4.11(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

                                    ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

     5.1 Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction
(computed in accordance with Section 4.6(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

          (a)Net Income. After giving effect to the allocations in Section 4.2 and the special allocations set forth in Section 5.1(d), Net Income for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated as follows:

               (i) First, 100% to the General Partner until the aggregate Net Income allocated to the General Partner pursuant to this Section 5.1(a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partner pursuant to section 5.1(b)(v) for all previous taxable years;

               (ii) Second, 100% to Partners holding Deferred Participation Units, in the proportion of the number of Deferred Participation Units held by each such Partners to the total number of Deferred Participation Units then outstanding, until the aggregate Net Income allocated to such Partners pursuant to this Section 5.1(a)(ii) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to such Partners pursuant to Section 5.1(b)(iv) for all previous taxable years;

              (iii) Third, 100% to the Special Limited Partners, each in the proportion that the respective number of APIs held by such Special Limited Partner bears to the total number of APIs then Outstanding, until the aggregate Net Income allocated to the Special Limited Partners pursuant to this Section 5.1(a)(iii) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the Special Limited Partners in respect of their then Outstanding APIs pursuant to Section 5.1(b)(iii) for all previous taxable years;

               (iv) Fourth, 100% to the General Partner and the Limited Partners, in accordance with their respective Percentage Interests, until the aggregate Net Income allocated to such Partners pursuant to this Section 5.1(a)(iv) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to such Partners pursuant to Section 5.1(b)(ii) for all previous taxable years; and

              (v) Fifth, the balance, if any, 100% to the General Partner and the Limited Partners in accordance with their respective Percentage Interests.

          (b)Net Losses. After giving effect to the special allocations set forth in Section 5.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated as follows:

              (i) First, 100% to the General Partner and the Limited Partners, in accordance with their respective Percentage Interests, until the aggregate Net Losses allocated pursuant to this Section 5.1(b)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to such Partners pursuant to
           Section 5.1(a)(v) for all previous taxable years;

               (ii) Second, 100% to the General Partner and the Limited Partners in accordance with their respective Percentage Interests; provided, that the Net Losses shall not be allocated pursuant to this Section 5.1(b)(ii) to the extent that such allocation would cause any Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account);

               (iii) Third, 100% to the Special Limited Partners, each in the proportion that the respective number of APIs held by such Special Limited Partner bears to the total number of APIs then Outstanding, provided, that Net Losses shall not be allocated pursuant to this
          Section 5.1(b)(iii) to the extent that such allocation would cause any Special Limited Partner to have a deficit balance in its Adjusted
          Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account);

               (iv) Fourth, if such taxable period ends prior to the conversion of the last outstanding Deferred Participation Unit, pursuant to
          Section 5.7(b) hereof, 100% to the Partners holding Deferred Participation Units, in the proportion of the number of Deferred Participation Units held by each such Partner to the total number of Deferred

          Participation Units then outstanding; provided, that Net Losses shall not be allocated pursuant to this Section 5.1(b)(iv) to the extent that such allocation would cause any Partner holding such Deferred Participation Units to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account); and

              (v) Fifth, the balance, if any, 100% to the General Partner.

               (c) Net Termination Gains and Losses. After giving effect to the allocations in Section 4.2 and the special allocations set forth in
          Section 5.1(d), all items of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 5.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 5.1 and after all distributions of Available Cash provided under Section 5.4 have been made with respect to the taxable period ending on the date of the Partnership's liquidation pursuant to
          Section 14.3.

              (i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 4.6(d)) from Termination Capital Transactions, such Net Termination Gain shall be allocated between the General Partner and the Limited Partners in the following manner (and the Adjusted Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause);

                    (A) First,  to each Partner having a deficit  balance in its
               Adjusted Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Adjusted Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Adjusted Capital Account;

                    (B) Second, 99% to all Limited Partners,  in accordance with their respective Percentage Interests, and 1% to the General Partner until the Adjusted Capital Account in respect of each Common Unit then Outstanding is equal to its Unrecovered Initial Unit Price;

                    (C) Third, 99% to the Limited  Partners,  in accordance with their respective Percentage Interests, and 1% to the General Partner until the Adjusted Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price plus (2) the Minimum Quarterly Distribution for the quarter during which such Net Termination Gain is recognized, reduced by any distribution pursuant to
               Section 5.4(a) with respect to such Common Unit for such quarter (the amount determined pursuant to this clause (2) is hereinafter defined as the "Unpaid MQD");

                    (D) Fourth, 99% to the Limited Partners,  in accordance with their respective Percentage Interests, and 1% to the General Partner until the Adjusted Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price, plus (2) its Unpaid MQD, if any, plus, (3) its Cumulative Common Unit Arrearage, if any;

                    (E) Fifth, if such Termination  Capital  Transaction  occurs
               (or is deemed to occur) prior to the conversion of the last Outstanding Deferred Participation Unit, pursuant to Section 5.7(b), 100% to the Partners holding such Deferred Participation Units, in the ratio of the number of Deferred Participation Units held by each such Partner to the total number of Deferred Participation Units then outstanding, in the amount which will increase the Adjusted Capital Account of each such Partner maintained with respect to such Deferred Participation Units to that amount which equals the Unrecovered Deferred Participation Unit Capital attributable to such Deferred Participation Units, determined for the taxable year (or portion thereof) to which this allocation of gain relates and taking into account any allocations made pursuant to subparagraphs (A), (B) and (C) of this Section 5.1(c)(i);

                    (F) Sixth, if such Termination  Capital  Transaction  occurs
               (or is deemed to occur) prior to the redemption of all APIs then Outstanding, 100% to the Special Limited Partners holding such APIs, each in the proportion that the respective number of APIs held by such Special Limited Partner bears to the total number of APIs then Outstanding, in the amount which will increase each Special Limited Partner's Adjusted Capital Account in respect of its APIs to that amount which equals the Unrecovered API Capital balance attributable to such APIs;

                    (G) Seventh, 99% to all Limited Partners, in accordance with their respective Percentage Interests, and 1% to the General Partner until the Adjusted Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (aa) its Unrecovered Initial Unit Price, plus (bb) its Unpaid MQD, plus
               (cc) its Cumulative Common Unit Arrearage, if any, plus (dd) the excess of (i) the First Target Distribution less the Minimum Quarterly Distribution for each quarter of the Partnership's existence over (ii) the amount of any distribution of Cash from Operations that was distributed pursuant to Section 5.4(d) (the sum of (aa) plus (bb) plus (cc) plus (dd) is hereinafter defined as the "First Liquidation Target Amount");

                    (H) Eighth,  85.8673% to all Limited Partners, in accordance with their respective Percentage Interests, and 14.1327% to the General Partner until the Adjusted Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (aa) the First Liquidation Target Amount, plus (bb) the excess of (i) the Second Target Distribution less the First Target Distribution for each quarter of the Partnership's existence over (ii) the amount of any distributions of Cash from Operations that was distributed pursuant to Section 5.4(e) (the sum of (aa) plus (bb) is hereinafter defined as the "Second Liquidation Target Amount");

                    (I) Ninth,  75.7653% to all Limited Partners,  in accordance with their respective Percentage Interests, and 24.2347% to the General Partner until the Adjusted Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (aa) the Second Liquidation Target Amount, plus (bb) the excess of (i) the Third Target Distribution less the Second Target Distribution for each quarter of the Partnership's existence over (ii) the amount of any distributions of Cash from Operations that was distributed pursuant to Section 5.4(f); and

                    (J) Finally,  any remaining  amount  50.5102% to all Limited
               Partners,   in  accordance  with  their   respective   Percentage
               Interests, and 49.4898% to the General Partner.

               (ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 4.6(d)) from Termination Capital Transactions, such Net Termination Loss shall be allocated to the Partners in the following manner:

                    (A) First, 100% to the General Partner and the Limited Partners in proportion to, and to the extent of, the positive balances in their respective Adjusted Capital Accounts;

                    (B) Second, if such Termination  Capital  Transaction occurs
               (or is deemed to occur) prior to the redemption of all APIs then Outstanding, 100% to the Special Limited Partners, each in the proportion that the respective number of APIs held by such Special Limited Partner bears to the total number of APIs then Outstanding, to the extent of the positive balance in each such Special Limited Partner's respective Adjusted Capital Account maintained with respect to its APIs;

                    (C) Third, if such Termination  Capital  Transaction  occurs
               (or is deemed to occur) prior to the conversion of the last outstanding Deferred Participation Unit, pursuant to Section 5.7(b) hereof, 100% to the Partners holding Deferred Participation Units each in the proportion that the respective number of Deferred Participation Units held by such Partner bears to the total number of Deferred Participation Units then outstanding, to the extent of the positive balances in their respective Adjusted Capital Accounts maintained with respect to such Deferred Participation Units; and

                    (D)  Fourth,  the  balance,  if  any,  100%  to the  General
               Partner.

          (d) Special  Allocations.  Notwithstanding any other provision of this
     Section 5.1, the following special allocations shall be made for such taxable period:

               (i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 5.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this
          Section 5.1(d) with respect to such taxable period (other than an allocation pursuant to Sections 5.1(d)(vi) and 5.1(d)(vii)). This
          Section 5.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

               (ii)Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 5.1 (other than
          Section 5.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 5.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(d), other than
          Section 5.1(d)(i) and other than an allocation pursuant to Sections 5.1(d)(vi) and 5.1(d)(vii), with respect to such taxable period. This
          Section 5.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(f)(4) and shall be interpreted consistently therewith.

               (iii) Priority Allocations. All or a portion of the remaining items of Partnership gross income or gain for the taxable period, if any, shall be allocated 100% to the General Partner until the aggregate amount of such items allocated to the General Partner under this paragraph (iii) for the current taxable period and all previous taxable periods is equal to the cumulative amount of cash distributed to the General Partner (or its assignee) as an Incentive Distribution from the Closing Date to a date 45 days after the end of the current taxable period.

               (iv) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of
          Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 5.1(d)(i) or (ii).

               (v) Gross Income Allocations. In the event any Partner has a deficit balance in its Adjusted Capital Account at the end of any Partnership taxable period, such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.1(d)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Section 5.1 have been tentatively made as if this Section 5.1(d)(v) were not in this Agreement.

               (vi) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

               (vii)  Partner   Nonrecourse   Deductions.   Partner  Nonrecourse
          Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

               (viii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

               (ix) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury regulations.

               (x) Economic Uniformity. At the election of the General Partner with respect to any taxable period ending upon, or after, the termination of the Deferral Period or the removal of the General Partner under circumstances where Cause does not exist, all or a portion of the remaining items of Partnership gross income or gain for such taxable
                                       33
          period,  if any,  shall  be  allocated  100% to each  Partner  holding
          Deferred Participation Units in the proportion of the number of Deferred Participation Units held by such Partner to the total number of Deferred Participation Units then Outstanding, until each such Partner has been allocated an amount of gross income or gain which increases the Capital Account maintained with respect to such Deferred Participation Units to an amount equal to the product of (A) the number of Deferred Participation Units held by such Partner and (B) the Per Unit Capital Amount for a Common Unit. The purpose of this allocation is to establish uniformity between the Capital Accounts underlying Deferred Participation Units and the Capital Accounts underlying Common Units held by Persons other than the General Partner and its Affiliates immediately prior to the conversion of such Deferred Participation Units into Common Units. This allocation method for establishing such economic uniformity will only be available to the General Partner if the method for allocating the Capital Account maintained with respect to the Deferred Participation Units between the transferred and retained Deferred Participation Units pursuant to
          Section 4.6(c)(ii) does not otherwise provide such economic uniformity to the Deferred Participation Units.

               (xi) Curative Allocation.

                    (A) Notwithstanding any other provision of this Section 5.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 5.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations, pursuant to this Section 5.1(d)(xi)(A) shall only be made with respect to Required Allocations to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 5.1(d)(xi)(A) shall be deferred with respect to allocations pursuant to clauses (1) and
               (2) hereof to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

                    (B) The General  Partner shall have  reasonable  discretion, with respect to each taxable period, to (1) apply the provisions of Section 5.1(d)(xi)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 5.1(d)(xi)(A) among the Partners in a manner that is likely to minimize such economic distortions.

     5.2 Allocations for Tax Purposes. (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 5.1.

     (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

           (i)(A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under
     Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) except as otherwise provided in Section 5.2(b)(iv), any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

           (ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.6(d)(i) or (ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 5.2(b)(i)(A); and (B) except as otherwise provided in Section 5.2(b)(iv), any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

           (iii) Except as otherwise provided in Section 5.2(b)(iv), all other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

           (iv) Any items of income, gain, loss or deduction otherwise allocable under Section 5.2(b)(i)(B), 5.2(b)(ii)(B) or 5.2(b)(iii) shall be subject to allocation by the General Partner in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in a Contributed Property or Adjusted Property otherwise resulting from the application of the "ceiling" limitation (under Section 704(c) of the Code or Section 704(c) principles) to the allocations provided under Section 5.2(b)(i)(A) or 5.2(b)(ii)(A).

     (c) For the proper administration of the Partnership and for the preservation of uniformity of the Units (or any class or classes thereof), the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury regulations under Section 704(b) or
Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Units (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this
Section 5.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Units issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

     (d) The General Partner in its sole discretion may determine to depreciate the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation method and useful life applied to the Partnership's common basis of such property, despite the inconsistency of such approach with Proposed Treasury Regulation Section 1.168-2(n) and Treasury Regulation Section 1.167(c)-1(a)(6). If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt a depreciation convention under which all purchasers acquiring Units in the same month would receive depreciation, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other reasonable depreciation convention to preserve the uniformity of the intrinsic tax characteristics of any Units that would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Units.

     (e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 5.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

     (f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

     (g) Each item of Partnership income, gain, loss and deduction attributable to a transferred Partnership Interest of the General Partner or to transferred Units shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, however, that (i) if the Underwriter's over-allotment option is not exercised, such items for the period beginning on the Closing Date and ending on the last day of the month in which the Closing Date occurs shall be allocated to Partners as of the opening of the New York Stock Exchange on the first Business Day of the next succeeding month or (ii) if the Underwriter's over-allotment option is exercised, such items for the period beginning on the Closing Date and ending on the last day of the month in which the Second Time of Delivery (as defined in the Underwriting Agreement) occurs shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the next succeeding month; and provided, further, that gain or loss on a sale or other disposition of any assets of the Partnership other than in the ordinary course of business shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

     (h) Allocations that would otherwise be made to a Limited Partner under the provisions of this Article V shall instead be made to the beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identify of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion.

     5.3 Requirement and Characterization of Distributions;  Redemption of APIs.
(a) Within 45 days following the end of each calendar quarter (or following the period from the Closing Date to September 30, 1992) an amount equal to 100% of Available Cash with respect to such quarter (or period) shall be distributed in accordance with this Article V by the Partnership to the Partners, as of the Record Date selected by the General Partner in its reasonable discretion. The immediately preceding sentence shall not modify in any respect the provisions of
Section 4.2 regarding the distribution of any interest or other profit on the initial contributions referred to therein. All amounts of Available Cash distributed by the Partnership on any date from any source (other than amounts paid or distributed pursuant to Section 4.2) shall be deemed to be Cash from Operations until the sum of all amounts of Available Cash theretofore distributed by the Partnership to Partners pursuant to Section 5.4 and in respect of the redemption of APIs equals the aggregate amount of all Cash from Operations generated by the Partnership since the Closing Date through the close of the immediately preceding calendar quarter. Any remaining amounts of Available Cash distributed by the Partnership on such date (other than amounts paid or distributed pursuant to Section 4.2) shall, except as otherwise provided in Section 5.5, be deemed to be Cash from Interim Capital Transactions; provided, that if (i) all or any portion of Available Cash with respect to any calendar quarter distributed by the Partnership would otherwise be deemed to be Cash from Interim Capital Transactions and (ii) APIs were purchased in respect of such quarter or any previous quarter under the Omnibus Agreement and the proceeds therefrom were distributed to the Limited Partners holding Common Units, then the Available Cash so distributed that would otherwise be deemed to be Cash from Interim Capital Transactions shall be deemed to be Cash from Operations to the extent of the proceeds from the purchase of APIs so distributed.

     (b) Notwithstanding the definitions of Available Cash and Cash from Operations contained herein, (i) cash receipts of the Partnership from the issuance of APIs shall be deemed to be received, for purposes of determining Available Cash and Cash from Operations, during the quarter in respect of which such APIs are issued, even if such APIs are actually issued and cash is received by the Partnership after the last day of such quarter; and (ii) disbursements (including, without limitation, contributions to the Operating Partnership or disbursements on behalf of the Operating Partnership) made or reserves established after the end of any quarter shall be deemed to have been made or established, for purposes of determining Available Cash and Cash from Operations, within such quarter if the General Partner so determines. Notwithstanding the foregoing, in the event of the dissolution and liquidation of the Partnership, all proceeds of such liquidation shall be applied and distributed in accordance with, and subject to the terms and conditions of such Sections 14.3 and 14.4.

     (c) At such time as the balance of Unrecovered API Capital in respect of any Outstanding API is reduced to zero, such API shall be deemed to be redeemed and shall thereupon cease to be Outstanding.

     5.4 Distributions of Cash from Operations. Available Cash with respect to any calendar quarter that is deemed to be Cash from Operations pursuant to the provisions of Section 5.3 or 5.5 shall be distributed as follows, except as otherwise required by the Omnibus Agreement, Section 13.4 in respect of the redemption of APIs or Section 4.4(b):

          (a) First, 99% to the Limited Partners, in accordance with their respective Percentage Interests, and 1% to the General Partner until there has been distributed in respect of each Common Unit Outstanding as of the last day of such quarter an amount equal to the Minimum Quarterly Distribution;

          (b) Second, 99% to the Limited Partners, in accordance with their respective Percentage Interests, and 1% to the General Partner until there has been distributed in respect of each Common Unit Outstanding as of the last day of such quarter an amount equal to the Cumulative Common Unit Arrearage, if any, existing with respect to such quarter;

          (c) Third, 100% to the Special Limited Partners, in proportion to the Unrecovered API Capital balance attributable to the respective APIs held by them, to the extent necessary to reduce to zero the Unrecovered API Capital balance, if any, of any and all APIs Outstanding as of the last day of such quarter;

          (d) Fourth, 99% to all Limited Partners, in accordance with their respective Percentage Interests, and 1% to the General Partner until there has been distributed in respect of each Common Unit Outstanding as of the last day of such quarter an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution;

          (e) Fifth, 85.8673% to all Limited Partners, in accordance with their respective Percentage Interests, and 14.1327% to the General Partner until there has been distributed in respect of each Common Unit Outstanding as of the last day of such quarter an amount equal to the excess of the Second Target Distribution over the First Target Distribution:

          (f) Sixth, 75.7653% to all Limited Partners, in accordance with their respective Percentage Interests, and 24.2347% to the General Partner until there has been distributed in respect of each Common Unit Outstanding as of the last day of such quarter an amount equal to the excess of the Third Target Distribution over the Second Target Distribution; and

          (g)Thereafter, 50.5102% to all Limited Partners, in accordance with their respective Percentage Interests, and 49.4898% to the General Partner;

provided, however, if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 5.6, the distributions of Available Cash that is deemed to be Cash from Operations with respect to any quarter will be made 99% to the Limited Partners, in accordance with their respective Percentage Interests, and 1% to the General Partner until there has been distributed in respect of each Common Unit then Outstanding an amount of Available Cash constituting Cash from Operations equal to the Cumulative

Common Unit Arrearage, if any, as of the last day of the most recently completed quarter, and thereafter in accordance with Section 5.4(g).

     5.5 Distributions of Cash from Interim Capital Transactions. Available Cash that constitutes Cash from Interim Capital Transactions shall be distributed, unless the provisions of Section 5.3 require otherwise, 99% to all Limited Partners, in accordance with their respective Percentage Interests, and 1% to the General Partner until a hypothetical holder of a Common Unit acquired on the Closing Date has received with respect to such Common Unit, during the period since the Closing Date through such date, distributions of Available Cash that are deemed to be Cash from Interim Capital Transactions in an aggregate amount equal to the Initial Unit Price. Thereafter, all Available Cash shall be distributed as if it were Cash from Operations and shall be distributed in accordance with Section 5.4.

     5.6 Adjustment of Minimum Quarterly Distribution and Target Distribution Levels. (a) The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Securities in accordance with Section 4.11. In the event of a distribution of Available Cash that is deemed to be Cash from Interim Capital Transactions, the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall be adjusted proportionately downward to equal the product obtained by multiplying the otherwise applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, as the case may be, by a fraction of which the numerator is the Unrecovered Initial Unit Price of the Common Units immediately after giving effect to such distribution and of which the denominator is the Unrecovered Initial Unit Price of the Common Units immediately prior to giving effect to such distribution.

     (b) The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall also be subject to adjustment pursuant to Section 9.6.

     5.7 Special Provisions Relating to the Deferred Participation Units. (a) Except as otherwise provided in this Section 5.7, notwithstanding anything to the contrary set forth in this Agreement, the holder of a Deferred Participation Unit shall have the following rights and obligations:

              (i) prior to the end of the Deferral Period, the holder of a Deferred Participation Unit shall not be entitled to any distributions (other than distributions to Partners pursuant to Sections 14.3 and 14.4), shall not be allocated items of income, gain, loss or deduction other than allocations of such items to Partners holding Deferred Participation Units as specified in this
           Article V, shall not be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units and shall possess the rights and obligations provided in this Agreement with respect to both (A) a Partner holding a Deferred Participation Unit and (B) a Limited Partner pursuant to Articles VI and VII (and, except as set forth in clauses (A) and (B) preceding, no other rights otherwise available to a holder of a Partnership Interest); and

              (ii) after the end of the Deferral Period, but prior to the conversion of Deferred Participation Units into Common Units pursuant to Section 5.7(c) (but in no event before the first day following the end of the Deferral Period), the holder of a Deferred

          Participation Unit will possess all of the rights and obligations of a Limited Partner, shall be entitled to participate in all allocations of income or loss and distributions made with respect to Common Units pursuant to this Agreement (except for Sections 5.1(c)(i)(D) and 5.4(b) and the proviso at the end of Section 5.4 (other than the phrase "thereafter in accordance with Section 5.4(g)")) and all references to Common Units throughout this Agreement (excluding
          Article V) shall be interpreted to include Deferred Participation Units; provided, however, such Deferred Participation Units shall (i) remain subject to the provisions of Section 4.6(c)(ii), 5.1(a)(ii), 5.1(d)(x) and 11.7 and (ii) not, until the Arrearage Elimination Date, be entitled to receive distributions pursuant to Section 5.4 in respect of any calendar quarter in excess of an amount per Deferred Participation Unit equal to the Minimum Quarterly Distribution.

     (b) Notwithstanding any other provision of this Agreement, if KMGP (or any Affiliate of KMGP that is a successor to KMGP) is removed as general partner of the Partnership under circumstances where Cause does not exist, the holder of a Deferred Participation Unit will possess all of the rights and obligations of a Limited Partner, shall be entitled to participate in all allocations of income or loss and distributions of cash made with respect to Common Units pursuant to this Article V and all references to Units and Common Units throughout this Agreement shall be interpreted to include Deferred Participation Units; provided,however, such Deferred Participation Units shall remain subject to the provisions of Sections 4.6(c)(ii), 5.1(a)(ii), 5.1(d)(x) and 11.7.

     (c) After the first to occur of the Arrearage Elimination Date or removal as described in Section 5.7(b), once the General Partner determines, based on advice of counsel, that a Deferred Participation Unit has, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of a Common Unit then Outstanding,then the Deferred Participation Unit shall be converted to a Common Unit (on a one-for-one basis) and from that time forward (which time shall in no event commence before the first day following the end of the Deferral Period if the Arrearage Elimination Date is the said first to occur) shall constitute a Common Unit for all purposes under this Agreement. In connection with the condition set forth above, it is understood that the General Partner may take whatever reasonable steps are required to provide economic uniformity to the Deferred Participation Units in preparation for a conversion into Common Units, including the application of Sections 4.6(c) and 5.1(d)(x); provided, however, that no such steps may be taken that would have a material adverse effect on the Limited Partners or the Record Holders of any class of Units.

     5.8 Special Provisions Relating to Holders of APIs. Notwithstanding anything to the contrary set forth in this Agreement, the holder of an API (a) shall (i) posses the rights and obligations provided in this Agreement with respect to a Limited Partner pursuant to Articles VI and VII and (ii) have a Capital Account as a Partner pursuant to Section 4.6 and all other provisions related thereto and (b) shall not (i) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units, (ii) be entitled to any distributions other than to Partners pursuant to Sections 14.3 and 14.4 or in redemption of such APIs in accordance with the terms set forth in this Agreement or in Article II of Part B of the Omnibus Agreement or (iii) be allocated items of income, gain, loss or deduction other than as specified in this Article V.

                                   ARTICLE VI
                      MANAGEMENT AND OPERATION OF BUSINESS

     6.1 Management. (a) The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Assignee shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any provision of this Agreement, the General Partner, subject to Section 6.3 shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in
Section 3.1, including, without limitation, (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations; (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to government or other agencies having jurisdiction over the business or assets of the Partnership; (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 6.3); (iv) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement, including, without limitation, the financing of the conduct of the operations of the Partnership or the Operating Partnership, the lending of funds to other Persons (including, without limitation, the Operating Partnership) and the repayment of obligations of the Partnership and the Operating Partnership and the making of capital contributions to the Operating Partnership; (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including, without limitation, instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case); (vi) the distribution of Partnership cash; (vii) the selection and dismissal of employees and agents (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (viii) the maintenance of such insurance for the benefit of the Partnership, the Operating Partnership and the Partners (including, without limitation, the assets of the Operating Partnership and the Partnership) as it deems necessary or appropriate; (ix) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures, corporations or other relationships (including, without limitation, the acquisition of interests in, and the contributions of property to, the Operating Partnership from time to time); (x) the control of any matters affecting the rights and obligations of the Partnership, including, without limitation, the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;
(xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law; (xii) the entering into of listing agreements with the New York Stock Exchange and any other securities exchange and the delisting of some or all of the Units from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 1.6); (xiii) the purchase, sale or other acquisition or disposition of Units; and (xiv) the undertaking of any action in connection with the Partnership's participation in the Operating Partnership as the limited partner (including, without limitation, contributions or loans of funds by the Partnership to the Operating Partnership).

     (b) Notwithstanding any other provision of this Agreement, the Operating Partnership Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and the Assignees and each other Person who may acquire an interest in Units hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Note Agreement, the Notes, the Mortgage, the Operating Partnership Agreement, the Underwriting Agreement, the Conveyance Agreement, the Central Basin Conveyances, the Omnibus Agreement, the Fractionation Agreement between KMNGL and the Enron Gas Liquids, Inc., a Delaware corporation ("EGLI"), dated January 1, 1992, the Storage Agreement dated February 18, 1987 between EGPC and KMGP, together with Amendment No. 1 thereto dated October 19, 1988, Amendment No. 2 dated May 22, 1992 and Amendment No. 3 dated May 29, 1992, the Transportation Agreement between KMGP and EGLI dated August 1, 1989, together with Amendment No. 1 thereto dated August 6, 1992, and the other agreements described in or filed as a part of the Registration Statement; (ii) agrees that the General Partner is authorized to execute, deliver and perform the agreements referred to in clause
(i) of this sentence and the other agreements, acts, transactions and matters described in the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in Units; and (iii) agrees that none of the execution, delivery or performance by the General Partner, the Partnership, the Operating Partnership or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including, without limitation, the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XVII) shall constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or the Assignees or any other Persons under this Agreement or of any duty stated or implied by law or equity.

     6.2 Certificate of Limited Partnership. The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act and shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 7.5(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner or Assignee.

     6.3 Restrictions on General Partner's Authority. (a) The General Partner may not, without written approval of the specific act by all of the Outstanding Units or by other written instrument executed and delivered by all of the Outstanding Units subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, without limitation, (i) any act that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement; (ii) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose; (iii) admit a Person as a Partner, except as otherwise provided in this Agreement; (iv) amend this Agreement in any manner, except as otherwise provided in this Agreement; or (v) transfer its interest as general partner of the Partnership, except as otherwise provided in this Agreement.

     (b) Except as provided in Article XIV and XVI, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of OLP-A, without the approval of at least two-thirds of the Outstanding Units during the Support Period and thereafter without the approval of at least a majority of the Outstanding Units; provided, however, that this provision shall not preclude or limit the General Partner's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the Partnership's assets and shall not apply to any forced sale of any or all of the Partnership's assets pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of at least two-thirds of the Outstanding Units, the General Partner shall not, on behalf of the Partnership, (i) consent to any amendment to the OLP-A Partnership Agreement or, except as expressly permitted by Section 6.9(d), take any action permitted to be taken by a partner of OLP-A, in either case, that would adversely affect the Partnership as a partner of OLP-A or (ii) except as permitted under Section 11.2 and 13.1, elect or cause the Partnership to elect a successor general partner of OLP-A.

     (c) Unless approved by the affirmative vote of at least a majority of each class of Outstanding Units, including a majority of Common Units (excluding for purposes of such determination Common Units owned by the General Partner and its Affiliates), the General Partner shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes; provided that this Section 6.3(c) shall not be construed to apply to amendments to this Agreement (which are governed by Article XV) or mergers or consolidations of the Partnership with any Person (which are governed by Article XVI).

     (d) At all times while serving as the general partner of the Partnership, the General Partner shall not make any dividend or distribution on, or repurchase any shares of, its stock or take any other action within its control if the effect of such dividend, distribution, repurchase or other action would be to reduce its net worth below an amount necessary to receive an Opinion of Counsel that the Partnership will be treated as a partnership for federal income tax purposes.

     6.4  Reimbursement of the General  Partner.  (a) Except as provided in this
Section 6.4 and elsewhere in this Agreement or in the Operating Partnership Agreement, the General Partner shall not be compensated for its services as general partner of the Partnership or the Operating Partnership.

     (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including, without limitation, amounts paid to any Person to perform services for the Partnership or for the General Partner in the discharge of its duties to the Partnership), and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the General Partner in connection with operating the Partnership's business (including, without limitation, expenses allocated to the General Partner by its Affiliates); provided, however, that the General Partner shall not perform or be reimbursed for the "Services" to be performed on behalf of the Partnership by Enron and its Affiliates pursuant to the Omnibus Agreement. The General Partner shall determine the fees and expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. Reimbursements pursuant to this Section 6.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to
Section 6.7.

     (c) Subject to Section 4.4(c), the General Partner in its sole discretion and without the approval of the Limited Partners may propose and adopt on behalf of the Partnership employee benefit plans (including, without limitation, plans involving the issuance of Units), for the benefit of employees of the General Partner, the Partnership, the Operating Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership or the Operating Partnership.

     6.5 Outside Activities.VI.5 Outside Activities. (a) After the Closing Date, the General Partner, for so long as it is the general partner of the Partnership, (i) agrees that its sole business will be to act as the general partner of the Partnership and the Operating Partnership and to undertake activities that are ancillary or related thereto, and (ii) shall not enter into or conduct any business or incur any debts or liabilities except in connection with or incidental to (A) its performance of the activities required or authorized by the Operating Partnership Agreement, this Agreement or the Omnibus Agreement or described in or contemplated by the Registration Statement and (B) the acquisition, ownership or disposition of partnership interests in the Partnership and the Operating Partnership, except that, notwithstanding the foregoing, the General Partner may also operate a natural gas liquids pipeline owned by Enron or any Affiliate thereof and undertake activities that are ancillary or related thereto, and employees of the General Partner may perform services for Enron and its Affiliates.

     (b) Except as described in the Registration Statement, the Omnibus Agreement or Section 6.5(a), no Indemnitee shall be expressly or implicitly restricted or proscribed pursuant to this Agreement, the Operating Partnership Agreement or the partnership relationship established hereby or thereby from engaging in other activities for profit, whether in the businesses engaged in by the Partnership or the Operating Partnership or anticipated to be engaged in by the Partnership, the Operating Partnership or otherwise, including, without limitation, those businesses described in or contemplated by the Registration Statement. Without limitation of and subject to the foregoing (but subject to the limitations set forth in the Omnibus Agreement), each Indemnitee shall have the right to engage in the transportation of natural gas liquids and in other businesses of every type and description and to engage in and possess an interest in other business ventures of any and every type or description, independently or with others, including, without limitation, business interests and activities in direct competition with the Partnership or the Operating Partnership, and none of the same shall breach any duty to the Partnership, the Operating Partnership or any Partners. Neither the Partnership, the Operating Partnership, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement, the Operating Partnership Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee and, except as set forth in the Omnibus Agreement, such Indemnitees shall have no obligation to offer any interest in any such business ventures to the Partnership, the Operating Partnership, any Limited Partner or any other Person. The General Partner and any other Persons affiliated with the General Partner may acquire Units or other Partnership Securities, in addition to those acquired by any of such Persons on the Closing Date, and shall be entitled to exercise all rights of an Assignee or Limited Partner, as applicable, relating to such Units or Partnership Securities, as the case may be.

     (c) Without limitation of Section 6.5(a) and 6.5(b), and notwithstanding anything to the contrary in this Agreement, the competitive activities of certain Indemnitees and the restrictions on the Partnership's activities described in the Registration Statement and in the Omnibus Agreement are hereby approved by all Partners, and it shall not be deemed to be a breach of the General Partner's fiduciary duty for the General Partner to permit an Indemnitee to engage in a business opportunity in preference to or to the exclusion of the Partnership, if such activities are permitted by this Agreement, the Operating Partnership Agreement or the Omnibus Agreement.

     6.6  Loans to and from the  General  Partner;  Contracts  with  Affiliates.
(a)(i) The General Partner of any Affiliate thereof may lend to the Partnership or the Operating Partnership, and the Partnership and the Operating Partnership may borrow, funds needed or desired by the Partnership and the Operating Partnership for such periods of time as the General Partner may determine and
(ii) the General Partner or any Affiliate thereof may borrow from the Partnership or the Operating Partnership, and the Partnership and the Operating Partnership may lend to the General Partner or such Affiliate, excess funds of the Partnership and the Operating Partnership for such periods of time and in such amounts as the General Partner may determine; provided, however, that in either such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party (without reference to the leading party's financial abilities or guarantees), by unrelated lenders on comparable loans. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 6.6(a) and Section 6.6(b), the term "Partnership" shall include any Affiliate of the Partnership that is controlled by the Partnership and the term "Operating Partnership" shall include any Affiliate of the Operating Partnership that is controlled by the Operating Partnership.

     (b) The Partnership may lend or contribute to the Operating Partnership, and the Operating Partnership may borrow, funds on terms and conditions established in the sole discretion of the General Partner; provided, however, that the Partnership may not charge the Operating Partnership interest at a rate greater than the rate that would be charged to the Operating Partnership (without reference to the General Partner's financial abilities or guarantees), by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of the Operating Partnership or any other Persons.

     (c) The General Partner may itself, or may enter into an agreement, in addition to the Omnibus Agreement, with any of its Affiliates to, render services to the Partnership or to the General Partner in the discharge of its duties as general partner of the Partnership. Any service rendered to the Partnership by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. The provisions of Section 6.4 shall apply to the rendering of services described in this Section 6.6(c).

     (d) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

     (e)  Neither  the General  Partner  nor any of its  Affiliates  shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to Sections 4.2 and 4.3, the Conveyance Agreement, the Mortgage and any other transactions described in or contemplated by the Registration Statement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership.

     (f) The General Partner and its Affiliates will have no obligation to permit the Partnership or the Operating Partnership to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the General Partner or its Affiliates to enter into such contracts.

     (g) Without limitation of Sections 6.6(a) through 6.6(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement and in the Omnibus Agreement are hereby approved by all Partners.

     6.7 Indemnification. (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, the General Partner, any Departing Partner and any Person who is or was an officer or director of the General Partner or any Departing Partner shall be indemnified and held harmless by the Partnership, and all other Indemnitees may be indemnified and held harmless by the Partnership, to the extent deemed advisable by the General Partner, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as (i) the General Partner, a Departing Partner or any of their Affiliates, (ii) an officer, director, employee, partner, agent or trustee of the General Partner, any Departing Partner or any of their Affiliates or (iii) a Person serving at the request of the Partnership in another entity in a similar capacity, provided, that in each case the Indemnitee acted in good faith and in the manner which such Indemnitee believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to this Section 6.7 shall be available to the General Partner with respect to its obligations incurred pursuant to the Underwriting Agreement or the Conveyance Agreement (other than obligations incurred by the General Partner on behalf of the Partnership or the Operating Partnership). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 6.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

     (b) To the fullest extent permitted by law, expenses (including, without limitation, legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 6.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.7.

     (c) The indemnification provided by this Section 6.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Units, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as (i) the General Partner, a Departing Partner or an Affiliate thereof, (ii) an officer, director, employee, partner, agent or trustee of the General Partner, any Departing Partner or an Affiliate thereof or (iii) a Person serving at the request of the Partnership in another entity in a similar capacity, and as to actions in any other capacity (including, without limitation, any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

     (d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     (e) For purposes of this Section 6.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 6.7(a); and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

     (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

     (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement or the Omnibus Agreement.

     (h) The provisions of this Section 6.7 are for the benefit of the Indemnities, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

     (i) No amendment, modification or repeal of this Section 6.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligation of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     6.8 Liability of Indemnitees. (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Units, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

     (b) Subject to its  obligations  and duties as General Partner set forth in
Section 6.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

     (c) Any amendment, modification or repeal of this Section 6.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership and the Limited Partners of the General Partner, its directors, officers and employees under this Section 6.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     6.9 Resolution of Conflicts of Interest. (a) Unless otherwise expressly provided in this Agreement, the Operating Partnership Agreement or the Omnibus Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, the Operating Partnership, and Partner or any Assignee, on the other hand, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of the Operating Partnership Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is or, by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of a resolution of such conflict or course of action. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval, (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the
Partnership). The General Partner may also adopt a resolution or course of action that has not received Special Approval. The General Partner (including the Conflicts and Audit Committee in connection with Special Approval) shall be authorized in connection with its determination of what is "fair and reasonable" to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest;
(B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting or engineering practices or principles; and (D) such additional factors as the General Partner (including such Conflicts and Audit Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner (including such Conflicts and Audit Committee) to consider the interest of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Delaware Act or any other law, rule or regulation.

     (b) Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its "sole discretion" or "discretion," that it deems "necessary or appropriate" or under a grant of similar authority or latitude, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, the Operating Partnership, any Limited Partner or any Assignee,
(ii) it may make such decision in its sole discretion (regardless of whether there is a reference to "sole discretion" or "discretion") unless another express standard is provided for, or (iii) in "good faith" or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the Operating Partnership Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by the General Partner consistent with the standards of "reasonable discretion" set forth in the definitions of Available Cash or Cash from Operations shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners. The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Operating Partnership or of the Partnership, other than in the ordinary course of business. No borrowing by the Partnership or the Operating Partnership or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to (A) enable the General Partner to receive or increase the amount of Incentive Distributions, (B) reduce or eliminate the obligation of Enron or any of its Affiliates to purchase APIs under the Omnibus Agreement, (C) permit redemption of APIs, (D) shorten the Deferral Period or (E) reduce the Cumulative Common Unit Arrearage in order to hasten the conversion of the Deferred Participation Units into Common Units.

     (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

     (d) The Limited Partners hereby authorize the General Partner, on behalf of the Partnership as a partner of the Operating Partnership, to approve of actions by the general partner of the Operating Partnership similar to those actions permitted to be taken by the General Partner pursuant to this Section 6.9.

     6.10 Other Matters Concerning the General Partner. (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including, without limitation, an Opinion of Counsel) of such Persons as to matters that such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the General Partner hereunder.

     (d) Any standard of care any duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

     6.11 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Partnership. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

     6.12 Purchase or Sale of Units. The General Partner may cause the Partnership to purchase or otherwise acquire Units; provided that the General Partner may not cause the Partnership to purchase Deferred Participation Units during the Deferral Period. As long as Units are held by the Partnership or the Operating Partnership, such Units shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Units for its own account, subject to the provisions of Articles XI and XII.

     6.13 Registration Rights of KMGP and its Affiliates. (a) If (i) KMGP or any Affiliate (including, without limitation, for purposes of this Section 6.13, any Person that is an Affiliate at the date hereof notwithstanding that it may later cease to be an Affiliate) holds Units or other Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Units (the "Holder") to dispose of the number of Units or other securities it desires to sell at the time it desires to do so without registration under the Securities Act, then upon the request of KMGP or any of its Affiliates, the Partnership shall file with the Securities and Exchange Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not more than six months following its effective date, a registration statement under the Securities Act registering the offering and sale of the number of Units or other securities specified by the Holder;
provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to this Section 6.13(a); and provided further, that if the General Partner or, if at the time a request pursuant to this
Section 6.13 is submitted to the Partnership, KMGP or its Affiliate requesting registration is an Affiliate of the General Partner, the Conflicts and Audit Committee in connection with Special Approval determines in good faith judgment that a postponement of the requested registration for up to six months would be in the best interest of the Partnership and its Partners due to a pending transaction, investigation or other event, the filing of such registration statement or the effectiveness thereof may be deferred for up to six months, but not thereafter. In connection with any registration pursuant to the immediately preceding sentence, the Partnership shall promptly prepare and file (x) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction, and (y) such documents as may be necessary to apply for listing or to list the securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and do any and all other acts and things that may reasonably be necessary or advisable to enable the Holder to consummate a public sale of such Units in such states. Except as set forth in
Section 6.13(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

     (b) If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of equity securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all reasonable efforts to include such number or amount of securities held by the Holder in such registration statement as the Holder shall request. If the proposed offering pursuant to this Section 6.13(b) shall be an underwritten offering, then, in the event that the managing underwriter of such offering advises the Partnership and the Holder in writing that in its opinion the inclusion of all or some of the Holder's securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of securities held by the Holder which, in the opinion of the managing underwriter, will not so adversely and materially affect the offering. Except as set forth in Section 6.13(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

     (c) If underwriters are engaged in connection with any registration referred to in this Section 6.13, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership's obligations under Section 6.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, "Indemnified Persons") against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements), resulting to, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 6.13(c) as a "claim" and in the plural as "claims"), based upon, arising out of, or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Units were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereof (if used during the period the Partnership is required to keep the registration current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

     (d) The provisions of Sections 6.13(a) and 6.13(b) shall continue to be applicable with respect to KMGP (and any of KMGP's Affiliates) after it ceases to be a Partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Units or other securities of the Partnership with respect to which it has requested during such two-year period that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same securities for which registration was demanded during such two-year period. The provisions of Section 6.13(c) shall continue in effect thereafter.

     (e) Any request to register Partnership Securities pursuant to this Section
6.13 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person's present intent to offer such shares for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and material and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.

     6.14 Reliance by Third PartiesVI.14Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                   ARTICLE VII
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     7.1 Limitation of Liability. The Limited Partners, the Organizational Limited Partner and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

     7.2 Management of Business. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, in its capacity as such, if such Person shall also be a Limited Partner or Assignee) shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, in its capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

     7.3 Outside Activities. Subject to the provisions of Section 6.5, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including, without limitation, business interests and activities in direct competition with the Partnership or the Operating Partnership. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

     7.4 Return of Capital. No Limited Partner or Assignee shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent provided by Article V or as otherwise expressly provided in this Agreement or in the Omnibus Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of ss. 17-502(b) of the Delaware Act.

     7.5 Rights of Limited Partners Relating to the Partnership. Relating to the Partnership. (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 7.5(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable demand and at such Limited Partner's own expense:

          (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

           (ii) promptly after becoming available, to obtain a copy of the Partnership's federal, state and local tax returns for each year;

           (iii) to have furnished to him, upon notification to the General Partner, a current list of the name and last known business, residence or mailing address of each Partner;

           (iv) to have furnished to him, upon notification to the General Partner, a copy of this Agreement, the Omnibus Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

          (v) to obtain true and full information regarding the amount of cash and description and statement of the Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

           (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

     (b) Notwithstanding any other provision of this Agreement, the General Partner may keep confidential from the Limited Partners and Assignees, for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or the Operating Partnership or could damage the Partnership or the Operating Partnership or that the Partnership or the Operating Partnership is required by law or by agreements with third parties to keep confidential (other than agreements with Affiliates the primary purpose of which is to circumvent the obligations set forth in this
Section 7.5).

                                  ARTICLE VIII
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

     8.1 Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 7.5(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including, without limitation, the record of the Record Holders and Assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

     8.2 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

     8.3 Reports. (a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed to each Record Holder of a Unit as of a date selected by the General Partner in its sole discretion, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with generally accepted accounting principles, including a balance sheet and statements of operations, Partners' equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

     (b) As soon as practicable, but in no event later than 90 days after the close of each calendar quarter except the last calendar quarter of each year, the General Partner shall cause to be mailed to each Record Holder of a Unit, as of a date selected by the General Partner in its sole discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the General Partner determines to be necessary or appropriate.

                                   ARTICLE IX
                                   TAX MATTERS

     9.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year of the Partnership, the tax information reasonably required by holders of Outstanding Units for federal and state income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes. The taxable year of the Partnership shall be the calendar year.

     9.2 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole discretion that such revocation is in the best interests of the Limited Partners and Assignees. For purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of Units will be deemed to be the lowest quoted trading price of the Units on any National Securities Exchange on which such Units are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 5.2(g) without regard to the actual price paid by such transferee.

     9.3 Tax Controversies. Subject to the provisions hereof, the General Partner is designated the Tax Matters Partner (as defined in Section 6231 of the
Code), and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including, without limitation, resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner and Assignee agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

     9.4  Organizational   Expenses.  The  Partnership  shall  elect  to  deduct
expenses, if any, incurred by it in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

     9.5 Withholding. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines in its sole discretion to be necessary or appropriate to cause the Partnership and the Operating Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld shall be treated as a distribution of cash pursuant to Section 5.3 in the amount of such withholding from such Partner.

     9.6 Entity-Level Taxation. If legislation is enacted that causes the Partnership to become treated as an association taxable as a corporation or otherwise subjects the Partnership to entity-level taxation for federal income tax purposes, the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution or Third Target Distribution, as the case may be, shall be equal to the product obtained by multiplying (a) the amount thereof by
(b) 1 minus the sum of (i) the highest marginal federal corporate (or other entity, as applicable) income tax rate for the fiscal year of the Partnership in which such quarter occurs (expressed as a percentage) plus (ii) the effective overall state and local income tax rate (expressed as a percentage) applicable to the Partnership for the calendar year next preceding the calendar year in which such quarter occurs (after taking into account the benefit of any deduction allowable for federal income tax purposes with respect to the payment of state and local income taxes), but only to the extent of the increase in such rates resulting from such legislation. Such effective overall state and local income tax rate shall be determined for the calendar year next preceding the first calendar year during which the Partnership is taxable for federal income tax purposes as an association taxable as a corporation or is otherwise subject to entity-level taxation by determining such rate as if the Partnership had been subject to such sate and local taxes during such preceding calendar year.

     9.7 Entity-Level Arrearage Collections. If the Partnership is required by applicable law to pay any federal, state or local income tax on behalf of, or withhold such amount with respect to, any Partner or Assignee or any former Partner or Assignee (a) the General Partner shall cause the Partnership to pay such tax on behalf of such Partner or Assignee or former Partner or Assignee from the funds of the Partnership; (b) any amount so paid on behalf of, or withheld with respect to, any Partner or Assignee shall constitute a distribution out of Available Cash to such Partner or Assignee pursuant to
Section 5.3; and (c) to the extent any such Partner or Assignee (but not a former Partner or Assignee) is not then entitled to such distribution under this Agreement and funds in the amount of such distribution are not supplied through the purchase of APIs (which, except as required under the Omnibus Agreement, the General Partner has no duty to seek), the General Partner shall be authorized, without the approval of any Partner or Assignee, to amend this Agreement insofar as is necessary to maintain the uniformity of intrinsic tax characteristics as to all Units and to make subsequent adjustments to distributions in a manner which, in the reasonable judgment of the General Partner, will make as little alteration as practicable in the priority and amount of distributions otherwise applicable under this Agreement, and will not otherwise alter the distributions to which Partners and Assignees are entitled under this Agreement. If the Partnership is permitted (but not required) by applicable law to pay any such tax on behalf of, or withhold such amount with respect to, any Partner or Assignee or former Partner or Assignee, the General Partner shall be authorized (but not required) to cause the Partnership to pay such tax from the funds of the Partnership and to take any action consistent with this Section 9.7. The General Partner shall be authorized (but not required) to take all necessary or appropriate actions to collect all or any portion of a deficiency in the payment of any such tax that relates to prior periods and that is attributable to Persons who were Limited Partners or Assignees when such deficiencies arose, from such Persons.

     9.8 Opinions of Counsel. Notwithstanding any other provision of this Agreement, if the Partnership is treated as an association taxable as a corporation at any time or is otherwise taxable for federal income tax purposes as an entity at any time and, pursuant to the provisions of this Agreement, an Opinion of Counsel would otherwise be required to the effect that an action will not cause the Partnership to become so treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes, such requirement for an Opinion of Counsel shall be deemed automatically waived.

                                    ARTICLE X
                                  CERTIFICATES

     10.1 Certificates.. Upon the Partnership's issuance of Units to any Person, the Partnership shall issue one or more Certificates in the name of such Person evidencing the number of such Units being so issued. Certificates shall be executed on behalf of the Partnership by the General Partner. No Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent.

     10.2 Registration, Registration of Transfer and Exchange. (a) The General Partner shall cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 102(b), the General Partner will provide for the registration and transfer of Units. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Units and transfers of such Units as herein provided. The Partnership shall not recognize transfers of Certificates representing Units unless same are effected in the manner described in this Section 10.2. Upon surrender for registration of transfer of any Units evidenced by a Certificate, and subject to the provisions of Section 10.2(b), the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Certificates evidencing the same aggregate number of Units as was evidenced by the Certificate so surrendered.

     (b) Except as otherwise provided in Section 11.5, the Partnership shall not recognize any transfer of Units until the Certificates evidencing such Units are surrendered for registration of transfer and such Certificates are accompanied by a Transfer Application duly executed by the transferee (or the transferee's attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer, provided, that, as a condition to the issuance of any new Certificate under this Section 10.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

     10.3 Mutilated, Destroyed, Lost or Stolen Certificates. (a) If any mutilated Certificate is surrendered to the Transfer Agent, the General Partner on behalf of the Partnership shall execute, and upon its request the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number of Units as the Certificate so surrendered.

     (b) The General Partner on behalf of the Partnership shall execute, and upon its request the Transfer Agent shall countersign and deliver a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

          (i) makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

           (ii)  requests  the  issuance  of  a  new   Certificate   before  the
     Partnership has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

           (iii) if  requested  by  the  General   Partner,   delivers  to  the
     Partnership a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may reasonably direct, in its sole discretion, to indemnify the Partnership, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

           (iv) satisfies any other reasonable requirements imposed by the General Partner.

If a Limited Partner or Assignee fails to notify the Partnership within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Units represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

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     (c) As a  condition  to the  issuance  of any new  Certificate  under  this
Section 10.3, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including, without limitation, the fees and expenses of the Transfer Agent) reasonably connected therewith.

     10.4 Record Holder. In accordance with Section 10.2(b), the Partnership shall be entitled to recognize the Record Holder as the Limited Partner or Assignee with respect to any Units and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Units, as between the Partnership on the one hand and such other Person on the other hand, such representative Person (a) shall be the Limited Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

                                   ARTICLE XI
                              TRANSFER OF INTERESTS

     11.1 Transfer. (a) The term "transfer," when used in this Article XI with respect to a Partnership Interest, shall be deemed to refer to an appropriate transaction by which the General Partner assigns its Partnership Interest as General Partner to another Person, by which the holder of a Unit assigns such Unit to another Person who is or becomes an Assignee or by which a Partner holding a Deferred Participation Unit or an API assigns such Deferred Participation Unit or API to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

     (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

     (c) Nothing contained in this Article XI shall be construed to prevent a disposition by the parent entity of the General Partner of all of the issued and outstanding capital stock of the General Partner.

     11.2 Transfer of General Partner's Partnership Interest. (a) The General Partner may transfer all, but not less than all, of its Partnership Interest as the General Partner to a single transferee if, but only if, (i) a majority of the Outstanding Units (excluding any Units owned by the General Partner and its Affiliates) approve of such transfer and of the admission of such transferee as General Partner, (ii) the transferee agrees to assume and be bound by the provisions of this Agreement and Operating Partnership Agreement and (iii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of any limited partner of the Operating Partnership or cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes.

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

     (b) Neither Section 11.2(a) nor any other provision of this Agreement shall be construed to prevent (and all Partners do hereby consent to) (i) the transfer by the General Partner of all of its Partnership Interest to an Affiliate or
(ii) the transfer by the General Partner of all of its Partnership Interest upon its merger, consolidation or other combination into any other Person or the transfer by it of all or substantially all of its assets to another Person if, in the case of a transfer described in either clause (i) or (ii) of this sentence, the rights and duties of the General Partner with respect to the Partnership Interest so transferred are assumed by the transferee and the transferee agrees to be bound by the provisions of this Agreement and the Operating Partnership Agreement; provided, in either such case, that such transferee furnishes to the Partnership an Opinion of Counsel that such merger, consolidation, combination, transfer or assumption will not result in a loss of limited liability of any Limited Partner or of any limited partner of the Operating Partnership or cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise be taxed as an entity for federal income tax purposes. In the case of a transfer pursuant to this Section 11.2(b), the transferee or successor (as the case may be) shall be admitted to the Partnership as the General Partner immediately prior to the transfer of the Partnership Interest, and the business of the Partnership shall continue without dissolution.

     11.3 Transfer of Units. (a) Units may be transferred only in the manner described in Section 10.2. The transfer of any Units and the admission of any new Partner shall not constitute an amendment to this Agreement.

     (b) Until admitted as a Substituted Limited Partner pursuant to Article XII, the Record Holder of a Unit shall be an Assignee in respect of such Unit. Limited Partners may include custodians, nominees, or any other individual or entity in its own or any representative capacity.

     (c) Each distribution in respect of Units shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holders thereof as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

     (d) A transferee who has completed and delivered a Transfer Application shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the right, power and authority and, if an individual, the capacity to enter into this Agreement, (iv) made the powers of attorney set forth in this Agreement and (v) given the consents and approvals and made the waivers contained in this Agreement.

     11.4 Restrictions on Transfers. Notwithstanding the other provisions of this Article XI, no transfer of any Unit or interest therein of any Limited Partner or Assignee shall be made if such transfer would (a) violate the then applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, (b) result in the taxation of the Partnership as an association taxable as a corporation or otherwise subject the Partnership to entity-level taxation for federal income tax purposes or (c) affect the Partnership's existence or qualification as a limited partnership under the Delaware Act.

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

     11.5 Citizenship Certificates; Non-citizen Assignees. (a) If the Partnership or the Operating Partnership is or becomes subject to any federal, state or local law or regulation that, in the reasonable determination of the General Partner, provides for the cancellation or forfeiture of any property in which the Partnership or the Operating Partnership has an interest based on the nationality, citizenship or other related status of a Limited Partner or Assignee, the General Partner may request any Limited Partner or Assignee to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. If a Limited Partner or Assignee fails to furnish the General Partner within the aforementioned 30-day period such Citizenship
Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Units owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section
11.6. In addition, the General Partner may require that the status of any such Limited Partner or Assignee be changed to that of a Non-citizen Assignee, and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his Units.

     (b) The General Partner shall, in exercising voting rights in respect of Units held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Limited Partners in respect of Units other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

     (c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 14.4 but shall be entitled to the cash equivalent thereof, and the General Partner shall provide cash in exchange for an assignment of the Non-citizen Assignee's share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the General Partner from the Non-citizen Assignee of his Partnership Interest (representing his right to receive his share of such distribution in kind).

     (d) At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request admission as a Substituted Limited Partner with respect to any Units of such Non-citizen Assignee not redeemed pursuant to Section 11.6, and upon his admission pursuant to Section 12.2 the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee's Units.

     11.6 Redemption of Interests. (a) If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 11.5(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the General Partner that such Limited Partner or Assignee is an Eligible Citizen or has transferred his Units to a person who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee as follows:

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

          (i) The General Partner shall not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Units, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Units and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Units will accrue or be made.

           (ii) The aggregate redemption price for Redeemable Units shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Units of the class to be so redeemed multiplied by the number of Units of each such class included among the Redeemable Units. The redemption price shall be paid, in the sole discretion of the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

           (iii) Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Units, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

           (iv) After the redemption date, Redeemable Units shall no longer constitute issued and Outstanding Units.

     (b) The provisions of this Section 11.6 shall also be applicable to Units held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

     (c) Nothing in this Section 11.6 shall prevent the recipient of a notice of redemption from transferring his Units before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such transfer, the General Partner shall withdraw the notice of redemption, provided, the transferee of such Units certifies in the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

     11.7 Transfer of Deferred Participation Units and APIs (a) A Partner holding Deferred Participation Units or APIs may transfer all, but not less than all, of the Deferred Participation Units or APIs, as the case may be, held by the transferor (i) to an Affiliate of such transferor, (ii) upon such Partner's merger, consolidation or other combination into any other Person or (iii) in connection with the transfer by such Partner of all or substantially all of its assets to another Person.

     (b)  The  Partners  holding  Deferred   Participation   Units  may  receive
Certificates evidencing same. Subject to Section 11.7(a), such Certificates may be exchanged by the holders for Certificates

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

evidencing   Common  Units  on  or  after  the  date  on  which  such   Deferred
Participation  Units are  converted  into Common Units  pursuant to the terms of
Section 5.7(c).

                                   ARTICLE XII
                              ADMISSION OF PARTNERS

     12.1 Admission of Initial Limited Partners. Upon the issuance by the Partnership of Common Units to the Underwriters as described in Section 4.3(b) and the execution by each such party of a Transfer Application, the General
Partner shall admit the Underwriters to the Partnership as Initial Limited Partners in respect of the Common Units issued to them.

     12.2 Admission of Substituted Limited Partners. By transfer of a Unit in accordance with Article XI, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (a) the right to negotiate such Certificate to a purchaser or other transferee and (b) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Units. Each transferee of a Unit (including, without limitation, any nominee holder or an agent acquiring such Unit for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Units so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (x) at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner's sole discretion, and (y) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including, without limitation, liquidating distributions, of the Partnership. With respect to voting rights attributable to Units that are held by Assignees, the General Partnership shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Units on any matter, vote such Units at the written direction of the Assignee who is the Record Holder of such Units. If no such written direction is received, such Units will not be voted. An Assignee shall have no other rights of a Limited Partner.

     12.3 Admission of Successor General Partner. A successor General Partner approved pursuant to Section 13.1 or 13.2 or the transferee of or successor to all of the General Partner's Partnership Interest pursuant to Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the General Partner pursuant to Section 13.1 or 13.2 or the transfer of the General Partner's Partnership Interest pursuant to Section 11.2; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 11.2 has occurred. Any such successor shall carry on the business of the Partnership and Operating Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

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

     12.4 Admission of Additional Limited Partners. (a) A Person (other than the General Partner, an Initial Limited Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement (other than by virtue of the purchase of APIs) shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 1.4, and (ii) such other documents or instructions as may be required in the discretion of the General Partner to effect such Person's admission as an Additional Limited Partner.

     (b) Notwithstanding anything to the contrary in this Section 12.4, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

     12.5 Amendment of Agreement and Certificate of Limited Partnership. To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, to prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose, among others, exercise the power of attorney granted pursuant to
Section 1.4.

                                  ARTICLE XIII
                        WITHDRAWAL OR REMOVAL OF PARTNERS

     13.1 Withdrawal of the General Partner. (a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal":

          (i) the General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners (and it shall be deemed that the General Partner has withdrawn pursuant to this Section 13.1(a)(i) if the General Partner voluntarily withdraws as general partner of OLP-A;

          (ii) the General Partner transfers all of its rights as General Partner pursuant to Section 11.2;

          (iii) the General Partner is removed pursuant to Section 13.2;

          (iv) the General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition; (C) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this
     Section 13.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties;

           (v) a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect; or

           (vi) a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.

If an Event of Withdrawal specified in Section 13.1(a)(iv), (v) or (vi) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 13.1 shall result in the withdrawal of the General Partner from the Partnership.

     (b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period prior to January 1, 2003 the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited
Partners, provided, that prior to the effective date of such withdrawal the withdrawal is approved by Limited Partners holding at least a majority of the Outstanding Units (excluding for purposes of such determination Units owned by the General Partner and its Affiliates) and the General Partner delivers to the Partnership an Opinion of Counsel ("Withdrawal Opinion of Counsel") that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or of the limited partner of the Operating Partnership or cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes; (ii) at any time on or after January 1, 2003, the General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be a General Partner pursuant to Section 13.1(a)(ii) or is removed pursuant to Section 13.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner of the Operating Partnership. If the General Partner gives a notice of withdrawal pursuant to Section 13.1(a)(i), holders of at least a majority of the Outstanding Units (excluding for purposes of such determination Units owned by the General Partner and its Affiliates) may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner of the Operating Partnership, as provided in Operating Partnership Agreement. If, prior to the effective date of the General Partner's withdrawal, a successor is not selected by the Limited Partners as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 14.1. Any such successor General Partner shall be subject to the provisions of Section 12.3.

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

     13.2 Removal of the General Partner. The General Partner may be removed if such removal is approved by Limited Partners holding at least two-thirds of the Outstanding Units (excluding for purposes of such determination Units owned by the General Partner and its Affiliates). Any such action by such Limited Partners for removal of the General Partner must also provide for the election and succession of a new General Partner. Such removal shall be effective immediately following the admission of the successor General Partner pursuant to
Article XII. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner of the Operating Partnership, as provided in the Operating Partnership Agreement. The Person so elected as successor General Partner shall automatically become the successor general partner of the Operating Partnership, as provided in the Operating Partnership Agreement. The right of the Limited Partners holding Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any such successor General Partner shall be subject to the provisions of Section 12.3.

     13.3 Interest of Departing Partner and Successor General Partner. (a) In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the Limited Partners under circumstances where Cause does not exist, the Departing Partner shall, at its option exercisable prior to the effective date of the departure of such Departing Partner, promptly receive from its successor in exchange for its Partnership Interest as General Partner an amount in cash equal to the fair market value of the Departing Partner's Partnership Interest as General Partner, such amount to be determined and payable as of the effective date of its departure. If the General Partner is removed by the Limited Partners under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement or the Operating Partnership Agreement, its successor shall have the option described in the immediately preceding sentence, and the Departing Partner shall not have such option. In either case, if the successor acquires the Departing Partner's Partnership Interest as the general partner, such successor General Partner must also acquire at such time the general partner interest of such Departing Partner as general partner of the Operating Partnership, for an amount in cash equal to the fair market value of such interest, determined as of the effective date of its departure. In either event, the Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 6.4, including, without limitation, any employee-related liabilities (including, without limitation, severance liabilities), incurred in connection with the termination of any employees employed by the General Partner for the benefit of the Partnership or the Operating Partnership. Subject to Section 13.3(b), the Departing Partner shall, as of the effective date of its departure, cease to share in any allocations or distributions with respect to its Partnership Interest as the General Partner and Partnership income, gain, loss, deduction and credit will be prorated and allocated as set forth in Section 5.2(g).

     For purposes of this Section 13.3(a), the fair market value of the Departing Partner's Partnership Interest as the general partner of the Partnership herein and the partnership interest of such Departing Partner as the general partner of the Operating Partnership (collectively, the "Combined Interest") shall be determined by agreement between the Departing Partner and its successor or, failing agreement within 30 days after the effective date of such Departing Partner's departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing Partner shall designate an independent

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

investment banking firm or other independent expert, the Departing Partner's successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which shall determine the fair market value of the Combined Interest. In making its determination, such independent investment banking firm or other independent expert shall consider the then current trading price of Units on any National Securities Exchange on which Units are then listed, the value of the Partnership's assets, the rights and obligations of the General Partner and other factors it may deem relevant.

     (b) If the  Combined  Interest  is not  acquired in the manner set forth in
Section 13.3(a), the Departing Partner shall become a Limited Partner and the Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 13.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing Partner as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner becomes a Limited Partner. For purposes of this Agreement, conversion of the General Partner's Partnership Interest to Common Units will be characterized as if the General Partner contributed its Partnership Interest to the Partnership in exchange for the newly-issued Common Units.

     (c) If the option described in Section 13.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the capital of the Partnership cash in an amount such that its Capital Account, after giving effect to such contribution and any adjustments made to the Capital Accounts of all Partners pursuant to Section 4.6(d)(i), shall be equal to that percentage of the Capital Accounts of all Partners that is equal to its Percentage Interest as the General Partner. In such event, each successor General Partner shall, subject to the following sentence, be entitled to such Percentage Interest of all
Partnership allocations and distributions and any other allocations and distributions to which the Departing Partner was entitled. In addition, such successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner's admission, the successor General Partner's interest in all Partnership distributions and allocations shall be 1%, and that of the holders of Outstanding Units shall be 99%.

     13.4 Redemption of APIs Upon Removal Without Cause. Notwithstanding any other provision of this Agreement, if KMGP (or any Affiliate of Enron that is a successor to KMGP as General Partner of the Partnership) is removed as general partner of the Partnership by the Limited Partners under circumstances where Cause does not exist, the Special Limited Partner shall have the right to require the Partnership to redeem immediately any APIs that are then Outstanding at a price equal to the Unrecovered API Capital attributable thereto.

     13.5  Withdrawal  of Limited  Partners.  No Limited  Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner's Units becomes a Record Holder, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Units so transferred.

                                   ARTICLE XIV
                           DISSOLUTION AND LIQUIDATION

     14.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 14.2) its affairs should be wound up, upon:

          (a) the expiration of its term as provided in Section 1.5;

          (b) an Event of Withdrawal  of the  General  Partner as  provided  in
     Section 13.1(a) (other than Section 13.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 13.1(b) or 13.2 and such successor is admitted to the Partnership pursuant to Section 12.3;

          (c) an election to dissolve the Partnership by the General Partner that is approved by at least two-thirds of the Outstanding Units during the Support Period and at least a majority of the Outstanding Units thereafter (and all Limited Partners hereby expressly consent that such approval may be effected upon written consent of said applicable percentage of the Outstanding Units);

          (d) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

          (e) the sale of all orsubstantially all of the assets and properties of the Partnership and the Operating Partnership.

     14.2 Continuation of the Business of the Partnership after Dissolution. Upon (a) dissolution of the Partnership caused by the withdrawal or removal of the General Partner and following a failure of all Partners, within 90 days after the withdrawal or removal of the General Partner, to agree to continue the business of the Partnership and appoint a successor General Partner as provided in Section 13.1 or 13.2, then within an additional 90 days or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in
Section 13.1(a)(iv), (v) or (vi), then within 180 days thereafter, a majority of the Outstanding Units may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as a general partner a Person approved by a majority of the Outstanding Units. Upon any such election by a majority of the Outstanding Units, all Partners shall be bound thereby and shall be deemed to have approved same. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

           (i) the reconstituted Partnership shall continue until the end of the term set forth in Section 1.5 unless earlier dissolved in accordance with this Article XIV;

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
           (ii) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated thenceforth as the interest of a Limited Partner and converted into Common Units in the manner provided in Section 13.3(b); and

           (iii) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor general partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 1.4; provided, that the right of a majority of Outstanding Units to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership, the reconstituted limited partnership nor the Operating Partnership would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.

     14.3 Liquidation. Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 14.2, the General Partner, or in the event the General Partner has been dissolved or removed, become bankrupt as set forth in
Section 13.1 or withdrawn from the Partnership, a liquidator or liquidating committee approved by a majority of the Outstanding Units, shall be the Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by a majority of the Outstanding Units. The Liquidator shall agree not to resign at any time without 15 days' prior notice and (if other than the General Partner) may be removed at any time, with or without cause, by notice of removal approved by a majority of the Outstanding Units. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by a majority of the Outstanding Units. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XIV, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 6.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding-up and liquidation of the Partnership as provided for herein. The Liquidator shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

          (a) the payment to creditors of the Partnership, including, without limitation, Partners who are creditors, in the order of priority provided by law; and the creation of a reserve of cash or other assets of the Partnership for contingent liabilities in an amount, if any, determined by the Liquidator to be appropriate for such purposes; and

          (b) to all Partners in accordance with the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of this clause) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with the date of such occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)); and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

     14.4 Distributions in Kind. (a) Notwithstanding the provisions of Section 14.3, which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including, without limitation, those to Partners as creditors) and/or distribute to the Partners or to specific classes of Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 14.3, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Limited Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     (b) In accordance with Section 704(c)(1)(B) of the Code, in the case of any deemed distribution occurring as a result of a termination of the Partnership pursuant to Section 708(b)(1)(B) of the Code, to the maximum extent possible consistent with the priorities of Section 14.3, the General Partner shall have sole discretion to treat the deemed distributions of Partnership assets to Partners as occurring in a manner that will not cause a shift of the Book-Tax Disparity attributable to a Partnership asset existing immediately prior to the deemed distribution to another asset upon the deemed contribution of assets to the reconstituted Partnership, including, without limitation, deeming the distribution of any Partnership assets to be made either to the Partner who contributed such assets or to the transferee of such Partner.

     14.5 Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership cash and property as provided in Sections 14.3 and 14.4, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.

     14.6 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of business and affairs of the Partnership and the liquidation of its assets pursuant to Section 14.3 in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

     14.7 Return of Capital. The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

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

     14.8 No Capital Account Restoration. No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.

     14.9 Waiver of Partition. Each Partner hereby waives any right to partition of the Partnership property.

                                   VARTICLE XV
                       AMENDMENT OF PARTNERSHIP AGREEMENT;
                              MEETINGS; RECORD DATE

     15.1 Amendment to be Adopted Solely by General Partner. Each Limited Partner agrees that the General Partner (pursuant to its powers of attorney from the Limited Partners and Assignees), without the approval of any Limited Partner or Assignee, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

          (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

          (b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

          (c) a change that, in the sole discretion of the General Partner, is reasonable and necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or that is necessary or advisable in the opinion of the General Partner to ensure that the Partnership will not be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

           (d) a change (i) that, in the sole discretion of the General Partner, does not adversely affect the Limited Partners in any material respect,
     (ii) that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including, without limitation, the Delaware Act) or that is necessary or desirable to facilitate the trading of the Units (including, without limitation, the division of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed for trading, compliance with any of which the General Partner determines in its sole discretion to be in the best interests of the Partnership and the Limited Partners or (iii) that is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

           (e)an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership or the General Partner or its directors or officers from in any manner being subjected to

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

     the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

          (f) subject to the terms of Section 4.4, an amendment that the General Partner determines in its sole discretion to be necessary or appropriate in connection with the authorization for issuance of any class or series of Partnership Securities pursuant to Section 4.4;

          (g) an amendment made after the Deferral Period, the effect of which is to separate into a separate security (which may be evidenced by a certificate(s) if determined by the General Partner to be appropriate), separate and apart from the Common Units, the right of holders of Common Units then Outstanding to receive any then Cumulative Common Unit Arrearage;

          (h) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

          (i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 16.3; or

          (j) any other amendments substantially similar to the foregoing.

     15.2 Amendment Procedures. Except as provided in Sections 15.1 and 15.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the General Partner. Each such proposal shall contain the text of the proposed amendment. If an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Limited Partners to consider and vote on such proposed amendment. A proposed amendment shall be effective upon its approval by at least two-thirds of the Outstanding Units unless a greater or different percentage is required under this Agreement. The General Partner shall notify all Record Holders upon final adoption of any proposed amendment.

     15.3 Amendment  Requirements (a) Notwithstanding the provisions of Sections
15.1 and 15.2, no provision of this Agreement that establishes a percentage of Outstanding Units required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting requirement unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

     (b) Notwithstanding the provisions of Sections 15.1 and 15.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, (ii) enlarge the obligations of the General Partner without its consent, which may be given or withheld in its sole discretion, (iii) modify the amounts distributable, reimbursable or otherwise payable to the General Partner by the Partnership or the Operating Partnership, (iv) change Section 14.1(a) or
(c), (v) restrict in any way any action by or rights of the General Partner as set forth in this Agreement or (vi) change the term of the Partnership or, except as set forth in Section 14.1(c), give any Person the right to dissolve the Partnership.

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

     (c) Except as otherwise provided, and without limitation of the General Partner's authority to adopt amendments to this Agreement as contemplated in
Section 15.1, the General Partner may amend the Partnership Agreement without the approval of holders of Outstanding Units, except that any amendment that would have a material adverse effect on the rights or preferences of any class of Outstanding Units in relation to other classes of Units must be approved by the holders of not less than two-thirds of the Outstanding Units of the class affected.

     (d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 6.3 or 15.1, no amendments shall become effective without the approval of at least 95% of the Outstanding Units unless the Partnership obtains an Opinion of Counsel to the effect that (a) such amendment will not cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes and (b) such amendment will not affect the limited liability of any Limited Partner or any limited partner of the Operating Partnership under applicable law.

     (e) This Section 15.3 shall only be amended with the approval of not less than 95% of the Outstanding Units.

     15.4 Meetings All acts of Limited Partners to be taken hereunder shall be taken in the manner provided in this Article XV. Meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class for which a meeting is proposed. Limited Partners shall call a meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a meeting and indicating the general or specific purposes for which the meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

     15.5 Notice of Meeting. Notice of a meeting called pursuant to Section 15.4 shall be given to the Record Holders in writing by mail or other means of written communication in accordance with Section 17.1 The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

     15.6 Record Date. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 15.11, the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals

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



are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals.

     15.7 Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XV.

     15.8 Waiver of Notice; Approval of Meeting; Approval of Minutes. The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Limited Partners entitled to vote, present in person or by proxy, signs a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

     15.9 Quorum Two-thirds of the Outstanding Units of the class for which a meeting has been called represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class unless any such action by the Limited Partners requires approval by holders of a majority in interest of such Units, in which case the quorum shall be a majority (excluding, in either case, if such are to be excluded from the vote, Outstanding Units owned by the General Partner and its Affiliates). At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of a majority of the Outstanding Units represented either in person or by proxy, but no other business may be transacted, except as provided in Section 15.7.

     15.10 Conduct of Meeting. The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including, without limitation, the determination of Persons entitled to vote, the existence of a

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

quorum, the satisfaction of the requirements of Section 15.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting, in either case including, without limitation, a Partner or a director or officer of the General Partner. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including, without limitation, regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

     15.11 Action Without a Meeting. Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until
(a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability, (ii) will not jeopardize the status of the Partnership as a partnership under applicable tax laws and regulations and (iii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

     15.12 Voting and Other Rights. (a) Only those Record Holders of Units on the Record Date set pursuant to Section 15.6 (and also subject to the limitations contained in the definition of "Outstanding") shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

     (b) With respect to Units that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such broker, dealer or other agent shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the

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

Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 15.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 10.4.

                                   ARTICLE XVI
                                     MERGER

     16.1 Authority. The Partnership may merge or consolidate with one or more corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including, without limitation, a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article.

     16.2 Procedure for Merger or Consolidation. Merger or consolidation of the Partnership pursuant to this Article requires the prior approval of the General Partner. If the General Partner shall determine, in the exercise of its sole discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

          (a)The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

           (b)The name and jurisdictions of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

          (c)The terms and conditions of the proposed merger or consolidation;

          (d)The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity; and (1) if any general or limited partnership interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partnership interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partnership interest are to receive in exchange for, or upon conversion of, their securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity or any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

          (e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

          (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 16.4 or a later date specified in or determinable in

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

     accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, it shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

          (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

     16.3 Approval by Limited Partners of Merger or Consolidation (a) The General Partner of the Partnership, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners whether at a meeting or by written consent, in either case in accordance with the requirements of Article XV. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a meeting or the written consent.

     (b) The Merger Agreement shall be approved upon receiving the affirmative vote or consent of at least two-thirds of the Outstanding Units during the Support Period and at least a majority of the Outstanding Units thereafter unless the Merger Agreement contains any provision which, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require the vote or consent of a greater percentage of the Outstanding Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

     (c) After such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 16.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

     16.4 Certificate of Merger. Upon the required approval by the General Partner and the Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

     16.5 Effect of Merger. (a)Upon the effective date of the certificate of merger:

          (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity.

          (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

          (iii) all rights of creditors and all liens on or security interest in property of any of those constituent business entities shall be preserved unimpaired; and

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

          (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

     (b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.


                                  ARTICLE XVII
                             RIGHT TO ACQUIRE UNITS

     17.1 Right to Acquire Units. (a) Notwithstanding any other provision of this Agreement, if at any time not more than 20% of the total Units of any class then Outstanding are held by Persons other than the General Partner and its Affiliates, the General Partner shall then have the right, which right it may assign and transfer to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of the Units of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date five days prior to the date that the notice described in Section 17.1(b) is mailed, and (y) the highest cash price paid by the General Partner or any of its Affiliates for any such Unit purchased during the 90-day period preceding the date that the notice described in Section 17.1(b) is mailed. As used in this Agreement, (i) "Current Market Price" as of any date of any class of Units listed or admitted to trading on any National Securities Exchange means the average of the daily Closing Prices (as hereinafter defined) per Unit of such class for the 20 consecutive Trading Days (as hereinafter defined) immediately prior to such date; (ii) "Closing Price" for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal National Securities Exchange on which the Units of such class are listed or admitted to trading or if the Units of such class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or if on any such day the Units of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Units of such class selected by the Board of Directors of the General Partner, or if on any such day no market maker is making a market in the Units of such class, the fair value of such Units on such day as determined reasonably and in good faith by the Board of Directors of the General Partner; and (iii) "Trading Day" means a day on which the principal National Securities Exchange on which the Units of any class are listed or admitted to trading is open for the transaction of business or, if Units of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

     (b) If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Units granted pursuant to
Section 17.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the "Notice of Election to Purchase") and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Units (as of a Record Date selected by the General Partner) at least 10, but not more than 60 days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published in daily newspapers of

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general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 17.1(a) at which Units will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Units, upon surrender of Certificates representing such Units in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which the Units are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Units at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given whether or not the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all the Units to be purchased in accordance with this Section
17.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least ten days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Units subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Units (including, without limitation, any rights pursuant to Articles IV, V and XIV) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 17.1(a)) for Units therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Units, and such Units shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Units from and after the Purchase Date and shall have all rights as the owner of such Units (including, without limitation, all rights as owner of such Units pursuant to Articles IV, V and
XIV).

     (c) At any time from and after the Purchase Date, a holder of an Outstanding Unit subject to purchase as provided in this Section 17.1 may surrender his Certificate, as the case may be, evidencing such Unit to the Transfer Agent in exchange for payment of the amount described in Section 17.1(a), therefor, without interest thereon.

                                  ARTICLE XVIII
                               GENERAL PROVISIONS

     18.1 Addresses and Notices. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first-class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Unit at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Unit or the Partnership Interest of a General Partner by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 18.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Post Office marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 1.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

     18.2 References Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

     18.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     18.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     18.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     18.6 Integration. This Agreement constitutes the entire agreement among parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     18.7 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

     18.8 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     18.9 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon accepting the certificate evidencing such Unit or executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

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     18.10  Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

     18.11 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of February 14, 1997.


                              GENERAL PARTNER:

                              KINDER MORGAN G.P., INC.


                              By: ________________________________
                                        Thomas B. King
                                        President


                              LIMITED PARTNERS:

                              All Limited Partners now and hereafter admitted as limited partners of the Partnership,pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.

                                By:     Kinder Morgan G.P., Inc.,
                                        General Partner, as attorney-in-fact for
                                        all Limited  Partners  pursuant to the
                                        Power  of  Attorney granted pursuant to
                                        Section 1.4.


                                        By: ___________________________________
                                                  Thomas B. King
                                                  President



                                       81
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                                    EXHIBIT A
                 to the Second Amended and Restated Agreement of
                             Limited Partnership of
                       KINDER MORGAN ENERGY PARTNERS, L.P.

                       Certificate Evidencing Common Units
                     Representing Limited Partner Interests
                       KINDER MORGAN ENERGY PARTNERS, L.P.

No.______                                                  ________ Common Units

     KINDER MORGAN G.P., INC., a Delaware corporation, as the General Partner of KINDER MORGAN ENERGY PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), hereby certifies that __________________________ (the "Holder") is the registered owner of _____ Common Units representing limited partner interests in the Partnership (the "Common Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Agreement of Limited Partnership of KINDER MORGAN ENERGY PARTNERS, L.P., as amended, supplemented or restated from time to time (the "Partnership Agreement"). Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 1301 McKinney Street, Suite 3450, Houston, Texas 77010. Capitalized terms used herein but not defined shall have the meaning given them in the Partnership Agreement.

     The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner or a Substituted Limited Partner, as applicable, and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) appointed the General Partner and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Holder's attorney to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Holder's admission as a Limited Partner or a Substituted Limited Partner, as applicable, in the Partnership and as a party to the Partnership Agreement, (iv) given the powers of attorney provided for in the Partnership Agreement and (v) made the waivers and given the consents and approvals contained in the Partnership Agreement.

     This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

     Dated: _______________________


                                        KINDER MORGAN G.P., INC.
                                        as General Partner


                                        By: ______________________________
                                             President

Countersigned and Registered by:

_______________________________         By: _______________________________
as Transfer Agent and Registrar              Secretary

By: ___________________________
     Authorized Signature




                               Exhibit A - Page 2

                            [Reverse of Certificate]

                                  ABBREVIATIONS

     The following abbreviations,when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM-- as tenants in common           UNIF GIFT MIN ACT-___________________
TEN ENT-- as tenants by the entireties                     (Cust)      (Minor)
JT TEN -- as joint tenants with right of                  under Uniform Gifts to
          survivorship and not as                 Act..........................
         tenants in common                                               (State)

     Additional abbreviations, though not in the above list, may also be used.

                           ASSIGNMENT OF COMMON UNITS
                                       in
                       KINDER MORGAN ENERGY PARTNERS, L.P.

              IMPORTANT NOTICE REGARDING INVESTOR RESPONSIBILITIES
        DUE TO TAX SHELTER STATUS OF KINDER MORGAN ENERGY PARTNERS, L.P.

     You have acquired an interest in Kinder Morgan Energy Partners, L.P., 1301 McKinney Street, Suite 3450, Houston, Texas 77010, whose taxpayer identification number is 76-0380342. The Internal Revenue Service has issued Kinder Morgan Energy Partners, L.P. the following tax shelter registration number: 9228900496.

     YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN KINDER MORGAN ENERGY PARTNERS, L.P.

     You must report the registration number as well as the name and taxpayer identification number of Kinder Morgan Energy Partners, L.P. on Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN KINDER MORGAN ENERGY PARTNERS, L.P.

     If you transfer your interest in Kinder Morgan Energy Partners, L.P. to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person's name, address and taxpayer identification number,
(b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of Kinder Morgan Energy Partners, L.P. If you do not want to keep such a list, you must (1) send the information specified above to the General Partner, who will keep the list for this tax shelter, and (2) give a copy of this notice to the person to whom you transfer your interest. Your failure to comply with any of the above-described responsibilities could result in the imposition of a penalty under Section 6707(b) or 6708(a) of the Internal Revenue Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.



                               Exhibit A - Page 3

     ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED, OR APPROVED BY THE INTERNAL REVENUE SERVICE.

     FOR    VALUE    RECEIVED,_____________________________ hereby   assigns,
conveys,   sells  and  transfers   unto _______________________________________
_______________________________________________________________________________
(Please print or typewrite name       (Please  insert  Social Security or
 and address of Assignee)              other identifying number of Assignee)

_________________________________________   Common  Units  representing  limited
partner  interests  evidenced by this  Certificate,  subject to the  Partnership
Agreement, and does hereby irrevocably constitute and appoint _______________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of Kinder Morgan Energy Partners, L.P.

Date:  _____________________  NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED
BY A MEMBER FIRM OF THE NATIONAL   ____________________________________________
ASSOCIATION OF SECURITIES DEALERS,           (Signature)
INC. OR BY A COMMERCIAL BANK OR
TRUST COMPANY
                                   ____________________________________________
                                             (Signature)
     SIGNATURE(S) GUARANTEED

     No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

                _______________________________________________

                    APPLICATION FOR TRANSFER OF COMMON UNITS

     The undersigned ("Assignee") hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby.

     The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Amended and Restated Agreement of Limited Partnership of Kinder Morgan Energy Partners, L.P. (the "Partnership"), as amended, supplemented or restated to the date hereof (the "Partnership Agreement"), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints


                               Exhibit A - Page 4
the General Partner and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee's attorney to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee's admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.


Date: _________________________    ____________________________________________
                                     Signature of Assignee

_______________________________    ____________________________________________
Social Security or other                 Name  and  Address of Assignee
identifying number of Assignee

_______________________________
     Purchase Price
including commissions, if any

Type of Entity (Check One):

__________ Individual     _____________ Partnership _______________ Corporation
__________  Trust         _____________ Other(specify)  _______________________

Nationality (Check One):

________ U.S. citizen, Resident or Domestic Entity

________  Foreign  Corporation,  or  ________  Non-resident alien

     If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

     Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interest-holder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interest-holder).

Complete either A or B:

     A.  Individual Interest-Holder

         1. I am not a non-resident alien for purposes of U.S. income taxation.


                               Exhibit A - Page 5

         2.   My U.S. taxpayer  identifying  number (Social Security Number) is
              _______________________________________________

         3.   My home address is ___________________________________________.

     B.  Partnership, Corporate or Other Interest-Holder

         1. _________________________________________________ is not a foreign
               (Name of Interest-Holder)
            corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

         2.   The interest-holder's U.S. employer identification number is
             _________________________________________________________________.

         3. The interest-holder's office address and place of incorporation (if applicable) is______________________________________________.



     The interest-holder agrees to notify the Partnership within sixty (60) days of the date the interest-holder becomes a foreign person.

     The interest-holder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

     Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of

_______________________________________________________________________________
                            (Name of Interest-Holder)

_______________________________________________________________________________
                               Signature and Date

_______________________________________________________________________________
                              Title (if applicable)

     Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any Person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee's knowledge.




                               Exhibit A - Page 6

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Partnership Agreement provides that the Partnership will indemnify any person who is or was an officer or director of the General Partner or any departing partner, to the fullest extent permitted by law. In addition, the Partnership may indemnify, to the extent deemed advisable by the General Partner and to the fullest extent permitted by law, any person who is or was serving at the request of the General Partner or any affiliate of the General Partner or any departing partner as an officer or director of the General Partner, a departing partner or any of their Affiliates (as defined in Partnership Agreement) ("Indemnitees") from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an officer or director or a person serving at the request of the Partnership in another entity in a similar capacity, provided that in each case the Indemnitee acted in good faith and in a manner which such Indemnitee believed to be in or not opposed to the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Any indemnification under these provisions will be only out of the assets of the Partnership and the General Partner shall not be personally liable for, or have any obligation to contribute or loan funds or assets to the Partnership to enable it to effectuate, such indemnification. The Partnership is authorized to purchase (or to reimburse the General Partner or its affiliates for the cost of) insurance against liabilities asserted against and expenses incurred by such person to indemnify such person against such liabilities under the provisions described above.

     Article XII(c) of the Certificate of Incorporation of the General Partner (the "Corporation" therein) contains the following provisions relating to indemnification of directors and officers:

         (c) Each director and each officer of the corporation (and such holder's heirs, executors and administrators) shall be indemnified by the corporation against expenses reasonably incurred by him in connection with any claim made against him or any action, suit or proceeding to which he may be made a party, by reason of such holder being or having been a director or officer of the corporation (whether or not he continues to be a director or officer of the corporation at the time of incurring such expenses), except in cases where the claim made against him shall be admitted by him to be just, and except in cases where such action, suit or proceeding shall be settled prior to adjudication by payment of all or a substantial portion of the amount claimed, and except in cases in which he shall be adjudged in such action, suit or proceeding to be liable or to have been derelict in the performance of such holder's duty as such director or officer. Such right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law.

     Richard D. Kinder, the Chairman of the Board of Directors and Chief Executive Officer of the General Partner, and William V. Morgan, a Director and Vice Chairman of the General Partner, are also officers and directors of Kinder Morgan, Inc., the parent corporation of the General Partner ("KMI") and are entitled to similar indemnification from KMI pursuant to KMI's certificate of incorporation and bylaws.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


*   4.1 Form of Certificate representing a Common Unit.

** 5.1 Form of Opinion of Morrison & Hecker L.L.P. as to the legality of the securities registered hereby.

** 8.1 Form of Opinion of Morrison & Hecker L.L.P. as to certain tax matters.

** 24.1 Consent of Morrison & Hecker L.L.P. (included in Exhibits 5.1 and 8.1).

   24.2 Consent of Arthur Andersen LLP.

   24.3 Consent of Price Waterhouse LLP.

   24.4 Consent of Price Waterhouse LLP.

   25.1 Power of Attorney (included on signature page).

***99.1 Balance Sheet of Kinder Morgan G.P., Inc. dated February 14, 1997.
------------------------.


*      Incorporated  by reference  from  Amendment No. 1 to
       Kinder Morgan Energy Partners, L.P.'s registration statement on Form S-4 filed February 4, 1998 (File
       No. 333-44519).

**     To be filed by amendment.

*** Incorporated by reference from Kinder Morgan Energy Partners, L.P.'s registration statement on Form S-3 filed
       April 28, 1997 (file no. 333-25997).


ITEM 22.  UNDERTAKINGS

   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a Purchase Agreement Transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   The undersigned  Registrant hereby  undertakes as follows:  that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

   The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on _________________, 1998.
                                KINDER MORGAN ENERGY PARTNERS, L.P.
                                (A Delaware Limited Partnership)
                                By:   KINDER  MORGAN  G.P., INC.,
                                      as General Partner

                                By:  ------------------------------
                                     Thomas B. King
                                     President

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Richard D. Kinder, Thomas B. King and William V. Morgan his true and lawful attorney-in-fact and agent, with full power or substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any and all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Name                        Title                           Date
      ----                        -----                           ----

                      Chairman of the Board and Chief      ---------------, 1998
--------------------- Executive Officer of
Richard D. Kinder     Kinder Morgan G.P., Inc.             ---------------, 1998

                      Director and Vice Chairman of        ---------------, 1998
--------------------- Kinder Morgan G.P., Inc.
William V. Morgan
                      Director of Kinder Morgan G.P., Inc. ---------------, 1998
---------------------
Alan L. Atterbury
                      Director of Kinder Morgan G.P., Inc. ---------------, 1998
---------------------
Edward O. Gaylord
                      Director, President and Chief        ---------------, 1998
--------------------- Operating Officer of Kinder
Thomas B. King        Morgan G.P., Inc.

                      Vice President of Kinder Morgan      ---------------, 1998
--------------------- G.P., Inc.(Chief Financial Officer
David G. Dehaemers    and Chief Accounting Officer)

                                INDEX TO EXHIBITS
Exhibit
Number
-------


 * 4.1 Form of Certificate representing a Common Unit.

**   5.1 Form of Opinion  of  Morrison  & Hecker  L.L.P.  as to
         the legality of the securities registered hereby.

**   8.1 Form of Opinion  of  Morrison  & Hecker  L.L.P.  as to
         certain tax matters.

**  24.1 Consent of Morrison & Hecker L.L.P. (included in Exhibits 5 and 8.1).

    24.2 Consent of Arthur Andersen LLP.

    24.3 Consent of Price Waterhouse LLP.

    24.4.Consent of Price Waterhouse LLP.

    25.1 Power of Attorney (included on signature page).

*** 99.1 Balance Sheet of Kinder Morgan G.P., Inc. dated February 14, 1997.
------------------------.

* Incorporated by reference from Kinder Morgan Energy Partners, L.P.'s registration statement on Form S-3 filed April 28, 1997 (file no. 333-25997).

**   To be filed by Amendment.

*** Incorporated by reference from Amendment No. 1 to Kinder Morgan Energy Partners, L.P.'s registration statement on Form S-4 filed February 4, 1998 (File No. 333-44519).